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As filed with the Securities and Exchange Commission on November 14, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNIONBANCAL CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	6022	94-1234979
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

400 California Street, San Francisco, California 94104-1302
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

John H. McGuckin, Jr.
Executive Vice President and Secretary
UnionBanCal Corporation
400 California Street
San Francisco, California 94104-1302
(415) 765-2969
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
William T. Quicksilver, Esq. Manatt, Phelps & Phillips, LLP 11355 West Olympic Boulevard Los Angeles, California 90064-1614 (310) 312-4210 Fax (310) 312-4224	Keith T. Holmes, Esq.
King, Holmes, Paterno & Berliner, LLP
 Nikki Wolontis, Esq.
Fried, Bird & Crumpacker
1900 Avenue of the Stars, 25th Floor
Los Angeles, California 90067
(310) 282-8932;
Fax: (310) 282-8903

        Approximate date of commencement of proposed sale of the securities to the public:    As soon as practicable after this Registration Statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Calculation of Registration Fee

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Common Stock, $1 par value	3,862,081	—	$136,411,173	$11,036

(1)
This Registration Statement relates to common stock of the Registrant issuable to holders of common stock of Business Bancorp in the proposed merger, which would result in Union Bank of California, N.A., a wholly-owned subsidiary of the Registrant, acquiring Business Bancorp and Business Bank of California. This amount is based on the maximum number of shares of UnionBanCal Corporation common stock to be issued upon consummation of the merger based on an assumed exchange ratio of 0.834781 and assuming all Business Bancorp options are exercised and all shareholders elect to receive stock.

(2)
Pursuant to Rule 457(c) and Rule 457(f)(1), the registration fee was computed based on the product of the estimated maximum number of shares of common stock of Business Bancorp to be exchanged for the stock of UnionBanCal Corporation (4,626,460) multiplied by the average of the high and low price per share of Business Bancorp common stock ($29.485) as quoted on The Nasdaq National Market on November 6, 2003.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission ("SEC"), acting pursuant to said Section 8(a), may determine.

Subject to completion dated November 14, 2003

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Prospectus of
UnionBanCal Corporation
400 California Street
San Francisco, California 94104-1302

Proxy Statement of
Business Bancorp
1248 Fifth Avenue
San Rafael, California 94901

To Business Bancorp Shareholders:

        The boards of directors of UnionBanCal Corporation, Union Bank of California, N.A., Business Bancorp and Business Bank of California have agreed on a merger, which would result in Union Bank of California, N.A., a wholly-owned subsidiary of UnionBanCal Corporation, acquiring Business Bancorp and Business Bank of California. The merger would involve a series of steps discussed in the attached document. Business Bancorp will hold a special shareholders' meeting to consider and vote on the merger proposal. This proposal is described in the accompanying proxy statement/prospectus. The merger agreement is attached to this document as Annex A.

        In the merger, each of your shares of Business Bancorp outstanding at the completion of the merger will be converted into the right to receive merger consideration in cash of $28.57 per share or a fraction of a share of UnionBanCal Corporation common stock. The determination of the actual value of the merger consideration is described in detail in the attached proxy statement/prospectus. You will be entitled to indicate, subject to proration and other factors described in the attached proxy statement/prospectus, your preference of receiving merger consideration for each of your shares in cash or a fraction of a share of UnionBanCal Corporation common stock by completing the enclosed green letter of transmittal/election form and returning it along with your Business Bancorp stock certificates as described below. Participants in the Business Bank of California 401(k) plan and the Business Bancorp Employee Stock Ownership Plan will also be able to direct the trustees of the plans regarding elections to receive merger consideration for each share in cash or a fraction of a share of UnionBanCal Corporation common stock. UnionBanCal Corporation's common stock is traded on the New York Stock Exchange under the symbol UB.

        The place, date and time of the Business Bancorp special meeting are described in the accompanying notice of meeting. Whether or not you plan to attend the special meeting, please sign, date and promptly return the enclosed proxy card.

        We believe the merger is in your best interests as shareholders, and we hope you will support it. Information about the proposed merger is included in the enclosed document. Please give these materials your careful attention.

        Also, we have included with this document a copy of the Business Bancorp Annual Report on Form 10-K, as amended and a copy of the Business Bancorp quarterly report on Form 10-Q for the period ended September 30, 2003, which contains important information about Business Bancorp that you should review along with this proxy statement/prospectus.

Alan J. Lane Chief Executive Officer

        An investment in UnionBanCal Corporation common stock involves certain risks and uncertainties described in the section of the attached proxy statement/prospectus entitled "Risk Factors" beginning on page [    ].

        Neither this transaction nor the securities of UnionBanCal Corporation have been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this document. Any representation to the contrary is a criminal offense.

        The shares of UnionBanCal Corporation common stock offered by the accompanying proxy statement/prospectus are not savings accounts, deposits or other obligations of UnionBanCal Corporation or Business Bancorp or any subsidiary of any of the parties and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. The shares are subject to investment risk.

        The date of this document is December [    ], 2003 and it is first being mailed to shareholders of Business Bancorp on or about December [    ], 2003.

BUSINESS BANCORP
1248 Fifth Avenue
San Rafael, California 94901
(415) 784-2300 main switchboard

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held On January [    ], 2004

  December [    ], 2003

To our shareholders:

        We will hold a special meeting of shareholders of Business Bancorp on [                        ], January  [    ], 2004 at              a.m. Pacific Time, at the Hilton Hotel near the Oakland Airport, One Hegenberger Road, Oakland, California 94621, to consider and vote upon the following proposals:

  1.
  Adoption of the merger agreement among UnionBanCal Corporation, Union Bank of California, N.A., Business Bancorp and Business Bank of California.

  2.
  Such other business as may properly come before the special meeting, or any adjournment or postponement thereof.

        Shareholders who owned shares of our stock at the close of business on [                        ], 2003 are entitled to attend and vote at the special meeting. This notice, a proxy statement/prospectus and white proxy card relating to the merger, a copy of our Annual Report on Form 10-K, as amended, for 2002, a copy of our quarterly report on Form 10-Q for the period ended September 30, 2003 and a green letter of transmittal/election form are being distributed on or about December [    ], 2003.

        In connection with the proposed merger, shareholders will be given the opportunity to exercise dissenters' rights in accordance with certain procedures specified in the California General Corporation Law, Sections 1301, 1302, 1303 and 1304, which sections are attached hereto as Annex C and incorporated in this proxy statement/prospectus by reference. These rights will be made available if demands are made for payment with respect to 5% or more of the outstanding shares of Business Bancorp common stock. If dissenters' rights are made available and if shareholders follow all of the procedures required by law, shareholders may receive cash in the amount equal to the fair market value, as determined by Business Bancorp, or, if required, by a court of law, of their shares of Business Bancorp common stock as of September 25, 2003, the business day immediately preceding the announcement of the merger. For additional details about dissenters' rights, please refer to "The Merger—Dissenters' rights of appraisal" and Annex C in the accompanying proxy statement/prospectus.

        Regardless of whether you plan to attend the special meeting in person, we urge you to vote in favor of the proposal as soon as possible.

By Order Of The Board Of Directors,
Sheila T. Moran Corporate Secretary

It is very important that every shareholder vote. Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of common stock of Business Bancorp issued and outstanding on the record date. Whether or not you plan to attend the special meeting in person, please complete, date, sign and return the enclosed white proxy card in the enclosed white envelope to US Stock Transfer Corporation and the green letter of transmittal/election form, along with your Business Bancorp stock certificate(s), in the enclosed green envelope to Computershare Trust Company of New York. No postage is required if mailed in the United States. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card. The proxy may be revoked at any time prior to its exercise.

        In order to facilitate the providing of adequate accommodations, please indicate on the proxy whether or not you expect to attend the meeting.

Important Notice Regarding Information Incorporated
Into This Document by Reference to Other Documents

        This document incorporates by reference important business and financial information relating to UnionBanCal Corporation and Business Bancorp, which is not presented in this document or delivered with it.

        This information is available without charge, excluding all exhibits unless specifically incorporated by reference in those documents that are incorporated by reference in this proxy statement/prospectus, by oral or written request to:

  UnionBanCal Corporation
  400 California Street
  San Francisco, California 94104-1302
  Attention:  John A. Rice, Jr., Senior Vice President, Investor Relations
                     (415) 765-2969

        or

  Business Bancorp
  1248 Fifth Avenue
  San Rafael, California 94901
  Attention:  Patrick E. Phelan, Executive Vice President and Chief Financial Officer
                     (415) 784-2300

        If you would like to request documents, please do so by January [    ], 2004 in order to provide enough time for you to receive them before you must return your proxy card and letter of transmittal/election form as discussed below (see "The Merger Agreement—Exchange agent; exchange procedure" on page     ).

Table of Contents

Page
Questions and Answers About The Matters Discussed In This Document	1
Summary	5
What Business Bancorp shareholders will receive in the merger (page [ ])	5
Election of cash consideration or stock consideration (page [ ])	7
Voting and tendering by participants in the Business Bank of California 401(k) plan	7
Voting and tendering by participants in the Business Bancorp ESOP	8
Operations following the merger (page [ ])	8
Comparative market price and dividend data (pages [ ] and [ ])	9
Reasons for the merger (page [ ])	9
The merger is intended to be a reorganization in which Business Bancorp shareholders will not recognize gain or loss on the receipt of UnionBanCal Corporation common stock (page [ ])	9
Business Bancorp board recommends shareholder adoption of the merger agreement (page [ ])	10
Business Bancorp's financial advisor has given an opinion that the merger consideration is fair to Business Bancorp shareholders (page [ ])	10
Business Bancorp shareholders' meeting to be held on [ ], 2004 (page [ ])	10
Record date set at [ ], 2003 for special shareholders' meeting; vote required for approval of merger (page [ ])	10
Dissenters' rights of appraisal (page [ ] and Annex C)	11
Information regarding UnionBanCal Corporation and Business Bancorp	11
Interests of certain officers and directors in the merger (page [ ])	12
Regulatory approvals we must obtain for the merger to occur (page [ ])	12
Termination of the merger (page [ ])	12
Expenses; liquidated damages (page [ ])	13
Selected Financial Data	14
UnionBanCal Corporation and subsidiaries historical data	14
Selected Consolidated Financial Data for UnionBanCal Corporation and Subsidiaries	15
Business Bancorp and subsidiaries historical data	17
Selected Consolidated Financial Data for Business Bancorp and Subsidiaries	18
Comparative Per Common Share Data	19
Risk Factors	21
Because the market price of UnionBanCal Corporation common stock may fluctuate, you cannot be sure of the value of the merger consideration that you will receive	21

i

If you elect to receive cash for some or all of your shares, or if you fail to make a timely election to receive stock, you may not receive the form of merger consideration that you elect or expect	21
Risks associated with potential acquisitions or divestitures or restructuring may adversely affect us	21
Adverse California economic conditions could adversely affect our business	22
The continuing war on terrorism contributes to the continuing downturn in US economic conditions	22
Adverse economic factors affecting certain industries could adversely affect our business	22
Risks associated with curtailed market access of power companies could affect our portfolio credit quality	22
Fluctuations in interest rates could adversely affect our business	23
Fluctuations in interest rates could adversely affect our margin spread	23
Stockholder votes are controlled by The Bank of Tokyo-Mitsubishi, Ltd.; our interests may not be the same as The Bank of Tokyo-Mitsubishi, Ltd's interests	23
Possible future sales of shares by The Bank of Tokyo-Mitsubishi, Ltd. could adversely affect the market for our stock	23
The Bank of Tokyo-Mitsubishi, Ltd.'s financial condition could adversely affect our operations	24
Potential conflicts of interest with The Bank of Tokyo-Mitsubishi, Ltd. could adversely affect us	24
Substantial competition in the California banking market could adversely affect us	24
Restrictions on dividends and other distributions could limit amounts payable to us	24
Adverse effects of, or changes in, banking or other laws and regulations or governmental fiscal or monetary policies could adversely affect us	25
We may not be able to successfully implement our operating strategies	25
Information Regarding Forward Looking Statements	26
Business Bancorp Shareholders' Meeting	27
Date, time and place of meeting	27
Record date and voting rights	27
Vote required	27
Voting by proxy	27
Revocability of proxies	27
Quorum and adjournments	27
Solicitation of proxies	28
Voting and tendering by participants in the Business Bank of California 401(k) Plan	28
Voting and tendering by participants in the Business Bancorp ESOP	29
Other matters	29

The Merger	30
General	30
Background of the merger	30
Reasons for the merger; recommendation of the Business Bancorp board of directors	31
Opinion of Business Bancorp's Financial Advisor	32
Summary of analyses by Keefe, Bruyette & Woods	35
Regulatory approvals we must obtain for the merger to occur	39
New York Stock Exchange listing	40
Interests of certain officers and directors in the merger	40
Accounting treatment	43
Certain federal income tax consequences	44
Dissenters' rights of appraisal	47
Resales of UnionBanCal Corporation common stock	50
The Merger Agreement	51
Structure of the merger; effective time	51
Conversion of Business Bancorp common stock	52
Fractional shares	57
Stock options	57
Election of cash consideration or stock consideration	57
Exchange agent; exchange procedure	58
Representations and warranties	58
Shareholder rights plan	60
Conduct of business pending the merger and other covenants	60
Conditions to completion of the merger	64
Employee benefits and agreements	65
Noncompetition	67
Indemnification	67
Environmental matters	67
Extension; waiver	68
Termination	68
Expenses; liquidated damages	69
Amendment	71

Operations Following the Merger	72
Regulation and supervision	72
Conclusion	76
Information About UnionBanCal Corporation	77
Market Price and Dividend Information for UnionBanCal Corporation	77
Market information	77
Dividend information	78
Financial information	78
Information About Business Bancorp	79
Market Price and Dividend Information for Business Bancorp	79
Market information	79
Dividend information	80
Financial information	80
Stock Ownership of Management of Business Bancorp	81
Certain Differences in Rights of Shareholders	83
General	83
Shareholder/Stockholder approval of certain business combinations	83
Shareholder rights plan	84
Number of directors	87
Classified board of directors	87
Cumulative Voting	88
Removal of directors	88
Indemnification and limitation of liability	89
Inspection of shareholder lists	91
Dividends and repurchases of shares	91
Shareholder voting	92
Appraisal rights	92
Dissolution	93
Interested director transactions	93
Shareholder derivative suits	93
Application of the General Corporation Law of California to Delaware Corporations	94
Power to call special shareholders' meetings	94
Filling vacancies on the board of directors	94

Shareholder action by written consent	95
Advance notice of shareholder proposals	95
Majority share ownership by The Bank of Tokyo-Mitsubishi, Ltd	95
Other Matters	96
Experts	96
Legal Matters	96
Where You Can Find More Information	96

ANNEX A	Annex A-1
ANNEX B	Annex B-1
ANNEX C	Annex C-1

v

Questions and Answers About The Matters Discussed In This Document

Q:
What am I entitled to receive if this merger is completed?

A:
For each of your shares of Business Bancorp that you own, you are entitled to receive merger consideration in cash of $28.57 per share or a fraction of a share of UnionBanCal Corporation common stock. The fraction of a share of UnionBanCal Corporation common stock you are entitled to receive per share of Business Bancorp common stock is dependent upon the price of UnionBanCal Corporation common stock before the merger is completed. The allocation of cash consideration will be dependent on the elections made by other Business Bancorp shareholders and may result in shareholders who have elected to receive cash for some or all of their shares receiving a mixture of stock and cash that is different from that elected. All Business Bancorp shareholders who make a valid, timely election for UnionBanCal Corporation common stock will receive only stock. The trustees of the Business Bank of California Retirement Savings Plan, which we refer to as the "401(k) plan" or the "Business Bank of California 401(k) plan," and the Business Bancorp Employee Stock Ownership Plan, which we refer to as the "ESOP" or the "Business Bancorp ESOP," will elect cash and/or stock as directed by plan participants for the Business Bancorp common stock held by the 401(k) plan and the ESOP.

  See "Summary—What Business Bancorp shareholders will receive in the merger" on page [    ] and "The Merger Agreement—Conversion of Business Bancorp common stock" on page [    ] for a description of how your per share merger consideration will be determined and the election mechanics.

Q:
Whom should I contact with questions or to obtain additional copies of this proxy statement/prospectus, the letter of transmittal/election form, Business Bancorp's 2002 10-K, as amended, Business Bancorp's September 30, 2003 10-Q or other information delivered with or incorporated by reference into this proxy statement/prospectus?

A:
You may contact:

    UnionBanCal Corporation
    400 California Street
    San Francisco, California 94104-1302
    Attention: John A. Rice, Jr., Senior Vice President, Investor Relations
    (415) 765-2969
            or
    Business Bancorp
    1248 Fifth Avenue
    San Rafael, California 94901
    Attention: Patrick E. Phelan, Executive Vice President and Chief Financial Officer
    (415) 784-2300

  See also "Where Can You Find More Information" on page [    ].

Q:
Why is this merger proposed?

A:
Business Bancorp conducted a strategic review and determined that the terms of the merger are fair and in the best interests of Business Bancorp and its shareholders, and that the combined companies will be able to offer a broader array of products and services to customers of Business Bank of California and Business Bancorp.

Q:
What risks should I consider?

A:
You should carefully read the information set forth in this proxy statement/prospectus and also consider other specified risk factors. See "Risk Factors" beginning on page [    ].

Q:
How do I vote?

A:
Simply indicate on your white proxy card how you want to vote and then sign and mail your proxy card in the enclosed return white envelope to U. S. Stock Transfer Corporation as soon as possible so that your shares may be represented at the special meeting. If, however, you hold shares through the Business Bank of California 401(k) plan or the Business Bancorp ESOP, see "—What if I hold shares of Business Bancorp common stock through the Business Bank of California 401(k) plan or the Business Bancorp ESOP?" below.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Your broker will not vote your shares for you unless you provide instructions to your broker on how to vote. It is important therefore that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you fail to instruct your broker how to vote your shares, the effect will be the same as a vote against the adoption of the merger agreement.

Q:
How many votes are needed to adopt the merger agreement?

A:
Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of common stock of Business Bancorp issued and outstanding on the record date. If you abstain or if you hold your shares in street name and fail to properly instruct your broker how to vote, your shares will have the effect of votes against the adoption of the merger agreement.

Q:
Can I change my vote after I have mailed my signed proxy card?

A:
Yes. You may change your vote at any time before your proxy is voted at the special meeting. If your shares are held in your name you may do this in one of three ways. First, you may send a written notice stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to Business Bancorp at the address at the top of the Notice of Special Meeting of Shareholders in time so that it is received before the vote at the special meeting. Third, you may attend the meeting and vote in person if you tell the Secretary of Business Bancorp that you want to cancel your proxy and vote in person. Simply attending the special meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote at the meeting. If you hold shares through the 401(k) plan or the ESOP, see the special instructions on how to direct the trustees of these plans to vote your shares.

Q:
What if I hold shares of Business Bancorp common stock through the Business Bank of California 401(k) plan or the Business Bancorp ESOP?

A:
Separate proxy cards will be sent to all persons who have shares of Business Bancorp common stock allocated to their accounts as participants or beneficiaries under the Business Bank of California 401(k) plan or Business Bancorp ESOP.

  In the case of the 401(k) plan, these proxy cards will instruct Bankers Trust Company N.A., which acts as trustee for the 401(k) plan, to vote these shares in accordance with instructions noted on the proxy cards. You should return the 401(k) proxy card as indicated in the instructions that will accompany the proxy card. Allocated shares of Business Bancorp common stock in the 401(k) plan for which voting instructions have not been received and any unallocated shares of Business Bancorp common stock in the 401(k) plan will be voted by the 401(k) trustee in the same proportions as the shares for which voting instructions have been received, as described in "Summary—Voting and tendering by participants in the Business Bank of California 401(k) plan" on page [    ].

  In the case of the ESOP, these proxy cards will instruct Price Reinhardt Price, Inc., which has been appointed to act as independent servicer to maintain the confidentiality of individual instructions, to direct Alan J. Lane, Charles O. Hall and Timothy J. Jorstad, who act as trustees for the ESOP, to vote these shares in accordance with instructions noted on the proxy cards. You should return the ESOP proxy card as indicated in the instructions that will accompany the proxy card. The servicer will provide the ESOP trustees cumulative voting instructions for all shares of Business Bancorp common stock held in the ESOP, based on the proxy cards received from ESOP participants. Allocated shares of Business Bancorp common stock in the ESOP for which voting instructions have not been received and any unallocated shares of Business Bancorp common stock in the ESOP will be voted by the ESOP trustees in the same proportions as the shares for which voting instructions have been received, as described in "Summary—Voting and tendering by participants in the Business Bancorp ESOP" on page [    ].

Q:
Should I send in my Business Bancorp common stock certificate(s) now?

A:
Yes. Enclosed is a green letter of transmittal/election form which contains information for exchanging your stock certificate(s) for the merger consideration. Computershare Trust Company of New York, the exchange agent, must receive your stock certificate(s) and your properly completed letter of transmittal/election form by 5:00 p.m. Eastern Time on January [    ], 2004 in order for your choices as to the form of consideration you prefer to be considered with those of the other shareholders. Please be sure to return your stock certificate(s) with the green letter of transmittal/election form in the green envelope to Computershare Trust Company of New York.

Q:
When do you expect this merger to be completed?

A:
We currently expect to complete this merger during the first quarter of 2004, subject to adoption of the merger agreement by Business Bancorp's shareholders and subject to fulfillment of other conditions. See "The Merger Agreement—Conditions to completion of the merger" on page [    ].

Q:
Why have you sent me this document?

A:
This proxy statement/prospectus contains important information regarding the proposed merger to be voted on by Business Bancorp shareholders, as well as important information about UnionBanCal Corporation and Business Bancorp. It also contains important information about what the UnionBanCal Corporation and Business Bancorp boards of directors and management considered in evaluating this proposed merger. We urge you to read this document carefully, including its exhibits and attachments. You may also want to review the documents listed under "Where You Can Find More Information" on page [    ].

Q:
When can I sell the shares of UnionBanCal Corporation common stock that I receive in the merger?

A:
You may sell the shares of UnionBanCal Corporation common stock you receive in the merger without restriction unless you are considered an "affiliate" of Business Bancorp or UnionBanCal Corporation. See "The Merger—Resales of UnionBanCal Corporation common stock" on page [    ].

Q:
Why did you send me a copy of Business Bancorp's 2002 Form 10-K, as amended and Form 10-Q for the quarter ended September 30, 2003?

A:
The 10-K, as amended and the 10-Q contain important information about Business Bancorp, which you should consider along with the other information that is contained or incorporated by reference in this proxy statement/prospectus. The 10-K and 10-Q are also incorporated by reference in this document. See "Where You Can Find More Information" on page [    ].

Summary

        This summary, together with the "Questions and Answers" on the preceding pages, highlights important selected information from this document. To understand the merger and the other proposals fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the other information available to you. See "Where You Can Find More Information" on page [    ]. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary.

What Business Bancorp shareholders will receive in the merger (page [    ])

        As of the effective time of the merger, each share of Business Bancorp common stock will be converted into the right to receive, at your election (but subject to the limitations described below), UnionBanCal Corporation common stock and/or cash calculated as described below, without interest. Such conversion will also apply to the Business Bancorp common stock held by the 401(k) plan and the ESOP, which will receive UnionBanCal Corporation common stock and/or cash as elected by the respective trustees at the direction of plan participants.

        As long as the value of shares of common stock to be issued by UnionBanCal Corporation in the merger is at least 45% of the total value of cash and stock consideration to be issued in exchange for the outstanding shares of Business Bancorp, Union Bank of California, N.A. will pay cash in the amount of $28.57 per share for each of the outstanding shares held by Business Bancorp shareholders who either elect cash or who fail to make a valid election within the prescribed time permitted by the election materials (other than dissenting shares). All Business Bancorp shareholders who make a valid, timely election for UnionBanCal Corporation common stock will receive stock. A shareholder's election will be on a share-by-share basis, meaning a shareholder may elect to receive stock consideration for some of his or her shares of Business Bancorp common stock and cash for others.

        If the initial value of shares of UnionBanCal Corporation common stock to be issued in the merger based on the elections of the Business Bancorp shareholders is less than 45% of the total value of cash and stock consideration to be issued in exchange for the outstanding shares of Business Bancorp, then shareholders electing cash or who fail to make a valid election may receive merger consideration in stock and/or cash so that the aggregate value of shares of common stock of UnionBanCal Corporation issued as a result of the merger is equal to 45% of the total value of cash and stock consideration to be issued in exchange for the outstanding shares of Business Bancorp common stock.

        In addition, Business Bancorp will pay cash for all of the unexercised employee and non-employee director stock options of Business Bancorp immediately before the merger is completed if the option holders enter into option cancellation agreements. As of the day the merger agreement was signed, Business Bancorp had options covering 549,281 shares of Business Bancorp common stock outstanding. Option holders who exercise options and transmit a letter of transmittal/election form together with the stock certificate(s) for the shares of Business Bancorp common stock issued on exercise of the options to Computershare Trust Company of New York by 5:00 p.m., Eastern Time, January [    ], 2004, the day before the Business Bancorp shareholders' meeting, will have the ability to make the election for UnionBanCal Corporation common stock and/or cash.

        If you elect to receive UnionBanCal Corporation common stock in exchange for a share of Business Bancorp common stock, you will receive a fraction of a share of UnionBanCal Corporation common stock as described in the following table:

If the average closing price of UnionBanCal Corporation common stock during the 30 trading days of the New York Stock Exchange ending on the third trading day before the completion of the merger (the "Average Closing Price"), is:	Then the number of shares and the value of those shares of UnionBanCal Corporation common stock that will be exchanged for each share of Business Bancorp common stock will be:
Less than $32.00	At least 0.834781 shares of UnionBanCal Corporation common stock with a value of no more than $26.7130 based on the Average Closing Price

(The exchange ratio is fixed at 0.834781 shares of UnionBanCal Corporation common stock; provided, however, that if the Average Closing Price is less than $32.00, then Business Bancorp can elect to terminate the transaction, and if they do, Union Bank of California, N.A. may choose to increase the exchange ratio to a fraction of a share of UnionBanCal Corporation common stock determined by dividing $26.7130 by the Average Closing Price or they may choose not to increase the exchange ratio, in which case the transaction will be terminated)
At least $32.00 but less than $40.6725	Between 0.834781 and 0.656782 shares of UnionBanCal Corporation common stock with a value of $26.7130 based on the Average Closing Price
(The exchange ratio is determined by dividing $26.7130 by the Average Closing Price)
At least $40.6725 but less than or equal to $46.3275	0.656782 shares of UnionBanCal Corporation common stock with a value between $26.7130 and $30.4271 based on the Average Closing Price
More than $46.3275	No more than 0.656781 shares of UnionBanCal Corporation common stock with a value no less than $30.4271 based on the Average Closing Price

(The exchange ratio is determined by dividing $30.4271 by the Average Closing Price; provided, however, that if the Average Closing Price is more than $55.00, then Business Bancorp can elect to terminate the transaction, and if they do, Union Bank of California, N.A. may choose to increase the exchange ratio to 0.553220 shares of UnionBanCal Corporation common stock or they may choose not to increase the exchange ratio, in which case the transaction will be terminated)

        You will be offered the opportunity to elect to receive merger consideration in the form of UnionBanCal Corporation common stock, cash or a combination of both in exchange for your shares of Business Bancorp common stock. To the extent you make a valid election to receive UnionBanCal Corporation common stock for some or all of your shares of Business Bancorp common stock, you will receive UnionBanCal Corporation common stock in exchange for those shares. However, to the extent you make a valid election to receive cash or you do not make a valid election for some or all of your shares of Business Bancorp common stock, you may receive cash or a mixture of stock and cash for those shares that is different from that which you elected or expected. The allocation of cash consideration will be dependent on the elections made by other Business Bancorp shareholders; the amount of cash and/or number of shares you will receive will depend on whether the value of shares of common stock to be issued in the merger by UnionBanCal Corporation is at least 45% of the total value of cash and stock consideration to be issued in exchange for the outstanding shares of Business Bancorp.

Election of cash consideration or stock consideration (page [    ])

        Enclosed with this proxy statement/prospectus is a green letter of transmittal/election form that you may use to indicate your choice of consideration. Your election will be on a share-by-share basis, meaning you may elect to receive stock consideration for some of your shares of Business Bancorp common stock and cash for others. You may change or revoke your election by written notice to the exchange agent if the notice is received before the election deadline stated in the form.

        If you do not return your Business Bancorp stock certificates or guaranty of delivery accompanied by a properly completed letter of transmittal/election form by the time stated in the form, or if you elect to receive cash for some or all of your shares, you may receive merger consideration in the form of cash and/or stock, depending on the choices made by other Business Bancorp shareholders.

Voting and tendering by participants in the Business Bank of California 401(k) plan

        Business Bank of California is sending separate forms to employees who hold Business Bancorp common stock in their accounts under the 401(k) plan. These forms instruct Bankers Trust Company N.A., which acts as trustee for the 401(k) plan, to vote and tender these shares in accordance with instructions from participants, or their beneficiaries in the case of deceased participants. If a participant or beneficiary fails to give instructions, the 401(k) trustee will vote and tender these shares in the same proportions as are specified in the voting and tendering instructions from other plan participants. The trustee will use the same procedure to vote and tender any shares of Business Bancorp common stock held by the 401(k) plan that have not yet been allocated to participants' accounts.

        Participants may revoke their voting instructions and tendering instructions by executing and delivering to the trustee a duly executed form bearing a later date or by giving written notice to the trustee through Principal Financial Group, the 401(k) plan's outside administrator, at the following address:

                Principal Financial Group
                P.O. Box 8600
                Waterloo, IA 50704
                Attn: Dana Alderson

The trustee must receive any revocation sufficiently before the special meeting to allow it to act on the changed instructions.

        Under the terms of the 401(k) plan, only the trustee can vote and tender the shares held under the 401(k) plan, even if a participant or his or her beneficiaries attend the special meeting in person.

        Business Bank of California has instructed the 401(k) trustee and the outside administrator to keep voting and tendering directions confidential and not to reveal participants' votes and tendering instructions, except for aggregate voting and tendering totals for participants, which may be revealed to Business Bancorp.

Voting and tendering by participants in the Business Bancorp ESOP

        Business Bancorp is sending separate voting and tendering instruction forms to employees who hold Business Bancorp common stock in their accounts under the ESOP. These forms instruct Price Reinhardt Price, Inc., which has been appointed to act as independent servicer to maintain the confidentiality of individual instructions, to direct Alan J. Lane, Charles O. Hall and Timothy J. Jorstad, who act as trustees for the ESOP, to vote and tender these shares in accordance with instructions from participants, or their beneficiaries in the case of deceased participants. If a participant or beneficiary fails to give instructions, the servicer will direct the ESOP trustees to vote and tender these shares in the same proportions as are specified in the voting and tendering instructions from other plan participants, which is referred to as "mirror" provisions. The ESOP trustees will use the same procedure to vote and tender any shares of Business Bancorp common stock held by the ESOP which have not yet been allocated to participants' accounts. While the ESOP currently does not include "mirror" provisions, it is intended that the ESOP will be amended to include these provisions before November 21, 2003. Due to the fact that "mirror" provisions will be included in the ESOP, no independent fiduciary will be retained to represent unvoted or unallocated shares.

        Participants may revoke their voting instructions and tendering instructions by executing and delivering to the servicer a duly executed form bearing a later date or by giving written notice to the servicer at the following address:

                Price Reinhdardt Price, Inc.
                790 W. Shaw Avenue, Suite 260
                Fresno, CA 93704
                Attn: Phil Price

        The servicer must receive any revocation sufficiently before the special meeting to allow it to direct the ESOP trustees to act on the changed instructions.

        Under the terms of the ESOP, only the ESOP trustees can vote and tender the shares held under the ESOP, even if a participant or his beneficiaries attend the special meeting in person.

        Business Bancorp has instructed the servicer to keep voting and tendering directions confidential and not to reveal participants' votes or tendering instructions, except for aggregate voting and tendering totals for participants, which may be revealed to the ESOP trustees and to Business Bancorp

Operations following the merger (page [    ])

        As a result of the merger, through a series of steps described in greater detail in "The Merger Agreement—Structure of the merger; effective time" on page [    ], Business Bancorp and its subsidiary, Business Bank of California, will be merged with and into Union Bank of California, N.A. with Union Bank of California, N.A. as the surviving corporation. Union Bank of California, N.A. intends to introduce its products and services into the existing Business Bank of California system. Union Bank of California, N.A. will convert Business Bank of California branches to Union Bank of California, N.A.'s information and data processing systems for certain major functions, including deposit operations, loan servicing and item processing. Additionally, Union Bank of California, N.A. intends to consolidate Business Bank of California's Hesperia branch into its Hesperia branch and intends to consolidate its Riverside branch into Business Bank of California's Riverside branch. The board of directors and policy-making officers of Union Bank of California, N.A. following the merger will be the same as Union Bank of California, N.A.'s board of directors and policy-making officers prior to the merger.

Comparative market price and dividend data (pages [    ] and [    ])

        UnionBanCal Corporation common stock is listed on the New York Stock Exchange. Business Bancorp common stock is traded on The Nasdaq National Market.

        The following table sets forth historical per share market values for UnionBanCal Corporation common stock and Business Bancorp common stock (i) on September 25, 2003, the last trading day prior to public announcement of the proposed merger and (ii) on [                        ], 2003 the most recent practicable date before the printing and mailing of this proxy statement/prospectus. The table also shows the equivalent pro forma market value of Business Bancorp common stock on September 25, 2003 and [                        ], 2003, assuming an election an/or receipt of stock consideration.

        The equivalent pro forma market value of Business Bancorp common stock is obtained by multiplying the historical market price of UnionBanCal Corporation common stock by the applicable exchange ratio. For purposes of determining the equivalent pro forma market value and the applicable exchange ratio, we have assumed that the Average Closing Price of a share of UnionBanCal Corporation common stock is equal to the historical market price on September 25, 2003 and [                        ], 2003. Accordingly, the pro forma market value (i) on September 25, 2003 is determined by multiplying $49.25 by the exchange ratio of 0.617809, and (ii) on [                        ], 2003 is determined by multiplying $[    ] by the exchange ratio of [            ].

        The historical market prices represent the last sale prices on or before the dates indicated. The Average Closing Price of UnionBanCal Corporation common stock used to determine the exchange ratio and the market price may be higher or lower than the closing prices of UnionBanCal Corporation common stock on the dates shown in the table and, therefore, the market value of the UnionBanCal Corporation common stock you receive may be lower than the equivalent pro forma market values of $30.4271 or [    ] shown in the table.

	Historical Market Price
	UnionBanCal Corporation		Business Bancorp		Business Bancorp Equivalent Pro Forma Market Value
September 25, 2003		$49.25		$24.50		$30.4271
[ ], 2003	$		$		$

        Once the merger is completed, there will be no further public market for Business Bancorp common stock.

Reasons for the merger (page [    ])

        The reasons Business Bank of California and Business Bancorp entered into the merger agreement are set forth in detail below under "The Merger—Reasons for the merger; recommendation of the Business Bancorp board of directors" on page [    ].

The merger is intended to be a reorganization in which Business Bancorp shareholders will not recognize gain or loss on the receipt of UnionBanCal Corporation common stock (page [    ])

        UnionBanCal Corporation, Union Bank of California, N.A., Business Bank of California and Business Bancorp will not be required to complete the merger unless they receive legal opinions to the effect that the merger will qualify as a reorganization for United States federal income tax purposes. We expect that, for United States federal income tax purposes, you generally will not recognize any gain or loss with respect to your shares of Business Bancorp common stock to the extent you receive shares of UnionBanCal Corporation common stock in the merger, except with respect to any cash received in lieu of a fractional share interest in UnionBanCal Corporation common stock.

        If you receive a combination of UnionBanCal Corporation common stock and cash in exchange for your shares of Business Bancorp common stock, you will generally recognize gain, but not loss, with respect to the excess of the cash and value of UnionBanCal Corporation common stock you receive over your basis in the Business Bancorp common stock exchanged, but in any case not in excess of the amount of cash you receive in the merger. Any such gain will be capital gain unless the receipt of cash has the effect of the distribution of a dividend for income tax purposes. If you receive only cash in the merger or perfect dissenters' rights and receive payment for your shares you will be treated as if the shares were redeemed and if shares are held as a capital asset you will recognize a capital gain or loss measured by the difference between the cash received and your basis in the shares of Business Bancorp common stock surrendered. See "The Merger—Certain federal income tax consequences" on page [    ] for a discussion of the federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to fully understand the tax consequences of the merger to you.

Business Bancorp board recommends shareholder adoption of the merger agreement (page [    ])

        The board of directors of Business Bancorp believes that the merger is in the best interests of Business Bancorp and its shareholders and has unanimously approved the merger agreement. The board of directors of Business Bancorp recommends that shareholders vote "FOR" adoption of the merger agreement.

Business Bancorp's financial advisor has given an opinion that the merger consideration is fair to Business Bancorp shareholders (page [    ])

        In deciding to adopt the merger agreement, the Business Bancorp board of directors considered the opinion of its financial advisor, Keefe, Bruyette & Woods, Inc., about the fairness of the merger consideration to Business Bancorp's shareholders from a financial point of view. This opinion is attached as Annex B to this document. We encourage you to read it carefully. Under an engagement letter with Business Bancorp, Keefe, Bruyette & Woods, Inc. will receive a fee of $250,000 at the time the merger is completed, plus reimbursement of expenses.

Business Bancorp shareholders' meeting to be held on [                        ], 2004 (page  [    ])

        Business Bancorp will hold the special meeting of shareholders at [    ] a.m. on [                        ], 2004 at the Hilton Hotel near the Oakland Airport, One Hegenberger Road, Oakland, California 94621. At the special meeting, Business Bancorp shareholders will be asked to adopt the merger agreement.

Record date set at [                        ], 2003 for special shareholders' meeting; vote required for approval of merger (page [    ])

        You can vote at the Business Bancorp special meeting if you owned Business Bancorp common stock at the close of business on [                        ], 2003. At least a majority of the shares of Business Bancorp common stock issued and outstanding on this date must vote to adopt the merger agreement before the merger may occur.

        At the close of business on the record date, the Business Bancorp directors owned [            ]% of the voting power and Business Bancorp executive officers who are not directors owned [    ]% of the voting power of the outstanding Business Bancorp common stock. Each director has agreed to vote their shares in favor of adopting the merger agreement. The executive officers who are not directors have not entered into agreements to vote their shares in favor of adopting the merger agreement.

Dissenters' rights of appraisal (page [    ] and Annex C)

        You will be given the opportunity to exercise dissenters' rights in accordance with certain procedures specified under California law, provided that demands are made for payment with respect to 5% or more of the outstanding shares of Business Bancorp common stock. This means that shareholders who vote against the merger may make a written demand to Business Bancorp for payment in cash of the "fair market value" of their shares. Business Bancorp must receive the demand no later than the date of the shareholders' meeting. To exercise dissenters' rights, you must vote shares against the merger; it is not sufficient to abstain from voting. The Business Bancorp board of directors has determined that the "fair market value" of one share of Business Bancorp common stock for this purpose is $24.50. That amount represents the average of the high and low price for Business Bancorp common stock on September 25, 2003, the business day before the public announcement of the merger. You may disagree with the Business Bancorp board of directors' determination of the fair market value. The procedure for exercising your dissenters' rights is summarized under the heading "The Merger—Dissenters' rights of appraisal." The relevant provisions of California law on dissenters' rights are attached to this document as Annex C.

Information regarding UnionBanCal Corporation and Business Bancorp

UnionBanCal Corporation
400 California Street
San Francisco, CA 94104-1302
(415) 765-2969

        UnionBanCal Corporation is a commercial bank holding company originally incorporated in California in 1952 and reincorporated in Delaware effective September 30, 2003. Its primary subsidiary, Union Bank of California, N.A., is among the oldest banks on the West Coast, having roots as far back as 1864. UnionBanCal Corporation is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), and is headquartered in San Francisco, California. UnionBanCal Corporation was formed as a result of the combination of Union Bank with BanCal Tri-State Corporation on April 1, 1996. At September 30, 2003, Union Bank of California, N.A. was the fourth largest commercial bank in California, based on total assets and total deposits. As of September 30, 2003, UnionBanCal Corporation was approximately 63.2% owned by The Bank of Tokyo-Mitsubishi, Ltd. and approximately 36.8% owned by other stockholders.

        The principal executive offices of UnionBanCal Corporation and Union Bank of California, N.A. are located at 400 California Street, San Francisco, CA 94104-1302, telephone number (415) 765-2969.

        At September 30, 2003, UnionBanCal Corporation had consolidated assets of $42.6 billion, deposits of $36.0 billion and stockholders' equity of $3.7 billion.

Business Bancorp
1248 Fifth Avenue
San Rafael, California 94901
(415) 784-2300

        Business Bancorp is a bank holding company incorporated in October 1999 in California. In January 2000, Business Bancorp acquired all the outstanding shares of Business Bank of California, a California state-chartered commercial bank which was incorporated in California on June 15, 1983, and opened for business in April 1984. Business Bank of California was originally incorporated under the name Bank of San Bernardino and changed its name to Business Bank of California in August 1996. On December 31, 2001, Business Bancorp completed a merger of equals with MCB Financial Corporation, which increased Business Bancorp's assets by approximately 63.4%.

        The principal executive offices of Business Bancorp are located at 1248 Fifth Avenue, San Rafael, California 94901, telephone number (415) 784-2300.

        Business Bank of California's administrative offices are located at 140 S. Arrowhead Avenue, San Bernardino, California 92408.

        At September 30, 2003, Business Bancorp had consolidated assets of $676 million, deposits of $582 million and shareholders' equity of $61 million.

Interests of certain officers and directors in the merger (page [    ])

        Certain officers and directors of Business Bancorp have certain interests in, and will receive benefits as a consequence of, the merger that are different from the benefits to Business Bancorp shareholders generally. See "The Merger—Interests of certain officers and directors in the merger" on page [    ] and "Stock Ownership of Management of Business Bancorp" on page [    ].

Regulatory approvals we must obtain for the merger to occur (page [    ])

        The proposed merger entails a series of steps described in greater detail in "The Merger Agreement—Structure of the merger; effective time" on page [    ]. The required approvals are discussed in greater detail under "The Merger—Regulatory approvals we must obtain for the merger to occur" on page [    ], and include:

  •
  approval under the Bank Merger Act and other banking laws from the Office of the Comptroller of the Currency, or OCC, the primary regulator of the resulting institution, Union Bank of California, N.A., to merge Business Bank of California with and into Union Bank of California, N.A.;

  •
  a permit filing from the DFI, the primary regulator of the disappearing institution, Business Bank of California, to issue its shares of stock to effect the first merger of Business Bancorp with and into Business Bank of California;

  •
  approval, also under the Bank Merger Act, from the Federal Deposit Insurance Corporation, or FDIC, for the merger of Business Bancorp, with and into Business Bank of California.

        Also, the merger may not be consummated for up to 30 days from the date of approval, during which time it could be challenged by the United States Department of Justice on antitrust grounds. Based on current precedents, we do not anticipate that the merger will be subject to antitrust challenge, although no assurance can be provided in this regard. With the approval of the Department of Justice, however, this waiting period may be reduced to no less than 15 days.

        The merger will also require the filing of a pre-closing report with the Japan Financial Services Agency, which we refer to as Japan FSA, which is the primary regulator of The Bank of Tokyo-Mitsubishi, Ltd.

Termination of the merger (page [    ])

        The merger agreement may be terminated by a majority vote of the terminating party's board of directors at any time prior to the effective time of the merger if both Union Bank of California, N.A. and Business Bancorp agree. Additionally, either party may terminate the merger agreement if the other party materially breaches the merger agreement and the breach cannot be cured within a certain period of time. Each of Union Bank of California, N.A. and Business Bancorp have the ability to terminate the merger agreement in specific circumstances described in more detail in "The Merger Agreement—Termination" on page [    ].

        Business Bancorp may terminate the merger agreement if the Average Closing Price of UnionBanCal Corporation common stock is less than $32.00 or more than $55.00 per share. If Business Bancorp elects to exercise this termination right, Union Bank of California, N.A. may choose to increase the exchange ratio. If Union Bank of California, N.A. elects to increase the exchange ratio as described above, the merger agreement shall remain in full force and effect, except that the exchange ratio shall have been increased as contemplated. See "The Merger Agreement—Termination" on page [    ].

Expenses; liquidated damages (page [    ])

        Each party to the merger agreement will bear its own expenses relating to preparing, entering into and carrying out the merger agreement. Union Bank of California, N.A. and Business Bank of California will share equally all third party printing costs incurred with respect to this proxy statement/prospectus. Union Bank of California, N.A. will bear all reasonable expenses of any party related primarily to the amendments to Business Bancorp's ESOP and will pay all charges and expenses, including those of the exchange agent, in connection with the exchange of Business Bancorp shares for the merger consideration.

        Business Bancorp and Business Bank of California have agreed to jointly and severally pay Union Bank of California, N.A. liquidated damages of $5,000,000 in certain situations if the merger agreement is not adopted by the shareholders of Business Bancorp or Business Bancorp terminates the merger agreement.

        UnionBanCal Corporation and Union Bank of California, N.A. have agreed to jointly and severally pay Business Bancorp and Business Bank of California liquidated damages of $5,000,000 if Union Bank of California, N.A. materially breaches or willfully abandons the merger agreement and certain other conditions have been met.

        For more information about expenses and liquidated damages see "The Merger—Expenses; liquidated damages" on page [    ].

Selected Financial Data

        The following tables show summarized historical consolidated financial data for each of UnionBanCal Corporation and Business Bancorp.

UnionBanCal Corporation and subsidiaries historical data

        We are providing the following financial information regarding UnionBanCal Corporation to aid you in your analysis of the financial aspects of the merger:

  •
  financial data for the years 1998 through 2002 have been derived from UnionBanCal Corporation's audited consolidated financial statements or the books and records of UnionBanCal Corporation; and

  •
  financial data for the nine months ended September 30, 2002 and 2003 have been derived from UnionBanCal Corporation's unaudited consolidated quarterly financial statements and the books and records of UnionBanCal Corporation, which in the opinion of management, include all adjustments necessary for a fair presentation of the financial position at such date and the results of operations for such interim periods.

        The results for the nine-month period ended September 30, 2003 are not necessarily indicative of the results to be expected for the full fiscal year. The information is only a summary and you should read it in conjunction with UnionBanCal Corporation's historical financial statements and related notes contained in the annual reports and other information that UnionBanCal Corporation has filed with the SEC. Some of this historical financial information has been incorporated into this proxy statement/prospectus by reference. See "Where You Can Find More Information" on page [    ].

Selected Consolidated Financial Data for
UnionBanCal Corporation and Subsidiaries

	As of and for the Years Ended December 31,					As of and for the Nine Months Ended September 30,
	1998	1999	2000	2001	2002	2002	2003
	Dollars in thousands, except per share data)
Results of operations:
Net interest income(1)	$1,322,655	$1,419,019	$1,587,008	$1,526,099	$1,564,556	$1,159,907	$1,179,562
Provision for credit losses	45,000	65,000	440,000	285,000	175,000	145,000	75,000
Noninterest income	533,531	586,759	647,180	716,404	735,976	504,465	590,412
Noninterest expense	1,135,218	1,281,973	1,130,185	1,240,174	1,347,666	946,102	1,042,465
Income before income taxes(1)	675,968	658,805	664,003	717,329	777,866	573,270	652,509
Taxable-equivalent adjustment	4,432	3,186	2,568	2,057	2,587	1,604	1,916
Income tax expense	205,075	213,888	221,535	233,844	247,376	188,716	215,273

Net income	$466,461	$441,731	$439,900	$481,428	$527,903	$382,950	$435,320

Per common share:
Net income (basic)	$2.66	$2.65	$2.72	$3.05	$3.41	$2.45	$2.90
Net income (diluted)	2.65	2.64	2.72	3.04	3.38	2.43	2.87
Dividends(2)	0.61	0.82	1.00	1.00	1.09	0.81	0.90
Book value (end of period)	17.45	18.18	20.17	22.66	24.94	24.22	25.32
Common shares outstanding (end of period)	175,259,919	164,282,622	159,234,454	156,483,511	150,702,363	150,220,119	145,105,566
Weighted average common shares outstanding (basic)	175,127,487	166,382,074	161,604,648	157,844,745	154,757,817	156,139,173	150,059,789
Weighted average common shares outstanding (diluted)	175,737,303	167,149,207	161,989,388	158,623,454	156,414,940	157,892,168	151,544,757
Balance sheet (end of period):
Total assets	$32,276,316	$33,684,776	$35,162,475	$36,038,746	$40,169,773	$37,608,001	$42,602,745
Total loans	24,296,111	25,912,958	26,010,398	24,994,030	26,438,083	25,962,159	26,047,376
Nonaccrual loans	—	—	—	—	—	395,212	341,039
Nonperforming assets	89,850	169,780	408,304	492,482	337,404	395,521	344,347
Total deposits	24,507,879	26,256,607	27,283,183	28,556,199	32,840,815	30,588,080	35,957,805
Medium and long-term debt	298,000	298,000	200,000	399,657	418,360	418,369	417,369
Trust preferred securities	—	350,000	350,000	363,928	365,696	370,286	356,629
Stockholders' equity	3,058,244	2,987,468	3,211,565	3,546,242	3,758,189	3,637,945	3,674,107
Balance sheet (period average):
Total assets	$30,523,806	$32,141,497	$33,672,058	$34,619,222	$36,108,496	$35,541,802	$40,025,749
Total loans	23,215,504	25,024,777	26,310,420	25,951,021	25,807,190	25,562,452	26,522,687
Earning assets	27,487,390	29,017,122	30,379,730	31,291,782	32,983,371	32,472,409	36,263,471
Total deposits	22,654,714	23,893,045	25,527,547	26,542,312	28,753,185	28,085,461	32,870,184
Stockholders' equity	2,845,964	2,939,591	3,139,844	3,467,719	3,739,530	3,730,273	3,875,990

Financial ratios:
Return on average assets(3)	1.53%	1.37%	1.31%	1.39%	1.46%	1.44%	1.45%
Return on average stockholders' equity(3)	16.39	15.03	14.01	13.88	14.12	13.73	15.02
Efficiency ratio(4)	61.31	63.98	50.59	55.30	58.57	56.84	58.90
Net interest margin(1)	4.81	4.89	5.22	4.87	4.74	4.77	4.35
Dividend payout ratio	22.93	30.94	36.76	32.79	31.96	33.06	31.03
Tangible equity ratio	9.30	8.70	9.01	9.62	8.93	9.38	8.05
Tier 1 risk-based capital ratio	9.64	9.94	10.24	11.47	11.18	11.14	10.96
Total risk-based capital ratio	11.61	11.79	12.07	13.35	12.93	12.89	12.58
Leverage ratio	9.38	10.10	10.19	10.53	9.75	10.13	8.73
Allowance for credit losses to total loans	1.89	1.82	2.36	2.54	2.30	2.40	2.11
Allowance for credit losses to nonaccrual loans	585.50	281.00	153.48	129.00	180.94	157.66	161.43
Net loans charged off to average total loans	0.15	0.22	1.13	1.02	0.80	0.83	0.73
Nonperforming assets to total loans, distressed Loans held for sale, and foreclosed assets	0.37	0.66	1.57	1.97	1.28	1.52	1.32
Nonperforming assets to total assets	0.28	0.50	1.16	1.37	0.84	1.05	0.81

(1)
Amounts are on a taxable-equivalent basis using the federal statutory tax rate of 35%.

(2)
Dividends per share reflect dividends declared on UnionBanCal Corporation's common stock outstanding as of the declaration date.

(3)
Annualized for the two nine-month periods ended as of September 30, 2002 and 2003.

(4)
The efficiency ratio is noninterest expense, excluding foreclosed asset expense (income), as a percentage of net interest income (taxable-equivalent, basis) and noninterest income. Foreclosed asset expense (income) was $(2.8) million, $(1.3) million, $(0.1) million, $(0.0) million and $0.1 million for 1998 through 2002, respectively. Foreclosed asset expense (income) was $(0.0) million for the nine months ended September 30, 2002 and $(0.0) million for the nine months ended September 30, 2003.

Business Bancorp and subsidiaries historical data

        We are providing the following financial information regarding Business Bancorp to aid you in your analysis of the financial aspects of the merger:

  •
  financial data for the years 1998 and 1999 have been derived from Business Bank of California's audited consolidated financial statements or the books and records of Business Bank of California;

  •
  financial data for the years ended 2000 through 2002 have been derived from Business Bancorp's audited consolidated financial statements or the books and records of Business Bancorp; and

  •
  financial data for the nine months ended September 30, 2002 and 2003 have been derived from Business Bancorp's unaudited consolidated quarterly financial statements and the books and records of Business Bancorp, which in the opinion of management, include all adjustments necessary for a fair presentation of the financial position at such date and the results of operations for such interim periods.

        All information is presented in accordance with accounting principles generally accepted in the United States of America. The results for the nine-month period ended September 30, 2003 are not necessarily indicative of the results to be expected for the full fiscal year. The information is only a summary and you should read it in conjunction with Business Bancorp's historical financial statements and related notes contained in the annual reports and other information that Business Bancorp has filed with the SEC. Some of this historical financial information is included in Business Bancorp's Annual Report on Form 10-K, as amended, for the year 2002, which is incorporated by reference and is being delivered to shareholders together with this proxy statement/prospectus. See "Where You Can Find More Information."

Selected Consolidated Financial Data for
Business Bancorp and Subsidiaries

	As of and for the Years Ended December 31,					As of and for the Nine Months Ended September 30,
	1998	1999	2000	2001	2002	2002	2003
	(Dollars in thousands, except per share data)
Results of operations:
Net interest income	$10,155	$11,194	$14,381	$16,585	$30,298	$22,829	$22,355
Provision for credit losses	150	180	255	225	1,000	600	300
Noninterest income	2,770	2,356	2,816	4,070	4,848	3,345	4,404
Noninterest expense	9,663	10,589	13,577	16,528	24,891	19,013	18,477

Income before income taxes	3,112	2,781	3,365	3,902	9,255	6,561	7,982
Income tax expense	1,255	841	1,095	1,395	3,504	2,478	3,001

Net income	1,857	1,940	2,270	2,507	5,751	4,083	4,981

Per common share:
Net income (basic)	$0.88	$0.90	$1.03	$1.12	$1.39	$0.99	$1.22
Net income (diluted)	0.84	0.88	1.02	1.09	1.32	0.94	1.14
Dividends	0.00	0.00	0.00	0.02	0.04	0.03	0.03
Book value (end of period)	10.15	8.74	10.54	12.67	14.11	13.87	14.96
Common shares outstanding (end of period)	1,718,990	2,178,496	2,234,622	4,307,367	4,142,143	4,104,505	4,093,714
Weighted average common shares outstanding (basic)	2,120,767	2,156,130	2,200,095	2,237,092	4,137,696	4,140,408	4,081,919
Weighted average common shares outstanding (diluted)	2,207,653	2,201,985	2,222,248	2,308,518	4,349,928	4,342,574	4,383,937
Balance sheet (end of period):
Total assets	$182,805	$225,443	$311,541	$631,250	$630,932	$617,944	$676,285
Total loans	105,904	116,383	180,368	388,447	378,100	392,540	400,851
Nonperforming assets	2,304	1,520	1,504	2,037	2,041	5,228	1,145
Total deposits	163,843	186,808	264,927	518,086	530,839	522,905	582,211
Borrowings	0	18,200	10,125	40,224	23,625	20,725	16,225
Shareholders' equity	17,443	19,031	23,543	54,557	58,446	56,917	61,222
Balance sheet (period average):
Total assets	167,950	198,805	266,434	349,344	621,732	620,279	647,572
Total loans	97,660	105,922	142,970	187,941	389,430	391,639	388,665
Earning assets	143,095	171,250	234,500	312,586	554,133	553,360	574,018
Total deposits	150,203	175,104	216,288	285,953	530,221	528,397	550,359
Shareholders' equity	15,071	17,064	20,328	25,315	55,327	54,692	59,533
Financial ratios:
Return on average assets	1.11%	0.98%	0.85%	0.72%	0.93%	0.88%	1.03%
Return on average shareholders' equity	12.32	11.37	11.17	9.90	10.40	9.98	11.19
Efficiency ratio	74.76	78.15	78.95	80.02	70.82	72.64	69.05
Net interest margin	7.10	6.54	6.29	5.44	5.54	5.52	5.21
Dividend payout ratio	0.00	0.00	0.00	1.75	2.88	3.19	2.63
Tangible equity ratio	8.10	7.38	5.26	5.39	6.00	5.85	6.04
Tier 1 risk-based capital ratio	11.10	11.40	9.70	9.60	10.78	10.30	10.11
Total risk-based capital ratio	12.20	12.20	11.80	11.20	12.02	11.40	11.27
Leverage ratio	8.30	7.80	7.80	6.90	7.83	7.60	7.72
Allowance for credit losses to total loans	1.35	1.06	1.02	1.17	1.44	1.28	1.44
Allowance for credit losses to nonaccrual loans	116.52	260.38	184.48	234.10	682.81	119.89	2,744.76
Net loans charged off to average total loans	0.50	0.36	0.08	(0.03)	0.03	0.03	(0.01)
Nonperforming assets to total loans, distressed loans held for sale, and foreclosed assets	2.14	1.29	0.83	0.52	0.54	1.33	0.29
Nonperforming assets to total assets	1.26	0.67	0.48	0.32	0.32	0.85	0.17

Comparative Per Common Share Data

        We have summarized below historical per share information for UnionBanCal Corporation and Business Bancorp and additional information as if the companies had been combined for the periods shown ("pro forma"). The pro forma is based on assumptions that all options to purchase Business Bancorp common stock are exercised, no Business Bancorp shareholder perfects dissenters rights, the total number of shares of Business Bancorp common stock outstanding immediately prior to the completion of the merger will be 4,626,460 and that 100% of the total merger consideration will be paid in the form of UnionBanCal Corporation common stock. Two pro forma scenarios are shown:

  •
  that the Average Closing Price of UnionBanCal Corporation common stock will be $32.00 per share, resulting in UnionBanCal Corporation issuing 3,862,081 shares of its common stock based on an exchange ratio of 0.834781 (the pro forma at a $32.00 Average Closing Price); and

  •
  that the Average Closing Price of UnionBanCal Corporation common stock will be $55.00 per share, resulting in UnionBanCal Corporation issuing 2,559,450 shares of its common stock based on an exchange ratio of 0.553220 (the pro forma at a $55.00 Average Closing Price).

        The Average Closing Price of UnionBanCal Corporation common stock used to determine the exchange ratio may be higher or lower than the $32.00 and $55.00 prices used in the two pro forma scenarios. In addition, the outstanding number of shares Business Bancorp common stock immediately prior to completion of the merger could be less than 4,626,460 and the number of holders electing stock consideration could be less than the 100% used to calculate the two pro forma scenarios.

        You should read this information with the historical consolidated financial statements and related notes incorporated by reference in this document for UnionBanCal Corporation and the historical financial statements contained in Business Bancorp's Annual Report on Form 10-K, as amended, for the year 2002, and the quarterly report on Form 10-Q for the period ended September 30, 2003, which is incorporated by reference and is being delivered to shareholders together with this proxy statement/prospectus. See "Where You Can Find More Information" on page [    ].

        The Business Bancorp pro forma equivalent per share amounts are calculated by multiplying the UnionBanCal Corporation pro forma combined book value per share and net income per share by the exchange ratio so that the per share amounts equate to the respective values for one share of Business Bancorp common stock. You should not rely on the pro forma information as being indicative of the historical results that we would have had or the future results that will occur after the merger. The equivalent pro forma data reflects the purchase method of accounting and does not reflect potential cost savings or revenue enhancements that may be achieved.

	Year Ended December 31, 2002	Nine Months Ended September 30, 2003
UnionBanCal Corporation
Basic earnings per common share:
Historical	$3.41	$2.90
Pro forma at a $32.00 Average Closing Price	3.36	2.86
Pro forma at a $55.00 Average Closing Price	3.39	2.88
Diluted earnings per common share:
Historical	$3.38	$2.87
Pro forma at a $32.00 Average Closing Price	3.33	2.83
Pro forma at a $55.00 Average Closing Price	3.36	2.86
Dividends declared on common stock:
Historical	$1.09	$0.90
Pro forma at a $32.00 Average Closing Price	1.09	0.90
Pro forma at a $55.00 Average Closing Price	1.09	0.90
Book value per common share:
Historical	$24.94	$25.32
Pro forma at a $32.00 Average Closing Price	25.08	25.45
Pro forma at a $55.00 Average Closing Price	25.40	25.79
Business Bancorp
Basic earnings per common share:
Historical	$1.39	$1.22
Equivalent pro forma at a $32.00 Average Closing Price	2.80	2.39
Equivalent pro forma at a $55.00 Average Closing Price	1.88	1.59
Diluted earnings per common share:
Historical	$1.32	$1.14
Equivalent pro forma at a $32.00 Average Closing Price	2.78	2.36
Equivalent pro forma at a $55.00 Average Closing Price	1.86	1.58
Dividends declared on common stock:
Historical	$0.04	$0.03
Equivalent pro forma at a $32.00 Average Closing Price	0.91	0.75
Equivalent pro forma at a $55.00 Average Closing Price	0.60	0.50
Book value per common share:
Historical	$14.11	$14.96
Equivalent pro forma at a $32.00 Average Closing Price	20.94	21.45
Equivalent pro forma at a $55.00 Average Closing Price	14.05	14.27

Risk Factors

        In deciding whether to vote in favor of the merger, you should consider the following risks in addition to the other matters discussed in this document. The use of the terms "we," "us" and "our" in this "Risk Factors" section refer to UnionBanCal Corporation and assumes that the merger will occur, and that consequently anyone who was formerly a Business Bancorp shareholder and who receives shares of UnionBanCal Corporation common stock in the merger will be subject to these risks along with all other UnionBanCal Corporation stockholders.

Because the market price of UnionBanCal Corporation common stock may fluctuate, you cannot be sure of the value of the merger consideration that you will receive

        The number of UnionBanCal Corporation shares a Business Bancorp shareholder receives will be based on the Average Closing Price of UnionBanCal Corporation common stock on the New York Stock Exchange during the 30 trading day period ending on the third trading day prior to closing date of the merger as provided in the merger agreement. This average price may vary from the price of UnionBanCal Corporation common stock at the time the merger was announced, at the time you make your election, at the time of the election deadline, at the time of the special meeting of Business Bancorp shareholders, at the time the merger is consummated and after the merger is completed. Any such changes will affect the value of the merger consideration that you receive to the extent you receive UnionBanCal Corporation common stock in the merger. For more information see "The Merger Agreement—Conversion of Business Bancorp common stock" on page [    ].

If you elect to receive cash for some or all of your shares, or if you fail to make a timely election to receive stock, you may not receive the form of merger consideration that you elect or expect

        Your shares of Business Bancorp common stock will be converted into the right to receive, at your election (but subject to limitations), UnionBanCal Corporation common stock and/or cash. The allocation of cash consideration will depend on the elections made by other Business Bancorp shareholders and may result in a shareholder who has elected to receive cash for some or all of their shares receiving a mixture of stock and cash that is different from that which he or she elected. As long as the value of shares of common stock to be issued by UnionBanCal Corporation in the merger are at least 45% of the total value of cash and stock consideration to be issued in exchange for the outstanding shares of Business Bancorp, Union Bank of California, N.A. will pay cash in the amount of $28.57 per share for each of the outstanding shares held by Business Bancorp shareholders who either elect cash or who fail to make a valid election within the prescribed time permitted by the election materials (other than dissenting shares). All Business Bancorp shareholders who make a valid, timely election for UnionBanCal Corporation common stock will receive stock. If the initial value of shares of UnionBanCal Corporation common stock to be issued in the merger based on the elections of the Business Bancorp shareholders is less than 45% of the total value of cash and stock consideration to be issued in exchange for the outstanding shares of Business Bancorp, then shareholders electing cash or who fail to make a valid election may receive merger consideration in stock and/or cash so that the aggregate value of shares of common stock of UnionBanCal Corporation issued as a result of the merger is equal to 45% of the total value of cash and stock consideration to be issued in exchange for the outstanding shares of Business Bancorp.

Risks associated with potential acquisitions or divestitures or restructuring may adversely affect us

        In addition to the proposed acquisition of Business Bancorp, we may seek to acquire or invest in companies, technologies, services or products that complement our business. There can be no assurance that we will be successful in completing any such acquisition or investment as this will depend on the availability of prospective target companies at valuation levels we find attractive and the competition for such opportunities from other bidders. In addition, we continue to evaluate the performance of all of our businesses and business lines and may sell a business or business line. Any acquisitions, divestitures or restructuring may result in the issuance of potentially dilutive equity securities, significant write-offs, including those related to goodwill and other intangible assets, and/or the incurrence of debt, any of which could have a material adverse effect on our business, financial condition and results of operations. Acquisitions, divestitures or restructuring could involve numerous additional risks including difficulties in obtaining any required regulatory approvals and in the assimilation or separation of operations, services, products and personnel, the diversion of management's attention from other business concerns, higher than expected deposit attrition (run-off), divestitures required by regulatory authorities, the disruption of our business, and the potential loss of key employees. There can be no assurance that we will be successful in overcoming these or any other significant risks encountered.

Adverse California economic conditions could adversely affect our business

        A substantial majority of our assets, deposits and fee income are generated in California. As a result, poor economic conditions in California may cause us to incur losses associated with higher default rates and decreased collateral values in our loan portfolio. Economic conditions in California are subject to various uncertainties at this time, including the long-term impact of the California energy crisis, the decline in the technology sector, recent wildfires in Southern California and the California state government's recent budgetary crisis and continuing fiscal difficulties. If economic conditions in California continue to decline, we expect that our level of problem assets could increase.

The continuing war on terrorism contributes to the continuing downturn in US economic conditions

        On-going acts or threats of terrorism and actions taken by the US or other governments as a result of such acts or threats have contributed to the continuing downturn in US economic conditions and could further adversely affect business and economic conditions in the US generally and in our principal markets. For example, the events of September 11, 2001, caused a decrease in air travel in the US, which adversely affected the airline industry and many other travel-related industries, including those operating in California.

Adverse economic factors affecting certain industries could adversely affect our business

        We are subject to certain industry-specific economic factors. For example, a significant and increasing portion of our total loan portfolio is related to residential real estate. Accordingly, a downturn in the real estate and housing industries in California could have an adverse effect on our operations. In addition, auto leases comprise a declining portion of our total loan portfolio. We ceased originating auto leases in April 2001; however, continued deterioration in the used car market may result in additional losses on the valuation of auto lease residuals on our remaining auto leases. We provide financing to businesses in a number of other industries that may be particularly vulnerable to industry-specific economic factors, including the communications/media industry, the retail industry, the airline industry, the power industry and the technology industry. Industry-specific risks are beyond our control and could adversely affect our portfolio of loans, potentially resulting in an increase in nonperforming loans or charge-offs.

Risks associated with curtailed market access of power companies could affect our portfolio credit quality

        The failure of Enron Corporation, coupled with continued turbulence in the energy markets, has significantly impacted debt ratings and equity valuations of a broad spectrum of power companies, particularly those involved in energy trading and in deregulated or non-regulated markets. These developments have sharply reduced these companies' ability to access public debt and equity markets, contributing to heightened liquidity pressures. Should these negative trends continue and/or intensify, the credit quality of certain of our borrowers could be adversely affected.

Fluctuations in interest rates could adversely affect our business

        Significant increases in market interest rates, or the perception that an increase may occur, could adversely affect both our ability to originate new loans and our ability to grow. Conversely, further decreases in interest rates could result in acceleration in the prepayment of loans. An increase in market interest rates could also adversely affect the ability of our floating-rate borrowers to meet their higher payment obligations. If this occurred, it could cause an increase in nonperforming assets and charge-offs, which could adversely affect our business.

Fluctuations in interest rates could adversely affect our margin spread

        Changes in market interest rates, including changes in the relationship between short-term and long-term market interest rates or between different interest rate indices, can impact our margin spread, that is, the difference between the interest rates we charge on interest earning assets, such as loans, and the interest rates we pay on interest bearing liabilities, such as deposits or other borrowings. The impact, particularly in a falling interest rate environment, could result in a decrease in our interest income relative to interest expense.

Stockholder votes are controlled by The Bank of Tokyo-Mitsubishi, Ltd.; our interests may not be the same as The Bank of Tokyo-Mitsubishi, Ltd's interests

        The Bank of Tokyo-Mitsubishi, Ltd. a wholly owned subsidiary of Mitsubishi Tokyo Financial Group, Inc., owns a majority (approximately 63.2% as of September 30, 2003) of the outstanding shares of our common stock. As a result, The Bank of Tokyo-Mitsubishi, Ltd. can elect all of our directors and, as a result, can control the vote on all matters, including determinations such as: approval of mergers or other business combinations; sales of all or substantially all of our assets; any matters submitted to a vote of our shareholders; issuance of any additional common stock or other equity securities; incurrence of debt other than in the ordinary course of business; the selection and tenure of our Chief Executive Officer; payment of dividends with respect to common stock or other equity securities; and other matters that might be favorable to The Bank of Tokyo-Mitsubishi, Ltd.

        A majority of our directors are not officers or employees of UnionBanCal Corporation or any of our affiliates, including The Bank of Tokyo-Mitsubishi, Ltd. However, because of The Bank of Tokyo-Mitsubishi, Ltd.'s control over the election of our directors, The Bank of Tokyo-Mitsubishi, Ltd. could change the composition of our Board of Directors so that the Board would not have a majority of outside directors. The Bank of Tokyo-Mitsubishi, Ltd.'s ability to prevent an unsolicited bid for us or any other change in control could have an adverse effect on the market price for our common stock.

Possible future sales of shares by The Bank of Tokyo-Mitsubishi, Ltd. could adversely affect the market for our stock

        The Bank of Tokyo-Mitsubishi, Ltd. may sell shares of our common stock in compliance with the federal securities laws. By virtue of The Bank of Tokyo-Mitsubishi, Ltd.'s current control of us, The Bank of Tokyo-Mitsubishi, Ltd. could sell large amounts of shares of our common stock by causing us to file a registration statement that would allow them to sell shares more easily. In addition, The Bank of Tokyo-Mitsubishi, Ltd. could sell shares of our common stock without registration. Although we can make no prediction as to the effect, if any, that such sales would have on the market price of our common stock, sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect the market price of our common stock. If The Bank of Tokyo-Mitsubishi, Ltd. sells or transfers shares of our common stock as a block, another person or entity could become our controlling shareholder.

The Bank of Tokyo-Mitsubishi, Ltd.'s financial condition could adversely affect our operations

        Although we fund our operations independently of The Bank of Tokyo-Mitsubishi, Ltd. and believe our business is not necessarily closely related to The Bank of Tokyo-Mitsubishi, Ltd.'s business or outlook, The Bank of Tokyo-Mitsubishi, Ltd.'s credit ratings may affect our credit ratings. The Bank of Tokyo-Mitsubishi, Ltd. is also subject to regulatory oversight and review by Japanese and US regulatory authorities. Our business operations and expansion plans could be negatively affected by regulatory concerns related to the Japanese financial system and The Bank of Tokyo-Mitsubishi, Ltd.

Potential conflicts of interest with The Bank of Tokyo-Mitsubishi, Ltd. could adversely affect us

        The Bank of Tokyo-Mitsubishi, Ltd.'s view of possible new businesses, strategies, acquisitions, divestitures or other initiatives may differ from ours. This may delay or hinder us from pursuing such initiatives.

        Also, as part of The Bank of Tokyo-Mitsubishi, Ltd.'s normal risk management processes, The Bank of Tokyo-Mitsubishi, Ltd. manages global credit exposures and concentrations on an aggregate basis, including UnionBanCal Corporation. Therefore, at certain levels or in certain circumstances, our ability to approve certain credits or other banking transactions and categories of customers is subject to the concurrence of The Bank of Tokyo-Mitsubishi, Ltd. We may wish to extend credit or furnish other banking services to the same customers as The Bank of Tokyo-Mitsubishi, Ltd. Our ability to do so may be limited for various reasons, including The Bank of Tokyo-Mitsubishi, Ltd.'s aggregate credit exposure and marketing policies.

        Certain directors' and officers' ownership interests in The Bank of Tokyo-Mitsubishi, Ltd.'s common stock or service as a director or officer or other employee of both us and The Bank of Tokyo-Mitsubishi, Ltd. could create or appear to create potential conflicts of interest, especially since both of us compete in the US banking industry.

Substantial competition in the California banking market could adversely affect us

        Banking is a highly competitive business. We compete actively for loan, deposit, and other financial services business in California, as well as nationally and internationally. Our competitors include a large number of state and national banks, thrift institutions and major foreign-affiliated or foreign banks, as well as many financial and non-financial firms that offer services similar to those offered by us. Some of our competitors are community banks that have strong local market positions. Other competitors include large financial institutions (such as Bank of America, Citibank, Washington Mutual, and Wells Fargo) that have substantial capital, technology and marketing resources. Such large financial institutions may have greater access to capital at a lower cost than us, which may adversely affect our ability to compete effectively. Banks, securities firms, and insurance companies can now combine as a "financial holding company." Financial holding companies can offer virtually any type of financial service, including banking, securities underwriting, insurance (both agency and underwriting), and merchant banking. Recently, a number of foreign banks have acquired financial services companies in the US, further increasing competition in the US market.

Restrictions on dividends and other distributions could limit amounts payable to us

        As a holding company, a substantial portion of our cash flow typically comes from dividends our bank and nonbank subsidiaries pay to us. Various statutory provisions restrict the amount of dividends our subsidiaries can pay to us without regulatory approval. In addition, if any of our subsidiaries liquidate, that subsidiary's creditors will be entitled to receive distributions from the assets of that subsidiary to satisfy their claims against it before we, as a holder of an equity interest in the subsidiary, will be entitled to receive any of the assets of the subsidiary.

Adverse effects of, or changes in, banking or other laws and regulations or governmental fiscal or monetary policies could adversely affect us

        We are subject to significant federal and state regulation and supervision, which is primarily for the benefit and protection of our customers and not for the benefit of investors. In the past, our business has been materially affected by these regulations. This trend is likely to continue in the future. Laws, regulations or policies, including accounting standards and interpretations currently affecting us and our subsidiaries may change at any time. Regulatory authorities may also change their interpretation of these statutes and regulations. Therefore, our business may be adversely affected by any future changes in laws, regulations, policies or interpretations, including legislative and regulatory reactions to the terrorist attack on September 11, 2001, and future acts of terrorism, and the Enron Corporation, WorldCom, Inc. and other major US corporate bankruptcies and reports of accounting irregularities at US public companies, including various large and publicly traded companies. Additionally, our international activities may be subject to the laws and regulations of the jurisdiction where business is being conducted. International laws, regulations and policies affecting us and our subsidiaries may change at any time and affect our business opportunities and competitiveness in these jurisdictions. Due to The Bank of Tokyo-Mitsubishi, Ltd.'s controlling ownership of us, laws, regulations and policies adopted or enforced by the government of Japan may adversely affect our activities and investments and those of our subsidiaries in the future. Additionally, our business is affected significantly by the fiscal and monetary policies of the federal government and its agencies. We are particularly affected by the policies of the Federal Reserve Board, which regulates the supply of money and credit in the US. Under long-standing policy of the Federal Reserve Board, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of that policy, we may be required to commit financial and other resources to our subsidiary bank in circumstances where we might not otherwise do so. Among the instruments of monetary policy available to the Federal Reserve Board are (a) conducting open market operations in US government securities, (b) changing the discount rates of borrowings by depository institutions, and (c) imposing or changing reserve requirements against certain borrowings by banks and their affiliates. These methods are used in varying degrees and combinations to directly affect the availability of bank loans and deposits, as well as the interest rates charged on loans and paid on deposits. The policies of the Federal Reserve Board may have a material effect on our business, results of operations and financial condition.

We may not be able to successfully implement our operating strategies

        From time to time, we develop long-term financial performance goals to guide and measure the success of our operating strategies. We can make no assurances that we will be successful in achieving these long-term goals or that our operating strategies will be successful. Achieving success in these areas is dependent on a number of factors, many of which are beyond our direct control. Factors that may adversely affect our ability to attain our long-term financial performance goals include:

  •
  deterioration of our asset quality;

  •
  our inability to control noninterest expense, including, but not limited to, rising employee and healthcare costs;

  •
  our inability to increase noninterest income;

  •
  our inability to decrease reliance on revenues generated from assets;

  •
  our ability to manage loan growth;

  •
  our ability to find acquisition targets at valuation levels we find attractive;

  •
  regulatory and other impediments associated with making acquisitions;

  •
  deterioration in general economic conditions, especially in our core markets;

  •
  decreases in our net interest margin;

  •
  increases in competition;

  •
  adverse regulatory or legislative developments; and

  •
  unexpected increases in costs related to acquisitions.

Information Regarding Forward Looking Statements

        This document contains certain forward-looking statements with respect to the financial condition, results of operations and business of UnionBanCal Corporation and Business Bancorp in the future, including statements relating to the expected impact of the merger on UnionBanCal Corporation's financial performance and the market value of UnionBanCal Corporation common stock in the future. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities:

  •
  expected cost savings from the merger cannot be fully realized;

  •
  deposit attrition, customer loss or revenue loss following the merger is greater than expected;

  •
  competitive pressure in the banking industry increases significantly;

  •
  completion of the merger occurs later than expected;

  •
  costs or difficulties related to the integration of the business of Union Bank of California, N.A. and Business Bank of California are greater than expected;

  •
  changes in the interest rate environment reduce margins;

  •
  general economic conditions, either nationally or regionally, are less favorable than expected, resulting in, among other things, a deterioration in credit quality; and

  •
  changes in the regulatory environment, business conditions, inflation and changes in the securities markets adversely affects any benefits to be expected from the merger.

Business Bancorp Shareholders' Meeting

Date, time and place of meeting

        The special meeting of Business Bancorp shareholders will be held on [                        ], January [    ], 2004 at [            ] a.m., local time at the Hilton Hotel near the Oakland Airport, One Hegenberger Road, Oakland, California 94621.

        At the meeting, the Business Bancorp shareholders will be asked to consider and vote on adoption of the merger agreement. The merger agreement is included as Annex A to this document and is incorporated in this document by reference.

        The board of directors of Business Bancorp, by unanimous vote, approved the merger agreement and recommends a vote "FOR" adoption of the merger agreement.

Record date and voting rights

        Only holders of record of Business Bancorp common stock at the close of business on [                        ], 2003 are entitled to notice of and to vote at the meeting. At the record date, Business Bancorp had approximately [    ] shareholders of record and [            ] shares of common stock outstanding and entitled to vote. Directors and executive officers of Business Bancorp and their affiliates owned beneficially as of the record date an aggregate of [            ] shares of Business Bancorp common stock (excluding exercisable stock options), or approximately [    ]% of the outstanding Business Bancorp common stock. Business Bancorp directors holding [            ] shares, or approximately [    ]% of the outstanding Business Bancorp common stock, have agreed to vote their shares in favor of adoption of the merger agreement. Business Bancorp executive officers who are not directors have not entered into agreements to vote their shares in favor of the merger agreement. Each Business Bancorp shareholder is entitled to one vote for each share of common stock he or she owns.

Vote required

        Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of common stock of Business Bancorp issued and outstanding on the record date. A vote of the stockholders of UnionBanCal Corporation is not required to adopt the merger agreement.

Voting by proxy

        Business Bancorp shareholders may use the enclosed proxy if they are unable to attend the meeting in person or wish to have their shares voted by proxy even if they attend the meeting. All proxies that are properly executed and returned, unless revoked, will be voted at the meeting in accordance with the instructions indicated or, if no instruction is indicated, in favor of the merger. The execution of a proxy will not affect the right of a shareholder to attend the meeting and vote in person.

Revocability of proxies

        A person who has given a proxy may revoke it any time before it is exercised at the meeting by filing with the Secretary of Business Bancorp a written notice of revocation or a proxy bearing a later date or by attendance at the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Quorum and adjournments

        The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum. Abstentions and broker non-votes (as described below) will be counted solely for the purpose of determining whether a quorum is present. Under the applicable rules of the National Association of Securities Dealers, Inc., brokers or members who hold shares in street name for customers who are the beneficial owners of the shares are prohibited from giving a proxy to vote those shares with respect to the adoption of the merger agreement in the absence of specific instructions from the customers. We refer to these as "broker non-votes." Abstentions and broker non-votes will not be counted as a vote "FOR" or "AGAINST" the adoption of the merger agreement but will have the same effect as a vote "AGAINST" adoption of the merger agreement because adoption of the merger agreement requires the approval of a majority of outstanding shares of Business Bancorp common stock.

        The special meeting may be adjourned, even if a quorum is not present, by the vote of the holders of a majority of the shares represented at the meeting in person or by proxy. In the absence of a quorum at the meeting, no other business may be transacted at the meeting.

        Notice of the adjournment of a meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, provided that if the adjournment is for more than 45 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each shareholder of record entitled to vote at the meeting. At an adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Solicitation of proxies

        The board of directors of Business Bancorp is soliciting proxies for the meeting. Union Bank of California, N.A. and Business Bancorp will share equally the cost of printing and distributing the proxy material relating to the meeting. Business Bancorp will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward these proxy solicitation materials to shareholders whose common stock is held of record by those entities, and will reimburse these entities for reasonable out-of-pocket expenses they incur. Solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Business Bancorp, Business Bank of California, UnionBanCal Corporation and Union Bank of California, N.A., who will not receive any additional compensation for such efforts.

Voting and tendering by participants in the Business Bank of California 401(k) Plan

        Business Bank of California is sending separate forms to employees who hold Business Bancorp common stock in their accounts under the 401(k) plan. These forms instruct Bankers Trust Company N.A., which acts as trustee for the 401(k) plan to vote and tender these shares in accordance with instructions from participants, or their beneficiaries in the case of deceased participants. If a participant or beneficiary fails to give instructions, the trustee will vote and tender these shares in the same proportions as are specified in the voting and tendering instructions from plan participants. The trustee will use the same procedure to vote and tender any shares of Business Bancorp common stock held by the 401(k) plan that have not yet been allocated to participants' accounts.

        Participants may revoke their voting instructions and tendering instructions by executing and delivering to the trustee prior to [                        ], 2004, a duly executed form bearing a later date or by giving written notice to the trustee through Principal Financial Group, the 401(k) plan's outside administrator, at the following address:

Principal Financial Group
P.O. Box 8600
Waterloo, IA 50704
Attn: Dana Alderson

The trustee must receive any revocation sufficiently before the special meeting to allow it to act on the changed instructions.

        Under the terms of the 401(k) plan, only the trustee can vote and tender the shares held under the 401(k) plan, even if a participant or his or her beneficiaries attend the special meeting in person.

        Business Bank of California has instructed the 401(k) trustee and the outside administrator to keep voting and tendering directions confidential and not to reveal participants' votes and tendering instructions, except for aggregate voting and tendering totals for participants, which may be revealed to Business Bancorp.

Voting and tendering by participants in the Business Bancorp ESOP

        Business Bancorp is sending separate voting and tendering instruction forms to employees who hold Business Bancorp common stock in their accounts under the ESOP. These forms instruct Price Reinhardt Price, Inc., which has been appointed to act as independent servicer to maintain the confidentiality of individual instructions, to direct Alan J. Lane, Charles O. Hall and Timothy J. Jorstad, who act as ESOP trustees for the ESOP, to vote and tender these shares in accordance with instructions from participants, or their beneficiaries in the case of deceased participants. If a participant or beneficiary fails to give instructions, the servicer will direct the ESOP trustees to vote and tender these shares in the same proportions as are specified in the voting and tendering instructions from plan participants, which is referred to as "mirror" provisions. The ESOP trustees will use the same procedure to vote and tender any shares of Business Bancorp common stock held by the ESOP which have not yet been allocated to participants' accounts. While the ESOP currently does not include "mirror "provisions, it is intended that the ESOP will be amended to include these provisions before November 21, 2003. Due to the fact that "mirror" provisions will be included in the ESOP, no independent fiduciary will be retained to represent unvoted or unallocated shares.

        Participants may revoke their voting instructions and tendering instructions by executing and delivering to the servicer prior to [                        ], 2004, a duly executed form bearing a later date or by giving written notice to the servicer at the following address:

Price Reinhardt Price, Inc.
790 W. Shaw Avenue, Suite 260
Fresno, CA 93704
Attn: Phil Price

        The servicer must receive any revocation sufficiently before the special meeting to allow it to act on the changed instructions.

        Under the terms of the ESOP, only the ESOP trustees can vote and tender the shares held under the ESOP, even if a participant or his beneficiaries attend the special meeting in person.

        Business Bancorp has instructed the servicer to keep voting and tendering directions confidential and not to reveal participants' votes or tendering instructions, except for aggregate voting and tendering totals for participants, which may be revealed to the ESOP trustees and to Business Bancorp.

Other matters

        The board of directors of Business Bancorp is not aware of any matters to come before the meeting other than as stated above. If any other matters should be brought before the meeting, or any adjournment thereof, upon which a vote properly may be taken, the proxy holders will vote in their discretion unless otherwise provided in the proxies.

The Merger

General

        The boards of directors of UnionBanCal Corporation, Union Bank of California, N.A., Business Bancorp and Business Bank of California have each approved the merger agreement, which provides for the merger of Business Bancorp and Business Bank of California with and into Union Bank of California, N.A. through a series of steps described in detail under "The Merger Agreement—Structure of the merger; effective time" on page [    ]. This section of the document describes certain aspects of the merger, including the background of the merger and the parties' reasons for the merger and related transactions.

        Subject to the terms and conditions of the merger agreement, at completion of the two related merger transactions, Business Bancorp will no longer exist as a separate entity and Business Bank of California will merge with and into Union Bank of California, N.A., with Union Bank of California, N.A. as the surviving corporation. Thereafter, Union Bank of California, N.A. will continue its corporate existence as a national bank and the separate corporate existence of Business Bancorp and Business Bank of California will terminate. Holders of Business Bancorp common stock will be entitled to receive UnionBanCal Corporation common stock and/or cash as discussed under "Summary—What Business Bancorp shareholders will receive in the merger" on page [    ] and "The Merger Agreement—Conversion of Business Bancorp common stock" on page [    ].

Background of the merger

        Union Bank of California, N.A. conducted a strategic review of the banking business in California during 2003 and concluded that branch-based distribution systems remain a key success factor for competing in that business and that acquiring community banks is a viable tactic for expanding the branch system. As part of the ongoing strategic planning process of Union Bank of California, N.A., strategically important geographic markets and acquisition candidates within those markets were identified, and among them was Business Bancorp.

        In recent years, Business Bank of California, together with its parent, Business Bancorp, has been active in expanding its franchise through acquisitions and the opening of de novo branches. On December 31, 2001, Business Bancorp completed a merger of equals with MCB Financial Corporation, which increased Business Bancorp's assets by approximately 63.4%. Since that time, the combined entity has continued to grow and expand internally although Business Bancorp has actively sought other acquisitions that it views as complementary to its existing branch network.

        On May 15, 2003, D. Jeffrey Morrow, Senior Vice President, and Mag Wangsuwana, Vice President, both of Union Bank of California, N.A., attended a lunch meeting in Ontario, California, with Alan J. Lane, Chief Executive Officer of Business Bancorp. At this meeting, Mr. Morrow and Mr. Wangsuwana expressed their interest in pursuing merger discussions with Business Bancorp. Mr. Lane stated that he would advise the directors of Business Bancorp of their interest.

        Following the initial meeting of May 15, 2003, Business Bancorp's directors reviewed the interest of Union Bank of California, N.A. during the May 21 meeting of Business Bancorp's Mergers and Acquisition Committee and the May 22 meeting of its board of directors. The board determined that in light of a potentially attractive price to Business Bancorp's shareholders Business Bancorp should pursue discussions with Union Bank of California, N.A. The Board authorized Alan Lane to pursue discussions further and he advised Mr. Morrow of the Board's interest.

        On June 19, 2003, Mr. Lane met with Richard Hartnack, Vice Chairman of UnionBanCal Corporation as well as Messrs. Morrow and Wangsuwana in Mr. Hartnack's office in San Francisco. The representatives confirmed their interest in proceeding further with a review of the business of Business Bancorp. Following this meeting, Union Bank of California, N.A. entered into a confidentiality agreement with Business Bancorp on June 23, 2003. From approximately June 25, 2003 and for several weeks thereafter, Union Bank of California, N.A. conducted a review of public and limited non-public information. At the same time, Messrs. Lane and Morrow continued to discuss financial and other potential deal terms of a possible transaction.

        Following preliminary due diligence, on July 17, 2003 Messrs. Lane and Morrow discussed pricing structure by phone and also discussed a structure that would allow shareholders to elect the form of consideration, with a minimum amount of stock of approximately 45%.

        On August 4, 2003, Union Bank of California, N.A. presented Business Bancorp with a non-binding written indication of interest, which addressed the material terms of the transaction, but was subject to a more thorough due diligence investigation of Business Bancorp and various requested materials. Union Bank of California, N.A. commenced on-site due diligence of Business Bancorp in mid August 2003. Over the next several weeks, Messrs. Lane and Morrow continued to discuss and negotiate the financial structure and other terms of a possible transaction. Final due diligence ended on August 22, 2003.

        On August 5, 2003 Alan Lane contacted Justin Van Etten, a principal of Keefe, Bruyette & Woods, at which time Mr. Lane asked Mr. Van Etten if his firm would be interested in evaluating the terms of the proposed acquisition and preparing a fairness opinion respecting the consideration to be paid. Business Bancorp's board of directors determined to retain the services of Keefe, Bruyette & Woods for this purpose, and Business Bancorp entered into an engagement letter with Keefe, Bruyette & Woods on August 8, 2003. Keefe, Bruyette & Woods prepared the fairness opinion and ultimately presented it to the Business Bancorp Board of Directors on September 25, 2003, in connection with the execution of the Merger Agreement by Business Bancorp and Business Bank of California.

        On September 4, 2003, the boards of directors of UnionBanCal Corporation and Union Bank of California, N.A. authorized their respective managements to enter into and consummate a merger agreement with Business Bank of California.

        On September 5, 2003, Manatt, Phelps & Philips, LLP, legal counsel to Union Bank of California, N.A., submitted a proposed draft of a merger agreement to Business Bancorp, King, Holmes, Paterno & Berliner, LLP and Keefe, Bruyette & Woods. Members of Business Bancorp's management, King, Holmes, Paterno & Berliner, LLP and Keefe, Bruyette & Woods reviewed the draft and held, between September 5 and September 25, 2003 various discussions and negotiations with Manatt, Phelps & Philips, LLP and Union Bank of California, N.A. concerning the proposed structure and terms of the merger agreement.

        At a meeting of Business Bancorp's board of directors on September 25, 2003, at which both Business Bancorp's outside legal counsel and a representative of Keefe, Bruyette & Woods were present, the board of directors reviewed the fairness option and discussed it with the representative of Keefe, Bruyette & Woods, and determined that the consideration to be received in the merger was fair to Business Bancorp's shareholders from a financial point of view. Thereafter, the board unanimously approved and authorized the execution of the merger agreement.

        The merger agreement was executed on September 25, 2003. On September 26, 2003, UnionBanCal Corporation and Business Bancorp issued a joint press release announcing the signing of the merger agreement.

Reasons for the merger; recommendation of the Business Bancorp board of directors

        Business Bancorp's board of directors has determined that the terms of the merger are fair to, and in the best interests of, Business Bancorp and its shareholders. Business Bancorp's board of directors consulted with management, as well as its legal counsel and financial advisors in reaching its decision to approve the merger. Business Bancorp's board of directors considered a number of factors in its deliberations, including the following:

  •
  information concerning the financial performance, condition and business operations of UnionBanCal Corporation;

  •
  the liquidity of UnionBanCal Corporation common stock and the relative lack of liquidity with respect to Business Bancorp common stock;

  •
  the structure of the transaction, including the fact that those shareholders of Business Bancorp who receive UnionBanCal Corporation common stock in exchange for all or a portion of their shares of Business Bancorp common stock will be able to receive those shares in a tax deferred exchange;

  •
  the terms of the merger agreement and other documents to be executed in connection with the merger;

  •
  the presentation of Keefe, Bruyette & Woods and its opinion that the merger consideration is fair, from a financial point of view, to the shareholders of Business Bancorp;

  •
  the board's review with its legal and financial advisors of alternatives to the merger, the range and possible value to Business Bancorp shareholders obtainable through such alternatives and the timing and likelihood of the alternatives;

  •
  the current and prospective economic environment and increasing regulatory and competitive burdens and constraints facing similar financial institutions;

  •
  the consolidation currently underway in the banking industry and the increased competition from larger independent banks in California; and

  •
  the anticipated positive effect of the merger on existing shareholders, personnel, customers and communities of Business Bancorp and Business Bank of California.

        In addition to the advantages, discussed in the previous paragraph, of a merger with a larger financial institution, the board of directors and management of Business Bancorp also discussed the various risks of combining with Union Bank of California, N.A., including the disadvantages of being part of a larger entity and the potential for decreased customer service. However, after weighing the advantages and disadvantages of a merger with Union Bank of California, N.A., the Business Bancorp board of directors determined that the advantages clearly outweighed the disadvantages.

        The foregoing discussion of the factors that the Business Bancorp board of directors considered is not intended to be exhaustive, but includes all material factors that the Business Bancorp board of directors considered. In view of the complexity and wide variety of factors that the Business Bancorp board of directors considered, the Business Bancorp board of directors did not find it practical to and did not quantify, rank or otherwise weight the factors considered. In addition, individual members of the board may have given different weights to different factors.

        Based on the foregoing, the Business Bancorp board of directors unanimously recommends that the Business Bancorp shareholders vote "FOR" adoption of the merger agreement.

Opinion of Business Bancorp's Financial Advisor

        Keefe, Bruyette & Woods, Inc. has rendered an opinion to the shareholders of Business Bancorp as to the fairness from a financial point of view of the consideration paid in the merger of Business Bancorp into Union Bank of California, N.A. Business Bancorp selected Keefe, Bruyette & Woods because it is a nationally recognized investment-banking firm with substantial experience in transactions similar to the merger and is familiar with Business Bancorp and its business. As part of its investment banking business, Keefe, Bruyette & Woods is continually engaged in the valuation of financial businesses and their securities in connection with mergers and acquisitions.

        At the September 25, 2003 Business Bancorp board of directors meeting, Keefe Bruyette & Woods reviewed the financial aspects of the proposed merger with the board of directors and rendered a written opinion that the consideration to be received by Business Bancorp's shareholders in the merger was fair to those shareholders from a financial point of view. For the purposes of the written opinion, the consideration to be paid by UnionBanCal Corporation for all outstanding shares of Business Bancorp's common stock is cash equal to cash in the amount of $28.57 per share or a fraction of a share of UnionBanCal Corporation common stock equal to the exchange ratio subject to certain adjustments set forth in the merger agreement.

        The full text of Keefe, Bruyette & Woods' written opinion is attached as Annex B to this document and is incorporated herein by reference. Business Bancorp's shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Keefe, Bruyette & Woods.

        Keefe, Bruyette & Woods' opinion is directed to the Business Bancorp's board and addresses only the fairness, from a financial point of view, of the merger consideration to the Business Bancorp shareholders. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any Business Bancorp shareholder as to how the shareholder should vote at the Business Bancorp special meeting on the merger agreement or any related matter.

        In rendering its opinion, Keefe, Bruyette & Woods:

  •
  reviewed, among other things:

  •
  the merger agreement,

  •
  annual reports to shareholders of UnionBanCal Corporation,

  •
  annual reports to shareholders and Annual Reports on Form 10-K of Business Bancorp,

  •
  quarterly reports on Form 10-Q of UnionBanCal Corporation,

  •
  quarterly reports on Form 10-Q of Business Bancorp, and

  •
  financial information made available by Business Bancorp management, including financial projections;

  •
  held discussions with members of senior management of Business Bancorp and UnionBanCal Corporation regarding:

  •
  past, present and future operations and financial condition of Business Bancorp, and

  •
  the strategic objective of the merger and certain other benefits of the merger;

  •
  reviewed the market prices, valuation multiples, publicly reported financial conditions and results of operations for Business Bancorp and UnionBanCal Corporation, and compared them with those of certain publicly traded companies that Keefe, Bruyette & Woods deemed to be relevant;

  •
  compared the proposed financial terms of the merger with the financial terms of certain other transactions that Keefe, Bruyette & Woods deemed to be relevant; and

  •
  performed such other analyses that it considered appropriate.

        In conducting its review and arriving at its opinion, Keefe, Bruyette & Woods relied upon and assumed the accuracy and completeness of all of the financial and other information provided to or otherwise made available to Keefe, Bruyette & Woods or that was discussed with, or reviewed by or for

Keefe, Bruyette & Woods, or that was publicly available. Keefe, Bruyette & Woods did not assume any responsibility to verify such information independently. Keefe, Bruyette & Woods assumed that the financial and operating forecasts for Business Bancorp provided by management of Business Bancorp have been reasonably prepared and reflect the best currently available estimates and judgments of senior management of Business Bancorp as to the future financial and operating performance of Business Bancorp. Keefe, Bruyette & Woods assumed, without independent verification, that the aggregate allowances for loan and lease losses for UnionBanCal Corporation and Business Bancorp are adequate to cover those losses. Keefe, Bruyette & Woods did not make or obtain any evaluations or appraisals of any assets or liabilities of UnionBanCal Corporation or Business Bancorp, and Keefe, Bruyette & Woods did not examine any books and records or review individual credit files.

        For purposes of rendering its opinion, Keefe, Bruyette & Woods assumed that, in all respects material to its analyses:

  •
  the merger will be completed substantially in accordance with the terms set forth in the merger agreement;

  •
  the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

  •
  each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

  •
  all conditions to the completion of the merger will be satisfied without any waivers; and

  •
  in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no restrictions, including any divestiture requirements or amendments or modifications will be imposed that will have a material adverse effect on the future results of operations or financial condition of Business Bancorp, Inc., UnionBanCal Corporation or the combined entity, as the case may be, or the contemplated benefits of the merger.

        Keefe, Bruyette & Woods further assumed that the merger will be accounted for as a purchase under generally accepted accounting principles, and that the merger will qualify as a tax-free reorganization for US federal income tax purposes. Keefe, Bruyette & Woods' opinion is not an expression of an opinion as to the prices at which shares of Business Bancorp common stock or UnionBanCal Corporation common stock will trade following the announcement of the merger or the actual value of the UnionBanCal Corporation common stock when issued pursuant to the merger, or the prices at which the UnionBanCal Corporation common stock will trade following the completion of the merger.

        In performing its analyses, Keefe, Bruyette & Woods made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Keefe, Bruyette & Woods, Business Bancorp and UnionBanCal Corporation. Any estimates contained in the analyses performed by Keefe, Bruyette & Woods are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the Keefe, Bruyette & Woods opinion was among several factors taken into consideration by the Business Bancorp board in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as solely determinative of the decision of the Business Bancorp board or management of Business Bancorp with respect to the fairness of the merger consideration.

Summary of analyses by Keefe, Bruyette & Woods

        The following is a summary of the material analyses presented by Keefe, Bruyette & Woods to the Business Bancorp's board on September 25, 2003, in connection with its written opinion. The summary is not a complete description of the analyses underlying the Keefe, Bruyette & Woods opinion or the presentation made by Keefe, Bruyette & Woods to the Business Bancorp's board, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Keefe, Bruyette & Woods did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, Keefe, Bruyette & Woods believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone are not a complete description of the financial analyses.

        Contribution Analysis.    Keefe, Bruyette & Woods analyzed the relative contribution of each of Business Bancorp and UnionBanCal Corporation to certain pro forma balance sheet and income statement items of the combined entity, including assets, tangible equity, deposits, loans and estimated 2004 net income. Keefe, Bruyette & Woods compared the relative contribution of balance sheet and income statement items with the estimated pro forma ownership for Business Bancorp assuming that UnionBanCal Corporation were to issue 100% stock in the transaction. The results of the analysis of Keefe, Bruyette & Woods are set forth in the following table.

Category	UnionBanCal Corporation	Business Bancorp
2004 Estimated Net Income	98.8%	1.2%
Shareholder's Equity	98.5%	1.5%
Tangible Equity	99.0%	1.0%
Assets	98.5%	1.5%
Deposits	98.5%	1.5%
Loans	98.5%	1.5%
Market Capitalization	98.7%	1.3%

        Selected Transaction Analysis.    Keefe, Bruyette & Woods reviewed certain financial data related to nationwide bank transactions announced after January 1, 2002 to September 24, 2003 with aggregate transaction values between $50 million and $250 million. Those transactions were as follows:

Acquiror	Acquiree
First Midwest Bancorp, Inc.	CoVest Bancshares, Inc.
Banknorth Group, Inc.	First & Ocean Bancorp
Fulton Financial Corporation	Resource Bankshares Corporation
Humboldt Bancorp	California Independent Bancorp
Southern Community Financial Corp.	Community Bank
Royal Bank of Scotland Group, Plc	Community Bancorp, Inc.
BOK Financial Corporation	Colorado Funding Company
Provident Bancorp, Inc. (MHC)	E.N.B. Holding Company, Inc.

1867 Western Financial Corporation	Central Valley Bancorp
Community Bank System, Inc.	Grange National Banc Corp.
BancTrust Financial Group, Inc.	CommerceSouth, Inc.
South Financial Group, Inc. (The)	MountainBank Financial Corporation
First Federal Capital Corp	Liberty Bancshares, Inc.
United Bankshares, Inc.	Sequoia Bancshares, Inc.
UCBH Holdings, Inc.	First Continental Bank
Southwest Bancorp. of Texas	Maxim Financial Holdings, Inc.
KNBT Bancorp Inc.	First Colonial Group, Inc.
Bridgeview Bancorp, Inc.	Upbancorp, Inc.
F.N.B. Corp.	Charter Banking Corp.
Charter One Financial	Advance Bancorp Inc.
Fulton Financial Corporation	Premier Bancorp Inc.
First Southern Bancorp, Inc.	South Central Bancshares, Inc.
Main Street Banks, Inc.	First Colony Bancshares, Incorporated
Interchange Financial Services Corporation	Bridge View Bancorp
Chittenden Corp.	Granite State Bankshares, Inc.
MB Financial Inc.	South Holland Bancorp Inc.
South Financial Group, Inc. (The)	Central Bank of Tampa
Synovus Financial Corp.	FNB Newton Bankshares, Inc.
Synovus Financial Corp.	United Financial Holdings, Inc.
KeyCorp	Union Bankshares, Ltd.
National Penn Bancshares Inc.	FirstService Bank
First Citizens Bancorporation of South Carolina	First Banks, Inc.
Royal Bank of Canada	Admiralty Bancorp, Inc.
UCBH Holdings, Inc.	Bank of Canton of California
First Merchants Corp.	CNBC Bancorp
Partners Trust Financial (MHC)	Herkimer Trust Corporation, Inc.
UnionBanCal Corporation	Valencia Bank & Trust
Rabobank Group	VIB Corp.
Umpqua Holdings Corp.	Centennial Bancorp
Pacific Northwest Bancorp	Bank of the Northwest
Colonial BancGroup, Inc.	Palm Beach National Holding Company
First State Bancorporation	First Community Industrial Bank
BOK Financial Corporation	Bank of Tanglewood, NA
Sky Financial Group Inc.	Three Rivers Bancorp, Inc.
Synovus Financial Corp.	Community Financial Group, Inc.
First Community Bancorp	First National Bank
Banknorth Group Inc.	Bancorp Connecticut, Inc.
South Financial Group, Inc. (The)	Gulf West Banks, Inc.
Hawthorne Financial Corporation	First Fidelity Bancorp, Inc.
S&T Bancorp, Inc.	Peoples Financial Corporation, Inc.
Charter One Financial, Inc.	Charter National Bancorp, Inc.

        For the purpose of this analysis, transaction multiples from the merger were derived from the deal price range of between $29.27 and $30.17 per share and financial data as of September 24, 2003 for Business Bancorp. The estimated range represents values derived from a maximum election of cash and stock, respectively, calculated using UnionBanCal Corporation's closing stock price as of September 24, 2003. Keefe, Bruyette & Woods compared these results with the multiples implied by the selected transactions listed above. The results of Keefe, Bruyette & Woods' calculations and the analysis are set forth in the following table.

	UnionBanCal Corporation / Business Bancorp Transaction Maximum Election of Cash		UnionBanCal Corporation / Business Bancorp Transaction Maximum Election of Stock		Prior National Bank Median
Deal Price / Book Value	197%		203%		255%
Deal Price / Tangible Book Value	312%		321%		266%
Deal Price / Trailing 12 Months Earnings per Share	19.8	x	20.4	x	20.1	x

        No company or transaction used as a comparison in the above analysis is identical to Business Bancorp, UnionBanCal Corporation or the merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

        Discounted Cash Flow Analysis.    Keefe, Bruyette & Woods estimated the present value of Business Bancorp common stock based on a continued independence scenario by calculating the present value of the Business Bancorp, Inc. common stock as of December 2007. For purposes of this analysis, a discount rate was calculated based on a model assessing a risk-free interest rate plus a market-based risk adjustment. Keefe, Bruyette & Woods relied on financial projections provided by Business Bancorp's management. The analysis resulted in a range of values from $20.82 to $30.68 per share.

        Keefe, Bruyette & Woods stated that the discounted cash flow present value analysis is a widely used valuation methodology but noted that it relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Business Bancorp, Inc. common stock.

        Selected Peer Group Analysis.    Keefe, Bruyette & Woods compared the financial performance and market performance of UnionBanCal Corporation to those of a group of 20 comparable United States bank holding companies. The group included:

    BB&T Corporation
    PNC Financial Services Group, Inc.
    Comerica Incorporated
    SouthTrust Corporation
    M&T Bank Corporation
    Regions Financial Corporation
    Charter One Financial, Inc.
    AmSouth Bancorporation
    Northern Trust Corporation
    Mellon Financial Corporation
    Popular, Inc.
    Union Planters Corporation
    Marshall & Ilsley Corporation
    Huntington Bancshares Incorporated
    First Tennessee National Corporation
    Zions Bancorporation
    Banknorth Group, Inc.
    Compass Bancshares, Inc.
    North Fork Bancorporation, Inc.
    Synovus Financial Corp.

        To perform this analysis, Keefe, Bruyette & Woods used the financial information as of and for the quarter ended June 30, 2003. Market price information was as of September 24, 2003 and earnings estimates were taken from a nationally recognized earnings estimate consolidator for comparable companies.

        Keefe, Bruyette & Woods' analysis showed the following concerning UnionBanCal Corporation's financial performance:

Performance Measure	UnionBanCal Corporation	Peer Group Average	Peer Group Median
Return on Assets	1.46%	1.45%	1.44%
Return on Equity	13.90%	16.47%	16.37%
Net Interest Margin	4.74%	3.74%	3.90%
Efficiency Ratio	56.35%	58.47%	56.91%
Equity / Assets	9.07%	8.81%	8.87%
Tangible Equity / Tangible Assets	8.59%	6.55%	6.67%
Non Performing Assets / Assets	1.15%	0.55%	0.47%
Loan Loss Reserves / Non-Performing Loans	150.78%	227.68%	199.42%

        Keefe, Bruyette & Woods' analysis also showed the following concerning UnionBanCal Corporation's financial performance:

Performance Measure	UnionBanCal Corporation		Peer Group Average		Peer Group Median
Price to Book Multiple Value per Share	1.93	x	2.34	x	2.06	x
Price to Tangible Book Multiple Value per Share	2.05	x	3.32	x	2.98	x
Price to Earnings Multiple, Trailing 12 Months Earnings per Share	13.56	x	15.09	x	13.74	x
Price to Earnings Multiple, based on 2003 GAAP estimated earnings	12.14	x	12.96	x	12.20	x
Dividend Yield	2.48%		2.87%		2.85%

        As part of its investment banking business, Keefe, Bruyette & Woods is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, Keefe, Bruyette & Woods has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, Keefe, Bruyette & Woods may, from time to time, purchase securities from, and sell securities to, Business Bancorp and UnionBanCal Corporation. As a market maker in securities Keefe, Bruyette & Woods may from time to time have a long or short position in, and buy or sell, debt or equity securities of Business Bancorp and UnionBanCal Corporation for Keefe, Bruyette & Woods' own account and for the accounts of its customers.

        Business Bancorp and Keefe, Bruyette & Woods have entered into an engagement agreement relating to the services to be provided by Keefe, Bruyette & Woods in connection with the merger. Business Bancorp will pay to Keefe, Bruyette & Woods at the time the merger is completed a cash fee of $250,000. Pursuant to the Keefe, Bruyette & Woods engagement agreement, Business Bancorp also agreed to reimburse Keefe, Bruyette & Woods for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify it against certain liabilities, including liabilities under the federal securities laws.

Regulatory approvals we must obtain for the merger to occur

        The proposed merger involves a series of transactions which require several regulatory approvals, notices and related filings. The merger will be accomplished through the following steps:

  •
  first, Business Bancorp will sell the common stock of its two trust subsidiaries to UnionBanCal Corporation, which will assume Business Bancorp's obligations and guarantees for the trust subsidiaries' preferred securities and related declarations of trust and debentures;

  •
  then, Business Bancorp will merge with and into Business Bank of California, with Business Bank of California as the surviving entity. Initially, the former shareholders of Business Bancorp will become entitled to receive shares of common stock of Business Bank of California; however, as a result of the remaining transaction described below, those shareholders will become entitled to receive the merger consideration described below;

  •
  then, Business Bank of California will merge with and into Union Bank of California, N.A., with Union Bank of California, N.A. as the surviving entity.

        The required approvals and notice filings include:

  •
  approval under the Bank Merger Act and other banking laws from the OCC, the primary regulator of the resulting institution, Union Bank of California, N.A., to merge Business Bank of California with and into Union Bank of California, N.A;

  •
  a permit filing from the DFI, the primary regulator of the disappearing institution, Business Bank of California, to issue its shares of stock to effect the first merger of Business Bancorp with and into Business Bank of California;

  •
  approval, also under the Bank Merger Act, from the FDIC for the merger of Business Bancorp with and into Business Bank of California; and

  •
  filing of a pre-closing report with the Japan FSA, the primary regulator of The Bank of Tokyo-Mitsubishi, Ltd.

        The OCC will take into consideration several factors in determining whether to approve the merger. Under the Bank Merger Act, the OCC must withhold approval of the merger if it finds that the transaction would tend to create a monopoly or would in any other manner be in restraint of trade, unless it finds that any such anti-competitive effects of the merger are clearly outweighed in the public interest by the probable effects of the merger in meeting the convenience and needs of the communities to be served.

        In deciding whether to approve the merger, the OCC also takes into consideration the financial and managerial resources and future prospects of Union Bank of California, N.A. following the transaction. The OCC has indicated that it will not approve a significant acquisition unless the resulting institution has sufficient capitalization, taking into account, among other things, asset quality.

        In addition, under the Community Reinvestment Act of 1977, the OCC must take into account the record of performance of Union Bank of California, N.A. and Business Bank of California, in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each institution. As part of the review process for the merger, the OCC will solicit public comments regarding the application. The OCC frequently receives, in merger transactions, protests from community groups and others regarding various aspects of the proposal and, in particular, the extent to which the applicants are complying with Community Reinvestment Act and fair lending laws. Union Bank of California, N.A. and Business Bank of California have received Community Reinvestment Act ratings of "satisfactory" in their most recent Community Reinvestment Act examinations by their respective federal regulators.

        The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA Patriot Act") also requires the OCC to consider the effectiveness of the insured institution in combating money laundering activities, including in overseas branches.

        The OCC is also authorized (but generally not required) to hold a public hearing or meeting in connection with an application for approval of a merger under the Bank Merger Act if it determines that such a hearing or meeting would be appropriate. A decision by the OCC to hold a public hearing or meeting regarding any such application could prolong the period during which that application is subject to review by the OCC.

        An OCC approval or potential approval of the transaction:

  •
  reflects only the OCC's views that the transaction does not contravene applicable competitive standards imposed by law and is consistent with regulatory policies relating to safety and soundness;

  •
  is not an OCC opinion that the proposed merger is financially favorable to the shareholders or that the OCC has considered the adequacy of the terms of the transaction; and

  •
  IS NOT AN ENDORSEMENT OF OR RECOMMENDATION FOR THE MERGER.

        The DFI will consider whether or not the proposed issuance of securities by Business Bank of California to the shareholders of Business Bancorp is fair, just and equitable.

        The FDIC will consider the merger of Business Bancorp (a noninsured entity) into Business Bank of California (an insured depository institution.)

        Also, the merger may not be consummated for up to 30 days from the date of approval, during which time it could be challenged by the United States Department of Justice on antitrust grounds. Based on current precedents, we do not anticipate that the merger will be subject to antitrust challenge, although no assurance can be provided in this regard. With the approval of the Department of Justice, however, this waiting period may be reduced to no less than 15 days.

New York Stock Exchange listing

        The UnionBanCal Corporation common stock to be issued to Business Bancorp shareholders must have been approved for listing on the New York Stock Exchange in order for the merger to close.

Interests of certain officers and directors in the merger

        Certain directors and officers of Business Bancorp and Business Bank of California may receive benefits from the merger that are different from or in addition to the benefits received by other shareholders. These benefits are discussed below.

        Ownership of Business Bancorp Stock Options.    As of the day the merger agreement was signed, executive officers, employees and non-employee directors of Business Bancorp held options to acquire 549,281 shares of Business Bancorp common stock. Before the merger between Business Bank of California and Union Bank of California, N.A., all unvested options to acquire shares of Business Bancorp common stock will vest pursuant to the terms of Business Bancorp's 1994 Incentive Stock Option Plan, as amended and 2002 Stock Option Plan, the MCB Financial Corporation 1999 Stock Option Plan, and Marin Community Bank, N.A. 1989 Stock Option Plan or any other plans or otherwise. All Business Bancorp option holders may enter into agreements that provide for their options outstanding immediately prior to the completion of the merger to be cancelled upon completion of the merger, and that in return for cancellation of their options, they each will receive an amount in cash equal to $28.57 less the exercise price of each option. Optionees who exercise their vested options and transmit a letter of transmittal/election form together with the stock certificate(s) for the shares of Business Bancorp common stock issued on exercise of the options to Computershare Trust Company of New York by 5:00 p.m., Eastern Time, January [    ], 2004, the day before the Business Bancorp shareholders' meeting, may state a preference to receive for each share of Business Bancorp common stock held by such shareholder immediately prior to the completion of the merger, the merger consideration payable in cash or a fraction of a share of UnionBanCal Corporation common stock.

        Ownership of Business Bancorp Common Stock.    As of the record date, which is [                        ], 2003, the directors and executive officers of Business Bancorp owned an aggregate of [                        ] shares of Business Bancorp common stock, not including [            ] shares subject to options exercisable currently or within 30 days of the completion of the merger. See "Stock Ownership of Management of Business Bancorp" on page [    ].

        Supplemental Executive Retirement Benefits.    Union Bank of California, N.A. will honor existing supplemental executive retirement benefit and other similar agreements as follows:

  •
  Business Bancorp has agreed to pay supplemental retirement benefits of $100,000 per year to Alan J. Lane, its Chief Executive Officer, and $100,000 per year to Charles O. Hall, its President and Chief Operating Officer, beginning after their respective 55th birthdays and continuing for 15 years thereafter. The supplemental retirement benefits described above will become fully vested upon the completion of the merger.

  •
  Business Bancorp has agreed to pay life insurance proceeds of $1,000,000 to the estate of Mr. Lane upon his death and $1,000,000 to the estate of Mr. Hall upon his death. The split-dollar life insurance benefits described above will become fully vested upon the completion of the merger.

  •
  Business Bancorp previously assumed the liability for a deferred compensation agreement entered into between Metro Commerce Bank and Mr. Hall upon its merger with Metro Commerce Bank. Under the agreement, Mr. Hall currently has a vested interest in contributions made my him, Metro Commerce Bank and related earnings totaling approximately $198,000. Upon the completion of the merger and the vesting of the supplemental retirement benefits described above, Mr. Hall will forfeit deferred compensation currently worth approximately $161,000. The remaining deferred compensation will accrue earnings according to the terms of the agreement and will be paid to Mr. Hall in installments beginning after his 55th birthday and continuing for 15 years thereafter.

  •
  Business Bancorp previously assumed liability for salary continuation agreements upon its acquisitions of Valley Merchants Bank and High Desert National Bank. Business Bancorp has agreed to pay $40,000 per year through December 2010 to Charles Rogness, the former Chief Executive Officer of Valley Merchants Bank and $40,000 per year through April 2012 to Donald Stebbins, the former Chief Executive Officer of High Desert National Bank. These salary continuation benefits are fully vested.

        Severance Benefits.    Union Bank of California, N.A. will honor the severance benefits provisions in the employment or severance agreements entered into between Business Bancorp and/or Business Bank of California and Ruth Adell, Patrick Phelan, Ed Fix, Dave Weiant, Larry Tidwell, Sheila Moran, Cindi Morales, and Travis Kawelmacher. The change in control provisions provide for severance benefits as follows:

  •
  12 months of salary plus an additional 2 weeks of salary for each full year of service for Mr. Fix, Mr. Weiant, Mr. Tidwell, Ms. Moran, Mr. Kawelmacher and Ms. Morales if their employment is terminated within 12 months following completion of the merger;

  •
  12 months of salary plus an additional 2 weeks of salary for each full year of service, and medical and life insurance benefits during that time for Ms. Adell if her employment is terminated within 12 months following completion of the merger; and

  •
  18 months of salary and average annual bonus plus an additional 2 weeks of salary and average annual bonus for each full year of service for Mr. Phelan upon the completion of the merger.

        Union Bank of California, N.A. will provide severance benefits to Business Bank of California employees and officers, who by reason of the merger become employees of Union Bank of California, N.A. or its affiliates and are thereafter terminated (except for cause), based on Union Bank of California, N.A.'s existing severance policies in effect as of September 25, 2003 and giving credit to such employees for prior service with Business Bank of California except for Mr. Lane, Mr. Hall, Ms. Adell, Mr. Phelan, Mr. Fix, Mr. Weiant, Mr. Tidwell, Ms. Moran, Ms. Morales, and Mr. Kawelmacher. See "The Merger Agreement-Employee benefits and agreements" on page [    ].

        Employment; Non-competition Agreements.    Union Bank of California, N.A. has offered to enter into an employment agreement with Mr. Lane and an employment agreement and a non-competition agreement with Mr. Hall, contingent upon the consummation of the merger of Business Bank of California with and into Union Bank of California, N.A., on the terms described below.

        In return for Mr. Lane's services after the merger and through June 4, 2004, and in lieu of his existing employment agreement with Business Bancorp and Business Bank of California, the employment agreement between Mr. Lane and Union Bank of California, N.A. would provide for:

  •
  24 months of salary for Mr. Lane upon completion of the merger;

  •
  a retention bonus of $125,000 payable as soon as practicable after the completion of the merger, subject to repayment if Mr. Lane's employment is terminated by Mr. Lane other than for cause prior to June 4, 2004;

  •
  an annual salary of approximately $315,000;

  •
  an annual bonus of approximately $112,500, to be pro rated through, and payable as soon as practicable after, the earlier of the date of termination or June 4, 2004;

  •
  eligibility to participate in employee benefits plans on the same basis as all other employees of Union Bank of California, N.A.; and

  •
  use of a company-owned automobile through the date his employment terminates.

        In return for Mr. Hall's services after the merger and through May 7, 2004, and in lieu of his existing employment agreement with Business Bancorp and Business Bank of California, the employment agreement between Mr. Hall and Union Bank of California, N.A. would provide for:

  •
  a retention bonus of $100,000 payable as soon as practicable after the completion of the merger, subject to repayment if Mr. Hall's employment is terminated by Mr. Hall other than for cause prior to May 7, 2004;

  •
  an annual salary of approximately $315,000;

  •
  an annual bonus of approximately $112,500, to be pro rated through, and payable as soon as practicable after, the earlier of the date of termination or May 7, 2004;

  •
  eligibility to participate in employee benefits plans on the same basis as all other employees of Union Bank of California, N.A.; and

  •
  use of a company-owned automobile through the date his employment terminates.

        In return for Mr. Hall's agreement not to compete against Union Bank of California, N.A. within 15 miles of a former Business Bank of California branch for a period of three years after the completion of the merger with Union Bank of California, N.A., Mr. Hall's non-competition agreement would provide for the payment of $900,000 over a three-year period in four installments, the first of which would be for $300,000 and would be payable as soon as is practicable upon termination of his employment. Three subsequent payments of $200,000 would be due annually, commencing one year after the termination of his employment.

        Non-employee directors of Business Bancorp have each signed a non-competition agreement with Union Bank of California, N.A. In return for providing on a reasonable efforts basis such competent financial and business advice, counsel and assistance as Union Bank of California, N.A. may from time-to-time request and agreeing not to complete within 15 miles of a former Business Bank of California branch for two years after completion of the merger, Union Bank of California, N.A. agrees to pay each such director $6,000 per year for two years following the completion of the merger.

        Indemnification; Directors and Officers Insurance.    Union Bank of California, N.A. has agreed to provide indemnification to the officers, directors and employees of Business Bank of California and Business Bancorp against any claim in connection with such individual's status as an officer or director to the same extent provided under the articles of incorporation and bylaws of Business Bancorp or such other agreement as may exist between the parties as they existed at the time the merger agreement was signed. Union Bank of California, N.A. has also agreed that all rights to indemnification provided in Business Bancorp's and its subsidiaries' governing documents shall continue in effect following the effective time with respect to events occurring before the effective time of the merger. Business Bancorp and Union Bank of California, N.A. will arrange for extended reporting period insurance coverage for all directors' and officers' liability insurance, for a period of six years after the effective time at an annual premium not in excess of 3.0 times the last annual premium prior to the signing of the merger agreement.

Accounting treatment

        The merger will be accounted for as a purchase transaction under accounting principles generally accepted in the United States of America.

        In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 addresses financial accounting and reporting for business combinations and is effective for all business combinations after June 30, 2001. SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets and is effective for fiscal years beginning after December 15, 2001. In October 2002, the FASB issued SFAS No. 147, "Acquisition of Certain Financial Institutions." This statement amended SFAS No. 72, "Accounting for Certain Acquisitions of Banking or Thrift Institutions." The provisions of this Statement that relate to the application of the purchase method of accounting apply to all acquisitions of financial institutions, except transactions between two or more mutual enterprises. With the adoption of SFAS No. 142, goodwill is no longer subject to amortization over its estimated useful life, rather goodwill will be subject to at least an annual assessment for impairment. The merger will be accounted for in accordance with SFAS No. 141. Any related goodwill or other intangible assets acquired through the transaction will be accounted for in accordance with SFAS No. 142.

Certain federal income tax consequences

The following discussion is not intended to be a complete analysis or description of all potential United States federal income tax consequences of the merger. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. Moreover, the discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the merger. Business Bancorp and UnionBanCal Corporation will not bear any expenses incurred by any shareholder arising from disputes with the IRS or any state or foreign tax agency over the tax consequences of the merger.

        The following are the expected material United States federal income tax considerations of the merger generally applicable to Business Bancorp shareholders. The following discussion is based on and subject to the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the regulations promulgated under the Code, existing interpretations and court decisions, all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of the discussion. This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances or if you are subject to special rules, such as rules relating to:

  •
  shareholders who are not United States persons;

  •
  financial institutions;

  •
  tax exempt organizations;

  •
  insurance companies;

  •
  dealers in securities;

  •
  traders in securities that elect to use a mark-to-market method of accounting;

  •
  shareholders who acquired their shares of Business Bancorp pursuant to the exercise of employee stock options or otherwise acquired shares as compensation; and

  •
  shareholders who hold their shares of Business Bancorp as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction.

        This discussion assumes you hold your shares of Business Bancorp stock as capital assets within the meaning of Section 1221 of the Code.

        Neither Business Bancorp nor UnionBanCal Corporation has requested a ruling from the IRS in connection with the merger. It is a condition to the consummation of the merger that Business Bank of California and Union Bank of California, N.A. each receive an opinion from counsel that the merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code for federal income tax purposes. Such tax opinion neither binds the IRS nor precludes the IRS from adopting a contrary position, and it is possible that the IRS may successfully assert a contrary position in litigation or other proceedings. Such tax opinion is based on the then-existing law, are subject to certain assumptions and qualifications and is based in part on the truth and accuracy of certain representations of Business Bancorp, Business Bank of California, UnionBanCal Corporation and Union Bank of California, N.A.

        UnionBanCal Corporation, Union Bank of California, N.A., Business Bancorp and Business Bank of California expect that the merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Code. The following discussion assumes that the merger will be treated accordingly.

        Business Bancorp Shareholders Who Receive Only UnionBanCal Corporation Common Stock.    If you are a holder of Business Bancorp common stock, except as discussed below with respect to cash received in lieu of fractional shares, you will not recognize gain or loss for United States federal income tax purposes as a result of the exchange of your Business Bancorp common stock solely for UnionBanCal Corporation common stock pursuant to the merger.

        Business Bancorp Shareholders Who Receive Both UnionBanCal Corporation Common Stock and Cash.    If you are a holder of Business Bancorp common stock and you receive both UnionBanCal Corporation common stock and cash (other than cash received in lieu of fractional shares) in exchange for your Business Bancorp common stock, you will recognize any gain, but not loss, in an amount equal to the lesser of:

  (i)
  the excess, if any, of:

  (1)
  the sum of the fair market value at the effective time of the merger of the UnionBanCal Corporation common stock and cash received; over

  (2)
  your tax basis in the shares of Business Bancorp common stock exchanged in the merger; and

  (ii)
  the amount of cash that you receive in exchange for your Business Bancorp common stock.

        Any gain will be treated as capital gain unless the receipt of the cash has the effect of the distribution of a dividend for US federal income tax purposes, in which case the gain will be treated as ordinary dividend income to the extent of your ratable share of Business Bancorp's accumulated earnings and profits. Any capital gain will be long-term capital gain if, as of the date of the merger, your holding period in your Business Bancorp common stock is greater than one year. The following is a brief discussion of the tax treatment described above; however, you should consult your own tax advisor about the possibility that all or a portion of any cash received in exchange for Business Bancorp common stock will be treated as a dividend.

        The stock redemption provisions of Section 302 of the Code apply in determining whether cash received by you in exchange for your Business Bancorp common stock has the effect of a distribution of a dividend under Section 356(a)(2) of the Code, which we refer to as a hypothetical redemption analysis. Under the hypothetical redemption analysis, you will be treated as if the portion of Business Bancorp common stock that you exchange for cash in the merger will instead be exchanged for UnionBanCal Corporation common stock, which we call the hypothetical shares, followed immediately by a redemption of the hypothetical shares by UnionBanCal Corporation for cash. Under the principles of Section 302 of the Code, you will recognize capital gain rather than dividend income with respect to the cash received if the hypothetical redemption is "not essentially equivalent to a dividend" or is "substantially disproportionate" with respect to you. In applying the principles of Section 302, the constructive ownership rules of Section 318 of the Code will apply in comparing your ownership interest in UnionBanCal Corporation both immediately after the merger (but before the hypothetical redemption) and after the hypothetical redemption.

        If you are a holder of Business Bancorp common stock, whether the hypothetical redemption by UnionBanCal Corporation of the hypothetical shares for cash is "not essentially equivalent to a dividend" will depend on your particular circumstances. However, the hypothetical redemption must, in any event, result in a "meaningful reduction" in your percentage ownership of UnionBanCal Corporation common stock. In determining whether the hypothetical redemption by UnionBanCal Corporation results in a meaningful reduction in your percentage ownership of UnionBanCal Corporation common stock, and, therefore, does not have the effect of a distribution of a dividend, you should compare your interest in UnionBanCal Corporation (including interests owned actually, hypothetically and constructively) immediately after the merger (but before the hypothetical redemption) to your interest after the hypothetical redemption. The Internal Revenue Service has indicated, in Revenue Ruling 76-385, that a shareholder in a publicly-held corporation whose relative stock interest in the corporation is minimal and who exercises no "control" over corporate affairs is generally treated as having had a meaningful reduction in his or her stock after a redemption transaction if his or her percentage stock ownership in the corporation has been reduced to any extent, taking into account the shareholder's actual and constructive ownership before and after the hypothetical redemption.

        If you are a holder of Business Bancorp common stock, the hypothetical redemption transaction would be "substantially disproportionate," and, therefore, would not have the effect of a distribution of a dividend if you own less than 50% of the voting power of the outstanding UnionBanCal Corporation common stock and the percentage of UnionBanCal Corporation common stock actually and constructively owned by you immediately after the hypothetical redemption is less than 80% of the percentage of UnionBanCal Corporation common stock actually, hypothetically and constructively owned by you immediately before the hypothetical redemption.

        Business Bancorp Shareholders Who Receive Only Cash.    If you are a holder of Business Bancorp common stock who exchanges all of your shares of common stock for cash or who exercises appraisal rights in connection with the merger, you will generally recognize capital gain to the extent the amount of cash received in the merger exceeds your tax basis in the Business Bancorp common stock, or loss to the extent your tax basis in Business Bancorp common stock exceeds the amount of cash received in the exchange. Any capital gain or loss will be long-term capital gain or loss if you have held your shares of Business Bancorp common stock for more than one year at the time the merger is completed. Long-term capital gain of a non-corporate US shareholder is generally subject to a maximum US federal income tax rate of 15%.

        Tax Basis and Holding Period.    The aggregate tax basis of the UnionBanCal Corporation common stock you receive as a result of the merger will be the same as your aggregate tax basis in the Business Bancorp common stock you surrender in exchange for the UnionBanCal Corporation common stock, decreased by the amount of cash received in the merger and increased by the amount of dividend or gain recognized in the merger. The holding period of the UnionBanCal Corporation common stock you receive as a result of the exchange will include the holding period of the Business Bancorp common stock you exchange in the merger.

        Cash Received in Lieu of Fractional Shares.    If you receive cash in the merger instead of a fractional share interest in UnionBanCal Corporation common stock, you will be treated as having received the cash in redemption of the fractional share interest. Assuming that, immediately after the merger, you hold a minimal interest in UnionBanCal Corporation, you exercise no control over UnionBanCal Corporation and, as a result of the deemed redemption and after giving effect to certain constructive ownership rules, you experience an actual reduction in your interest in UnionBanCal Corporation, you will recognize capital gain or loss on the deemed redemption in an amount equal to the difference between the amount of cash received and your adjusted tax basis allocable to such fractional share. Otherwise, the cash payment may be taxable to you as a dividend. Any capital gain or loss will be long-term capital gain or loss if you have held your shares of Business Bancorp common stock for more than one year at the time the merger is completed. Long-term capital gain of a non-corporate US shareholder is generally subject to a maximum US federal income tax rate of 15%.

        Backup Withholding and Information Reporting.    If you receive cash in exchange for surrendering your shares of Business Bancorp common stock, you may be subject to information reporting and backup withholding at a rate currently equal to 28% if you are a non-corporate United States person and you (i) fail to provide an accurate taxpayer identification number; (ii) are notified by the United States Internal Revenue Service that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or (iii) in certain circumstances, fail to comply with applicable certification requirements.

Dissenters' rights of appraisal

        You will be given the opportunity to exercise dissenters' rights in connection with the merger. The procedures for you to obtain dissenters' rights are set forth in Chapter 13 of the California General Corporation Law. The information set forth below is a general summary of Chapter 13 dissenters' rights as they are being made available to you. For purposes of convenience, please simply assume that the transaction is one which would give rise to the exercise of dissenters' rights by Business Bancorp shareholders, and all remaining procedures and requirements of the law are applicable. This summary is not a complete discussion of Chapter 13 and is qualified in its entirety by reference to Chapter 13, which is attached as Annex C. If you wish to exercise dissenters' rights or wish to preserve the right to do so you should carefully read Annex C. You must follow exactly the required procedures set forth in Chapter 13 of the California General Corporation Law or any dissenters' rights may be lost.

        If the merger is consummated, if you elect to exercise your dissenters' rights and you perfect your rights in a timely and proper fashion in accordance with the procedures set forth in Chapter 13, you will be entitled to receive an amount equal to the "fair market value" of your shares. Chapter 13 provides that fair market value shall be determined as of September 25, 2003, the business day before the public announcement of the merger. Business Bancorp believes the fair market value of its stock is $24.50 as of September 25, 2003, which is the average of the high and low prices of its stock on the Nasdaq National Market as of that date.

        You must satisfy each of the following requirements for your shares to be considered dissenting shares under Chapter 13. Shares of Business Bancorp must be purchased by Business Bancorp, from a dissenting shareholder if all applicable requirements are complied with, but only if demands are made for payment with respect to 5% or more of the outstanding shares of Business Bancorp common stock.

        This 5% limitation does not apply to shares which are subject to a restriction on transfer imposed by Business Bancorp or by any law or regulation. Business Bancorp is not aware of any restriction on transfer of any of their respective shares of common stock except restrictions which may be imposed upon shareholders who are deemed to be "affiliates" of Business Bancorp as that term is used in the Securities Act of 1933, as amended (the "Securities Act"). Those shareholders who believe there is some restriction affecting their shares should consult with their own counsel as to the nature and extent of any dissenters' rights they may have. In addition, Business Bancorp is required to purchase dissenting shares only if:

  •
  You must have shares of Business Bancorp common stock, as the case may be, outstanding as of the record date of the shareholder's meeting at which you may vote the shares;

  •
  You must vote the shares against the merger. It is not sufficient to abstain from voting. However, you may abstain as to part of your shares or vote part of those shares for the merger without losing the right to exercise dissenters' rights with respect to those shares which were voted against the merger; and

  •
  If you voted against the merger and you wish to have purchased shares that were voted against the merger, you must make a written demand to have Business Bancorp purchase those shares of common stock for cash at their fair market value. The demand must include the information specified below and must be received by Business Bancorp or its transfer agent no later than the date of the shareholders' meeting at which the shareholder may vote such shares.

        If you return a proxy without voting instructions or with instructions to vote "FOR" the proposal to approve the merger agreement, your shares will automatically be voted in favor of the merger and you will lose your dissenters' rights.

        If the merger is approved by the Business Bancorp shareholders, Business Bancorp will have 10 days after the approval to mail those shareholders who voted against the merger and who made a timely demand for purchase, assuming more than 5% of the Business Bancorp shareholders made such demand, written notice of the approval along with a copy of Sections 1300 through 1304 of Chapter 13. In the notice of approval, Business Bancorp must state the price it determines represents the fair market value of the dissenting shares. This notice constitutes an offer by Business Bancorp to purchase the dissenting shares at the price stated. Additionally, Business Bancorp must set forth in the approval notice a brief description of the procedures a shareholder must follow if he or she desires to exercise dissenters' rights.

        A written demand is essential for dissenters' rights. Chapter 13 requires you to specify in the written demand the number of shares you hold of record which you are demanding Business Bancorp to purchase. In the written demand, you must also include a statement of the figure you claim to be the fair market value of those shares as of the business day before the terms of the merger were first announced, excluding any appreciation or depreciation because of the proposed merger. It is Business Bancorp's position that this day is September 25, 2003. You may take the position in the written demand that a different date is applicable. This demand constitutes an offer by you to sell the dissenting shares at the price stated.

        In addition to the requirements of the provisions of Chapter 13 of the California Corporations Code described herein, it is recommended that you comply with the following conditions to ensure that the demand is properly executed and delivered.

        The demand should be sent by registered or certified mail, return receipt requested.

        The demand should be signed by the shareholder of record, or his or her duly authorized representative, exactly as his or her name appears on the stock certificates evidencing the shares.

        A demand for the purchase of the shares jointly owned by more than one person should identify and be signed by all such holders.

        Any person signing a demand for purchase in any representative capacity, such as attorney-in-fact, executor, administrator, trustee or guardian, should indicate his or her title, and, if Business Bancorp so requests, furnish written proof of his or her capacity and authority to sign the demand.

        A shareholder may not withdraw a demand for payment without the consent of Business Bancorp.

        Under California law, a demand by a shareholder is not effective for any purpose unless it is received by Business Bancorp or its transfer agent, no later than the date of the shareholders' meeting at which such shares are entitled to be voted.

        Within 30 days after the date on which Business Bancorp mails the notice of the approval of the merger, dissenting shareholders must also submit the certificates representing the dissenting shares to Business Bancorp at the office it designates in the notice of approval. Business Bancorp will stamp or endorse the certificates with a statement that the shares are dissenting shares or Business Bancorp will exchange the certificates with certificates of appropriate denomination that are so stamped or endorsed. If a shareholder transfers any shares of Business Bancorp common stock before submitting the shares for endorsement, then such shares will lose their status as dissenting shares.

        If Business Bancorp and you agree that the surrendered shares are dissenting shares and agree upon the price of the shares, you are entitled to receive the agreed price together with interest thereon at the legal rate on judgments from the date of the agreement between Business Bancorp and the dissenting shareholder. Business Bancorp will pay the fair value of the dissenting shares within 30 days after Business Bancorp and you agree upon the price of the shares or within 30 days after any statutory or contractual conditions to the merger have been satisfied, whichever is later. Business Bancorp's duty to pay is subject to your surrendering the certificates and is also subject to the restrictions imposed under California law on the ability of Business Bancorp to purchase its outstanding shares.

        If Business Bancorp denies that the shares surrendered are dissenting shares, or Business Bancorp and you fail to agree upon the fair market value of such shares, then you may, within six months after the notice of approval is mailed, file a complaint in the Superior Court of the proper county requesting the court to make such determinations. In the alternative, you may intervene in any pending action brought by any other dissenting shareholder. If you fail to file such a complaint or fail to intervene in a pending action within the specified six-month period, your dissenting rights will be lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, such fair market value. The costs of the action will be assessed or apportioned as the court considers equitable, but if the fair market value is determined to exceed 125% of the price offered to the shareholder, Business Bancorp will be required to pay such costs.

        This summary has already described certain situations where shareholders of Business Bancorp will cease to have dissenters' appraisal rights. In addition to the situations described above, you will cease to have dissenters' appraisal rights if:

  •
  Business Bancorp abandons the merger, in which case Business Bancorp will pay any dissenting shareholder who has filed a complaint, as described above, all necessary expenses and reasonable attorneys' fees incurred in such proceedings;

  •
  you surrender your shares for conversion into shares of another class;

  •
  you transfer your dissenting shares before submitting them to Business Bancorp for endorsement; or

  •
  you withdraw your demand for the purchase of the dissenting shares with the consent of Business Bancorp.

        Any demands, notices, certificates or other documents required to be delivered to Business Bancorp may be sent to:

  Business Bancorp
  1248 Fifth Avenue
  San Rafael, California 94901
  Attention: Patrick E. Phelan, Executive Vice President and Chief Financial Officer

        Under the terms of the merger agreement, Business Bancorp shall give Union Bank of California, N.A. prompt notice upon receipt by Business Bancorp of any written demands for appraisal rights, withdrawal of such demands, and any other documents received or instruments served pursuant to applicable law and shall give Business Bancorp the opportunity to direct all negotiations and proceedings with respect to such demands. Business Bancorp shall not voluntarily make any payment with respect to any demands for appraisal rights and shall not except with the prior written consent of UnionBanCal Corporation, settle or offer to settle such demands. Each holder of Business Bancorp common stock who becomes entitled pursuant to provisions of applicable law to payment for his or her dissenting shares shall receive payment therefor from UnionBanCal Corporation and such shares of Business Bancorp common stock shall be canceled. If any holder of Business Bancorp common stock shall effectively withdraw or lose his or her right to appraisal of and payment for his or her dissenting shares after the effective time of the merger as provided in Chapter 13 of the California General Corporation Law, such shares shall be deemed to be undesignated shares and shall be converted at UnionBanCal Corporation's discretion into the right to receive the per share merger consideration calculated as described under "Merger Agreement—Conversion of Business Bancorp common stock" by UnionBanCal Corporation to be necessary or appropriate to provide that the aggregate value of UnionBanCal Corporation common stock to be issued in exchange for the outstanding shares of Business Bancorp is no less than 45% of the aggregate value of the total consideration paid in exchange for shares of Business Bancorp common stock.

Resales of UnionBanCal Corporation common stock

        The shares of UnionBanCal Corporation common stock to be issued to shareholders of Business Bancorp under the merger agreement have been registered under the Securities Act and may be freely traded without restriction by holders who will not be affiliates of UnionBanCal Corporation after the merger and who were not affiliates of Business Bancorp on the date of the special meeting.

        All directors and executive officers of Business Bancorp are considered affiliates of Business Bancorp for this purpose. They may resell shares of UnionBanCal Corporation common stock received in the merger only if the shares are registered for resale under the Securities Act or an exemption is available. They may resell under the safe harbor provisions of Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Each Business Bancorp director and each other person deemed to be an affiliate has entered into an agreement with UnionBanCal Corporation providing that the person will not transfer any shares of UnionBanCal Corporation common stock received in the merger, except in compliance with the Securities Act. We encourage any such person to obtain advice of securities counsel before reselling any UnionBanCal Corporation shares.

The Merger Agreement

        The following is a summary of the material provisions of the merger agreement, a copy of which is attached to this document as Annex A. The merger agreement is incorporated by reference into this document. We urge you to read the merger agreement in its entirety.

Structure of the merger; effective time

        The merger agreement contemplates the merger of Business Bancorp and Business Bank of California with and into Union Bank of California, N.A. Union Bank of California, N.A. will be the surviving bank in the merger and will continue its existence as a national banking association and will continue to operate as a commercial bank and wholly-owned subsidiary of UnionBanCal Corporation.

        If the merger agreement is adopted, there will be several integrated and related transactions necessary to complete the transaction. None of the transaction can or will occur unless all of the following occur:

  •
  first, Business Bancorp will sell the common stock of its two trust subsidiaries to UnionBanCal Corporation, which will assume Business Bancorp's obligations and guarantees for the trust subsidiaries' preferred securities and related declarations of trust and debentures;

  •
  then, Business Bancorp will merge with and into Business Bank of California, with Business Bank of California as the surviving entity. Initially, the former shareholders of Business Bancorp will become entitled to receive shares of common stock of Business Bank of California; however, as a result of the remaining transaction described below, those shareholders will become entitled to receive the merger consideration described below;

  •
  then, Business Bank of California will merge with and into Union Bank of California, N.A., with Union Bank of California, N.A. as the surviving entity.

As a result of these transactions,

  •
  Business Bancorp will no longer exist;

  •
  Business Bank of California will no longer exist as a separate entity, and its operations will become a part of the operations of Union Bank of California, N.A.;

  •
  the certificates formerly representing shares of common stock of Business Bancorp will be converted, first into the right to receive common stock of Business Bank of California, and then into the right to receive in exchange the merger consideration.

The transactions contemplated by the merger agreement will become effective once all of the preliminary merger transactions noted above have become effective. This will occur, in turn, upon:

  •
  filing of an agreement of merger with the California Secretary of State, in the case of the merger of Business Bancorp with and into Business Bank of California; and

  •
  filing of an agreement of merger with the OCC, in the case of the merger of Business Bank of California with and into Union Bank of California, N.A.

        The completion of the merger will take place no later than the last day of the month in which all of the conditions stated in the merger agreement have been satisfied or waived, except for those conditions designed to be fulfilled as of the completion of the merger, unless the parties to the merger agreement agree to another time or date. See "—Conditions to the completion of the merger" on page [    ].

Conversion of Business Bancorp common stock

        Consideration.    As of the effective time of the merger of Business Bank of California with and into Union Bank of California, N.A., your shares of Business Bancorp common stock will already have been converted into the right to receive shares of Business Bank of California common stock and will then be converted into the right to receive, at your election (but subject to the limitations described below), UnionBanCal Corporation common stock and/or cash calculated as described below, without interest. The allocation of cash consideration will depend on the elections made by other Business Bancorp shareholders and may result in a shareholder who has elected to receive cash for some or all of their shares receiving a mixture of stock and cash that is different from that which they elected. See "—Elections" on page [    ]. Such conversion will also apply to the Business Bancorp common stock held by the 401(k) plan, or the ESOP, which will receive UnionBanCal Corporation common stock and/or cash as elected by the respective trustees at the direction of plan participants. For purposes of this proxy/prospectus, where in the context it is appropriate, references to Business Bancorp common stock and Business Bancorp shareholders shall be understood to include Business Bank of California common stock and holders of Business Bank of California common stock following the merger of Business Bancorp with and into Business Bank of California.

        As long as the value of shares of common stock to be issued by UnionBanCal Corporation in the merger is at least 45% of the total value of cash and stock consideration to be issued in exchange for the outstanding shares of Business Bancorp, Union Bank of California, N.A. will pay cash in the amount of $28.57 per share for each of the outstanding shares held by Business Bancorp shareholders who either elect cash or who fail to make a valid election within the prescribed time permitted by the election materials (other than dissenting shares). All Business Bancorp shareholders who make a valid, timely election for UnionBanCal Corporation common stock will receive stock. A shareholder's election will be on a share-by-share basis, meaning a shareholder may elect to receive stock consideration for some of his or her shares of Business Bancorp common stock and cash for others.

        If the initial value of shares of UnionBanCal Corporation common stock to be issued in the merger based on the elections of the Business Bancorp shareholders is less than 45% of the total value of cash and stock consideration to be issued in exchange for the outstanding shares of Business Bancorp, then shareholders electing cash or who fail to make a valid election may receive merger consideration in stock and/or cash so that the aggregate value of shares of common stock of UnionBanCal Corporation issued as a result of the merger is equal to 45% of the total value of cash and stock consideration to be issued in exchange for the outstanding shares of Business Bancorp.

        In addition, Business Bancorp will pay cash for all of the unexercised employee and non-employee director stock options of Business Bancorp immediately before the merger is completed if the option holders enter into option cancellation agreements. As of the day the merger agreement was signed, Business Bancorp had options covering 549,281 shares of Business Bancorp common stock outstanding. Option holders who exercise options and transmit a letter of transmittal/election form together with the stock certificate(s) for the shares of Business Bancorp common stock issued on exercise of the options to Computershare Trust Company of New York by 5:00 p.m., Eastern Time, January [    ], 2004, the day before the Business Bancorp shareholders' meeting, will have the ability to make the election for UnionBanCal Corporation common stock and/or cash.

        If you elect to receive UnionBanCal Corporation common stock in exchange for a share of Business Bancorp common stock, you will receive a fraction of a share of UnionBanCal Corporation common stock as described in the following table:

If the average closing price of UnionBanCal Corporation common stock during the 30 trading days of the New York Stock Exchange ending on the third trading day before the completion of the merger (the "Average Closing Price"), is:	Then the number of shares and the value of those shares of UnionBanCal Corporation common stock that will be exchanged for each share of Business Bancorp common stock will be:
Less than $32.00	At least 0.834781 shares of UnionBanCal Corporation common stock with a value of no more than $26.7130 based on the Average Closing Price

(The exchange ratio is fixed at 0.834781 shares of UnionBanCal Corporation common stock; provided, however, that if the Average Closing Price is less than $32.00, then Business Bancorp can elect to terminate the transaction, and if they do, Union Bank of California, N.A. may choose to increase the exchange ratio to a fraction of a share of UnionBanCal Corporation common stock determined by dividing $26.7130 by the Average Closing Price or they may choose not to increase the exchange ratio, in which case the transaction will be terminated)
At least $32.00 but less than $40.6725
Between 0.834781 and 0.656782 shares of UnionBanCal Corporation common stock with a value of $26.7130 based on the Average Closing Price (The exchange ratio is determined by dividing $26.7130 by the Average Closing Price)
At least $40.6725 but less than or equal to $46.3275	0.656782 shares of UnionBanCal Corporation common stock with a value between $26.7130 and $30.4271 based on the Average Closing Price
More than $46.3275	No more than 0.656781 shares of UnionBanCal Corporation common stock with a value no less than $30.4271 based on the Average Closing Price

(The exchange ratio is determined by dividing $30.4271 by the Average Closing Price; provided, however, that if the Average Closing Price is more than $55.00, then Business Bancorp can elect to terminate the transaction, and if they do, Union Bank of California, N.A. may choose to increase the exchange ratio to 0.553220 shares of UnionBanCal Corporation common stock or they may choose not to increase the exchange ratio, in which case the transaction will be terminated)

        The following table illustrates the calculation and value of the shares of UnionBanCal Corporation common stock that you may receive in the merger. On [                        ], 2003, the closing price of

UnionBanCal Corporation was $            . We can give you no assurance as to what the market price of UnionBanCal Corporation common stock will be if and when the merger is completed or what will be the Average Closing Price of UnionBanCal Corporation common stock. In addition, because the tax consequences of receiving cash will differ from the tax consequences of receiving UnionBanCal Corporation common stock, you should carefully read the information above under "The Merger—Certain Federal Income Tax Consequences." Furthermore, if the Average Closing Price of UnionBanCal Corporation common stock is less than $32.00 or more than $55.00, Business Bancorp may elect to terminate the transaction, unless Union Bank of California, N.A. agrees to increase the exchange ratio as described in the footnotes to the following table and as described under "The Merger Agreement—Termination."

		Consideration for Business Bancorp's Common Stock Per Share
Average Closing Price of UnionBanCal Corporation Common Stock		Resulting Exchange Ratio		Value of Common Stock to be Received(1)
$28.00	(2)	.834781	(2)	$23.3739
$29.00	(2)	.834781	(2)	$24.2086
$30.00	(2)	.834781	(2)	$25.0434
$31.00	(2)	.834781	(2)	$25.8782
$32.00		.834781		$26.7130
$33.00		.809485		$26.7130
$34.00		.785676		$26.7130
$35.00		.763229		$26.7130
$36.00		.742028		$26.7130
$37.00		.721973		$26.7130
$38.00		.702974		$26.7130
$39.00		.684949		$26.7130
$40.00		.667825		$26.7130
$41.00		.656782		$26.9281
$42.00		.656782		$27.5848
$43.00		.656782		$28.2416
$44.00		.656782		$28.8984
$45.00		.656782		$29.5552
$46.00		.656782		$30.2120
$47.00		.647385		$30.4271
$48.00		.633898		$30.4271
$49.00		.620961		$30.4271
$50.00		.608542		$30.4271
$51.00		.596610		$30.4271
$52.00		.585137		$30.4271
$53.00		.574096		$30.4271
$54.00		.563465		$30.4271
$55.00		.553220		$30.4271
$56.00	(3)	.543341	(3)	$30.4271
$57.00	(3)	.533809	(3)	$30.4271
$58.00	(3)	.524605	(3)	$30.4271
$59.00	(3)	.515714	(3)	$30.4271
$60.00	(3)	.507118	(3)	$30.4271

(1)
Calculated by multiplying the Average Closing Price of UnionBanCal Corporation common stock by the resulting exchange ratio. The actual value of the shares at the time UnionBanCal Corporation stock certificates are delivered or the shares become available may be more or less than the amounts shown due to fluctuations in the market price of UnionBanCal Corporation common stock.

(2)
If the Average Closing Price of UnionBanCal Corporation common stock is less than $32.00, then Business Bancorp may elect to terminate the transaction unless Union Bank of California, N.A. agrees to increase the exchange ratio so that it means the fraction of a share of UnionBanCal Corporation common stock equal to $26.7130 divided by the Average Closing Price.

(3)
If the Average Closing Price of UnionBanCal Corporation common stock is more than $55.00, then Business Bancorp may elect to terminate the transaction unless Union Bank of California, N.A. agrees to increase the exchange ratio so that it means .553220 of a share of UnionBanCal Corporation common stock.

        Option holders who exercise options and transmit a letter of transmittal/election form together with the stock certificate(s) for the shares of Business Bancorp common stock issued on exercise of the options to Computershare Trust Company of New York by 5:00 p.m., Eastern Time, January [    ], 2004, the day before the Business Bancorp shareholders' meeting, will have the ability to make the election for UnionBanCal Corporation common stock and/or cash. Each holder of options to purchase Business Bancorp common stock who does not exercise his or her options prior to the meeting and who agrees to cancel all of his or her options upon the effectiveness of the merger of Business Bank of California with and into Union Bank of California, N.A. will receive an amount in cash equal to $28.57 per share minus the exercise price of each option for each unexercised option held by such person, less applicable withholding taxes. If a holder of Business Bancorp stock options does not exercise his or her stock options or enter into a cancellation agreement, that person will not receive any cash with respect to his or her stock options. Also, neither Union Bank of California, N.A. nor UnionBanCal Corporation will issue any replacement option or recognize these options as a right to acquire shares of UnionBanCal Corporation common stock. As of September 30, 2003, holders of Business Bancorp stock options held options to purchase an aggregate of 532,744 shares of Business Bancorp common stock at an average exercise price of $9.68 per share.

        Elections.    You will be offered the opportunity to elect to receive merger consideration in the form of UnionBanCal Corporation common stock, cash or a combination of both in exchange for your shares of Business Bancorp common stock. Your election will be on a share-by-share basis, meaning you may elect to receive stock consideration for some of your shares of Business Bancorp common stock and cash for others. The allocation of cash consideration will depend on the elections made by other Business Bancorp shareholders and may result in shareholders who have elected to receive cash for some or all of their shares receiving a mixture of stock and cash that is different from that which they elected. The amount of cash and/or shares you will receive will depend on whether the value of shares of common stock to be issued in the merger by UnionBanCal Corporation is at least 45% of the total value of cash and stock consideration to be issued in exchange for the outstanding shares of Business Bancorp.

        If the value of shares of common stock to be issued by UnionBanCal Corporation in the merger is at least 45% of the total value of cash and stock consideration to be issued in exchange for the outstanding shares of Business Bancorp, then:

  •
  each share electing stock consideration shall receive a fraction of a share of UnionBanCal common stock equal to the exchange ratio; and

  •
  each share electing cash and each share failing to make a valid election within the prescribed time permitted by the election materials (other than dissenting shares) shall receive cash in the amount of $28.57 per share.

        If the value of shares of common stock to be issued by UnionBanCal Corporation in the merger is less than 45% of the total value of cash and stock consideration to be issued in exchange for the outstanding shares of Business Bancorp, then shareholders failing to make a valid election within the prescribed time permitted by the election materials will receive stock or a combination of both stock and cash and shareholders electing to receive cash for some or all of their shares may receive stock or a combination of both cash and stock such that the aggregate value of UnionBanCal Corporation common stock is equal to 45% of the aggregate value of consideration paid in exchange for the outstanding shares of Business Bancorp common stock.

        The process of selecting the shares to receive this stock consideration is described below.

        First, if the value of shares of common stock to be issued by UnionBanCal Corporation in the merger is less than 45% of the total value of cash and stock consideration to be issued in exchange for the outstanding shares of Business Bancorp, then a sufficient number of shares (referred to as the "adjustment shares") composed of shares electing cash and/or shares failing to make a valid election within the prescribed time period permitted by the election materials (other than dissenting shares) shall be determined as follows:

A-(BxC)
D+E

  •
  A = 45% of the initial total value of cash and stock consideration to be issued in exchange for the outstanding shares of Business Bancorp

  •
  B = the number of shares of Business Bancorp common stock electing stock consideration multiplied by the exchange ratio

  •
  C= the Average Closing Price of UnionBanCal Corporation common stock

  •
  D =55% of the following: (a) the exchange ratio multiplied by (b) the Average Closing Price of UnionBanCal Corporation common stock

  •
  E = 45% of the per share cash price of $28.57

        Second, after the number of adjustment shares has been determined, then:

  •
  each share electing stock consideration shall receive a fraction of a share of UnionBanCal Corporation common stock equal to the exchange ratio;

  •
  if the number of adjustment shares is less than or equal to the number of shares failing to make a valid election within the prescribed time period, then:

  °
  a quantity of the shares failing to make a valid election within the prescribed time period equal to the number of adjustment shares (on a pro rata basis for each holder of such shares with respect to those shares that have failed to make a valid election) shall each receive a fraction of a share of UnionBanCal Corporation common stock equal to the exchange ratio; and

  °
  The remaining shares failing to make a valid election within the prescribed time period and all cash electing shares shall receive $28.57 per share; and

  •
  if the number of adjustment shares is greater than the number of shares failing to make a valid election within the prescribed time period, then:

  °
  all shares failing to make a valid election within the prescribed time period shall receive a fraction of a share of UnionBanCal Corporation common stock equal to the exchange ratio; and

  °
  a quantity of cash electing shares equal to (a) the number of adjustment shares, less (b) the number of shares failing to make a valid election within the prescribed time period (on a pro rata basis for each holder of cash electing shares with respect to those shares that are cash electing shares) shall receive a fraction of a share of UnionBanCal Corporation common stock equal to the exchange ratio; and

    °
    the remaining cash electing shares shall receive $28.57 per share.

        If UnionBanCal Corporation pays, declares or otherwise effects a reclassification, recapitalization, stock dividend, stock split or reverse stock split, with respect to UnionBanCal Corporation common stock between the date of the merger agreement and the effective time of the merger, then appropriate adjustments will be made to the number of shares of UnionBanCal Corporation common stock into which your shares of Business Bancorp common stock will be converted.

Fractional shares

        You will not receive any fractional shares of UnionBanCal Corporation common stock. If you are entitled to a fraction of a share of UnionBanCal Corporation common stock you will, instead, receive an amount in cash equal to the average closing share price of UnionBanCal Corporation common stock, calculated as described above, multiplied by the fractional share. You will not be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.

Stock options

        Under the merger agreement, prior to the Business Bancorp shareholders' meeting, Business Bancorp and Business Bank of California are required to use their commercially reasonable efforts to obtain from each option holder who has not exercised all of his or her options, an agreement between the option holder and Business Bancorp agreeing to cancel all remaining stock options not otherwise exercised by 5:00 p.m. Eastern time on January [    ], 2004, the day before the meeting. In return for canceling their options, each option holder will receive, following the merger, an amount in cash equal to $28.57 per share less the exercise price of each such option less applicable withholding taxes. Following the completion of the merger, neither UnionBanCal Corporation nor Union Bank of California, N.A. will issue any replacement option for any such option or recognize any such option as a right to acquire shares of UnionBanCal Corporation common stock, and no holder of an unexercised Business Bancorp stock option shall have further right or entitlement with respect to the common stock of Business Bancorp or UnionBanCal Corporation except those optionees who have entered into agreements with Business Bancorp canceling their options in return for cash. Business Bancorp is required to terminate its various stock option plans and cancel any unexercised options thereunder at the effective time of the merger.

Election of cash consideration or stock consideration

        The green letter of transmittal/election form enclosed with this proxy statement/prospectus contains instructions for endorsing and surrendering your Business Bancorp stock certificates and choosing the type of consideration you would prefer. You may change or revoke your election by written notice to the exchange agent if the notice is received before the election deadline stated in the form. However, if you do not return your Business Bancorp stock certificate(s) accompanied by a properly completed letter of transmittal/election form by the time stated in the form, you will receive merger consideration in cash, as long as the initial value of shares of common stock to be issued by UnionBanCal Corporation in the merger is at least 45% of the total value of cash and stock consideration to be issued in exchange for the outstanding shares of Business Bancorp. If the initial value of shares of UnionBanCal Corporation common stock to be issued in the merger based on the elections of the Business Bancorp shareholders is less than 45% of the total value of cash and stock consideration to be issued in exchange for the outstanding shares of Business Bancorp, then shareholders electing cash or who fail to make any designation may receive merger consideration in stock and/or cash so that the aggregate value of shares of common stock of UnionBanCal Corporation issued as a result of the merger is equal to 45% of the total value of cash and stock consideration to be issued in exchange for the outstanding shares of Business Bancorp.

Exchange agent; exchange procedure

        Under the merger agreement, Union Bank of California, N.A. has appointed Computershare Trust Company of New York as exchange agent for the purpose of exchanging the merger consideration for Business Bancorp stock certificates. Please follow the instructions on the enclosed green letter of transmittal/election form in sending your certificates.

        You will not receive any dividends or other distributions of any kind which are declared payable to shareholders of record of UnionBanCal Corporation common stock after the effective time of the merger until you surrender your Business Bancorp stock certificates. Upon surrender, you will be paid, without interest, any dividends or other distributions with respect to the shares of UnionBanCal Corporation common stock as to which the record date and payment date occurred on or after the effective time of the merger and on or before the date on which you surrendered your Business Bancorp stock certificates.

        Neither Business Bancorp nor UnionBanCal Corporation will be liable to you for such shares (or dividends or distributions thereon) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        In order for your election to be acceptable by the exchange agent, your election must be properly completed and signed and accompanied by your Business Bancorp stock certificates or guarantee of delivery as described below. The exchange agent must receive your properly completed election by the election deadline, which is 5:00 p.m., Eastern Time, on January [    ], 2004. If you cannot locate your stock certificates in time to submit them by the election deadline, your broker or bank may submit by the election deadline a guarantee of delivery of the certificates, as explained in the green letter of transmittal/election form. Your stock certificates must in fact be received by the exchange agent by the time required in the guarantee of delivery in order for your election to be validly made.

        You may change your election at any time prior to the election deadline. To do so, you must send written notice to the exchange agent, accompanied by a properly completed and signed revised form of election. The exchange agent must receive your notice prior to the election deadline. If Union Bank of California, N.A. determines in its reasonable discretion that your election is not properly made in whole or in part, your election will be deemed to be ineffective unless you thereafter submit a proper and timely election.

        You may also revoke your election at any time prior to the election deadline by sending written notice to the exchange agent, which the exchange agent must receive prior to the election deadline. You may also revoke your election at any time prior to the election deadline by withdrawing your Business Bancorp stock certificates, or by withdrawing your bank or broker's guarantee of delivery of your certificates.

Representations and warranties

        In the merger agreement, UnionBanCal Corporation, Union Bank of California, N.A., Business Bancorp and Business Bank of California make certain customary representations, including those related to the following:

  •
  incorporation, valid existence and authority to conduct business;

  •
  authorization to enter into the merger agreement;

  •
  the absence of any material conflict between the merger agreement and other agreements to which each is a party, its charter documents or any law applicable to such party;

  •
  capital structure;

  •
  the timeliness and accuracy of information in regulatory filings;

  •
  the accuracy of information in the registration statement of which this document is a part;

  •
  compliance with applicable laws;

  •
  the absence of material litigation involving it;

  •
  ability to obtain regulatory approvals within the time period anticipated by the merger agreement; and

  •
  the absence of any event, change or occurrence which, individually or in the aggregate, has had or would reasonably be likely to have a material adverse effect on either UnionBanCal Corporation or Business Bancorp.

        Business Bancorp and Business Bank of California make additional representations concerning:

  •
  necessary licenses and permits;

  •
  the fact that all interest rate management arrangements were entered into in the ordinary course of business in accordance with customary practice;

  •
  the absence of special purpose entities, other than as set forth in Business Bancorp's financial statements, in which Business Bancorp or any of its subsidiaries have an economic or management interest;

  •
  the ownership by Business Bancorp of its subsidiaries and the absence of any other subsidiaries;

  •
  the absence of a default under any material contract since December 31, 2002;

  •
  the accuracy of corporate books and records;

  •
  title to and condition of its assets and business;

  •
  compliance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

  •
  status of employee benefit plans and other compensation arrangements and related liabilities;

  •
  documentation of loans, guarantees and financial instruments in accordance with the policies of Business Bank of California;

  •
  the credit quality of its loan portfolio;

  •
  the adequacy of its allowance for loan losses;

  •
  the absence of restrictions on investments, assets and collateral;

  •
  the status of its insurance coverage and claims;

  •
  the filing of tax returns and payment of taxes;

  •
  compliance with environmental laws;

  •
  the absence of hazardous materials on any of its properties;

  •
  extensions of credit to, deposit relationships or other contractual relationships with directors and certain officers of Business Bancorp, Business Bank of California or Business Bancorp's subsidiaries;

  •
  the existence of certain contracts and agreements;

  •
  receipt of a fairness opinion from its financial advisor;

  •
  the absence of undisclosed liabilities;

  •
  responsibility for broker's fees;

  •
  any regulatory agreements affecting it; and

  •
  whether any claims or any basis for claims of indemnification by directors and officers exists.

Shareholder rights plan

        Business Bancorp and Business Bank of California also made representations concerning the absence of any anti-takeover statute that would prohibit or restrict the ability of Business Bancorp or Business Bank of California to consummate the transactions contemplated by the merger agreement.

        Business Bancorp made further representations regarding a shareholder rights plan that Business Bancorp adopted pursuant to that certain Rights Agreement dated as of January 25, 2002, by and between Business Bancorp and US Stock Transfer Corporation (the "Rights Plan"). The Rights Plan is described in detail under "Certain Differences in Rights of Shareholders-Shareholder rights plan" on page [    ].

        Business Bancorp represented that it has obtained the unanimous approval of its Board of Directors to specifically exclude UnionBanCal Corporation and Union Bank of California, N.A. from being deemed to be an "Acquiring Person," as such term is defined in the Rights Plan and as described under "Certain Differences in Rights of Shareholders—Shareholder rights plan," in connection with the transactions contemplated by the merger agreement, and neither UnionBanCal Corporation nor Union Bank of California, N.A. shall be deemed to be an "Acquiring Person" thereunder. Business Bancorp also represented that it has further taken all action necessary to ensure that neither the entering into of the merger agreement or the consummation of the transactions contemplated by the merger agreement shall result in the rights issued pursuant to the Rights Plan becoming nonredeemable, exercisable, exchangeable, distributed or triggered pursuant to the terms of the Rights Plan or otherwise.

        On the effective date of the merger, all existing rights under the Rights Plan shall be deemed extinguished by the exchange of Business Bancorp shares for the merger consideration. When making their election for their desired form(s) of merger consideration, shareholders will also be asked to specifically acknowledge that their shares being exchanged in the merger include such accompanying rights, which will thereupon be extinguished.

Conduct of business pending the merger and other covenants

        The merger agreement requires Business Bancorp and Business Bank of California to take or not take certain actions prior to the effective time of the merger. These restrictions are summarized below.

  •
  Without the prior written consent of Union Bank of California, N.A., Business Bancorp may not declare or pay any dividend or make any other distribution with respect to its capital stock whether in cash, stock or other property; provided, however, (a) Business Bancorp may pay its regular quarterly cash dividend in an amount not to exceed $.01 per share and in a manner consistent with past timing and practices; (b) Business Bank of California may make distributions to Business Bancorp; and (c) Business Bancorp's trust preferred subsidiaries may pay regular cash dividends in accordance with, and pursuant to the terms of, their respective declarations of trust;

  •
  Business Bancorp, Business Bank of California and Business Bancorp's other subsidiaries must continue to carry on the ordinary course of their business and without Union Bank of California, N.A.'s consent, may not:

  °
  issue, sell or grant (a) any capital stock (except pursuant to the exercise of stock options outstanding on the date of the merger agreement) or (b) any options, warrants or other rights to subscribe for or purchase capital stock or any securities convertible into or exchangeable for any capital stock or (c) any other securities, including debt;

  °
  directly or indirectly redeem, purchase or otherwise acquire any capital stock, securities or ownership interests of Business Bancorp, Business Bank of California or other subsidiaries of Business Bancorp, or pre-pay or voluntarily re-pay any subordinated debt or trust preferred securities;

  °
  effect a reclassification, recapitalization, split-up, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize;

  °
  amend its articles or certificate of incorporation or bylaws or equivalent documents;

  °
  enter into or modify any employment agreement, severance agreement, change of control agreement, or plan, or increase compensation to directors, officers or employees except as required by law and except as required by any such plan and except for ordinary and normal increases to employees consistent with past practices not to exceed 5%;

  °
  pay or agree to pay or accrue any bonus except pursuant to existing agreements, or adopt or make any change in any bonus, insurance, bank-owned life insurance policy, or pension or other benefit plan, except for cooperating with Union Bank of California, N.A. in preparing a retention bonus program intended to encourage the continued productive employment of certain key personnel;

  °
  borrow or agree to borrow any funds, or indirectly guarantee or agree to guarantee any obligations of others, except in connection with transactions with banking customers in the ordinary course of business or borrowings not to exceed a maturity of 90 days and repurchase transactions in the ordinary course of its business;

  °
  make or commit to make any new loan or letter of credit, or any new or additional discretionary advance under any existing loan or line of credit, or restructure any existing loan or line of credit beyond certain limits, without permission of Union Bank of California, N.A.'s Chief Credit Officer;

  °
  enter into any securities transaction for its own account or purchase, or otherwise acquire any investment security for its own account other than US Treasury obligations or obligations of agencies of the US government with maturities of less than one year, US government agency mortgage backed securities with an average life of three years or less, obligations of US states or their political subdivisions with a credit rating of "AA" (or "Aa") or better and with an average life of three years or less, and deposits in an overnight account at the Federal Reserve Bank of San Francisco or the Federal Home Loan Bank of San Francisco;

  °
  make any material changes in its basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, loan underwriting, budgeting, profit and tax planning or any other material aspect of the business or operations of Business Bancorp, Business Bank of California or other subsidiaries of Business Bancorp;

    °
    increase or decrease the rate of interest paid on interest-bearing deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices;

    °
    enter into, modify or extend any agreement, contract or commitment out of the ordinary course of business or having a term in excess of one year and involving an expenditure in excess of $100,000, other than letters of credit, loan agreements, deposit agreements and other lending, credit and deposit documents made in the ordinary course of business;

    °
    except in the ordinary course of business, place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance except for certain specified exceptions;

    °
    cancel any material indebtedness owing to it or any material claims which it may possess or waive any rights of material value other than in the ordinary course of its business, consistent with its loan policies or upon exercise of its rights thereunder;

    °
    sell or otherwise dispose of any interest in real property, loan or any material amount of tangible or intangible personal property other than (a) properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness owed to them or (b) loans which are held for sale by them and are sold in the secondary market within 60 days of origination or (c) the sale-leaseback of Business Bank of California's offices located in Corona, California and Ontario, California or (d) sales or other dispositions in the ordinary course of business consistent with past practice;

    °
    foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon and without first having consulted with Union Bank of California, N.A.; provided, however, that Business Bancorp and its subsidiaries shall not be required to obtain such a report or consult with Union Bank of California, N.A. with respect to single-family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reasonable grounds to believe that such property would likely contain hazardous substances;

    °
    knowingly or willfully commit any act or knowingly and willfully fail to commit any act which will cause a material breach of any material agreement, contract or commitment;

    °
    purchase any real property (other than in connection with a foreclosure otherwise permitted under the merger agreement);

    °
    make any capital expenditures in excess of $150,000 in the aggregate, except for capital expenditures related to relocating the Riverside branch to be consistent with the projected budget Business Bank of California has previously provided to Union Bank of California, N.A.;

    °
    enter into or acquire any derivatives contract;

    °
    enter into any new, or modify, amend or extend the terms of any existing contracts relating to the purchase, repurchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risk;

    °
    reclassify any investment security from hold-to-maturity or available for sale to trading; or

    °
    agree in writing or otherwise to take any of the foregoing actions or engage in any of the foregoing activities.

  •
  Business Bancorp will, and will cause Business Bank of California and Business Bancorp's other subsidiaries to, use their commercially reasonable efforts to maintain their respective properties and assets in the aggregate in their present state of repair; maintain insurance policies and take all commercially reasonable action under its directors' and officers' liability insurance to preserve material rights regarding matters which could reasonably be expected to give rise to a claim prior to the effective time of the merger; and, to the extent that any insurance is canceled prior to the closing date, Business Bancorp will use its commercially reasonable efforts to obtain comparable replacement coverage prior to the closing date;

  •
  Business Bancorp and Business Bank of California will maintain a reserve for loan and lease losses at a level which is adequate in accordance with GAAP and applicable regulatory accounting principles and banking laws and regulations;

  •
  Business Bancorp and Business Bank of California will promptly notify Union Bank of California, N.A. in writing of the occurrence of any matter or event known to and directly involving Business Bancorp, Business Bank of California or Business Bancorp's other subsidiaries that is reasonably likely to result in a material adverse effect on Business Bancorp or Business Bank of California or materially adversely affect the ability of Business Bancorp, Business Bank of California or Business Bancorp's other subsidiaries to consummate the merger;

  •
  Business Bancorp and Business Bank of California will provide to Union Bank of California, N.A. such reports on litigation involving Business Bancorp, Business Bank of California or Business Bancorp's other subsidiaries as Union Bank of California, N.A. shall reasonably request, provided that Business Bancorp and Business Bank of California shall not be required to divulge information to the extent that, in the good faith opinion of its counsel, by doing so, it would risk waiver of the attorney-client privilege; and

  •
  Business Bancorp and Business Bank of California shall not take any action that would cause or that would result in UnionBanCal Corporation or Union Bank of California, N.A. becoming an "Acquiring Person," as defined in the Business Bancorp's Rights Plan.

        The merger agreement also contains certain other agreements relating to the conduct of the parties prior to the effective time of the merger, including those requiring:

  •
  the parties to use their reasonable best efforts to take the necessary actions to effect the merger;

  •
  Business Bancorp to take all actions necessary to obtain all required shareholder approvals, subject to fiduciary duties under applicable law;

  •
  the parties to cooperate in the preparation of the registration statement of which this proxy statement/prospectus is a part;

  •
  the parties to cooperate in preparing, filing and obtaining all required regulatory approvals;

  •
  the parties to refrain from issuing press releases regarding the merger without the other party's prior approval;

  •
  Business Bancorp and Business Bank of California to provide Union Bank of California, N.A. with reasonable access to information regarding Business Bancorp (unless it would jeopardize the attorney-client privilege or unreasonably interfere with Business Bancorp's business) under the condition that no such confidential information be shared with any third party except as required by applicable law;

  •
  Business Bancorp and its subsidiaries to refrain from soliciting or encouraging any alternative business combination transactions, unless its board determines in good faith after consultation with counsel that the exercise of its fiduciary duties requires it to do so;

  •
  the parties to keep confidential any information disclosed by another party under the merger agreement except as required by law and unless the information becomes a matter of public knowledge;

  •
  Business Bancorp and Business Bank of California to consult with Union Bank of California, N.A. about any proposed settlement, or any disposition of, any litigation involving damages payable by them in excess of $50,000 or litigation seeking equitable relief against Business Bancorp, Business Bank of California or Business Bancorp's other subsidiaries which, if granted, would have a material adverse effect on Business Bancorp;

  •
  Business Bancorp and UnionBanCal Corporation to promptly notify the other of any change that is reasonably likely to result in a material adverse effect on it or in a breach of certain representations, warranties, covenants or provisions contained in the merger agreement; and

  •
  Business Bancorp will cause its stock option plans to be terminated at the effective time of the merger and its ESOP and 401(k) plan to be terminated at least 24 hours before the merger is completed.

Conditions to completion of the merger

        Completion of the merger is subject to satisfaction of certain conditions. The obligations of both parties to proceed are subject to the following conditions:

  •
  the absence of any injunction or other legal proceeding restraining the merger;

  •
  receipt of required regulatory approvals and third party consents;

  •
  the registration statement of UnionBanCal Corporation has been declared effective and remains effective and no proceedings have begun to suspend effectiveness;

  •
  receipt of an opinion that the merger will qualify as a tax-free reorganization under the Internal Revenue Code;

  •
  the UnionBanCal Corporation common stock to be issued in the merger shall have been approved for listing on the New York Stock Exchange;

  •
  adoption of the merger agreement by the shareholders of Business Bancorp;

  •
  the representations of each party remain accurate, except to the extent that any inaccuracies in the representations of Business Bancorp or Business Bank of California would not result in a material adverse effect on Business Bancorp, and any inaccuracies in the representations of UnionBanCal Corporation or Union Bank of California, N.A. would not result in a material adverse effect on UnionBanCal Corporation;

  •
  since the date of the merger agreement, there has been no event, change or occurrence which, individually or in the aggregate, has had or would reasonably be likely to have a material adverse effect on either UnionBanCal Corporation or Business Bancorp;

  •
  each party has performed its obligations under the merger agreement; and

  •
  each party has received customary closing certificates of officers of the other.

        In addition, UnionBanCal Corporation and Union Bank of California, N.A.'s obligation to complete the merger is subject to satisfaction of the following conditions:

  •
  no regulatory authority will have imposed any non-customary or unduly burdensome condition on its approval of the completion of the merger that would substantially deprive Union Bank of California, N.A. of the economic benefits of the merger;

  •
  the board of Business Bancorp has adopted resolutions terminating its various stock option plans and canceling any unexercised options thereunder, and terminating its ESOP and its 401(k) plan;

  •
  Union Bank of California, N.A. will have received non-competition agreements from the non-employee directors of Business Bancorp;

  •
  Union Bank of California, N.A. will have received confidentiality and non-solicitation agreements from certain executive officers of Business Bancorp and Business Bank of California;

  •
  Union Bank of California, N.A. shall have received all applicable permits, regulatory approvals and consents to consummate the stock purchase and assumption relating to Business Capital Trust I and MCB Statutory Trust I, and all required waiting periods shall have expired;

  •
  rights issued pursuant to the Business Bancorp Rights Plan shall not have become nonredeemable, exercisable, exchangeable, distributed or triggered pursuant to the terms of such agreement, and neither UnionBanCal Corporation nor Union Bank of California, N.A. shall be deemed to be an "Acquiring Person" as such term is defined in the Rights Plan;

  •
  the total number of shares of Business Bancorp common stock outstanding plus the number of shares of common stock subject to issuance upon exercise of Business Bancorp stock options immediately prior to the merger of Business Bancorp with and into Business Bank of California shall not have exceeded 4,626,460; and

  •
  as of the last day of the month immediately preceding the consummation of the merger, Business Bancorp must have:

  °
  an allowance for loan losses of no less than $5,250,000;

  °
  an average daily balance of total deposits (less certificates of deposit of $100,000 or more) for the month in which the measurement occurs, of not less than $440,000,000; and

  °
  total shareholders' equity (excluding the effect of post June 30, 2003 changes related to accounting for the value of investment securities available for sale) of not less than $58,750,000; plus

  •
  an amount equal to the aggregate exercise price paid by holders of Business Bancorp stock options who exercised their options after September 25, 2003 and before the last day of the month immediately preceding the consummation of the merger; and

  •
  $500,000 per month for the period commencing on July 1, 2003 and continuing through the last day of the month immediately preceding the consummation of the merger;

      (provided, however, that the calculation of Business Bancorp's net income for purposes of determining its shareholders' equity excludes (1) up to a maximum of $600,000 in professional fees directly related to the merger agreement, including, without limitation, for attorneys, accountants, financial advisors, investment bankers, experts and consultants, (2) all other costs directly related to the merger agreement, including, without limitation, severance payments, filing fees, printing costs, costs for extended reporting period coverage for Business Bancorp's existing officers' and directors' liability insurance, and all amounts paid or accrued pursuant to the retention program to be put in place after September 25, 2003, and (3) any gain or loss related to the sale of any real estate, other than real estate acquired through foreclosure, repossession or deed in lieu thereof).

Employee benefits and agreements

        General.    Union Bank of California, N.A. is obligated to honor all employee benefit obligations to current and former employees of Business Bancorp and Business Bank of California accrued as of the effective time of the merger and all employment or severance agreements entered into prior to the date of the merger agreement. Business Bancorp is required to terminate its various stock option plans and cancel any unexercised options thereunder at the effective time of the merger. Business Bancorp also is required to terminate its 401(k) plan and the ESOP, which terminations must be effective at least 24 hours prior to the closing date, and to vest all plan participants as required by law. The specific treatment of the 401(k) plan and ESOP is described below. The specific treatment of the various stock option plans is described above under "—Stock Options."

        Business Bank of California 401(k) Savings Plan.    In connection with the merger of Business Bank of California with and into Union Bank of California, N.A. shares of Business Bancorp common stock held by the 401(k) plan will be converted into the right to receive per share merger consideration in cash and/or stock. Union Bank of California, N.A. will have a tax-qualified defined contribution plan that it maintains accept a direct rollover of the portion of a participant's distribution from the terminated 401(k) plan that constitutes an eligible rollover distribution, including any outstanding participant loans that have not been "deemed distributed" under applicable tax law provisions and related promissory notes.

        ESOP.    Business Bancorp will amend its ESOP, effective upon completion of the merger, to convert the ESOP into a profit sharing plan under which participants direct their individual accounts among investment choices and UnionBanCal Corporation common stock in a manner that complies with Section 404(c) of ERISA. In connection with the merger of Business Bank of California with and into Union Bank of California, N.A. shares of Business Bancorp common stock held by the ESOP will be converted into the right to receive per share merger consideration in the form of cash and/or stock. UnionBanCal Corporation will request the ESOP fiduciaries to comply with all applicable labor and tax law provisions in connection with the transactions memorialized in the merger agreement. It is intended that the ESOP will be amended to include "mirror" voting and tendering provisions prior to November 21, 2003. Due to the fact that "mirror" provisions will be included in the ESOP, no independent fiduciary will be retained to represent unvoted or unallocated shares. Business Bancorp shall not accrue for or make any contribution to the ESOP for the taxable year 2003.

        Participation in Union Bank of California, N.A. Benefit Plans.    Following the effective time of the merger, Union Bank of California, N.A. will provide to the employees of Business Bancorp and Business Bank of California participation in employee benefit plans on the same terms available to similarly situated employees of Union Bank of California, N.A. and its subsidiaries. This participation:

  •
  will include full credit for prior service to the extent it would have been credited by Business Bancorp and Business Bank of California, for all purposes other than determining eligibility, benefit accrual and vesting, under any Union Bank of California, N.A. defined benefit plan or retiree medical benefit plan; and

  •
  will be provided without any waiting periods, evidence of insurability to the extent and in a manner consistent with Union Bank of California, N.A. benefit plans, or application of any pre-existing condition limitations.

For purposes of satisfying applicable deductible, co-insurance and maximum out-of-pocket expenses under the health plans of Union Bank of California, N.A. or its subsidiaries, Union Bank of California, N.A. will cause all such health plans to honor any expenses incurred by the employees of Business Bancorp, Business Bank of California and Business Bancorp's other subsidiaries and their beneficiaries under similar plans, in which such expenses apply, during the portion of the calendar year in which the effective time of the merger occurs.

        Severance Benefits.    Except with respect to individuals with employment or severance agreements that provide for severance payments, in lieu of any other severance plan payments, Business Bancorp and Business Bank of California employees who by reason of the merger become employees of Union

Bank of California, N.A. or any of its subsidiaries and are thereafter terminated other than for cause by such entity within six months following the effectiveness of the merger, will be provided severance benefits by Union Bank of California, N.A. based on its severance policies in effect as of September 25, 2003 and giving credit to such employees for prior service with Business Bank of California.

        Bonus Accruals.    Business Bancorp and Business Bank of California shall continue to make normal accruals on their books during 2003 for customary bonus payments to officers and employees, and to pay such bonuses not exceeding the amount of accruals, in accordance with past practices; provided, however, that any bonus accrued for executive officers of Business Bancorp and Business Bank of California during 2003 and otherwise payable in 2004 may be paid in 2003. If any customary bonus to officers and employees of Business Bancorp and Business Bank of California would have been paid following the effective time of the merger, then Union Bank of California, N.A. shall pay to the extent of the accruals at the time and in the manner and subject to the practices and limitations that normally would have existed before the merger.

Noncompetition

        Business Bancorp has obtained agreements from each Business Bancorp non-employee director providing that, for a period of two years after the merger, each director agrees not to engage in certain activities which would compete with Business Bancorp's business after its acquisition by Union Bank of California, N.A., unless Union Bank of California, N.A. gives its consent.

Indemnification

        UnionBanCal Corporation has agreed to indemnify and hold harmless each present and former director and officer of Business Bancorp, Business Bank of California and Business Bancorp's other subsidiaries against any costs or expenses (including attorney's fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring prior to the effective time of the merger to the fullest extent that Business Bancorp would have been permitted under California law and its articles of incorporation and bylaws and any indemnification agreements entered into by Business Bancorp. UnionBanCal Corporation has also agreed to advance expenses on the same terms provided the recipient repays such advances if it is ultimately determined that the recipient is not entitled to indemnification. UnionBanCal Corporation shall use commercially reasonable efforts to purchase extended reporting period coverage for Business Bancorp's existing officers' and directors' liability insurance for a period of six years after the effective time of the merger. UnionBanCal Corporation shall advise Business Bancorp whether such insurance will be provided not later than 15 business days before the completion of the merger. If UnionBanCal Corporation advises Business Bancorp that such insurance cannot be obtained or does not provide confirmation of its ability to secure such coverage on or before such date, Business Bancorp may obtain and pay for similar coverage for up to a period of six years following the completion of the merger under its own directors' and officers' liability insurance policies. However, if the cost for the extended coverage will exceed 3.0 times the last annual premiums paid by Business Bancorp for directors' and officers' liability insurance, then Union Bank of California, N.A. must consent to the purchase, which consent shall not be unreasonably withheld. Directors' and officers' liability insurance is understood to include coverage for Employment Practices Liability, Errors & Omissions, and Lender's Liability.

Environmental matters

        The parties to the merger agreement have cooperated to commission the preparation, at Union Bank of California, N.A.'s expense, of an environmental investigation on all real property owned, leased or operated by Business Bancorp, Business Bank of California and Business Bancorp's other subsidiaries, except for property held in trust or in a fiduciary capacity and space in retail or similar establishments leased for automatic teller machines or bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property. Union Bank of California, N.A. must notify Business Bancorp within specified time periods of any dissatisfaction with the environmental investigation. Union Bank of California, N.A. will use its reasonable best efforts to complete these environmental matters within 90 days of the date of the merger agreement.

Extension; waiver

        At any time before the completion of the merger, to the extent legally allowed, the parties may extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered under it, and waive compliance with any of the agreements or conditions contained in the merger agreement. To "waive" means to give up rights.

        Any agreement on the part of a party to the merger agreement to any extension or waiver will be valid only if included in a written instrument signed on behalf of the party.

Termination

        The merger agreement may be terminated by a majority vote of the terminating party's board of directors at any time prior to the effective time of the merger by:

  •
  mutual written consent;

  •
  Union Bank of California, N.A. or Business Bancorp in the event of a final judicial or regulatory determination restraining, enjoining or prohibiting any of the merger transactions contemplated by the merger agreement or denying any regulatory application the approval of which is a condition to a party's obligations under the merger agreement;

  •
  Union Bank of California, N.A. or Business Bancorp on or before February 29, 2004, if any condition to the obligations of the other party to consummation of the merger transactions contemplated in the merger agreement are impossible to satisfy or fulfill (except in the case of a breach by the party seeking to terminate);

  •
  Union Bank of California, N.A. or Business Bancorp if the merger agreement fails to be adopted by the shareholders of Business Bancorp at the special shareholders' meeting;

  •
  Union Bank of California, N.A. or Business Bancorp, if the other party materially breaches the merger agreement or in any schedule or document delivered under the merger agreement, if the breach would result in failure to satisfy certain closing conditions and cannot be or is not cured within 30 days after written notice of breach is given by the non-breaching party;

  •
  Union Bank of California, N.A. or Business Bancorp after February 29, 2004, if the merger has not been consummated, except that this termination right is not available to a party whose failure to perform an obligation in the merger agreement caused or resulted in a failure to complete the merger;

  •
  Business Bancorp, if: (a) it is not in material breach of the merger agreement, (b) it notifies UnionBanCal Corporation that it has received a written bona fide offer made by a third party to consummate a business combination that Business Bancorp's board determines in its good faith judgment and after consultation with its counsel and financial advisor to be more favorable to Business Bancorp shareholders than the transactions contemplated in the merger agreement and is reasonably likely to be consummated and Business Bancorp's board of directors has authorized Business Bancorp to enter into such a transaction, and (c) UnionBanCal Corporation does not within five business days of receipt of such notice make a proposal or offer that the Business Bancorp board of directors concludes in good faith (after consultation with Business

    Bancorp's financial advisor) is no less favorable, from a financial point of view, to the Business Bancorp shareholders as the offer made by the third party;

  •
  Business Bancorp if the Average Closing Price of UnionBanCal Corporation common stock is less than $32.00 per share or more than $55.00 per share.

        If Business Bancorp elects to exercise its termination right because the Average Closing Price of UnionBanCal Corporation common stock is more than $55.00 per share, then for one business day following the date on which Business Bancorp's notice to terminate is given Union Bank of California, N.A. shall have the option, but not the obligation, to agree to increase the exchange ratio so that it shall mean 0.553220 of a share of UnionBanCal Corporation common stock. If Business Bancorp elects to exercise its termination right because the Average Closing Price of UnionBanCal Corporation common stock is less than $32.00, then for one business day following the date on which Business Bancorp's notice to terminate is given Union Bank of California, N.A. shall have the option, but not the obligation, to agree to increase the exchange ratio so that it shall mean the fraction of a share of UnionBanCal Corporation common stock equal to $26.7130 divided by the Average Closing Price. If Union Bank of California, N.A. elects to increase the exchange ratio as described above, the merger agreement shall remain in full force and effect, except that the exchange ratio shall have been increased as contemplated.

        Even if the merger agreement is terminated, the provisions regarding payment of expenses, confidentiality, payment of any termination fees, if applicable, or any relevant general provisions of the merger agreement, will continue in effect. Also, if the merger agreement is terminated due to a party's breach, the termination will not relieve the breaching party from its liability and the non-breaching party will retain all of its legal rights and remedies against the breaching party.

Expenses; liquidated damages

        Each party to the merger agreement will bear its own expenses relating to preparing, entering into and carrying out the merger agreement and consummating the merger of Business Bank of California with and into Union Bank of California, N.A. Union Bank of California, N.A. and Business Bank of California will share equally all third party printing costs incurred with respect to the registration statement and this proxy statement/prospectus. Union Bank of California, N.A. will bear all reasonable expenses of any party related primarily to the amendments to Business Bancorp's ESOP, the stock purchase and assumption agreement relating to Business Bancorp's two subsidiaries formed for the exclusive purpose of issuing trust preferred securities and the merger of Business Bancorp with and into Business Bank of California. Union Bank of California, N.A. will pay all charges and expenses, including those of the exchange agent, in connection with the exchange of Business Bancorp shares for the merger consideration and any property or transfer taxes imposed on Business Bancorp, Business Bank of California, or Business Bancorp's other subsidiaries as a result of the merger and the transactions contemplated with respect to the merger.

        Business Bancorp and Business Bank of California shall jointly and severally pay Union Bank of California, N.A. liquidated damages of $5,000,000 in the following situation:

  •
  the board of Business Bancorp does not convene a shareholders' meeting or fails to recommend adoption of the merger agreement to the shareholders of Business Bancorp or adversely alters or modifies or withdraws its favorable recommendation; and

  •
  the merger agreement is not adopted by Business Bancorp shareholders; and

  °
  neither Union Bank of California, N.A. nor UnionBanCal Corporation is then in material breach of the merger agreement; and

    °
    both Union Bank of California, N.A. and UnionBanCal Corporation are in compliance with the condition regarding the truthfulness of their representations and warranties and the absence of a material adverse effect involving either of them; and

    °
    the Business Bancorp board has not determined in good faith based on the advice of counsel that the merger of Business Bank of California with and into Union Bank of California, N.A. is not likely to receive the federal income tax treatment contemplated by the merger agreement.

        Business Bancorp and Business Bank of California also shall jointly and severally pay Union Bank of California, N.A. liquidated damages of $5,000,000 in the following situation:

  •
  a proposal for a business combination is made to Business Bancorp or any person announces an intention to make a business combination proposal prior to the time of the Business Bancorp special shareholders' meeting; and

  •
  the merger agreement is not adopted by Business Bancorp shareholders and neither UnionBanCal Corporation nor Union Bank of California, N.A. was, as of the date of such action, in material breach of the merger agreement; and

  •
  a definitive agreement relating to a transaction (or series of transactions) which would change the control of or cause the acquisition of all or substantially all the assets of Business Bancorp or Business Bank of California is executed by Business Bancorp, Business Bank of California or Business Bancorp's other subsidiaries, or such a change of control transaction or asset transaction is consummated, in either case within 12 months after the termination of the merger agreement.

        Business Bancorp and Business Bank of California shall also jointly and severally pay Union Bank of California, N.A. liquidated damages of $5,000,000 in the following situation:

  •
  Business Bancorp terminates the merger agreement at a time when it is not in material breach of the merger agreement;

  •
  Business Bancorp notifies UnionBanCal Corporation that it has received a written bona fide offer made by a third party to consummate a business combination that Business Bancorp's board determines in its good faith judgment and after consultation with its counsel and financial advisor to be more favorable to Business Bancorp shareholders than the transactions contemplated in the merger agreement and reasonably likely to be consummated and Business Bancorp's board of directors has authorized Business Bancorp to enter into such a transaction; and

  •
  UnionBanCal Corporation does not within five business days of receipt of such notice make a proposal or offer that the Business Bancorp board of directors concludes in good faith (after consultation with Business Bancorp's financial advisor) is no less favorable, from a financial point of view, to the Business Bancorp shareholders as the offer made by the third party.

        UnionBanCal Corporation and Union Bank of California, N.A. shall jointly and severally pay Business Bancorp and Business Bank of California liquidated damages of $5,000,000 if:

  •
  Business Bancorp terminates the merger agreement because Union Bank of California, N.A. materially breaches the merger agreement or any schedule or document delivered under the merger agreement, if the breach would result in failure to satisfy certain closing conditions and cannot be or is not cured within 30 days after written notice of breach is given by Business Bancorp after:

  °
  all of the conditions precedent to the consummation of the merger of Business Bank of California with and into Union Bank of California, N.A. have been satisfied or would be satisfied by the delivery of documents which are under control of Union Bank of California, N.A. and Union Bank of California, N.A., in material breach of the merger agreement, refuses to consummate such merger; or

    °
    Union Bank of California, N.A. otherwise willfully abandons the merger of Business Bank of California with and into Union Bank of California, N.A., in material breach of the merger agreement.

Amendment

        The parties may amend the merger agreement in writing at any time before or after Business Bancorp shareholder adoption of the merger agreement. However, after Business Bancorp's shareholders adopt the merger agreement, no amendment may change the form of merger consideration or the value of the merger consideration without further approval by the Business Bancorp shareholders.

        The parties may make technical changes to the merger agreement not inconsistent with the purposes of the agreement as may be required to effect or facilitate any regulatory approval or acceptance of the merger transactions contemplated by the merger agreement, or any required regulatory or governmental filing or recording.

Operations Following the Merger

        As a result of the merger, Business Bancorp and Business Bank of California will be merged with and into Union Bank of California, N.A. with Union Bank of California, N.A. as the surviving bank. Union Bank of California, N.A. intends to introduce its products and services into the existing Business Bank of California system and to maintain and expand certain of the activities of Business Bank of California. Union Bank of California, N.A. will convert Business Bank of California branches to Union Bank of California, N.A.'s information and data processing systems for certain major functions, including deposit operations, loan servicing and item processing. Additionally, Union Bank of California, N.A. intends to consolidate Business Bank of California's Hesperia branch into its Hesperia branch and intends to consolidate its Riverside branch into Business Bank of California's Riverside branch. The board of directors and policy-making officers of Union Bank of California, N.A. following the merger will be the same as Union Bank of California, N.A.'s board of directors and policy-making officers prior to the merger.

Regulation and supervision

        Commercial banking activities in California and the United States are extensively regulated. Both UnionBanCal Corporation and Business Bancorp are registered bank holding companies, subject to regulation under the Bank Holding Company Act of 1956, as amended, which subjects both to Federal Reserve Board reporting and supervision. Additionally, UnionBanCal Corporation's majority shareholder, The Bank of Tokyo-Mitsubishi, Ltd. and its 100 percent shareholder Mitsubishi Tokyo Financial Group, Inc., are subject to regulation under the Bank Holding Company Act as foreign banking organizations. The Bank of Tokyo-Mitsubishi, Ltd. and Mitsubishi Tokyo Financial Group, Inc. are also subject to regulation by the Japan FSA.

        UnionBanCal Corporation is incorporated in Delaware and Business Bancorp is incorporated in California. The similarities and differences for shareholders under California and Delaware law are further described under "Certain Differences in Rights of Shareholders" on page [    ].

        The primary difference between the banking subsidiaries of UnionBanCal Corporation and Business Bancorp is that Union Bank of California, N.A. is a national banking association and Business Bank of California is a California state chartered bank. As a result of the merger, Business Bancorp and Business Bank of California will be merged with and into Union Bank of California, N.A. with Union Bank of California, N.A. as the surviving bank.

        Business Bank of California operates under both California and federal law as a state chartered bank and as a member of the Federal Reserve System. Business Bank of California is subject to regulation, supervision and examination by the DFI and the Federal Reserve and is also subject to regulation by the FDIC. The powers of Business Bank of California are limited by the Federal Deposit Insurance Act to those of a national bank, unless the FDIC determines an activity is permissible and is not a significant risk to the deposit insurance fund. Deposits of Business Bank of California are insured up to regulatory limits by the FDIC.

        Business Bank of California is the only bank subsidiary of Business Bancorp. Business Capital Trust I, which is a Delaware statutory trust, and MCB Statutory Trust I, which is a Connecticut statutory trust, are other subsidiaries of Business Bancorp. These trusts were formed for the exclusive purpose of issuing and selling trust preferred securities.

        Union Bank of California, N.A. and most of its subsidiaries are regulated by the OCC. UnionBanCal Corporation's subsidiaries are also subject to extensive regulation, supervision, and examination by various other federal and state regulatory agencies. In addition, Union Bank of California, N.A. and its subsidiaries are subject to certain restrictions under the Federal Reserve Act, including restrictions on affiliate transactions such as limitations on the amounts of such transactions and a requirement that such transactions be on arms-length market terms. Dividends payable by Union Bank of California, N.A. to UnionBanCal Corporation are subject to a formula imposed by the OCC unless express approval is given to deviate from the formula.

        The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") requires federal bank regulatory authorities to take "prompt corrective action" in dealing with inadequately capitalized banks. FDICIA establishes five tiers of capital measurement ranging from "well-capitalized" to "critically undercapitalized." It is UnionBanCal Corporation's policy to maintain capital ratios at or above the required minimum capital adequacy levels for both Union Bank of California, N.A. and UnionBanCal Corporation. Management believes Union Bank of California, N.A. met the requirements of a "well-capitalized" institution at September 30, 2003.

        Furthermore, the activities of UnionBanCal Corporation's subsidiaries HighMark Capital Management, Inc., a registered investment advisor, and UBOC Investment Services, Inc., a registered broker-dealer, are subject to the rules and regulations of the Securities and Exchange Commission as well as state securities regulators. UBOC Investment Services, Inc. is also subject to the rules and regulations of the National Association of Securities Dealers, Inc.

        Armstrong/Robitaille, Inc., John Burnham & Company and Tanner Insurance Brokers, Inc., indirect subsidiaries of Union Bank of California, N.A., are subject to the rules and regulations of the California Department of Insurance, as well as insurance regulators of other states.

        Deposits of Union Bank of California, N.A. are insured up to regulatory limits by the FDIC.

        There are additional requirements and restrictions in the laws of the United States and the states of California, Delaware, Oregon, and Washington, as well as other states in which Union Bank of California, N.A. and its subsidiaries may conduct operations. These include restrictions on the amount of loans and the nature and amount of investments, as well as activities as an underwriter of securities, the opening and closing of branches and the acquisition of other financial institutions. Union Bank of California, N.A. is subject to certain fair lending requirements and reporting obligations involving home mortgage lending operations and Community Reinvestment Act activities. The Community Reinvestment Act generally requires the federal banking agencies to evaluate the record of a financial institution in meeting the credit needs of its local communities, including low and moderate income neighborhoods. In addition to substantive penalties and corrective measures that may be required for a violation of certain fair lending laws, the federal banking agencies may take compliance with such laws and the Community Reinvestment Act into account when regulating and supervising other activities, including engaging in new activities or acquisitions of other banks or companies.

        The interstate operations of UnionBanCal Corporation and Union Bank of California, N.A. are affected by federal and state laws. Federal law permits bank holding companies, with Federal Reserve Board approval, to acquire banks located in states other than the holding company's home state, generally without regard to whether the transaction is prohibited under state law. In addition, national banks, such as Union Bank of California, N.A., are permitted to merge with a national or state bank with a different home state, unless the home state of one of the banks passed legislation that expressly prohibits interstate bank mergers. Also, a bank may establish and operate a de novo branch in a state in which the bank does not maintain a branch if that state expressly permits de novo branching.

        In addition to being subject to US federal laws and regulations, the international activities of Union Bank of California, N.A. are subject to the laws and regulations of the jurisdiction where business is being conducted which may change from time-to-time and affect Union Bank of California, N.A.'s business opportunities and competitiveness in these jurisdictions. Furthermore, due to the controlling ownership of UnionBanCal Corporation by The Bank of Tokyo-Mitsubishi, Ltd., regulatory requirements adopted or enforced by the Government of Japan and the Japan FSA may have an effect on the activities and investments of Union Bank of California, N.A. and UnionBanCal Corporation in the future.

Bank Holding Company Regulation

        Generally, the Bank Holding Company Act restricts any investment that UnionBanCal Corporation or Business Bancorp may make to no more than five percent of the voting shares of any non-banking entity, and both UnionBanCal Corporation and Business Bancorp may not acquire more than five percent of the voting shares of any domestic bank without the prior approval of the Federal Reserve Board. The activities of both holding companies are limited, with some exceptions, to banking, the business of managing or controlling banks, and other activities, which the regulatory authorities deem to be so closely related to banking as to be a "proper incident thereto." Business Bancorp is also a bank holding company within the meaning of Section 3700 of the California Financial Code. As such, Business Bancorp and its bank subsidiary are subject to examination by, and may be required to file reports with, the DFI.

Financial Services Modernization Regulation

        The Gramm-Leach-Bliley Act (the "GLB Act") allows "financial holding companies" to offer banking, insurance, securities and other financial products. Specifically, the GLB Act amends section 4 of the Bank Holding Company Act in order to provide a framework for the engagement in new financial activities. Bank holding companies may elect to become a financial holding company if all of their subsidiary depository institutions are well-capitalized and well-managed. Business Bancorp has not elected to become a financial holding company. For UnionBanCal Corporation, under current Federal Reserve Board interpretations, a foreign bank, such as The Bank of Tokyo-Mitsubishi, Ltd., which owns a subsidiary US bank holding company, must make the election on behalf of itself and its US holding company. In addition, the foreign bank must be well-capitalized and well-managed in accordance with standards comparable to those required of US banks as determined by the Federal Reserve Board and must have a satisfactory or better Community Reinvestment Act rating. UnionBanCal Corporation does not believe that The Bank of Tokyo-Mitsubishi, Ltd. currently plans to make a financial holding company election.

        Under the GLB Act and regulations promulgated by the OCC and the Federal Reserve Board, national banks and state banks are permitted to engage through "financial subsidiaries" in certain financial activities permissible for affiliates of financial holding companies. To be able to engage in such activities, the national bank or state bank must also be well-capitalized and well-managed and receive at least a "satisfactory" rating in its most recent Community Reinvestment Act examination. In addition, if the national bank ranks as one of the 50 largest insured banks in the United States, as Union Bank of California, N.A. does, it must have an issue of outstanding long-term debt rated in one of the three highest rating categories by an independent rating agency. The OCC has informed Union Bank of California, N.A. that certain ratings of Union Bank of California, N.A.'s certificates of deposit satisfy this requirement. If the national bank falls within the next group of 50, it must either meet the debt rating test described above or satisfy a comparable test jointly agreed to by the Federal Reserve Board and the Treasury Department. No debt rating is required for a national bank not within the top 100 largest insured banks in the United States.

        In 2000, Union Bank of California, N.A. filed a "Financial Subsidiary Certification" with the OCC that its "financial subsidiaries" could engage in some types of activities beyond those permitted to the bank itself and that the applicable conditions for its "financial subsidiaries" to engage in these types of activities were met at that time. Although Union Bank of California, N.A. does not presently have any "financial subsidiaries," this certification would expedite the process for Union Bank of California, N.A. to form or acquire "financial subsidiaries," if it decides to do so. Union Bank of California, N.A. does not currently plan to form any "financial subsidiaries."

        Business Bank of California may engage as a California state-chartered bank in any activity permissible for national banks and is subject to similar conditions on engaging in financial activities set forth in the regulations of the Federal Reserve Board. Business Bank of California has not formed any "financial subsidiaries."

USA Patriot Act

        The terrorist attacks in September 2001 have impacted the financial services industry and have already led to federal legislation that attempts to address certain issues involving financial institutions. On October 26, 2001, President Bush signed into law the USA Patriot Act.

        Part of the USA Patriot Act is the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 ("IMLAFATA"). Among its provisions, IMLAFATA requires each financial institution to: (i) establish an anti-money laundering program; (ii) establish due diligence policies, procedures and controls with respect to its private banking accounts and correspondent banking accounts involving foreign individuals and certain foreign banks; and (iii) avoid establishing, maintaining, administering, or managing correspondent accounts in the United States for, or on behalf of, a foreign bank that does not have a physical presence in any country. In addition, IMLAFATA contains a provision encouraging cooperation among financial institutions, regulatory authorities and law enforcement authorities with respect to individuals, entities and organizations engaged in, or reasonably suspected of engaging in, terrorist acts or money laundering activities. IMLAFATA expands the circumstances under which funds in a bank account may be forfeited and requires covered financial institutions to respond under certain circumstances to requests for information from federal banking agencies within 120 hours. IMLAFATA also amends the Bank Holding Company Act and the Bank Merger Act to require the federal banking agencies to consider the effectiveness of a financial institution's anti-money laundering activities when reviewing an application under these acts.

        Pursuant to IMLAFATA, the Secretary of the Treasury, in consultation with the heads of other government agencies, has adopted and proposed special measures applicable to banks, bank holding companies, and/or other financial institutions. These measures include enhanced record keeping and reporting requirements for certain financial transactions that are of primary money laundering concern, due diligence requirements concerning the beneficial ownership of certain types of accounts, and restrictions or prohibitions on certain types of accounts with foreign financial institutions. The US Treasury Department is expected to issue a number of additional regulations that will further clarify the requirements of the USA Patriot Act and the IMLAFATA.

Sarbanes-Oxley Act of 2002

        On July 30, 2002, in response to various high profile corporate scandals, the United States Congress enacted the Sarbanes-Oxley Act of 2002. The Sarbanes-Oxley Act aims to restore the credibility lost as a result of these scandals by addressing, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. Among other provisions, Section 302(a) of the Sarbanes-Oxley Act requires that a corporation's Chief Executive Officer and Chief Financial Officer certify that the corporation's quarterly and annual reports do not contain any untrue statement of a material fact. Specific requirements of the certifications include having these officers confirm that they are responsible for establishing, maintaining and regularly evaluating the effectiveness of the corporation's disclosure controls and procedures; they have made certain disclosures to the corporation's auditors and audit committee about the corporation's internal controls; and they have included information in the corporation's quarterly and annual reports about their evaluation and whether there have been significant changes in the corporation's internal controls or in other factors that could significantly affect internal controls subsequent to their evaluation.

        The New York Stock Exchange and the Nasdaq National Market have each proposed additional corporate governance rules that have been presented to the SEC for review and approval. The proposed changes are intended to allow shareholders to more easily and effectively monitor the performance of companies and directors.

        In response to these requirements, UnionBanCal Corporation has implemented procedures to comply with the requirements for expanded disclosure of internal controls and the certification of the financial statements. UnionBanCal Corporation has also established a Disclosure Committee to monitor compliance with these new rules. Membership of the Disclosure Committee is comprised of senior management from throughout the organization who UnionBanCal Corporation believes collectively provide an extensive understanding of UnionBanCal Corporation's corporate operations.

        Business Bancorp has also implemented procedures to comply with the requirements for expanded disclosure of internal controls and the certification of the financial statements.

Conclusion

        Changes in the laws, regulations, or policies that impact UnionBanCal Corporation, Union Bank of California, N.A., Business Bancorp and Business Bank of California cannot necessarily be predicted and may have a material effect on their business and earnings.

Information About UnionBanCal Corporation

        UnionBanCal Corporation is a commercial bank holding company incorporated in Delaware effective September 30, 2003 and its primary subsidiary, Union Bank of California, N.A., is among the oldest banks on the West Coast, having roots as far back as 1864. UnionBanCal Corporation is registered as a bank holding company under the Bank Holding Company Act, and is headquartered in San Francisco, California. UnionBanCal Corporation was formed as a result of the combination of Union Bank with BanCal Tri-State Corporation on April 1, 1996. At September 30, 2003, Union Bank of California, N.A. was the fourth largest commercial bank in California, based on total assets and total deposits. As of September 30, 2003, UnionBanCal Corporation was approximately 63.2% owned by The Bank of Tokyo-Mitsubishi, Ltd. and 36.8% owned by other stockholders. UnionBanCal Corporation provides a wide range of financial services to consumers, small businesses, middle-market companies and major corporations, primarily in California, Oregon, and Washington, but nationally and internationally as well.

Market Price and Dividend Information for UnionBanCal Corporation

Market information

        UnionBanCal Corporation's common stock is traded on the New York Stock Exchange under the symbol UB. As of October 31, 2003, UnionBanCal Corporation's common stock was held by approximately 2,604 registered stockholders. At September 30, 2003, The Bank of Tokyo-Mitsubishi, Ltd. held approximately 63.2% of UnionBanCal Corporation's common stock. During 2002 and the first three quarters of 2003, the average daily trading volume of UnionBanCal Corporation's common stock was approximately 443,032 shares, and 274,276 shares, respectively. At December 31, 2002 and September 30, 2003, UnionBanCal Corporation's common stock closed at $39.27 per share, and $49.60 per share, respectively. The following table presents high and low stock quotations for each quarterly period for the years ended December 31, 2001 and 2002, the first three quarters of 2003 and the period from October 1 through November 10, 2003.

	2001
	High	Low
First quarter	$30.66	$23.94
Second quarter	34.95	26.03
Third quarter	38.97	30.74
Fourth quarter	39.28	28.49
	2002
	High	Low
First quarter	$44.80	$34.70
Second quarter	49.83	43.05
Third quarter	48.92	36.60
Fourth quarter	44.40	34.72
	2003
	High	Low
First quarter	$43.62	$37.45
Second quarter	43.77	38.75
Third quarter	50.90	41.25
October 1 through November 10, 2003	56.04	49.42

Dividend information

        On October 22, 2003, UnionBanCal Corporation's Board of Directors approved a quarterly cash dividend of $0.31 per share for the fourth quarter of 2003. Future dividends will depend upon UnionBanCal Corporation's earnings, financial condition, capital requirements and other factors, as UnionBanCal Corporation's Board of Directors may deem relevant.

        UnionBanCal Corporation offers a dividend reinvestment and stock purchase plan that allows stockholders to reinvest dividends in UnionBanCal Corporation's common stock at market price. The Bank of Tokyo-Mitsubishi, Ltd. did not participate in the plan during 2002 and the nine months ended September 30, 2003. For further information about these plans, see Note 13 to UnionBanCal Corporation's Consolidated Financial Statements incorporated by reference in this proxy statement/prospectus to UnionBanCal Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2002.

        The availability of UnionBanCal Corporation's retained earnings for the payment of dividends is affected by certain legal restrictions. See Note 17 to UnionBanCal Corporation's Consolidated Financial Statements incorporated by reference in this proxy statement/prospectus to UnionBanCal Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2002.

        The following table presents quarterly per share cash dividends declared for 2001, 2002 and the first three quarters of 2003:

2001
First quarter	$0.25
Second quarter	0.25
Third quarter	0.25
Fourth quarter	0.25
2002
First quarter	$0.25
Second quarter	0.28
Third quarter	0.28
Fourth quarter	0.28
2003
First quarter	$0.28
Second quarter	0.31
Third quarter	0.31

Financial information

        For financial information concerning UnionBanCal Corporation, see the section titled "Where You Can Find More Information" on page [    ].

Information About Business Bancorp

        Business Bancorp is a bank holding company incorporated in October 1999 in California. In January 2000, Business Bancorp acquired all the outstanding shares of Business Bank of California, a California state-chartered commercial bank that was incorporated in California on June 15, 1983, and opened for business in April 1984. Business Bank of California was originally incorporated under the name Bank of San Bernardino and changed its name to Business Bank of California in August 1996. On December 31, 2001, Business Bancorp completed a merger of equals with MCB Financial Corporation, which increased Business Bancorp's assets by approximately 63.4%.

        The principal executive offices of Business Bancorp are located at 1248 Fifth Avenue San Rafael, California 94901, telephone number (415) 784-2300.

        Business Bank of California's administrative offices are located at 140 S. Arrowhead Avenue, San Bernardino, California 92408.

        At September 30, 2003, Business Bancorp had consolidated assets of $676 million, deposits of $582 million and shareholders' equity of $61 million.

Market Price and Dividend Information for Business Bancorp

Market information

        The common stock of Business Bancorp is traded on The Nasdaq National Market under the symbol "BZBC." The stock began trading on The Nasdaq National Market on January 2, 2002. From February 27, 2001 until December 31, 2001, the stock was traded on The Nasdaq Small Cap Market. The quotations shown for 2002 reflect the high and low closing sales prices for our common stock as reported by The Nasdaq National Market. The following prices have been adjusted to reflect a 5% stock dividend paid in March 2002 and a 5% stock dividend paid in June 2003.

        As of October 31, 2003, there were 4,198,851 shares of Business Bancorp common stock outstanding. As of October 31, 2003, there were 583 shareholders of record, not including persons or entities who hold their stock in nominee or "street" name.

        The following table sets forth the high and the low daily closing prices of Business Bancorp's common stock for each quarterly period for the years ended December 31, 2001 and 2002, the first three quarters of 2003 and the period from October 1, 2003 through November 10, 2003.

	2001
	High	Low
First quarter	$10.89	$8.16
Second quarter	11.46	9.98
Third quarter	13.38	10.66
Fourth quarter	12.70	9.98
	2002
	High	Low
First quarter	$12.86	$9.98
Second quarter	13.81	12.61
Third quarter	15.19	13.24
Fourth quarter	17.13	13.74

	2003
	High	Low
First quarter	$16.81	$14.86
Second quarter	23.50	15.44
Third quarter	29.31	20.98
October 1 through November 10, 2003	30.06	29.26

Dividend information

        Business Bancorp generally pays a quarterly cash dividend of $0.01 per share. California law imposes certain limitations on Business Bancorp's ability to pay dividends. In addition, Business Bank of California is limited in its ability to pay dividends under guidelines established by the FDIC and DFI with respect to appropriate levels of capital by banks under their jurisdiction, which in turn affects Business Bancorp's ability to pay dividends.

        The following table presents quarterly per share cash dividends paid for 2001, 2002 and the first three quarters of 2003:

2001
First quarter	$0.00
Second quarter	0.00
Third quarter	0.01
Fourth quarter	0.01
2002
First quarter	$0.01
Second quarter	0.01
Third quarter	0.01
Fourth quarter	0.01
2003
First quarter	$0.01
Second quarter	0.01
Third quarter	0.01

Financial information

        For financial information concerning Business Bancorp, see the Annual Report on Form 10-K of Business Bancorp for the year ended December 31, 2002, as amended, and the quarterly report on Form 10-Q for the period ended September 30, 2003, which are incorporated by reference and are being delivered to shareholders together with this proxy statement/prospectus.

        See also the section titled "Where You Can Find More Information" on page [    ].

Stock Ownership of Management of Business Bancorp

        All information in the following tables is as of October 31, 2003 and includes share ownership for each Business Bancorp director, the Chief Executive Officer and each of the other four highest paid executive officers of Business Bancorp whose salary and bonus for 2002 exceeded $100,000, all directors and executive officers as a group and persons known to Business Bancorp who own more than 5% of Business Bancorp common stock.

Name Of Beneficial Owner	Number Of Shares Owned(1)	Right to Acquire Shares(2)	Percent Of Outstanding Shares(3)
Ruth E. Adell	14,451	20,534	*
D. William Bader	95,256	11,025	2.52%
Neal T. Baker(4)	143,991	27,888	4.07%
John E. Duckworth(5)	120,729	11,025	3.13%
Edwin J. Fix	0	4,201	*
Charles O. Hall	45,132	36,760	1.93%
Timothy J. Jorstad(6)	125,724	24,642	3.56%
Alan J. Lane	2,153	41,587	1.03%
Catherine H. Munson(7)	33,042	13,617	1.11%
Patrick E. Phelan	15,612	19,033	*
Gary T. Ragghianti(8)	37,604	24,642	1.47%
John L. Riddell	92,257	0	2.20%
Arnold H. Stubblefield(9)(10)(11)(12)	546,895	0	13.02%
John L. Stubblefield(11)(12)	81,940	0	1.95%
Randall J. Verrue(13)	54,063	24,642	1.86%
Directors and Executive Officers as a group (15 Persons)	1,408,849	259,595	37.42%

*
Less than 1.00%

(1)
Except as otherwise noted, may include shares held by such person's spouse (except where legally separated) and minor children, and by any other relative of such person who has the same home; shares held in "street name" for the benefit of such person; shares held by a family trust as to which such person is a trustee and primary beneficiary with sole voting and investment power (or shared power with a spouse); or shares held in an individual retirement account or pension plan as to which such person is the sole beneficiary and has pass-through voting rights and investment power, including shares held in the Business Bank of California 401(k) plan and the Business Bancorp ESOP.

(2)
Consists of shares which the applicable individual or group has the right to acquire upon the exercise of stock options which are vested or will vest within 60 days of October 31, 2003 pursuant to Business Bancorp's stock option plans.

(3)
The percentages are based on the total number of shares of Business Bancorp's common stock outstanding, plus the number of option shares which the individual or group, as applicable, has the right to acquire upon the exercise of stock options which are vested or will vest within 60 days of October 31, 2003 pursuant to Business Bancorp's stock option plans.

(4)
Includes 11,429 shares held by the Neal T. Baker Trust FBO Neal T. Baker Enterprises, Inc., of which Mr. Baker is trustee; 56,789 shares held by Neal T. Baker Enterprises, Inc., a corporation of which Mr. Baker is President and sole shareholder; and 16,863 shares owned by Baker's Burgers, Inc., a corporation of which Mr. Baker is President and sole shareholder. Mr. Baker has sole voting and investment power as to all of these shares.

(5)
Includes 68,754 shares held by Mr. Duckworth together with certain extended family members; and 20,606 shares held by Arr. 1865, a limited partnership of which Mr. Duckworth is a general partner; as to all of which shares Mr. Duckworth has shared voting and investment power.

(6)
Includes 112,788 shares held by Jorstad, Inc. Profit Sharing Plan, of which Mr. Jorstad is trustee. Mr. Jorstad has sole voting and investment power as to these shares.

(7)
Includes 2,042 shares held by Lucas Valley Properties, Inc., Money Purchase & Profit Sharing Pension Plan, of which Ms. Munson is trustee. Ms. Munson has sole voting and investment power as to these shares.

(8)
Includes 12,915 shares held by Ragghianti & Thomas Profit Sharing Retirement Trust. Mr. Ragghianti has sole voting and investment power as to these shares.

(9)
Mr. Stubblefield's address is Post Office Box 327, Meridian, Idaho 83642.

(10)
Includes 43,320 shares held by the Stubblefield Construction Co. Employee Profit Sharing Plan, of which Mr. Stubblefield is trustee; 10,272 shares owned by Stubblefield Construction Co., a corporation of which Mr. Stubblefield is President; 73,563 shares owned by Stubblefield Properties, a partnership of which Mr. Stubblefield is a general partner; and 1,695 shares held by Mr. Stubblefield as custodian for his minor grandchildren (including the shares described in footnote 11 below). Mr. Stubblefield has sole voting and investment power as to 127,157 of such shares and shared voting and investment power as to 1,695 of such shares.

(11)
Includes 401 shares held by Arnold Stubblefield as custodian for John Stubblefield's children, as to which shares John Stubblefield has shared voting and investment power with Arnold Stubblefield.

(12)
Arnold H. Stubblefield and John L. Stubblefield are father and son, respectively.

(13)
Includes 13,847 shares held in Mr. Verrue's IRA trust account and 2,333 shares held by Mr. Verrue as trustee for his grandchild.

Certain Differences in Rights of Shareholders

General

        UnionBanCal Corporation is incorporated under and subject to the provisions of the Delaware General Corporation Law. UnionBanCal Corporation re-incorporated in Delaware, effective September 30, 2003. Prior to such re-incorporation, UnionBanCal Corporation was incorporated under and subject to the California Corporations Code. Business Bancorp is incorporated under and subject to the provisions of the California Corporations Code.

        If the merger occurs, shareholders of Business Bancorp may receive shares of the common stock of UnionBanCal Corporation. The rights of former Business Bancorp shareholders who become stockholders of UnionBanCal Corporation will be governed by Delaware law and the restated certificate of incorporation and bylaws of UnionBanCal Corporation.

        We have summarized below certain differences between:

  •
  the California Corporations Code and the Delaware General Corporation Law; and

  •
  your current rights under the articles of incorporation and bylaws of Business Bancorp and your rights under the restated certificate of incorporation and bylaws of UnionBanCal Corporation.

The following summary does not purport to be a complete statement of the rights of shareholders and stockholders under the applicable legal provisions, charters and bylaws mentioned above. The summary is qualified in its entirety by reference to the Delaware General Corporation Law and the California Corporations Code and the governing corporate instruments of UnionBanCal Corporation and Business Bancorp.

Shareholder/Stockholder approval of certain business combinations

        Delaware.    Under Section 203 of the Delaware General Corporation Law, a Delaware corporation is prohibited from engaging in a business combination with an interested stockholder for three years following the time that such person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity who or which owns, individually or with or through certain other persons or entities, 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock under an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only).

        The three-year moratorium imposed by Section 203 on business combinations does not apply if:

  •
  prior to the time at which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder;

  •
  upon consummation of the transaction that made him or her an interested stockholder, the interested stockholder owns at least 85% of the corporation's voting stock outstanding at the time the transaction commenced (excluding from the 85% calculation shares owned by directors who are also officers of the subject corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer);

  •
  on or after the time such person or entity becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by 66 2/3% of the outstanding voting stock not owned by the interested stockholder; or

  •
  the stockholders vote to opt out of the moratorium imposed by Section 203.

UnionBanCal Corporation's restated certificate of incorporation contains an election to opt out of Section 203, and, therefore, this section does not apply.

        California.    California law requires that holders of nonredeemable common stock of a target corporation receive nonredeemable common stock as the consideration in a merger of the target corporation with the holder of more than 50% but less than 90% of the target's common stock, or with its affiliate, unless all of the target company's shareholders consent to the transaction or the transaction has been approved by the California Commissioner of Corporations at a "fairness hearing." This provision of California law has the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. Business Bancorp's articles of incorporation do not contain any specific provisions relating to shareholder approval of certain business combinations and, thus, these provisions of California law govern. While Delaware law does not parallel California law in this respect, the restated certificate of incorporation of UnionBanCal Corporation contains a provision which effects a similar requirement to California law, requiring that 90% or more of the outstanding voting shares of UnionBanCal Corporation approve a "cash out" merger with a majority stockholder or its affiliate unless such approval by the California Commissioner of Corporations has been obtained. UnionBanCal Corporation's restated certificate of incorporation provides that this provision can only be amended with the approval of 90% or more of the outstanding voting shares of UnionBanCal Corporation.

Shareholder rights plan

        Business Bancorp.    On January 24, 2002 the Board of Directors of Business Bancorp declared a dividend of one preferred share purchase right for each outstanding share of Business Bancorp common stock to shareholders of record on February 15, 2002. Each Business Bancorp right entitles the registered holder to purchase one one-hundredth of a share of Business Bancorp's Series A Junior Participating Preferred Stock, no par value. The initial purchase price is $50.00 per one one-hundredth of a preferred share, subject to adjustment. The description and terms of the rights are set forth in a Rights Agreement dated as of January 25, 2002 (the "Rights Plan") between the Company and U. S. Stock Transfer Corporation.

        The rights are attached to all Business Bancorp common stock certificates representing shares currently outstanding and no separate certificates evidencing these rights have been distributed. The right will separate from the Business Bancorp common stock (this is referred to as the distribution date) upon the earlier of

  •
  ten days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of, 10% or more of Business Bancorp's outstanding common stock, referred to as an Acquiring Person; provided, however, a person or group holding 10% or more of the outstanding shares as of February 15, 2002, will become a "Grandfathered Person" and such Grandfathered Person will be treated as an Acquiring Person upon public announcement or knowledge by Business Bancorp's Board of Directors that such Grandfathered Person has acquired beneficial ownership of an additional 10% of Business Bancorp's then outstanding common shares; or

  •
  ten business days (or such later date as may be determined by action of the board of directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of Business Bancorp's outstanding common stock (unless the board of directors has approved the offer).

        Until the distribution date, the Business Bancorp rights will be transferred with and only with the Business Bancorp common stock. Until the distribution date (or earlier redemption or expiration of the Business Bancorp rights), new Business Bancorp common stock certificates issued after February 15,

2002, will contain a notation incorporating the Rights Plan by reference. Until the distribution date (or earlier redemption or expiration of the Business Bancorp rights), the surrender for transfer of any certificates for Business Bancorp common stock outstanding as of February 15, 2002, even without such notation or a copy of a summary of rights being attached thereto, will also constitute the transfer of the Business Bancorp rights associated with the Business Bancorp common stock represented by such certificate. As soon as practicable following the distribution date, separate certificates evidencing the Business Bancorp rights will be mailed to holders of record of Business Bancorp's common stock as of the close of business on the distribution date and such separate rights certificates alone will evidence the Business Bancorp rights.

        The Business Bancorp rights are not exercisable until the distribution date. The rights expire on February 15, 2012, unless the rights are earlier redeemed or exchanged by Business Bancorp as described below.

        While each right initially will provide for the acquisition of one one-hundredth of a share of Series A Junior Participating Preferred Stock at the purchase price, the Rights Plan provides that the purchase price is subject to adjustment from time-to-time to prevent dilution:

  •
  in the event of a stock dividend on, or a subdivision, combination or reclassification of, the preferred stock,

  •
  upon the grant to holders of the preferred stock of certain rights or warrants to subscribe for or purchase preferred stock at a price, or securities convertible into preferred stock with a conversion price, less than the then current market price of the preferred stock, or

  •
  upon the distribution to holders of the preferred stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in preferred stock) or of subscription rights or warrants (other than those referred to above).

        The number of outstanding rights and the number of one one-hundredths of a share of preferred stock issuable upon exercise of each right are also subject to adjustment in the event of a stock split of Business Bancorp's common stock or a stock dividend on Business Bancorp's common stock payable in shares of common stock or a subdivision, consolidation or combination of Business Bancorp's common stock occurring, in any such case, before the distribution date.

        Preferred stock purchasable upon exercise of the rights will not be redeemable. Each share of preferred stock will be entitled to a minimum preferential dividend payment of 100 times the dividend declared per each share of Business Bancorp common stock. If there is a liquidation, the holders of the preferred stock will be entitled to a minimum preferential liquidation payment of $100.00 per share but will be entitled to an aggregate payment of 100 times the payment made per each share of Business Bancorp common stock. Each share of preferred stock will have 100 votes, voting together with the Business Bancorp common stock. Finally, in the event of any merger, consolidation or other transaction in which Business Bancorp common stock is exchanged, each share of preferred stock will be entitled to receive 100 times the amount received per each share of Business Bancorp common stock. These rights are protected by customary antidilution provisions.

        Because of the nature of the preferred stock dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of preferred stock purchasable upon exercise of each right should approximate the value of one share of Business Bancorp common stock.

        If any of the following events happens, each holder of a right, other than rights beneficially owned by the Acquiring Person (which will become void), will then have the right to receive, upon exercise and payment of the purchase price, fractions of shares of preferred stock having a value equal to twice the purchase price:

  •
  any person or group of affiliated or associated persons becomes an Acquiring Person, or

  •
  during such time as there is an Acquiring Person, there shall be a reclassification of securities or a recapitalization or reorganization of Business Bancorp or other transaction or series of transactions involving Business Bancorp which has the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries beneficially owned by the Acquiring Person.

        If Business Bancorp is acquired in a merger or other business combination transaction, or 50% or more of Business Bancorp's consolidated assets or earnings power is sold, each holder of a right will have the right to receive, upon exercise and payment of the purchase price, common stock of the acquiring company having a value equal to twice the purchase price.

        At any time after an Acquiring Person obtains 10% or more of Business Bancorp common stock and before the Acquiring Person obtains 50% of Business Bancorp's common stock, Business Bancorp may exchange all or part of the Business Bancorp rights, for shares of Business Bancorp common stock at an exchange ratio of one share per right, subject to adjustment.

        With limited exceptions, the Rights Plan does not require adjustment to the purchase price until cumulative adjustments require an adjustment of at least 1% in the purchase price. The Rights Plan also disallows the issuance of fractional shares of preferred stock, other than fractions that are integral multiples of one one-hundredth, and instead of issuing fractional shares, a cash adjustment will be made based on the market price of the preferred stock on the last trading day before the date of exercise.

        At any time before a person becomes an Acquiring Person, Business Bancorp may redeem the rights in whole, but not in part, at a price of $.001 per right. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders will be to receive the redemption price. After the redemption period has expired, Business Bancorp's rights of redemption may be reinstated if, prior to completion of certain recapitalizations, mergers or other business combinations, an Acquiring Person reduces its beneficial ownership to less than 10% of the outstanding Business Bancorp common stock in a transaction or series of transactions not involving Business Bancorp.

        Business Bancorp may amend the terms of the rights without the consent of the holders of the rights, including an amendment to lower certain thresholds described above to not less than the greater of:

  •
  any percentage greater than the largest percentage of the outstanding Business Bancorp common stock then known to Business Bancorp to be beneficially owned by any person or group of affiliated or associated persons (unless such person or group is excluded from the effect of such reduction) and

  •
  10%,

except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the rights.

        Until a right is exercised, the holder of a right will have no rights as a shareholder of Business Bancorp, including, without limitation, the right to vote or to receive dividends.

        Business Bancorp adopted the Rights Plan to maximize the long-term value of Business Bancorp and to protect Business Bancorp's shareholders from improper takeover tactics and takeover bids that are not fair to all shareholders. As a result of the merger with Union Bank of California, N.A., the

Business Bancorp common stock along with the attached rights will be exchanged for the merger consideration and the rights will thereby be extinguished. Business Bancorp has acknowledged that adoption of the merger agreement does not trigger the Rights Plan.

        UnionBanCal Corporation.    UnionBanCal Corporation does not have a stockholder rights plan.

Number of directors

        California.    California law requires a corporation to state in its bylaws the number of directors of the corporation, or that the number of directors shall not be less than a stated minimum nor more than a stated maximum. The stated maximum number of directors may not be more than two times the stated minimum number of directors minus one. California law provides that this bylaw provision may not be amended without the approval of a majority of the outstanding shares of the corporation.

        Delaware.    Delaware law has no such provision requiring a company to designate the number of directors or a range of directors in its bylaws. As a result, Delaware permits the board of directors, acting alone, to change the authorized number of directors by amendment to the bylaws, unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the certificate of incorporation (in which case a change in the number of directors may be made only by amendment to the certificate of incorporation following approval of such change by the stockholders).

        UnionBanCal Corporation.    UnionBanCal Corporation's restated certificate of incorporation references a section of the UnionBanCal Corporation bylaws, which set the number of directors. The bylaws set a range for the number of directors of between 14 and 30, and provide that a change to this range, and any amendment to the bylaws changing the number of directors generally, can only be approved by a majority of the outstanding shares entitled to vote.

        Business Bancorp.    Business Bancorp's articles of incorporation provide that the number of directors may be fixed by the board, but in no event will there be fewer than 9 directors. Business Bancorp's bylaws provide that the authorized number of directors shall be not less than 9 nor more than 17, unless changed by an amendment to the articles or bylaws duly adopted by approval of the outstanding shares. The exact number of directors is currently fixed at 14.

Classified board of directors

        A classified board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year.

        Delaware.    Delaware law permits, but does not require, a classified board of directors, under which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year.

        California.    Under California law, a "listed" corporation, i.e. one listed on AMEX, NYSE or The Nasdaq National Market, generally may provide for a classified board of directors by adopting amendments to its articles of incorporation or bylaws, if the amendments are also approved by the shareholders.

        UnionBanCal Corporation.    UnionBanCal Corporation's restated certificate of incorporation and bylaws do not currently provide for a classified board. Adoption of a classified board of directors requires stockholder approval.

        Business Bancorp.    Business Bancorp's articles provide for a classified board of three classes of directors with each class serving three-year terms.

Cumulative Voting

        Delaware.    Under Section 213 of the Delaware Corporation Law, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder held on all matters presented to the stockholders, except for the election directors. With respect to the election of directors, Section 214 of Delaware Law provides that each stockholder has the right to invoke cumulative voting, which entitles each stockholder to as may votes as shall equal the number of shares held by such stockholder multiplied by the number of directors to be elected only if the certificate of incorporation of the corporation provides for cumulative voting.

        California.    Under Section 708 of the California Corporations Code, every shareholder entitled to vote at any election of directors may cumulate his or her votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are normally entitled provided that certain requirements (as described below) are fulfilled. Under California law, a listed corporation may eliminate the requirement for cumulative voting by amending its articles or bylaws. If a shareholder is entitled to cumulate votes, the shareholder's cumulated votes may be cast for any one candidate, or may be distributed among as many candidates as the shareholder sees fit.

        In order to cumulate votes, both of the following requirements must be fulfilled:

  •
  the name of the candidate or candidates for whom the cumulated votes would be cast must have been placed in nomination prior to the voting; and

  •
  the shareholder intending to cumulate his or her votes must have given notice of his or her intention to vote his or her shares cumulatively.

        If any shareholder of the corporation gives such notice, then all shareholders eligible to vote will be entitled to cumulate their shares in voting for the candidates. This ability to cumulate votes would also apply to the board of the corporation in its capacity as a proxyholder for those who have submitted proxies to the corporation.

        UnionBanCal Corporation.    The restated certificate of incorporation of UnionBanCal Corporation does not provide for cumulative voting. Both the restated articles of incorporation and bylaws of UnionBanCal Corporation provide that each holder of common stock shall have one vote in respect of each share of common stock held by such holder of record on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation.

        Business Bancorp.    When Business Bancorp became a listed corporation, it eliminated the requirement for cumulative voting. Cumulative voting is eliminated pursuant to the Business Bancorp bylaws.

Removal of directors

        Delaware.    Under Delaware law, any director or the entire board of directors of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote for the election of directors. In the case of a corporation whose board is classified, directors may be removed by stockholders only for cause.

        California.    Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote for the election of directors, or for the election of a particular director pursuant to agreement. However, under California law, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting, even if directors are not elected by cumulative voting.

        UnionBanCal Corporation.    UnionBanCal Corporation's restated certificate of incorporation does not provide for a classified board or cumulative voting. UnionBanCal Corporation's bylaws provide that any director or the entire board of directors will be able to be removed, with or without cause, by the holders of a majority of the outstanding shares of UnionBanCal Corporation.

        Business Bancorp.    Business Bancorp's bylaws provide that any or all of the directors may be removed without cause if such removal is approved by a majority of the outstanding shares entitled to vote. However, no individual director may be removed if the votes cast against removal, or not consenting in writing, would be sufficient to elect the director if voted cumulatively (without regard to whether shares may otherwise be voted cumulatively) at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and either the number of directors elected at the most recent annual meeting of shareholders, or if greater, the number of directors for whom removal is being sought, were then being elected.

Indemnification and limitation of liability

        California and Delaware have similar laws regarding indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit, with certain exceptions, a corporation to adopt charter provisions eliminating the liability of a director to the corporation or its shareholders and stockholders, as the case may be, for monetary damages for breach of the director's fiduciary duty. There are certain differences between the laws of the two states regarding indemnification and limitation of liability, which are summarized below.

        Delaware.    Under Delaware law, the certificate of incorporation may not eliminate or limit director monetary liability for:

  •
  breaches of the director's duty of loyalty to the corporation or its stockholders;

  •
  acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;

  •
  the payment of unlawful dividends or unlawful stock repurchases or redemptions; or

  •
  transactions in which the director received an improper personal benefit.

These limitation of liability provisions also may not limit a director's liability for violation of, or otherwise relieve UnionBanCal Corporation or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of nonmonetary remedies such as injunctive relief or rescission. The provisions described above may protect a director from liability to UnionBanCal Corporation or its stockholders for monetary damages for gross negligence.

        California.    Section 204(a)(10) of the California Corporations Code does not permit the elimination of director monetary liability where such liability is based on:

  •
  intentional misconduct or a knowing and culpable violation of law;

  •
  acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director;

  •
  receipt of an improper personal benefit;

  •
  acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing his or her duties should be aware of a risk of serious injury to the corporation or its shareholders;

  •
  acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders;

  •
  transactions between the corporation and a director having a material financial interest in such transaction; and

  •
  liability for improper distributions, loans or guarantees.

        Section 317 of the California Corporations Code sets forth the provisions pertaining to the provisions pertaining to the indemnification of corporate "agents." For purposes of this law, an agent is any person who is or was a director, officer, employee or other agent of a corporation, or is or was serving at the request of the corporation in such capacity with respect to any other corporation, partnership, join venture, trust or other enterprise. Section 317 mandates a corporation's indemnification of agents where the agent's defense is successful on the merits. In other cases, Section 317 allows a corporation to indemnify agents for expenses (including amounts paid to defend, settle or otherwise dispose of a threatened or pending action) if the indemnification is authorized by (1) a majority vote of a quorum of the corporation's board of directors consisting of directors who are not party to the proceedings; (2) approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or (3) the court in which the proceeding is or was pending upon application by certain designated parties. Under certain circumstances, a corporation can indemnify an agent even when the agent is found liable. Section 317 also allows a corporation to advance expenses to its agents for certain actions upon receiving an undertaking by the agent that he or she will reimburse the corporation if the agent is found liable.

        Indemnification compared and contrasted.    California law requires indemnification when the individual has successfully defended the action on the merits while Delaware law requires indemnification when there has been a successful defense on the merits or otherwise by a present or former director or officer of the corporation. Delaware law generally permits indemnification of expenses, including attorneys' fees, actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a majority vote of disinterested directors (even though less than a quorum), by a committee comprised of and established by such disinterested directors, by independent legal counsel or by the shareholders (without the individual whose conduct is in question being permitted to vote his or her shares) that the person seeking indemnification has satisfied the applicable standard of conduct. Without court approval, however, no indemnification may be made in either state in the defense of any derivative action in which the person is found to be liable in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses of a present or former director or officer when the individual being indemnified has successfully defended any action, claim, issue or matter therein, on the merits or otherwise.

        Expenses incurred by an officer or director in defending an action may be paid in advance, under Delaware law and California law, if such director or officer undertakes to repay these amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the laws of both states authorize a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy. California law permits a California corporation to provide rights to indemnification beyond those provided by the California Corporations Code to the extent the additional indemnification is authorized in the corporation's articles of incorporation. If so authorized, indemnification rights may be provided under agreements or bylaw provisions which make mandatory the permissive indemnification provided by California law.

        Delaware law also permits a Delaware corporation to provide indemnification in excess of that provided by statute. By contrast to California law, Delaware law does not require authorizing provisions in the certificate of incorporation and does not contain express prohibitions on indemnification in certain circumstances. Limitations on indemnification may be imposed by a court, however, based on principles of public policy.

        UnionBanCal Corporation.    UnionBanCal Corporation's restated certificate of incorporation provides for the elimination of the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as such law exists currently and as it may be amended in the future. UnionBanCal Corporation's bylaws require indemnification to the maximum extent permissible under applicable law. Under the regulations of the FDIC, a bank holding company or an insured depository institution may not indemnify its directors and officers in certain circumstances, including where the bank regulators assess a civil money penalty, or issue an order removing the director from office or an order to cease and desist from specified conduct.

        The indemnification and limitation of liability provisions of California law, and not Delaware law, will apply to actions of the directors and officers of UnionBanCal Corporation occurring prior to UnionBanCal Corporation's reincorporation under Delaware law effective September 30, 2003.

        Business Bancorp.    Business Bancorp's articles of incorporation eliminate the liability of directors for monetary damages to the fullest extent permitted by California law. Additionally, Business Bancorp's articles of incorporation authorize that Business Bancorp may provide for indemnification of agents (as defined in Section 317 of the California Corporations Code) in excess of the indemnification expressly permitted by such Section 317, subject only to the limitations set forth in Section 204 of the California Corporations Code with respect to actions for breach of fiduciary duty to Business Bancorp and its shareholders.

Inspection of shareholder lists

        Both California and Delaware law allow any shareholder or stockholder, as the case may be, to inspect a corporation's stockholder list for a purpose reasonably related to the person's interest as an owner. California law provides, in addition, for an absolute right to inspect and copy the corporation's shareholder list by persons holding an aggregate of 5% or more of the corporation's voting shares, or shareholders holding an aggregate of 1% or more of the shares who have contested the election of directors. Delaware law also allows the stockholders to inspect the list of stockholders entitled to vote at a meeting within a ten-day period preceding a stockholders' meeting for any purpose germane to the meeting. Delaware law contains no provisions comparable to the absolute right of inspection provided by California law to certain stockholders. California and Delaware law also permit the inspection and copy of the books and records of the corporation as long as it is for a purpose reasonably related to such person's interest as a stockholder.

Dividends and repurchases of shares

        Delaware.    Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and the redemption or repurchase would not cause an impairment.

        California.    Under California law, a corporation may not make any distribution to its shareholders unless either: (i) the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution; (ii) immediately after giving effect to the distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1.25 times its liabilities (not including deferred taxes, deferred income and other deferred credits), or (iii) the corporation's current assets would be at least equal to its current liabilities (or 1.25 times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). These tests are applied on a consolidated basis.

Shareholder voting

        Both California and Delaware law generally require that the holders of a majority of the outstanding shares of both the acquiring and target corporations approve statutory mergers.

        Delaware.    Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if:

  •
  the merger agreement does not amend the existing certificate of incorporation;

  •
  each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and

  •
  either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

        California.    California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than 5/6 of the voting power of the surviving or acquiring corporation or its parent entity.

Appraisal rights

        Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights under which the shareholder may receive cash in the amount of the fair market value of his or her shares in place of the consideration he or she would otherwise receive in the transaction.

        Delaware.    Under Delaware law, such fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, and appraisal rights are not available in the following situations:

  •
  with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation;

  •
  with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or The Nasdaq National Market or held of record by more than 2,000 holders, plus cash in lieu of fractional shares of such corporations or any combination thereof; or

  •
  to stockholders of a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger under Delaware law.

        California.    The limitations on the availability of appraisal rights under California law are different from those under Delaware law. Shareholders of a California corporation whose shares are listed on a national securities exchange or The Nasdaq National Market generally do not have such appraisal rights unless the holders of at least 5% of the class of outstanding shares claim the right or the corporation or any law restricts the transfer of such shares. Appraisal rights are also unavailable if the shareholders of the corporation or the corporation itself, or both, immediately prior to the reorganization, will own immediately after the reorganization equity securities representing more than 5/6 of the voting power of the surviving or acquiring corporation or its parent entity. California law generally affords appraisal rights in sale of asset reorganizations.

Dissolution

        California.    Under California law, the holders of 50% or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors, and this right may not be modified by the articles of incorporation.

        Delaware.    Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be unanimously approved by all the stockholders entitled to vote on the matter. Only if the dissolution is initially approved by the board of directors may the dissolution be approved by a simple majority of the outstanding shares of the Delaware corporation's stock entitled to vote. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority (greater than a simple majority) voting requirement in connection with dissolutions.

        UnionBanCal Corporation.    UnionBanCal Corporation's restated certificate of incorporation does not contain a supermajority voting requirement.

        Business Bancorp.    Business Bancorp's articles of incorporation are silent regarding dissolution and therefore follow the default provisions of California law stated above. Business Bancorp's bylaws provide that the board of directors may not recommend a dissolution or revocation of a dissolution to shareholders unless 70% of the directors have approved such an action.

Interested director transactions

        California and Delaware.    Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest, if certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Delaware law.

        UnionBanCal Corporation and Business Bancorp.    Neither UnionBanCal Corporation nor Business Bancorp impose limitations on transactions with directors that are more restrictive than the provisions of California or Delaware law.

Shareholder derivative suits

        California law provides that a shareholder bringing a derivative action on behalf of a corporation need not, in certain situations, have been a shareholder at the time of the transaction in question, if certain tests are met. Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation only if the shareholder was a shareholder of the corporation at the time of the transaction in question or if his or her stock thereafter came to be owned by him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

Application of the General Corporation Law of California to Delaware Corporations

        Under Section 2115 of the California General Corporation Law, certain foreign corporations (i.e., corporations not organized under California law) which have significant contacts with California are subject to a number of provisions of the California General Corporation Law. However, an exemption from Section 2115 is provided for corporations whose shares are listed on a major national securities exchange, such as the New York Stock Exchange. Thus, as the common stock of UnionBanCal Corporation trades on the New York Stock Exchange, UnionBanCal Corporation is exempt from Section 2115.

Power to call special shareholders' meetings

        California.    California law provides that a special meeting of shareholders may be called by the board, the chairman of the board, the president, or the holders of shares entitled to cast not less than 10% of the votes at the meeting.

        Delaware.    Under Delaware law, a special meeting of stockholders may be called by the board of directors or any other person authorized to do so in the certificate of incorporation or the bylaws.

        UnionBanCal Corporation.    UnionBanCal Corporation's certificate of incorporation and bylaws authorize the board, the chairman of the board, the president or the holders of a majority of the voting shares to call a special meeting of stockholders. The Bank of Tokyo-Mitsubishi, Ltd., as long as it holds at least a majority of the voting shares, will be able to call a special meeting.

        Business Bancorp.    Business Bancorp's bylaws provide that a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president or the holders of at least 10% of the voting shares.

Filling vacancies on the board of directors

        California.    Under California law, any vacancy on the board other than one created by removal of a director may be filled by the board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting or by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if authorized by a corporation's articles of incorporation or by a bylaw approved by the shareholders.

        Delaware.    Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws.

        UnionBanCal Corporation.    UnionBanCal Corporation's restated certificate of incorporation provides that any vacancy created by the removal of a director by the stockholders may be filled only by the stockholders.

        Business Bancorp.    Business Bancorp's bylaws follow the provisions of the California law described above. If a vacancy is created by the removal of a director, then that vacancy shall be filled only by a person elected by a majority of the shareholders entitled to vote at a duly held meeting at which there is a quorum present or by the unanimous written consent of the holders of the outstanding shares entitled to vote at such a meeting. The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

Shareholder action by written consent

        Delaware.    Under Delaware law (unless otherwise provided in the certificate of incorporation), any action which is required to be taken or may be taken at a meeting of shareholders, may be taken by a written consent signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.

        California.    Under California law (unless otherwise provided in the articles of incorporation), any action which may be taken at a meeting of shareholders may also be taken by the written consent of the holders of at least the same proportion of outstanding shares as would be necessary to take such action at a meeting at which all shares entitled to vote were present and voted, except that California law provides that the election of directors by written consent generally requires the unanimous consent of all shares entitled to vote for the election of directors.

        UnionBanCal Corporation.    UnionBanCal Corporation's bylaws allow shareholders to take action by written consent.

        Business Bancorp.    Business Bancorp's bylaws provide that any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without a vote and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. However, the bylaws provide that election of directors by written consent (other than a vacancy created by removal) requires the unanimous written consent of all shares entitled to vote for the election of directors.

Advance notice of shareholder proposals

        UnionBanCal Corporation.    UnionBanCal Corporation's bylaws provide that in order to nominate candidates for the board or to propose business to be brought before any stockholders meeting a stockholder must give timely prior notice to UnionBanCal Corporation. Notice must be received by the Secretary of UnionBanCal Corporation not less than 120 calendar days in advance of the date UnionBanCal Corporation's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders. If no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice must be received a reasonable time before UnionBanCal Corporation mails its proxy statement.

        Business Bancorp.    Business Bancorp's bylaws proved that shareholders entitled to vote for the election of directors at a shareholders' meeting may nominate candidates for election to the board. In order to do so, the shareholder must comply with certain prior notice requirements. Notice must be received by the president of Business Bancorp no more than 60 days prior to such meeting, and not more than ten days after the date the notice of such meeting is sent to shareholders. If only ten days' notice of the meeting is given to shareholders such notice of intention to nominate shall be received by the president of Business Bancorp not later than the time fixed in the notice of the meeting for the opening of the meeting.

Majority share ownership by The Bank of Tokyo-Mitsubishi, Ltd.

        UnionBanCal Corporation.    As of September 30, 2003, approximately 63.2% of the outstanding common stock of UnionBanCal Corporation was owned by The Bank of Tokyo-Mitsubishi, Ltd. See "Risk Factors—"UnionBanCal Corporation's Shareholder votes are controlled by The Bank of Tokyo-Mitsubishi, Ltd.; our interests may not be the same as The Bank of Tokyo-Mitsubishi Ltd.'s interests," "—The Bank of Tokyo-Mitsubishi, Ltd.'s financial condition could adversely affect our operations,"

"—Potential conflicts of interest with The Bank of Tokyo-Mitsubishi, Ltd. could adversely affect us," and "—Possible future sales of shares by The Bank of Tokyo-Mitsubishi, Ltd. could adversely affect the market for our stock."

        Business Bancorp.    Business Bancorp does not have a controlling shareholder.

Other Matters

        Proxy holders will vote all shares represented by duly executed proxies in accordance with the instructions in the proxies. The board of directors of Business Bancorp knows of no other matters which will be brought before the meeting. If any new matters are properly presented, the proxy holders will vote all proxies solicited relating to the meeting in accordance with their judgment.

Experts

        The consolidated financial statements of UnionBanCal Corporation incorporated in this proxy statement/prospectus from UnionBanCal Corporation's annual report on Form 10-K/A for the year ended December 31, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in method of accounting for previously recognized goodwill and other intangible assets), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The financial statements of Business Bancorp incorporated in this proxy statement/prospectus by reference from Business Bancorp's annual report on Form 10-K, as amended, for the year ended December 31, 2002, have been audited by Vavrinek, Trine, Day & Company, independent auditors, as stated in their report, which is incorporated herein by reference which report expresses an unqualified opinion, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Legal Matters

        Certain legal matters with respect to UnionBanCal Corporation, including the validity of the UnionBanCal Corporation common stock to be issued in connection with the merger and the tax implications of the transactions reflected in this proxy statement/prospectus, will be passed upon for UnionBanCal Corporation by Manatt, Phelps & Phillips, LLP, Los Angeles, California.

Where You Can Find More Information

        UnionBanCal Corporation and Business Bancorp file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that UnionBanCal Corporation or Business Bancorp files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 5th Street, N.W., Room 1024, Washington, DC 20545 at prescribed rates. Please call the SEC at 1-(800) SEC-0330 for further information on the public reference room. The SEC also maintains an Internet World Wide Web site at "http://www.sec.gov" at which reports, proxy and information statements and other information regarding UnionBanCal Corporation and Business Bancorp are available. Reports, proxy statements and other information concerning UnionBanCal Corporation may also be inspected at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005. You may also read and copy Business Bancorp's SEC filings at the offices of The Nasdaq National Market, 1735 K Street N.W., Washington, D.C. 20006. UnionBanCal Corporation maintains a website at "http://www.uboc.com." Business Bancorp maintains a website at "http://www.businessbank.com." The material located on the websites of UnionBanCal Corporation and Business Bancorp is not a part of this proxy statement/prospectus.

        UnionBanCal Corporation has filed with the SEC a registration statement on Form S-4 under the Securities Act relating to the shares of UnionBanCal Corporation common stock to be issued in connection with the merger. This document also constitutes the prospectus of UnionBanCal Corporation filed as part of the registration statement and does not contain all the information included in the registration statement and related exhibits. You may copy and read the registration statement and its exhibits at the public reference facilities maintained by the SEC at the address stated above.

        The SEC allows UnionBanCal Corporation and Business Bancorp to "incorporate by reference" information into this document, which means that UnionBanCal Corporation can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document or contained in another document filed in the future which itself is incorporated into this proxy statement/prospectus. This document incorporates by reference the documents listed below that UnionBanCal Corporation and Business Bancorp have previously filed with the SEC (other than information deemed not to be filed such as information on the Forms 8-K filed pursuant to Item 9 relating to Regulation FD disclosure or Item 12 relating to results of operation and financial condition). These documents contain important information about UnionBanCal Corporation, Business Bancorp and their respective financial condition.

UnionBanCal Corporation Commission Filings (File No. 001-15081)	Period
Annual Report on Form 10-K/A	Year ended December 31, 2002
Quarterly Report on Form 10-Q	Quarter ended March 31, 2003
Quarterly Report on Form 10-Q	Quarter ended June, 30, 2003
Quarterly Report on Form 10-Q	Quarter ended September 30, 2003
Current Report on Form 8-K	October 1, 2003
Current Report on Form 8-K	March 14, 2003
Current Report on Form 8-K	January 7, 2003

        In addition, UnionBanCal Corporation incorporates by reference the description of its common stock appearing in its Registration Statement on Form 8-A filed June 7, 1999, as such Registration Statement may be amended from time to time, and as such description may be amended from time to time in subsequent filings by UnionBanCal Corporation under the Securities Exchange Act of 1934.

        UnionBanCal Corporation incorporates by reference any additional documents that it may file with the SEC between the date of this document and the date of the Business Bancorp special shareholders' meeting under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in future filings deemed not to be filed). These include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. UnionBanCal Corporation has supplied all information contained or incorporated by reference in this document relating to UnionBanCal Corporation and Business Bancorp has supplied all information contained or incorporated by reference in this document relating to Business Bancorp and its affiliates.

Business Bancorp Commission Filings (File No. 000-31593)	Period
Annual Report on Form 10-K, as amended	Year ended December 31, 2002
Quarterly Report on Form 10-Q	Quarter ended March 31, 2003
Quarterly Report on Form 10-Q	Quarter ended June, 30, 2003
Quarterly Report on Form 10-Q	Quarter ended September 30, 2003
Current Report on Form 8-K	September 26, 2003
Current Report on Form 8-K	September 5, 2003
Current Report on Form 8-K	May 29, 2003

        This proxy statement/prospectus is also accompanied by a copy of Business Bancorp's Annual Report on Form 10-K, as amended, for the year ended December 31, 2002 and quarterly report on Form 10-Q for the period ended September 30, 2003.

        In deciding how to vote on the merger, you should rely only on the information contained or incorporated by reference in this document. Neither UnionBanCal Corporation nor Business Bancorp has authorized any person to provide you with any information that is different from what is contained in this document. This document is dated [                        ], 2003. You should not assume that the information contained in this document is accurate as of any date other than such date, and neither the mailing to you of this document nor the issuance to you of shares of UnionBanCal Corporation common stock will create any implication to the contrary. This document does not constitute an offer to sell or a solicitation of any offer to buy any securities, or the solicitation of a proxy in any jurisdiction in which, or to any person to whom, it is unlawful.

        UnionBanCal has supplied all information contained or incorporated by reference in this document relating to UnionBanCal and Business Bancorp has supplied all such information relating to Business Bancorp.

ANNEX A

AGREEMENT AND PLAN OF
MERGER AND REORGANIZATION

BY AND AMONG

UNION BANK OF CALIFORNIA, N.A.
UNIONBANCAL CORPORATION

AND

BUSINESS BANK OF CALIFORNIA
BUSINESS BANCORP

DATED AS OF

SEPTEMBER 25, 2003

A-i

ARTICLE IV	COVENANTS OF COMPANY ENTITIES	A-31
4.1	Business in Ordinary Course	A-31
4.2	Conforming Accounting and Reserve Policies; Restructuring Matters	A-34
4.3	Certain Actions	A-34
ARTICLE V	ADDITIONAL AGREEMENTS	A-35
5.1	Inspection of Records; Confidentiality	A-35
5.2	Registration Statement; Shareholder Approval	A-36
5.3	Agreements of Directors and Other Affiliates	A-36
5.4	Expenses	A-37
5.5	Cooperation	A-37
5.6	Regulatory Applications	A-37
5.7	Financial Statements and Reports	A-38
5.8	Notice	A-38
5.9	Press Release	A-38
5.10	Delivery of Supplements to Disclosure Schedules	A-38
5.11	Litigation Matters	A-38
5.12	Written Agreements with Employees; Benefits and Related Matters	A-38
5.13	Confidentiality; Non-Solicitation; Noncompetition	A-39
5.14	Indemnification and Insurance	A-39
5.15	Environmental Matters.	A-39
5.16	Intellectual Property	A-41
5.17	NYSE Listing	A-41
5.18	Taxes	A-41
5.19	Company Entities Merger and Stock Purchase and Assumption	A-41
ARTICLE VI	CONDITIONS	A-42
6.1	Conditions to the Obligations of Parent Bank and Parent	A-42
6.2	Conditions to the Obligations of Company Entities	A-43
6.3	Conditions to the Obligations of the Parties	A-44
ARTICLE VII	TERMINATION; AMENDMENT; WAIVER	A-44
7.1	Termination	A-44
7.2	Liabilities and Remedies; Liquidated Damages	A-46
7.3	Amendment	A-47
7.4	Waiver	A-47
ARTICLE VIII	GENERAL PROVISIONS	A-48
8.1	Survival	A-48
8.2	Notices	A-48
8.3	Applicable Law	A-49
8.4	Headings, Etc	A-49
8.5	Waiver of Right to Jury Trial	A-49
8.6	Severability	A-49
8.7	Entire Agreement; Binding Effect; Non-Assignment; Counterparts	A-49
8.8	Knowledge	A-50
8.9	Permitted Disclosure Regarding Tax Matters	A-50
8.10	Attorney's Fees	A-50
8.11	Third-Parties	A-50
Exhibit A	Form of Companies Entities Merger Agreement
Exhibit B	Form of Bank Merger Agreement
Exhibit C	Form of Affiliate Letter
Exhibit D	Form of Voting Agreement
Exhibit E	Form of Confidentiality and Non-Solicitation Agreement
Exhibit F	Form of Noncompetition Agreement

A-ii

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

        THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") dated as of September 25, 2003, is by and among Business Bank of California, a California state-chartered bank ("Company Bank"), Business Bancorp, a California corporation and a bank holding company under the Bank Holding Company Act of 1956, as amended ("Company") (collectively Company Bank and Company shall be referred to as "Company Entities"), Union Bank of California, N.A., a national banking association ("Parent Bank"), and            UnionBanCal Corporation, a California corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and the sole shareholder of Parent Bank ("Parent").

RECITALS

        A.    The parties wish to provide for the terms and conditions of the following series of transactions and business combinations, which, in the aggregate shall constitute an integrated plan of acquisition of all of the Company's assets and liabilities. As part of the plan, immediately prior to the Company Entities Merger (as defined below) and the Bank Merger (as defined below), Parent will purchase, and Company will sell to Parent, all of the common securities of Business Capital Trust I and MCB Statutory Trust I (the "Company Trust Subsidiaries") held by Company, and Parent will assume all of the obligations under the Company Trust Debentures and Guarantees, as defined in Section 1.2(b) (the "Stock Purchase and Assumption"). Immediately after the Stock Purchase and Assumption, Company will merge with and into Company Bank with Company Bank as the surviving entity (the "Company Entities Merger") and immediately after the Company Entities Merger, Company Bank will merge with and into Parent Bank with Parent Bank as the surviving entity (the "Bank Merger").

        B.    For federal income tax purposes, it is intended that these proposed transactions, individually and collectively, shall be an integrated transaction and qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended ("Code"), and this Agreement shall constitute a plan of reorganization pursuant to Section 368 of the Code.

        C.    The parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Stock Purchase and Assumption, the Bank Merger and the Company Entities Merger and also to prescribe various conditions to the Stock Purchase and Assumption, the Bank Merger and the Company Entities Merger.

        D.    The respective Boards of Directors of the parties hereto have each approved this Agreement, the Stock Purchase and Assumption, the Bank Merger and the Company Entities Merger and have determined that this Agreement, the Bank Merger, the Company Entities Merger and the Stock Purchase and Assumption are advisable.

AGREEMENT

        Accordingly, and in consideration of the representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

ARTICLE I
THE MERGERS AND RELATED MATTERS

  1.1    Bank Merger; Surviving Entity.

        (a)   The Bank Merger.    Subject to the terms and conditions of this Agreement, and pursuant to the provisions of the National Bank Act and the rules and regulations promulgated by the Office of the Comptroller of the Currency (the "OCC") and, to the extent applicable, the California Department of Financial Institutions (the "DFI"), the Federal Reserve Board (the "FRB"), the Federal Deposit Insurance Corporation (the "FDIC") and the Japan Financial Services Agency (the "FSA"), at the

Effective Time (as defined in Section 1.3(b) hereof), Company Bank shall be merged with and into Parent Bank pursuant to the terms and conditions set forth herein.

        (b)   Surviving Entity.    Upon the consummation of the Bank Merger, the separate corporate existence of Company Bank shall cease and Parent Bank shall continue as the surviving entity under the laws of the United States. The name of Parent Bank as the surviving entity of the Bank Merger shall remain "Union Bank of California, N.A." From and after the Effective Time, Parent Bank, as the surviving entity of the Bank Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Parent Bank and Company Bank, all as more fully described in the National Bank Act.

        (c)   Articles of Association and Bylaws of the Surviving Corporation.    The Articles of Association and Bylaws of Parent Bank, as in effect immediately prior to the Effective Time, shall be the Articles of Association and Bylaws of Parent Bank, as the surviving corporation of the Bank Merger, until either is thereafter amended in accordance with applicable law.

        (d)   Directors and Officers of the Surviving Corporation.    The directors and officers of Parent Bank immediately prior to the Effective Time shall be the directors and officers of Parent Bank, as the surviving corporation of the Bank Merger, until their respective successors shall be duly elected and qualified or otherwise duly selected.

        (e)   Principal Office.    The location of the principal office of Parent Bank, as the surviving corporation of the Bank Merger, shall be 400 California Street, San Francisco, California 94104.

  1.2    The Company Entities Merger and the Stock Purchase and Assumption

        (a)   The Company Entities Merger.

            (i)  Subject to the terms and conditions of this Agreement, in accordance with the California General Corporation Law ("CGCL"), immediately prior to the Effective Time, Company shall merge into Company Bank with Company Bank as the surviving entity. Upon consummation of the Company Entities Merger, the separate corporate existence of Company shall terminate. The Articles of Incorporation and Bylaws of Company Bank, as in effect immediately prior to the Company Entities Merger Effective Time (as defined in Section 1.3(a) hereof), shall be the Articles of Incorporation and Bylaws of Company Bank, as the surviving entity in the Company Entities Merger, until either is thereafter amended in accordance with applicable law. The officers and directors of Company Bank immediately prior to the Company Entities Merger Effective Time shall be the officers and directors of Company Bank, as the surviving entity of the Company Entities Merger, until their respective successors shall be duly elected and qualified or otherwise duly selected.

           (ii)  In connection with the Company Entities Merger, each share of common stock of Company ("Company Common Stock") (together with the associated Company Right (as defined in Section 3.4(b)) outstanding immediately prior to the Company Entities Merger Effective Time shall be converted into one share of common stock of Company Bank ("Company Bank Common Stock") and all the shares of common stock of Company Bank outstanding immediately prior to the Company Entities Merger Effective Time shall be canceled without consideration. As a result of the Company Entities Merger, immediately upon the Company Entities Merger Effective Time, the shareholders of Company immediately before the Company Entities Merger Effective Time shall become the shareholders of Company Bank immediately, and each share of Company Common Stock shall, without any action on the part of holders of Company Common Stock, represent one share of Company Bank Common Stock.

        (b)   The Stock Purchase and Assumption

            (i)  Subject to the terms and conditions of this Agreement, and immediately prior to the Company Entities Merger, Parent and Company shall consummate the Stock Purchase and Assumption (the "Stock Purchase and Assumption Effective Time"). At the Stock Purchase and Assumption Effective Time, Company shall:

            (A)  sell, transfer, convey and deliver to Parent all of Company's right, title and interest to all of the common securities of the Company Trust Subsidiaries (the "Trust Common Securities") free and clear of any option, pledge, security interest, lien, charge, encumbrance or restriction (whether on voting or disposition or otherwise), whether imposed by agreement, understanding, law or otherwise; and

            (B)  deliver to Parent certificate(s) evidencing the Trust Common Securities duly endorsed in blank or accompanied by duly executed stock powers.

           (ii)  At the Stock Purchase and Assumption Effective Time,

            (A)  Parent shall assume all of the Company's rights, obligations and covenants under the Business Bancorp and MCB Financial Corporation debentures, the Business Capital Trust I and MCB Statutory Trust I declarations of trust and the Business Bancorp and MCB Financial Corporation guarantee agreements (collectively, the "Company Trust Debentures and Guarantees"); and

            (B)  Company and Parent shall execute and deliver such documents and opinions, including but not limited to any required assignments and supplemental indentures, to effect such assumption.

  1.3    Filing of Merger Agreements.

        (a)   The Company Entities Merger.    As soon as practicable, but in no event later than the last calendar day of the calendar month in which each of the conditions set forth in Article VI hereof has been satisfied or waived (other than those conditions that by their nature are to be satisfied at Closing), or such other date as Company Bank and Parent Bank shall agree, Company and Company Bank will file, or cause to be filed, with the California Secretary of State the Company Entities Merger Agreement in substantially the form attached hereto as Exhibit A (the "Company Entities Merger Agreement"). The Company Entities Merger shall become effective at the time the Company Entities Merger Agreement is filed with the California Secretary of State (the "Company Entities Merger Effective Time").

        (b)   The Bank Merger.    Immediately following the Company Entities Merger Effective Time, Parent Bank and Company Bank will file, or cause to be filed, with the OCC the Bank Merger Agreement in substantially the form attached hereto as Exhibit B (the "Bank Merger Agreement"), and such certificates and other documents as Parent Bank and Company Bank may deem reasonably necessary or appropriate for the Bank Merger. The Bank Merger Agreement and certificates and other documents shall in each case be in the form required by and executed in accordance with the applicable provisions of the National Bank Act. The Bank Merger shall become effective at the time requested by Parent Bank in connection with the filing of the Bank Merger Agreement with the OCC (the "Effective Time").

  1.4    Conversion of Company and Company Bank Common Stock; Cash/ Stock Election.

        (a)   Definitions.    The terms used herein shall have the following meanings:

    "Per Share Cash Price" shall mean cash in the amount of $28.57.

    "Exchange Ratio" shall mean 0.656782 of a share of Parent Common Stock if the Average Closing Price of Parent Common Stock is equal to or between $40.6725 and $46.3275. If the Average Closing Price is greater than or equal to $32.00 and less than $40.6725, then the Exchange Ratio shall mean the fraction of a share of Parent Common Stock equal to $26.7130 divided by the Average Closing Price. If the Average Closing Price is less than $32.00, then the Exchange Ratio shall mean 0.834781, subject to adjustment under the circumstances set forth in Section 7.1(h). If the Average Closing Price is greater than $46.3275, the Exchange Ratio shall mean the fraction of a share of Parent Common Stock equal to $30.4271 divided by the Average Closing Price, subject to adjustment under the circumstances set forth in Section 7.1(h).

    "Average Closing Price" shall mean the average of the closing price of Parent Common Stock as reported in The Wall Street Journal (Western Edition) for the 30 trading days of the New York Stock Exchange ("NYSE") ending on the third trading day prior to the Closing Date.

    "Per Share Stock Value" shall mean the value of Parent Common Stock equal to the Exchange Ratio multiplied by the Average Closing Price.

    "Per Share Merger Consideration" shall mean cash equal to the Per Share Cash Price or a fraction of a share of Parent Common Stock equal to the Exchange Ratio.

    "Initial Cash Component" shall mean the sum of (x) the product of (i) the Per Share Cash Price and (ii) the aggregate number of Cash Electing Shares, Undesignated Shares and Dissenting Shares and (y) the aggregate amount paid to purchase the Treasury Shares.

    "Initial Stock Component" shall mean the shares of Parent Common Stock equal to the number of Stock Electing Shares multiplied by the Exchange Ratio.

    "Initial Stock Component Value" shall mean the Initial Stock Component multiplied by the Average Closing Price.

    "Initial Total Value" shall mean the sum of the Initial Cash Component and the Initial Stock Component Value.

    "Cash/Stock Election" shall mean the process described herein by which each Company shareholder, other than a holder of Treasury Shares, shall be permitted to state a preference to receive cash or shares of Parent Common Stock for each such share of Company Common Stock held by such shareholder immediately prior to the Effective Time.

    "Treasury Shares" means shares of Company Common Stock owned by Parent or any of its Subsidiaries other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

        (b)   Conversion of Outstanding Company Common Stock.    Each share of Company Common Stock (including Company Common Stock converted into the right to receive Company Bank Common Stock in the Company Entities Merger; for purposes of this Section 1.4 and, where in context throughout the Agreement it is appropriate, references to "Company Common Stock" and "Company shareholders" shall be understood to include Company Bank Common Stock and holders of Company Bank Common Stock following the Company Entities Merger) issued and outstanding (other than Dissenting Shares and Treasury Shares) shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, but subject to Sections 1.4(d) and 1.4(j) be converted into the right to receive the Per Share Merger Consideration in accordance with the election procedures set forth herein. Any Treasury Shares shall be cancelled at the Effective Time and no consideration shall be issued in exchange therefor. At the Effective Time, the holders of certificates formerly representing shares of Company Bank Common Stock, including Company Common Stock converted into the right to receive Company Bank Common Stock in the Company Entities Merger, shall cease to have any rights as Company Bank shareholders. Except as provided above, until such certificates are surrendered for exchange, the certificates of each holder shall, after the Effective Time, represent for all purposes only the right to receive the Per Share Merger Consideration.

        (c)   Treatment of Outstanding Company Stock Options.    Company shall pay cash to the holder of each outstanding unexercised Company Stock Option, whether or not vested, who has delivered the agreement anticipated by Section 1.4(k) immediately prior to the Company Entities Merger Effective Time in an amount equal to the Per Share Cash Price minus the exercise price of each such option for each such option ("Stock Option Consideration"), less applicable withholding. Any payment pursuant to this Section 1.4(c) shall take place only after the satisfaction or fulfillment or waiver of the conditions to Closing contained in Article VI.

        (d)   Cash/Stock Election.    Subject to the allocation and election procedures of this Article 1, each Company shareholder, other than a holder of Treasury Shares, may state a preference to receive for each share of Company Common Stock held by such shareholder immediately prior to the Effective Time, the Per Share Merger Consideration payable in: (y) a fraction of a share of Parent Common Stock equal to the Exchange Ratio (a "Stock Electing Share"); or (z) cash in the amount of the Per Share Cash Price (a "Cash Electing Share"). If such a Company shareholder does not make a valid and timely Cash/Stock Election with respect to any shares of Company Common Stock owned by such shareholder, such shares shall be deemed to be "Undesignated Shares".

            (i)  If the Initial Stock Component Value is at least 45 percent (45%) of the Initial Total Value then:

            (A)  Each Stock Electing Share shall receive a fraction of a share of Parent Common Stock equal to the Exchange Ratio; and

            (B)  Each Cash Electing Share and each Undesignated Share shall receive the Per Share Cash Price.

           (ii)  If the Initial Stock Component Value is less than 45% of the Initial Total Value, then a sufficient number of Undesignated Shares and Cash Electing Shares (the "Adjustment Shares") shall receive a fraction of a share of Parent Common Stock equal to the Exchange Ratio such that the aggregate value of Parent Common Stock issued as a result of the Bank Merger is equal to 45% of the aggregate value of consideration paid in exchange for the shares of Company Common Stock including the adjustment described in this paragraph. The number of Adjustment Shares shall be equal to (y) the difference between (a) 45% of the Initial Total Value and (b) the Initial Stock Component Value, divided by (z) the sum of (c) 55% of the Per Share Stock Value and (d) 45% of the Per Share Cash Price and:

            (A)  Each Stock Electing Share shall receive a fraction of a share of Parent Common Stock equal to the Exchange Ratio;

            (B)  If the number of Adjustment Shares is less than or equal to the number of Undesignated Shares, then a quantity of Undesignated Shares equal to the number of Adjustment Shares (on a pro rata basis for each holder of Undesignated Shares with respect to those shares that are Undesignated Shares) shall each receive a fraction of a share of Parent Common Stock equal to the Exchange Ratio. The remaining Undesignated Shares and all Cash Electing Shares shall receive the Per Share Cash Price; and

            (C)  If the number of Adjustment Shares is greater than the number of Undesignated Shares, then (A) all Undesignated Shares and (B) a quantity of Cash Electing Shares equal to (y) the number of Adjustment Shares less (z) the number of Undesignated Shares (on a pro rata basis for each holder of Cash Electing Shares with respect to those shares that are Cash Electing Shares) shall receive a fraction of a share of Parent Common Stock equal to the

    Exchange Ratio. The remaining Cash Electing Shares shall each receive the Per Share Cash Price.

          (iii)  Each Company shareholder shall receive at least, but no more than, the Per Share Merger Consideration for each share of Company Common Stock held (other than with respect to Dissenting Shares and Treasury Shares).

          (iv)  References in this Section 1.4 to Company Common Stock and Company shareholders shall include reference to Company Bank Common Stock and Company Bank shareholders immediately after the Company Entities Merger Effective Time.

           (v)  Notwithstanding any other provision of this Agreement, if, after applying the allocation rules set forth in this Section 1.4, the aggregate value of Parent Common Stock that would be issued pursuant to the Bank Merger and the transactions contemplated by this Agreement is less than 45% of the aggregate value of the aggregate consideration paid in exchange for shares of Company Common Stock, Parent shall be authorized to reallocate, in good faith and in such manner as it reasonably determines to be fair and equitable, shares of Parent Company Stock and cash, or to vary the number of shares of Parent Company Stock to be issued in the Bank Merger, in a manner such that the aggregate value of Parent Common Stock to be issued in the Bank Merger is no less than 45% of the aggregate value of the total consideration paid in exchange for shares of Company Common Stock.

        (e)   Exchange Procedures.    Parent Bank shall prepare a transmittal letter incorporating a Cash/Stock Election form reasonably acceptable to Company ("Form of Election") which shall be mailed to Company's shareholders entitled to vote at the shareholders' meeting to adopt this Agreement (the "Company Shareholders' Meeting") together with the Proxy Statement (as defined in Section 2.7) so as to permit Company's shareholders to exercise their right to make a Cash/Stock Election prior to the Election Deadline. As used herein, "Election Deadline" means 5:00 p.m. local time in the city in which the principal office of the Exchange Agent is located on the date that is the business day prior to the date of the Company Shareholders' Meeting to approve the transactions anticipated by this Agreement. Company shall issue a press release reasonably satisfactory to Parent Bank announcing the date of the Election Deadline not more than 15 business days before, and at least 5 business days prior to, the Election Deadline.

            (i)  A Company shareholder who holds shares in two or more capacities or in different names may make a separate Cash/Stock Election for each name or capacity in which shares are held.

           (ii)  Parent shall use commercially reasonable efforts to make available as promptly as possible a Form of Election to any Company shareholder who requests such Form of Election following the initial mailing of the Forms of Election and prior to the Election Deadline.

          (iii)  Any Cash/Stock Election shall have been made properly only if the Exchange Agent shall have received by the Election Deadline a Form of Election properly completed and signed and accompanied by certificates of the shares of Company Common Stock (the "Company Stock Certificates" or "Certificates") to which such Form of Election relates or by an appropriate customary guarantee of delivery of such certificates, as set forth in the Form of Election, from a member of any registered national securities exchange or a commercial bank or trust company in the United States; provided, that such certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery. Failure to deliver shares of Company Common Stock covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election, unless otherwise determined by Parent Bank, in its sole discretion.

          (iv)  Any Company shareholder may, at any time prior to the Election Deadline, change his or her Cash/Stock Election by written notice received by the Exchange Agent prior to the Election

  Deadline accompanied by a properly completed and signed revised Form of Election. If Parent Bank determines in its reasonable discretion that any Cash/Stock Election is not properly made with respect to any shares of Company Common Stock, such Cash/Stock Election shall be deemed to be not in effect, and the holder of the shares of Company Common Stock shall be deemed not to have made an election with respect to the shares of Company Common Stock held by such stockholder, unless a proper Cash/Stock Election is thereafter timely made.

           (v)  Any Company shareholder may, at any time prior to the Election Deadline, revoke his or her Cash/Stock Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Company Stock Certificate, or of the guarantee of delivery of such certificates, previously deposited with the Exchange Agent. All Elections shall be revoked automatically if the Exchange Agent is notified in writing by Parent Bank or Company that this Agreement has been terminated in accordance with Article VII.

          (vi)  Company shareholders who make a Cash/Stock Election stating a preference to receive cash have no assurance that they will receive all cash or any specific proportion thereof.

        (f)    Reservation of Shares.    Prior to the Effective Time, the Board of Directors of Parent shall reserve for issuance a sufficient number of shares of Parent Common Stock for the purpose of issuing its shares to Company shareholders in accordance herewith.

        (g)   Dissenting Shares.    Any shares of Company Common Stock (including Company Common Stock converted into the right to receive Company Bank Common Stock in the Company Entities Merger) held by a holder who dissents from the Bank Merger in accordance with the provisions of the CGCL shall be herein called "Dissenting Shares." Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to applicable law. Company shall give Parent Bank prompt notice upon receipt by Company of any written demands for appraisal rights, withdrawal of such demands, and any other documents received or instruments served pursuant to applicable law and shall give Parent the opportunity to direct all negotiations and proceedings with respect to such demands. Company shall not voluntarily make any payment with respect to any demands for appraisal rights and shall not except with the prior written consent of Parent, settle or offer to settle such demands. Each holder of Company Common Stock who becomes entitled pursuant to provisions of applicable law to payment for his or her Dissenting Shares shall receive payment therefor from Parent and such shares of Company Common Stock shall be canceled. If any holder of Company Common Stock shall effectively withdraw or lose his or her right to appraisal of and payment for his or her Dissenting Shares after the Effective Time as provided in the CGCL, such shares shall be deemed to be Undesignated Shares and shall be converted at Parent's discretion into the right to receive the Per Share Merger Consideration calculated pursuant to Section 1.4 by Parent to be necessary or appropriate to preserve the status of the Bank Merger as a reorganization within the meaning of Section 368(a) of the Code.

        (h)   Changes in Parent Common Stock.    If, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Parent Common Stock shall, through a reclassification, recapitalization, stock dividend, stock split or reverse stock split have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, appropriate adjustment will be made to the Exchange Ratio and the Average Closing Price.

        (i)    Exchange of Company Common Stock.

            (i)  As of the Effective Time, Parent Bank shall have deposited with the Exchange Agent, for the benefit of holders of Company Common Stock, funds in an amount not less than the cash payable pursuant to Section 1.4(d) of this Agreement and payable as cash in lieu of fractional shares of Parent Common Stock which would otherwise be issuable in connection with Section 1.4(d) hereof but for the operation of Section 1.4(j) of this Agreement.

           (ii)  As promptly as practicable but not later than five business days after the Effective Time, Parent Bank shall cause the Exchange Agent to effect the allocation among the holders of Company Common Stock who properly made a Cash/Stock Election for Parent Common Stock or cash in accordance with each holder's Form of Election, subject to adjustments made, if any, pursuant to Section 1.4(d).

          (iii)  As to those Company shareholders who have not tendered their shares in connection with the election procedures set forth above, within 10 business days after the Effective Time, holders of record of Company Stock Certificates shall be instructed to tender such Certificates to the Exchange Agent pursuant to a letter of transmittal that Parent Bank shall deliver or cause to be delivered to such holders. Such letter of transmittal shall specify that risk of loss and title to Certificates shall pass only upon acceptance of such Certificates by Parent Bank or the Exchange Agent.

          (iv)  After the Effective Time, each holder of a Certificate that surrenders such Certificate to Parent Bank or the Exchange Agent will, upon acceptance thereof by Parent Bank or the Exchange Agent, be entitled to the Per Share Merger Consideration payable in respect of the shares represented thereby as determined under Section 1.4(d).

           (v)  Parent Bank or the Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as Parent Bank or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as Parent Bank or the Exchange Agent may reasonably require.

          (vi)  Each outstanding Certificate, other than those representing Dissenting Shares, shall until duly surrendered to Parent Bank or the Exchange Agent be deemed to evidence only the right to receive the Per Share Merger Consideration payable in respect of the shares represented thereby.

         (vii)  After the Effective Time, holders of Certificates shall cease to have rights with respect to Company Common Stock or Company Bank Common Stock previously represented by such Certificates, and their sole rights (other than the holders of Certificates representing Dissenting Shares) shall be to exchange such Certificates for the Per Share Merger Consideration. After the Effective Time, there shall be no further transfer of Certificates on the records of Company Entities, and if such Certificates are presented to Company Entities for transfer, they shall be canceled against delivery of the Per Share Merger Consideration. Parent Bank shall not be obligated to deliver any merger consideration pursuant to this Article I to any former holder of Company Common Stock until such holder surrenders the Certificates as provided herein except as provided in paragraph (ix) below. No dividends declared will be remitted, nor any voting rights granted, to any person entitled to receive Parent Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such Parent Common Stock, at which time such dividends on whole shares of Parent Common Stock with a record date on or after the Effective Time shall be remitted to such person, without interest and less any taxes that may have been imposed thereon, and voting rights will be restored. Certificates surrendered for exchange by any person constituting an "affiliate" of Company Entities for purposes of Rule 145 under the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act") shall not be exchanged for certificates representing Parent Common Stock until Parent Bank has received a written agreement from such person as specified in Section 5.3. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of Company Common Stock represented by any Certificate for any merger consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Parent Bank and the Exchange Agent shall be entitled to rely upon the stock transfer books of Company Entities to establish the identity of those persons entitled to receive merger consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Parent Bank or the Exchange Agent shall be entitled to deposit any merger consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

        (viii)  If any Per Share Merger Consideration payable pursuant to this Article I is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to Parent Bank or the Exchange Agent any required transfer or other taxes or establish to the satisfaction of Parent Bank or the Exchange Agent that such tax has been paid or is not applicable.

          (ix)  In the event any Certificate shall have been lost, stolen or destroyed, the owner of such lost, stolen or destroyed Certificate shall deliver to Parent Bank or the Exchange Agent an affidavit stating such fact, in form reasonably satisfactory to Parent Bank, and, if reasonably required by the Exchange Agent consistent with its policies and procedures, indemnity in a customary amount against any claim that may be made against Parent Bank or Company or its successor or any other party with respect to the Certificate alleged to have been lost, stolen or destroyed. Upon such delivery, the owner shall have the right to receive the Per Share Merger Consideration with respect to the shares represented by the lost, stolen or destroyed Certificate.

        (j)    No Fractional Shares.    Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Parent Common Stock shall be issued in the Bank Merger. Each holder who otherwise would have been entitled to a fraction of a share of Parent Common Stock (after taking into account all Certificates of such holder) shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Average Closing Price. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share interest.

        (k)   Stock Options.    Company Entities shall use their commercially reasonable efforts to obtain from each holder ("Option Holder") of an outstanding option to acquire Company Common Stock ("Company Stock Option") under Company's 1994 Incentive Stock Option Plan, as amended and 2002 Stock Option Plan, the MCB Financial Corporation 1999 Stock Option Plan, and Marin Community Bank, N.A. 1989 Stock Option Plan or any other plans or otherwise ("Company Stock Option Plans") an agreement reasonably acceptable to Parent canceling such Option Holder's Company Stock Options not otherwise exercised prior to the Election Deadline in return for payment immediately prior to the Company Entities Merger Effective Time to such holder of the Stock Option Consideration with respect to such Option Holder's Company Stock Options. Neither Parent nor Parent Bank will issue any replacement option for any such option or recognize any such option as a right to acquire shares of Parent Common Stock. Company shall terminate the Company Stock Option Plans and cancel any unexercised options thereunder effective at the Company Entities Merger Effective Time.

        1.5    Closing.    Subject to the provisions of Article VI hereof, the closing of the transactions contemplated in this Agreement (the "Closing") shall be held at the offices of Manatt, Phelps & Phillips, LLP at 11355 W. Olympic Boulevard, Los Angeles, CA 90064. The date on which the Closing actually occurs is herein referred to as the "Closing Date." Unless otherwise mutually agreed in writing between the parties, the Closing Date shall be the last calendar day of the calendar month in which the conditions set forth in Article VI hereof (other than those conditions that by their nature are to be satisfied at Closing) are first satisfied or waived.

        1.6    Reservation of Right to Revise Transaction.    After consultation with Company, Parent Bank shall have the right to change the method of effecting the Bank Merger, the Company Entities Merger and the Stock Purchase and Assumption (including without limitation the provisions of this Article I), to the extent permitted by applicable law and to the extent it deems such change to be desirable, provided, however, that no such change shall (a) alter or change the amount or form of the merger consideration (exclusive of any change due to a change in Parent's jurisdiction of incorporation), (b) materially impede or delay the consummation of the Bank Merger or (c) adversely affect the tax treatment of Company shareholders as a result of receiving the Per Share Merger Consideration. Parent Bank may exercise this right of revision by giving written notice thereof in the manner provided in Section 8.2 of this Agreement.

        1.7    Additional Actions.    If, at any time after the Effective Time, Parent Bank shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in Parent Bank its right, title or interest in, to or under any of the rights, properties or assets of Company Bank or (b) otherwise carry out the purposes of this Agreement, Company Entities hereby grant to Parent Bank an irrevocable power of attorney, effective following the Effective Time, to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in Parent Bank and otherwise carry out the purposes of this Agreement, and the officers and directors of Parent Bank are authorized in the name of Company Entities to take any and all such action following the Effective Time.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF PARENT BANK AND PARENT

        Except as set forth on a disclosure schedule delivered to Company Entities at least three business days prior to the execution of this Agreement ("Parent Bank Disclosure Schedule") Parent Bank and Parent jointly and severally represent and warrant to Company Entities that:

  2.1    Organization.

        (a)   Parent Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets and properties and to carry on its business substantially as it is now being conducted.

        (b)   Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of California, is registered as a bank holding company under the Bank Holding Company Act of 1956 and is the sole shareholder of Parent Bank. In the event Parent reincorporates into the State of Delaware between the date hereof and the Effective Time, Parent will be, at such time, duly organized, validly existing and in good standing under the laws of the State of Delaware.

        (c)   Each of Parent and Parent Bank is duly qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect (as defined in Section 2.1(d) hereof) on it or materially adversely affect the ability of Parent or Parent Bank to consummate the transactions contemplated herein. Each of Parent and Parent Bank has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Bank Merger Agreement and subject to the receipt of all requisite regulatory approvals and the expiration of applicable waiting periods, to consummate the transactions contemplated hereby and thereby.

        (d)   As used in this Agreement, the term "Material Adverse Effect," with respect to Parent or Company, means any condition, event, change or occurrence that has or would reasonably be likely to have a material adverse effect on the condition (financial or otherwise), properties, business, operations, assets, deposit liabilities or prospects of such entity taken together with its Subsidiaries on a consolidated basis; it being understood that a Material Adverse Effect shall not include a change with respect to, or effect on, such entity and any entity which it controls directly or indirectly ("Subsidiaries") resulting from (i) a change in law, rule, regulation, generally accepted accounting principles or regulatory accounting principles, as such would apply to the financial statements of such entity on a consolidated basis; (ii) changes resulting from expenses (such as legal, accounting and investment banking fees) incurred in connection with this Agreement; or (iii) in the case of the Company Entities, adjustments taken pursuant to Section 4.2 hereof, payment of the Stock Option Consideration, or actions taken with the prior written consent of Parent Bank in connection with the transactions contemplated hereby.

        2.2    Authorization.    The execution, delivery and performance of this Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly approved and authorized by the Boards of Directors of Parent Bank and Parent, and no other corporate action on their part is required to be taken. This Agreement has been, and upon execution, the Bank Merger Agreement will be, duly executed and delivered by Parent and Parent Bank, as the case may be, and constitutes, and in the case of the Bank Merger Agreement, will constitute, the valid and binding obligation of each of them and is enforceable against each of them, as the case may be, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or similar laws or equitable principles or doctrines.

        2.3    Conflicts.    Subject to receipt of the approvals or waivers and the mailing of the notices contemplated by Section 2.9, the execution and delivery of this Agreement and the Bank Merger Agreement by Parent and Parent Bank does not, and the consummation by Parent and Parent Bank of the transactions contemplated hereby and thereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of any obligation under, or result in the creation of any material lien, charge or encumbrance on any of the property or assets under, (i) any provision of the Articles of Association or Bylaws of Parent Bank, similar documents of Parent or similar documents of any direct or indirect Subsidiary of Parent or Parent Bank (collectively referred to as "Parent Subsidiaries" or individually, a "Parent Subsidiary"), (ii) any mortgage, indenture, lease or agreement to which Parent, Parent Bank or any Parent Subsidiary is a party or by which any of their assets is bound, or (iii) any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent Bank, Parent or any Parent Subsidiary or their respective properties, other than any such conflicts, violations or defaults which, with respect to (ii) or (iii), would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.

  2.4    Capitalization.

        (a)   As of the date hereof, the authorized capital stock of Parent consists of (i) 300,000,000 shares of Parent Common Stock, of which, as of June 30, 2003, 149,993,652 shares were issued and outstanding and (ii) 5,000,000 shares of preferred stock, no par value per share ("Parent Preferred Stock"), of which none are issued and outstanding. Since June 30, 2003, no shares of Parent Common Stock have been issued, except pursuant to (x) the exercise of stock options granted under Parent's stock option plans and (y) Parent's dividend reinvestment and stock purchase plan and (z) Parent's reincorporation in Delaware when consummated. All of the issued and outstanding shares of Parent Common Stock have been, and all of the shares of Parent Common Stock to be issued in the Bank Merger will be, at the Effective Time, duly and validly authorized and issued, and are or will be, as the case may be, fully paid and non-assessable. To Parents' knowledge, none of the outstanding shares of Parent Common Stock has been issued in violation of any preemptive rights of the current or past shareholders of Parent or are subject to any preemptive rights of the current or past shareholders of

Parent and none of the outstanding shares of Parent Common Stock is or will be entitled to any preemptive rights in respect of the Bank Merger or any of the other transactions contemplated by this Agreement or the Bank Merger Agreement.

        (b)   As of the date hereof, Parent does not have outstanding any capital stock or other securities or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or other securities or rights convertible or exercisable into or exchangeable for, shares of the capital stock of Parent or any contracts, commitments, understandings or arrangements by which Parent is or may be bound to issue additional shares of its capital stock, except pursuant to employee and director stock options or other arrangements disclosed in the Parent SEC Reports (as hereinafter defined). There are no outstanding phantom stock rights or awards and there are no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of Parent on any matter.

  2.5    Parent Bank and Parent Filings and Reports; Material Changes.

        (a)   Parent has filed, and will continue to use its best efforts to file, through the public EDGAR database of the Securities and Exchange Commission (the "SEC"), each report, schedule, registration statement and definitive proxy statement that it was or will be required to file with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than reports filed pursuant to Section 13(g) of the Exchange Act), since December 31, 2001 (as such documents have since the time of their filing been amended, the "Parent SEC Reports"). As of their respective dates of filing with the SEC, the Parent SEC Reports complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Reports complied or will comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been or will be prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects the consolidated financial position of Parent and its Subsidiaries at the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows of such companies for the periods then ended (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments).

        (b)   Each of Parent Bank, Parent and the Parent Subsidiaries has filed, and will continue to file, all reports and statements, together with any amendment required to be made with respect thereto, that it was or will be required to file with the SEC, the OCC, the Federal Reserve Board ("FRB"), the NYSE and other applicable bank, securities and other regulatory authorities (except filings which are not material). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied or will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the applicable authority and, in the case of documents filed with the SEC, did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Other than normal examinations conducted by the

Internal Revenue Service (the "IRS"), state and local taxing authorities, or the OCC in the regular course of the business of Parent Bank, Parent or the Parent Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the knowledge of Parent Bank and Parent, investigation into the business or operations of Parent Bank, Parent or the Parent Subsidiaries since December 31, 2001. There is no unresolved violation or exception by the SEC, OCC, FRB or other agency, commission or entity with respect to any report or statement referred to herein that is material to Parent Bank, Parent or any Parent Subsidiary on a consolidated basis. To the extent not available on Parent SEC Reports filed on public databases, Parent has previously made available to Company Entities true and correct copies of all publicly available OCC and FRB filings made by Parent Bank, Parent and any Parent Subsidiary during calendar years 2001, 2002 and 2003 to the date hereof.

        (c)   Since December 31, 2002 to the date hereof, other than as disclosed in the Parent SEC Reports, there has been no event, change or occurrence which, individually or in the aggregate, has had or would reasonably be likely to have a Material Adverse Effect on Parent.

  2.6    Compliance with Laws.

        (a)   Except as disclosed in the Parent SEC Reports, the businesses of Parent Bank, Parent and the Parent Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, including, without limitation, any laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and all other laws and regulations relating to employees and employee benefits, and any statutes or ordinances or other laws or regulations relating to the respective businesses conducted or the properties occupied or used by Parent Bank, Parent or any Parent Subsidiary, except for possible violations which either individually or in the aggregate have not had and would not reasonably be likely to have a Material Adverse Effect on Parent.

        (b)   No investigation or review by any governmental entity with respect to Parent Bank, Parent or any Parent Subsidiary is pending or, to the knowledge of Parent Bank and Parent, threatened, nor has any governmental entity indicated to Parent Bank, Parent or any Parent Subsidiary an intention to conduct the same, other than normal regulatory examinations and other investigations or reviews the outcome of which will not have a Material Adverse Effect on Parent.

        (c)   Parent Bank and Parent are in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 (the "CRA") and the regulations promulgated thereunder. As of the date of this Agreement, neither Parent Bank nor Parent has been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause Parent Bank to fail to be in substantial compliance with such provisions. Parent Bank has not received a CRA rating from an applicable regulatory authority which is less than "satisfactory."

        2.7    Registration Statement; Proxy Statement.    The information to be supplied by Parent Bank and Parent for inclusion in the registration statement relating to Parent Common Stock to be issued pursuant to this Agreement (the "Registration Statement") will not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied in writing by Parent Bank and Parent for inclusion in the prospectus/proxy statement ("Proxy Statement") in connection with the Company Shareholders' Meeting (as defined in Section 1.4(e)) will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company shareholders, and at the time of the

Company Shareholders' Meeting, contain any statement that, in light of the circumstances under which it is made, will be false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements made therein not false or misleading, or will omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders' Meeting that has become false or misleading. If, at any time prior to the Company Shareholders' Meeting, any event relating to Parent Bank, Parent or any of their affiliates, officers or directors is discovered by Parent Bank or Parent that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parent Bank or Parent will promptly inform Company and such amendment or supplement will be promptly filed with the SEC and, as required by law, promptly disseminated to Company shareholders. Notwithstanding the foregoing, Parent Bank and Parent make no representation or warranty with respect to any information supplied in writing by Company, Company Bank or any of their affiliates or their directors and officers for inclusion in and that is contained in the Registration Statement or the Proxy Statement. The Proxy Statement and the Registration Statement will (with respect to Parent Bank and Parent and the Parent Subsidiaries and their respective affiliates and officers) comply in all material respects as to form and substance with the requirements of the Exchange Act, the Securities Act, and the rules and regulations thereunder.

        2.8    Litigation.    Except as disclosed in the Parent SEC Reports, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the knowledge of Parent Bank and Parent, threatened, against or affecting Parent Bank, Parent or any Parent Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, except for those which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Parent or to materially impede the ability of Parent or Parent Bank to consummate the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Parent Bank, or any Parent Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such, which individually or in the aggregate would reasonably be likely to have a Material Adverse Effect on Parent.

        2.9    Governmental Approvals and Other Conditions.    To the knowledge of Parent Bank and Parent, there is no reason relating specifically to them or their affiliates why (a) the approvals that are required to be obtained from regulatory authorities having approval authority in connection with the transactions contemplated hereby should not be granted in a timely manner, (b) such regulatory approvals should be subject to a condition which would differ from conditions customarily imposed by such regulatory authorities in orders approving acquisitions of the type contemplated hereby or (c) any of the conditions precedent as specified in Article VI hereof to the obligations of any of the parties hereto to consummate the transactions contemplated hereby or in the Bank Merger Agreement are unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions. No consent, permit, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to Parent Bank or Parent or any of their affiliates in connection with the execution and delivery of this Agreement or the Bank Merger Agreement or the consummation by them of the transactions contemplated hereby or thereby, except for: (i) the filing of all regulatory applications, permit applications or notices with the OCC, the DFI or the FDIC; (ii) the filing by Parent of the Registration Statement with the SEC and various blue sky authorities, which Registration Statement shall include the Proxy Statement for use in connection with the Company Shareholders' Meeting; (iii) the filings contemplated by Article I hereof; and (iv) pre-report to the FSA. No approval or waiver is required to be obtained from the FRB in connection with the transactions contemplated hereby.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF COMPANY AND COMPANY BANK

        Except as set forth on a disclosure schedule delivered to Parent Bank at least three business days prior to the execution of this Agreement ("Company Entities Disclosure Schedule"), Company and Company Bank jointly and severally represent and warrant to Parent Bank and Parent that:

  3.1    Organization.

        (a)   Company Bank is a California banking corporation, duly organized, validly existing and in good standing under the laws of the State of California and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets and properties and to carry on its business substantially as it is now being conducted. Company Bank is authorized by the DFI to conduct general banking business.

        (b)   Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, is registered as a bank holding company under the BHCA and is the sole shareholder of Company Bank.

        (c)   Each of Company and Company Bank is duly qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Company or materially adversely affect the ability of Company or Company Bank to consummate the transactions contemplated herein. Each of Company and Company Bank has all requisite corporate power and authority to enter into this Agreement, the Company Entities Merger Agreement and the Bank Merger Agreement, as the case may be, and, subject to the adoption of this Agreement by the shareholders of Company and the receipt of all requisite regulatory approvals and the expiration of any applicable waiting periods, to consummate the transactions contemplated hereby and thereby.

        3.2    Authorization.    The execution, delivery and performance of this Agreement, the Company Entities Merger Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and unanimously approved and authorized by the Boards of Directors of Company and Company Bank, and no other corporate action on the part of Company Entities is required to be taken, subject to the adoption of this Agreement, the Company Entities Merger Agreement and the Bank Merger Agreement, by the affirmative vote of the majority of the outstanding shares of Company Common Stock as required by the CGCL (the "Required Vote"). This Agreement has been, and the Company Entities Merger Agreement and Bank Merger Agreement will be, duly executed and delivered by Company and Company Bank, as the case may be, and constitutes, and, in the case of the Company Entities Merger Agreement and Bank Merger Agreement, will constitute, the valid and binding obligation of Company and Company Bank and is enforceable against each of them, as the case may be, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or similar laws or equitable principles or doctrines.

        3.3    Conflicts.    Subject to the receipt of the approvals or waivers and the making of the notices contemplated by Section 3.30 the execution and delivery of this Agreement, the Company Entities Merger Agreement and the Bank Merger Agreement by Company and Company Bank does not, and the consummation by Company and Company Bank of the transactions contemplated hereby and thereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, permit the acceleration of any obligation under, require the giving of notice or obtaining consent under, or result in the creation of any material lien, charge or encumbrance on any property or assets under, (i) any provision of the Articles of Incorporation or Bylaws of Company or Company Bank or similar documents of any direct or indirect Subsidiaries of Company (collectively referred to as "Company Subsidiaries" or individually as a "Company Subsidiary"), (ii) any mortgage, indenture, lease or agreement to which Company, Company Bank or Company Subsidiaries is a party or by which any of their assets are bound, or (iii) any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company, Company Bank or Company Subsidiaries or their respective properties, other than any such conflicts, violations or defaults which, with respect to (ii) or (iii), would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Company.

  3.4    Anti-takeover Provisions Inapplicable.

        (a)   No "business combination," "moratorium," "control share" or other state antitakeover statute or regulation applicable to Company or Company Bank, (i) applies to the Company Entities Merger, the Stock Purchase and Assumption, the Bank Merger or the Voting Agreements (as defined in Section 5.3), (ii) prohibits or restricts the ability of Company Entities to perform their obligations under this Agreement or the ability of Company Entities to consummate the Company Entities Merger, the Stock Purchase and Assumption or the Bank Merger, (iii) would have the effect of invalidating or voiding this Agreement, any of the Voting Agreements or any provision hereof or thereof, or (iv) would subject Parent Bank or Parent to any material impediment or condition in connection with the exercise of any of its rights under this Agreement with respect to the Bank Merger or any of the Voting Agreements.

        (b)   Company has obtained the unanimous approval of its Board of Directors to specifically exclude Parent and Parent Bank from being deemed to be an "Acquiring Person," as such term is defined in that certain Rights Agreement, dated as of January 25, 2002, by and between Company and U.S. Stock Transfer Corporation (the "Company Rights Agreement"), in connection with the transactions contemplated hereby, and neither Parent nor Parent Bank shall be deemed to be an "Acquiring Person" thereunder. Company has further taken all action necessary to ensure that neither the entering into of this Agreement or the consummation of the transactions contemplated hereby shall result in the rights issued pursuant to the Company Rights Agreement (the "Company Rights") becoming nonredeemable, exercisable, exchangeable, distributed or triggered pursuant to the terms of the Company Rights Agreement or otherwise.

  3.5    Capitalization and Stockholders.

        (a)   As of the date hereof, the authorized capital stock of Company consists of 20,000,000 shares of Company Common Stock and 20,000,000 shares of serial preferred stock ("Company Preferred Stock"). As of the date hereof, 4,021,403 shares of Company Common Stock were issued and outstanding, including 55,016 shares of Company Common Stock held by the Company Employee Stock Ownership Plan (the "ESOP") and 29,990 shares of Company Common Stock held by the Company 401(k) Savings Plan (the "401(k) Plan"). All of the issued and outstanding shares of Company Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable. None of the outstanding shares of Company Common Stock has been issued in violation of any preemptive rights of current or past stockholders of Company or are subject to any preemptive rights of the current or past Company shareholders. All of the issued and outstanding shares of Company Common Stock are entitled to one vote on all matters presented for a vote by Company shareholders at any meeting thereof. No shares of Company Preferred Stock are outstanding.

        (b)   As of the date hereof, Company had reserved for future issuance 1,201,194 shares of Company Common Stock under the Company Stock Option Plans for the benefit of employees and directors of Company and Company Bank, pursuant to which options covering 605,057 shares of Company Common Stock were outstanding as of the date hereof. No options covering Company Common Stock have been granted since June 30, 2003. Except as set forth in this Section, there are no shares of capital stock or other equity securities of Company outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Company, or contracts, commitments, understandings or arrangements by which Company is or may be bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. There are no outstanding phantom stock rights or awards, and there are no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of Company on any matter. Section 3.5 of the Company Entities Disclosure Schedule sets forth with respect to all Company Stock Options outstanding as of June 30, 2003, the name of the holder of each such Company Stock Option and the date of grant of, number of shares represented by, exercise price, vesting schedule and expiration of, each such Company Stock Option.

        3.6    Company Entities Financial Statements; Off Balance Sheet Disclosure; Material Changes.

        (a)   The consolidated financial statements of Company (the "Company Entities Financial Statements") included in the Company SEC Reports (as defined in Section 3.8) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects the consolidated financial position of Company and its Subsidiaries at the dates thereof and the consolidated results of operations, changes in stockholders' equity and cash flows of such companies for the periods then ended (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments).

        (b)   Other than as set forth in Company Financial Statements or the notes thereto, there are no entities affiliated with the Company, including without limitation any special purpose entities, limited purpose entities or qualified special purpose entities, in which Company, Company Bank or Company Subsidiaries has an economic or management interest.

        (c)   Since June 30, 2003, to the date hereof, there has been no event, change or occurrence which, individually or in the aggregate, has had or would reasonably be likely to have a Material Adverse Effect on Company.

  3.7    Company Subsidiaries.

        (a)   Except for Company Bank and the Company Trust Subsidiaries, Company's only Subsidiary is Financial Data Solutions, Inc., a California corporation (individually, "FDSI" and collectively with the Company Trust Subsidiaries, the "Company Subsidiaries"). All issued and outstanding shares of capital stock or equity interests of each Company Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable. Company owns directly all of the issued and outstanding shares of capital stock of Company Bank and all of the outstanding common securities of the Trust Subsidiaries, free and clear of any pledge, lien, security interest or other encumbrance. Company Bank owns directly 49% of the equity securities of FDSI free and clear of any pledge, lien, security interest or other encumbrance. None of Company, Company Bank or Company Subsidiaries owns directly or indirectly any equity securities or other similar interest in any other corporation, limited liability company, joint venture, partnership, entity, association or other business, other than shares of capital stock in the Federal Home Loan Bank of San Francisco, the Federal Reserve Bank of San Francisco and Pacific Coast Bankers' Bancshares. No capital stock or securities of Company Bank or any Company Subsidiary is or may become required to be issued (other than to Company) by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock or securities of Company Bank or any Company Subsidiaries. There are no contracts, commitments, understandings or arrangements relating to the rights of Company to vote or to dispose of shares of the capital stock of Company Bank or any Company Subsidiary.

        (b)   FDSI is a corporation and the Company Trust Subsidiaries are statutory business trusts duly organized, validly existing and in good standing under the laws of the jurisdiction in which they are incorporated or organized, and are duly qualified to do business and in good standing in each jurisdiction where the character of the assets or properties owned or leased by them or the nature of the business transacted by them requires them to be so qualified, except where the failure to so qualify, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on Company and would not materially adversely affect the ability of Company and Company Bank to consummate the transactions contemplated herein. Each of the Company Subsidiaries has the applicable corporate or trust power and authority necessary for it to own, operate or lease its assets and properties and to carry on its business substantially as it is now being conducted.

  3.8    Company Entities Reports.

        (a)   Each of Company, Company Bank and Company Subsidiaries has filed, and will continue to file, all reports and statements, together with any amendment required to be made with respect thereto, that it has, or will be, required to file with the SEC, the FRB and other applicable bank, securities and other regulatory authorities (except filings which are not material to Company, Company Bank and Company Subsidiaries considered as a whole). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied or will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the authority with which they were filed and, in the case of documents filed with the SEC, did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Other than normal examinations conducted by the IRS, state and local taxing authorities, or the FRB in the regular course of the business of Company, Company Bank and Company Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the knowledge of Company Entities, investigation into the business or operations of Company, Company Bank or Company Subsidiaries since December 31, 2001. There is no unresolved violation or exception by the DFI, FDIC, FRB, SEC or other agency, commission or entity contained in any report or statement referred to in this Section 3.8(a) that would reasonably be expected to result in a Material Adverse Effect on Company. To the extent not otherwise available on Company SEC Reports filed on public databases, Company Entities have previously made available to Parent Bank true and correct copies of all SEC, DFI, FDIC or FRB filings made during calendar years 2002 and 2003 to the date hereof.

        (b)   Company has filed, and will continue to file, through the public EDGAR database of the SEC, each report, schedule, registration statement and definitive proxy statement that it was or will be required to file with the SEC pursuant to the Securities Act or the Exchange Act (other than reports filed pursuant to Section 13(g) of the Exchange Act), since December 31, 2001 (as such documents have since the time of their filing been amended, the "Company SEC Reports"). As of their respective dates of filing with the SEC, the Company SEC Reports complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

  3.9    Compliance With Laws.

        (a)   Except as disclosed in the Company SEC Reports or for violations which would not reasonably be likely to result in a Material Adverse Effect on Company, the businesses of Company, Company Bank and Company Subsidiaries are being conducted, in all material respects, in compliance with all laws, ordinances or regulations of governmental entities, including without limitation, laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and all other laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by Company, Company Bank or Company Subsidiaries.

        (b)   Except as disclosed in Company SEC Reports, as of the date hereof no investigation or review by any governmental entity with respect to Company, Company Bank or Company Subsidiaries is pending or, to the knowledge of Company Entities, threatened, nor has any governmental entity indicated to Company, Company Bank or Company Subsidiaries an intention to conduct the same, other than normal bank regulatory examinations and other investigations or reviews the outcome of which would not reasonably be likely to have a Material Adverse Effect on Company.

        (c)   Company and Company Bank are in substantial compliance with the applicable provisions of the CRA and the regulations promulgated thereunder. As of the date of this Agreement, Company Entities have not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause Company Entities to fail to be in substantial compliance with such provisions. Company Entities has not received a CRA rating from an applicable regulatory authority which is less than "satisfactory."

        3.10    Registration Statement; Proxy Statement.    The information to be supplied by Company Entities for inclusion in the Registration Statement will not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied in writing by Company Entities for inclusion and included in the Proxy Statement will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to Company's shareholders, and at the time of the Company Shareholders' Meeting, contain any statement that, in light of the circumstances under which it is made, is false or misleading with respect to any material fact, omits or will omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omits or will omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders' Meeting that has become false or misleading. If at any time prior to the Company Shareholders' Meeting, any event relating to Company, Company Bank or any of their affiliates, officers or directors is discovered by Company Entities that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Company Entities will promptly inform Parent, and such amendment, upon filing with the SEC and as required by law, will be disseminated to Company shareholders. Notwithstanding the foregoing, Company Entities make no representation or warranty with respect to any information supplied in writing by Parent or Parent Bank for inclusion in and that is contained in the Registration Statement or the Proxy Statement. The Proxy Statement will (with respect to Company Entities and their respective affiliates, directors and officers) comply in all material respects as to form and substance with the requirements of the Exchange Act, the Securities Act and the rules and regulations thereunder.

        3.11    Litigation.    Except as disclosed in Company SEC Reports, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the knowledge of Company Entities threatened, against or affecting Company, Company Bank or Company Subsidiaries, or any of their respective officers, directors, employees or agents, in their capacities as such, seeking damages in excess of $50,000 or any form of equitable relief, including but not limited to an injunction, which, if granted, would have a Material Adverse Effect on Company, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Company, Company Bank or Company Subsidiaries or any of their respective officers, directors, employees or agents, in their capacities as such.

        3.12    Licenses.    Company, Company Bank and each Company Subsidiary, and to the extent required, their respective employees hold all licenses, certificates, permits, franchises and all patents, trademarks, service marks, trade names, copyrights or rights thereto, and required authorizations, approvals, consents, licenses, clearances and orders or registrations with all appropriate federal, state or other authorities that are material to the conduct of the business as now conducted of Company, Company Bank and Company Subsidiaries taken as a whole.

  3.13    Taxes.

        (a)   Company, Company Bank and each Company Subsidiary (or Company on behalf of itself, Company Bank and each Company Subsidiary) have each timely filed (subject to any applicable extensions) all tax and information returns required to be filed and have paid, or have accrued on their respective books and set up an adequate reserve for the payment of, all taxes reflected on such returns as required to be paid in respect of the periods covered by such returns and have accrued on their respective books and set up an adequate reserve for the payment of all income and other taxes anticipated to be payable in respect of periods through the end of the calendar month next preceding the date hereof. Neither Company, Company Bank nor any Company Subsidiary is delinquent in the payment of any material tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against Company, Company Bank or any Company Subsidiary that have not been resolved or settled and none of Company, Company Bank or any Company Subsidiary have waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency. The income tax returns of Company, Company Bank and each Company Subsidiary has not been audited by the IRS, state, municipal or other taxing authority after the 1998 tax year. None of Company, Company Bank or Company Subsidiaries is a party to any action or proceeding by any governmental authority for the assessment or the collection of taxes. Deferred taxes of Company, Company Bank and the Company Subsidiaries have been accounted for in accordance with generally accepted accounting principles.

        (b)   Company has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Code) where Company was not the common parent of the group. None of Company, Company Bank or any Company Subsidiary is, or has been, a party to any tax allocation agreement or arrangement pursuant to which it has any contingent, successor, or outstanding liability for the taxes of anyone other than Company, Company Bank or Company Subsidiaries. None of Company, Company Bank or any Company Subsidiary is required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by Company, Company Bank or any Company Subsidiary. None of Company, Company Bank or any Company Subsidiary has filed a consent pursuant to Section 341 of the Code or agreed to have Section 341(f)(2) of the Code apply.

        (c)   Company, Company Bank and the Company Subsidiaries have each withheld amounts from its employees, stockholders, or holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws, have filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made.

        (d)   Neither Company, Company Bank nor any Company Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for Tax-free treatment under section 355 of the Code (x) in two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

        (e)   Neither Company, Company Bank nor any Company Subsidiary is a United States real property holding corporation ("USRPHC), as defined in Code Section 897(c)(2), and has not been a USRPHC during the applicable period, as defined in Code Section 897(c)(1)(A)(ii).

        3.14    Insurance.    Company, Company Bank and Company Subsidiaries have maintained and maintain as of the date of this Agreement, insurance in such amounts and covering such risks as is usually carried by prudent companies engaged in similar businesses and owning similar properties in the same general area in which it operates. Section 3.14 of the Company Entities Disclosure Schedule identifies all insurance policies and bonds maintained by, at the expense of or for the benefit of, Company, Company Bank or Company Subsidiaries and identifies, as of the date hereof, any claim(s) in excess of $25,000 made thereunder within the last year, and Company has made available to Parent Bank accurate and complete copies of the insurance policies, bonds and related applications identified on such Schedule. All such insurance policies and bonds are in full force and effect, and no insurer under any insurance policy or bond has canceled or notified Company of an intention to cancel any such policy or bond or notified Company, Company Bank or Company Subsidiaries in writing of an intention not to renew any such policy or bond or generally disclaimed liability thereunder for all submitted claims. None of Company, Company Bank or Company Subsidiaries is in material default under any such policy or bond, nor has it failed to give any material notice or present any material claims thereunder in a timely fashion.

  3.15    Loans; Investments.

        (a)   The outstanding loans, including guarantees thereon, originated by Company Bank have been documented in all material respects in accordance with the policies of Company Bank, including guarantees thereon, and all loans purchased by or participated in by Company Bank are documented in a manner substantially consistent with such policies. Neither Company nor any Company Subsidiary (other than Company Bank), originates or makes extensions of credit. Section 3.15 of the Company Entities Disclosure Schedule identifies as of the date hereof each loan or other asset of Company or any Company Subsidiary that has been classified by examiners or others as "Other Loans of Concern," "Substandard," "Doubtful" or "Loss." Set forth in Section 3.15 of the Company Entities Disclosure Schedule is a complete list of the real estate acquired through foreclosure, repossession or deed in lieu thereof ("REO") on the books of Company, Company Bank or any Company Subsidiary as of June 30, 2003.

        (b)   All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Company, Company Bank or Company Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the knowledge of Company Entities, in accordance with then-customary practice and applicable rules, regulations and policies of bank regulatory authorities and with counterparties believed to be financially responsible at the time. Company, Company Bank and Company Subsidiaries have duly performed in all material respects all of their respective obligations thereunder to the extent that such obligations to perform have accrued, and to the knowledge of Company Entities, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. None of the transactions contemplated by this Agreement would result in: (i) a counterparty under any interest rate swap, cap, floor and option agreement or any other interest rate risk management agreement or (ii) any party to any mortgage-backed security financing arrangement, to accelerate, discontinue, terminate or otherwise modify any such agreement or arrangement or would require Company, Company Bank or Company Subsidiaries to recognize any gain or loss with respect to such arrangement.

        (c)   Except for pledges to secure public and trust deposits and borrowings in the ordinary course of business, none of the investments reflected in the Company Entities Financial Statements dated as of June 30, 2003 under the heading "Investment Securities," and none of the investments made by Company, Company Bank and Company Subsidiary since June 30, 2003 is subject to any restriction, whether contractual or statutory, which materially impairs the ability of Company, Company Bank or Company Subsidiary to freely dispose of such investment at any time, other than those restrictions permitted or imposed on securities held for investment under GAAP. With respect to all material repurchase agreements to which Company, Company Bank or any Company Subsidiary, is a party, Company, Company Bank or Company Subsidiary has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement. Except for any securities sold subject to repurchase obligations in the normal course of business and any loans or loan participations subject to customary repurchase obligations, none of Company, Company Bank or Company Subsidiaries has sold or otherwise disposed of any assets in a transaction in which the acquirer of such assets or other person has the right, either conditionally or absolutely, to require Company, Company Bank or any Company Subsidiary to repurchase or otherwise reacquire any such assets.

        (d)   All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States of the United States and their political subdivisions, and other investment securities classified as "held to maturity" and "available for sale" held by Company, Company Bank and Company Subsidiaries, as reflected in the Company Entities Financial Statements dated June 30, 2003, were classified and accounted for in accordance with Statement of Financial Accounting Standards No. 115 and the intentions of management.

  3.16    Allowance for Loan Losses.

        (a)   Company Entities allowance for loan losses ("ALL") is in compliance with Company Entities' existing methodology for determining the adequacy of its ALL as well as the standards established by applicable regulatory authorities and the Financial Accounting Standards Board.

        (b)   Section 3.16 of the Company Entities Disclosure Schedule includes the sum of the aggregate amount of all NPAs (as defined below) and all troubled debt restructurings (as defined under GAAP) on the books of Company, Company Bank and Company Subsidiaries as of the date set forth in such schedule. "NPAs" shall mean (i) all loans (excluding the guaranteed portion of any loan that is partially guaranteed by the U.S. Small Business Administration) and leases (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, (C) where a reasonable doubt exists, in the reasonable judgment of Company Bank, as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than 90 days past due, (D) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, (E) where a specific reserve allocation exists in connection therewith or (F) that have been classified "Doubtful," "Loss" or the equivalent thereof by any regulatory authority, and (ii) all assets classified as REO and other assets acquired through foreclosure or repossession.

  3.17    Company Entities Benefit Plans.

        (a)   "Company Entities Benefit Plans" means each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, restricted stock, life, health, accident, disability or other insurance, bonus, deferred or incentive compensation, director emeritus, severance or separation agreement or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement or other employee benefit plan, practice, policy or arrangement of any kind, covering any employee, former employee, director or former director of Company, Company Bank or Company Subsidiaries or his or her beneficiaries, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), which Company, Company Bank or Company Subsidiaries maintains, to which Company, Company Bank or Company Subsidiaries contributes, or under which any employee, former employee, director or former director of Company, Company Bank or Company Subsidiaries is covered or has benefit rights and pursuant to which any liability of Company, Company Bank or Company Subsidiaries exists or is reasonably likely to occur. Section 3.17 of the Company Entities Disclosure Schedule lists each material Company Entities Benefit Plan. Company Entities have previously delivered to Parent Bank copies of each Company Entities Benefit Plan listed in Section 3.17 of the Company Entities Disclosure Schedule. The term "Company Entities Benefit Plans" as used herein refers to all plans contemplated under the preceding sentences of this Section 3.17, provided that the term "Plan" or "Plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. No Company Entities Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA.

        (b)   Each of the Company Entities Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift or savings plan that is qualified under Section 401(a) of the Code ("Company Entities Qualified Plans") has been determined by the IRS to qualify under Section 401(a) of the Code, or an application for determination of such qualification has been timely made to the IRS prior to the end of the applicable remedial amendment period under Section 401(b) of the Code (a copy of each such determination letter or pending application has been provided to Parent Bank) and, to the knowledge of Company Entities, there exist no circumstances likely to result in the revocation of such favorable determination letter or the loss of the qualification of any such Company Entities Qualified Plan. All such Company Entities Qualified Plans established or maintained by Company, Company Bank or Company Subsidiaries or to which Company, Company Bank or Company Subsidiaries contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such Company Entities Qualified Plans. None of Company, Company Bank or Company Subsidiaries maintains, sponsors or contributes to a Qualified Plan that is a defined benefit pension plan subject to Title IV of ERISA. All accrued contributions and other payments required to be made by Company, Company Bank or Company Subsidiaries to any Company Entities Benefit Plan through December 31, 2002, have been made or reserves adequate for such purposes as of December 31, 2002 have been set aside therefor and are reflected in the Company Entities Financial Statements dated as of December 31, 2002. None of Company, Company Bank or Company Subsidiaries is in material default in performing any of its respective contractual obligations under any of the Company Entities Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan.

        (c)   There is no pending or, to the knowledge of Company Entities, threatened litigation or pending claim (other than routine benefit claims made in the ordinary course) by or on behalf of or against any of the Company Entities Benefit Plans (or with respect to the administration of any such

Plans) now or heretofore maintained by Company, Company Bank or Company Subsidiaries which allege violations of applicable state or federal law which are reasonably likely to result in a liability in excess of $50,000 on the part of Company, Company Bank or Company Subsidiaries or any such Plan.

        (d)   Company, Company Bank and Company Subsidiaries and, to the knowledge of Company Entities, all other persons having fiduciary or other responsibilities or duties with respect to any Company Entities Benefit Plan are and have since the inception of each Company Entities Benefit Plan been in substantial compliance with, and each such Plan is and has been operated in substantial accordance with, its provisions and in substantial compliance with the applicable laws, rules and regulations governing such Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") and the IRS under ERISA, the Code or any other applicable law. Notwithstanding the foregoing, no representation is made with respect to compliance by a third party insurance company, trustee or independent fiduciary. No "reportable event" (as defined in Section 4043(b) of ERISA) has occurred with respect to any Company Entities Qualified Plan. None of Company, Company Bank or Company Subsidiaries or any Company Entities Benefit Plan has incurred or is reasonably likely to incur any liability for any "prohibited transactions" (as defined in Section 406 of ERISA or Section 4975 of the Code). All Company Entities Benefit Plans that are group health plans have been operated in substantial compliance with the group health plan continuation requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA such that any noncompliance has not resulted and will not result in material liability to Company Entities.

        (e)   None of Company, Company Bank or Company Subsidiaries has made any payments, or is or has been a party to any agreement or any Company Entities Benefit Plan, that under any circumstances could obligate it or its successor to make payments that are not or will not be deductible because of Sections 162(m) or 280G of the Code.

        (f)    Section 3.17 of Company Entities Disclosure Schedule describes any obligation that Company, Company Bank or Company Subsidiaries has to provide health or welfare benefits to present or future retirees or other former employees, directors or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA), including information as to the number of current and vested future retirees, other former employees or directors and dependents entitled to such coverage and their ages, and the present value of any benefits to be provided thereto. Except as set forth in such Section 3.17 of Company Entities Disclosure Schedule and except as may be required pursuant to applicable law, none of Company, Company Bank or Company Subsidiaries has any obligation, or is or has been a party to any agreement or any Company Entities Benefit Plan, that under any circumstances could obligate it or its successor to provide for any direct or indirect liability, whether contingent or otherwise, with respect to the provision of health or other welfare benefits following retirement or any other termination of employment to any employee or former employee of the Company, Company Bank or Company Subsidiaries.

        (g)   Except as set forth in Section 3.17 of Company Entities Disclosure Schedule Company, Company Bank and Company Subsidiaries neither maintain nor have entered into any Company Entities Benefit Plan or other document, plan or agreement that contains any provisions which would cause an increase or acceleration of compensation, benefits or benefit entitlements to employees or former employees, directors or former directors of Company, Company Bank or Company Subsidiaries or their respective beneficiaries, or which would cause any increase in the liability of Company, Company Bank or Company Subsidiaries or to Parent Bank, Parent or any Parent Subsidiary, as a result of consummation of the transactions contemplated by this Agreement or any related action thereafter (a "Change in Control Benefit"). Section 3.17 of Company Entities Disclosure Schedule lists each officer, employee and director of Company, Company Bank and Company Subsidiaries who is eligible to receive a Change in Control Benefit, and identifies the agreement or plan pursuant to which such officer, employee or director is eligible to receive such benefit. Except as set forth in Section 3.17 of the Company Entities Disclosure Schedule, no Change in Control Benefit will be or result in any "excess parachute payment" as such term is defined in Section 280G of the Code.

        (h)   With respect to the ESOP:

          (A)  Company has heretofore delivered or made available to Parent Bank true, correct and complete copies of the plan document, summary plan description, adoption agreement, any associated trust, custodial, insurance or service agreements, any annual report, and the most recently received IRS determination letters applicable to it or the sponsoring organization.

          (B)  There is not and has never been a loan between the ESOP and any of the Company Entities or between the ESOP and any other party which is or was guaranteed by any of the Company Entities.

  3.18    Compliance with Environmental Laws.

        (a)   The operations of Company, Company Bank and Company Subsidiaries comply in all material respects with all applicable Environmental Laws. None of the operations of Company, Company Bank or Company Subsidiaries and no assets presently or formerly owned or leased by Company, Company Bank or Company Subsidiaries are subject to any judicial or administrative proceedings alleging the violation of any past or present Environmental Law. None of the operations of Company, Company Bank or Company Subsidiaries, and none of the assets presently or formerly owned by Company, Company Bank or Company Subsidiaries are the subject of any known federal, state, local or private investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance into the environment and none of Company, Company Bank or Company Subsidiaries are currently subject to any order, agreement or written directive of a governmental entity to conduct such investigation or remedial action, nor have the Company, Company Bank or Company Subsidiaries agreed with a private party to conduct any such investigation or remediation. None of Company, Company Bank or Company Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance requiring a permit or reporting a spill or release of a Hazardous Substance, or any other substance into the environment. "Hazardous Substance" shall mean any substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or which is or becomes defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule, ordinance or amendments thereto relating to Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 9601, et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001, et seq.); the Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.); and all comparable state and local laws, including without limitation, the Carpenter-Presley-Tanner Hazardous Substance Account Act (State Superfund), the Porter-Cologne Water Quality Control Act, Section 25140, 25501(j) and (k), 25501.1,25281 and 25250.1 of the California Health and Safety Code and/or Article I of Title 22 of the California Code of Regulations, Division 4, Chapter 30; laws of other jurisdictions or orders and regulations; or the presence of which causes or threatens to cause a nuisance, trespass or other common law tort upon real property or adjacent properties or poses or threatens to pose a hazard to the health or safety of persons or including without limitation, gasoline, diesel fuel or other petroleum hydrocarbons; polychlorinated biphenyls (PCBs), asbestos, mold or urea formaldehyde foam insulation

        (b)   With respect to the real property currently or formerly owned or currently leased by Company, Company Bank or Company Subsidiaries ("Company Entities Premises") to the knowledge of the Company Entities: (x) no part of the Company Entities Premises has been used for the generation, manufacture, handling, storage or disposal of Hazardous Substances except in compliance in all material respects with all applicable Environmental Laws; (y) the Company Entities Premises do not contain, and have never contained, an underground storage tank; and (z) the Company Entities Premises do not contain and are not contaminated by any material quantity of a Hazardous Substance from any source that is expected by Company to require remediation under any Environmental Law.

        3.19    Contracts and Commitments.    To the extent not listed or described in the Company SEC Reports filed since December 31, 2002, Section 3.19 of the Company Entities Disclosure Schedule contains a list of each of the following documents:

        (a)   a list of each outstanding loan agreement, mortgage, pledge agreement or other similar document or commitment to extend credit to any named executive officer (as defined in Item 402 of Regulation S-K) or director of Company, Company Bank or Company Subsidiaries, as well as a listing of all deposits or deposit surrogates, including the amount, type and interest being paid thereon, to which Company, Company Bank or Company Subsidiaries is a party under which it may (contingently or otherwise) have any liability involving any such officer or director of Company, Company Bank or Company Subsidiaries;

        (b)   a list of each outstanding letter of credit and each commitment to issue a letter of credit in excess of $100,000 to which Company, Company Bank or Company Subsidiaries is a party and/or under which it may (contingently or otherwise) have any liability;

        (c)   a list of each contract or agreement (not otherwise included in the Company Entities Disclosure Schedule or specifically excluded therefrom in accordance with the terms of this Agreement) involving goods, services or occupancy and which (i) has a term of one year or more and an annual value of at least $50,000; or (ii) allows for the sharing of information regarding customers of Company Entities, including but not limited to:

            (i)  each agreement of guaranty or indemnification running to any person;

           (ii)  each agreement containing any covenant limiting the right of Company, Company Bank or Company Subsidiaries to engage in any line of business or to compete with any person;

          (iii)  each agreement with respect to any license, permit and similar matter that is necessary to the operations of Company, Company Bank or Company Subsidiaries;

          (iv)  each agreement that requires the consent or approval of any other party in order to consummate the Company Entities Merger, the Stock Purchase and Assumption or the Bank Merger;

           (v)  as of June 30, 2003, each mortgage forward commitment and similar agreement pursuant to which Company, Company Bank or Company Subsidiaries sells to others mortgages which it originates;

          (vi)  each contract relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities and each interest rate swap agreement or other agreement relating to the hedging of interest rate risks; and

         (vii)  each contract or agreement (with the exception of the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation's Seller's Guide), including but not limited to each contract or agreement pursuant to which Company, Company Bank or Company Subsidiaries has sold, transferred, assigned or agreed to service any loan, which provides for any recourse or indemnification obligation on the part of Company, Company Bank or Company

  Subsidiaries; the name and address of each person which might or could be entitled to recourse against or indemnification from Company, Company Bank or Company Subsidiaries; and the monetary amount of each actual or potential recourse or indemnification obligation under each such contract or agreement;

        (d)   a list of all real property owned, leased or licensed by Company, Company Bank or Company Subsidiaries;

        (e)   a list of all fees, salaries, bonuses and other forms of compensation including but not limited to, country club memberships, automobiles available for personal use and credit cards available for personal use, provided by Company, Company Bank or any Company Subsidiary to any employee, officer or director or former employee, officer or director of Company, Company Bank or any Company Subsidiary who is expected to earn in salary and bonus in excess of $50,000 during calendar year 2003;

        (f)    a list of all powers of attorney granted by Company, Company Bank or any Company Subsidiary which are currently in force;

        (g)   a list of each agreement made by Company, Company Bank or Company Subsidiaries with any director or officer of Company pursuant to which the Company, Company Bank or Company Subsidiaries has obligations that are not terminable on 90 days' or less notice or that provide for termination only upon the payment of a penalty or equivalent thereto that is not disclosed in Company's most recent proxy statement filed with the SEC;

        (h)   unless listed as an exhibit to Company's most recent 10-K, 10-Q, 8-K or proxy statement filed with the SEC, a list of each other contract providing for payment based in any manner upon outstanding profits of Company, Company Bank or Company Subsidiaries;

        (i)    a list of each collective bargaining agreement to which Company, Company Bank or Company Subsidiaries is a party and all affirmative action plans or programs covering employees of Company, Company Bank or Company Subsidiaries;

        (j)    a list of each lease or license with respect to real or personal property, whether as lessor, lessee, licensor or licensee, with annual rental or other payments due thereunder in excess of $50,000 to which Company, Company Bank or Company Subsidiaries is a party, which does not expire within six months from the date hereof and cannot be terminated upon 30 days (or less) written notice without penalty;

        (k)   a list of all consulting, financial advisory, investment banking and professional services contracts to which Company, Company Bank or Company Subsidiaries is a party;

        (l)    a list of all judgments, orders, injunctions, court decrees or settlement agreements arising out of or relating to the labor and employment practices or decisions of Company, Company Bank or Company Subsidiaries which, by their terms, continue to bind or affect Company, Company Bank or Company Subsidiaries;

        (m)  a list of all orders, decrees, memorandums or agreements with regulatory agencies binding upon or affecting the current operations of Company, Company Bank or Company Subsidiaries or any of their directors or officers in their capacities as such;

        (n)   a list of all trademarks, trade names, service marks, patents or copyrights that are registered or the subject of an application for registration, which are owned by Company, Company Bank or Company Subsidiaries or licensed from a third party;

        (o)   all currently effective policies formally adopted by the Board of Directors of Company, Company Bank or Company Subsidiaries with respect to environmental matters;

        (p)   a list of all bank-owned life insurance policies owned by Company Entities insuring the life of any officer, employee or director of Company and naming Company Entities as the beneficiary in the event of the death of the insured officer, employee or director; and

        (q)   a list of each third party for which Company or Company Bank services loans and the aggregate principal amount serviced for each such third party, in each case as of June 30, 2003.

        3.20    Defaults.    Except for defaults or waivers disclosed in Company SEC Reports filed since December 31, 2002, there is not any default in any material obligation to be performed by Company, Company Bank or Company Subsidiaries under any contract that is material to the Company and its Subsidiaries taken as a whole, and there is not any waiver by Company, Company Bank or Company Subsidiaries of any material right under any such contract. To the knowledge of Company Entities, no other party to any such contract is in default in any material obligation to be performed by such party.

        3.21    Operations Since June 30, 2003.    Between June 30, 2003, and the date hereof except with respect to 3.21(f), which shall be between December 31, 2002 and the date hereof, there has not been:

        (a)   any increase in the compensation payable or to become payable by Company, Company Bank or any Company Subsidiary to any employee, officer or director, other than routine annual increases consistent with past practices;

        (b)   any payment of dividends or other distributions by Company to its shareholders or any redemption by Company of its capital stock, except for the Company's regular quarterly cash dividend to its shareholders of $.01 per share;

        (c)   any mortgage, pledge or subjection to lien, charge or encumbrance of any kind on any material portion of the assets, tangible or intangible, of Company, Company Bank or Company Subsidiary, except the following (each of which, whether arising before or after the date hereof, is herein referred to as a "Company Entities Permitted Lien"): (i) liens arising out of judgments or awards in respect of which Company, Company Bank or Company Subsidiary is in good faith prosecuting an appeal or proceeding for review and in respect of which it has secured a subsisting stay of execution pending such appeal of proceeding; (ii) liens for taxes, assessments and other governmental charges or levies, the payment of which is not past due, or as to which Company, Company Bank or Company Subsidiary is diligently contesting in good faith and by appropriate proceeding either the amount thereof or the liability therefor or both; (iii) deposits, liens or pledges to secure payments of worker's compensation, unemployment insurance, pensions or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or similar obligations arising in the ordinary course of business; (iv) zoning restrictions, easements, licenses and other restrictions on the use of real property or any interest therein, or minor irregularities in title thereto, which do not materially impair the use of such property or the merchantability or the value of such property or interest therein; (v) purchase money mortgages or other purchase money or vendor's liens or security interests (including, without limitation, finance leases), provided that no such mortgage, lien or security interest shall extend to or cover any other property of Company, Company Bank or Company Subsidiary other than that so purchased; and (vi) pledges and liens arising in the ordinary course of business;

        (d)   any creation or assumption of indebtedness (including the extension or renewal of any existing indebtedness, or the increase thereof) by Company, Company Bank or Company Subsidiaries for borrowed money, or otherwise, other than in the ordinary course of business, none of which is in default;

        (e)   any action by Company, Company Bank or Company Subsidiaries seeking any cancellation of, or decrease in the insured limit under, or increase in the deductible amount or the insured's retention (whether pursuant to coinsurance or otherwise) of or under, any policy of insurance maintained directly or indirectly by Company, Company Bank or Company Subsidiaries on any of their respective assets or businesses, including but not by way of limitation, fire and other hazard insurance on its assets, automobile liability insurance, general liability insurance, and directors' and officers' liability insurance;

        (f)    any change in Company Entities' independent auditors, historic methods of accounting (other than as required by GAAP or regulatory accounting principles), or in its system for accounting for its equipment and real estate;

        (g)   any purchase, whether for cash or secured or unsecured obligations (including finance leases) by Company, Company Bank or Company Subsidiaries of any fixed asset which either (i) has a purchase price individually or in the aggregate in excess of $50,000 or (ii) is outside of the ordinary course of business;

        (h)   any sale or transfer of any fixed asset in excess of $50,000 of Company, Company Bank or any Company Subsidiary or outside of the ordinary course of business, except for the sale-leaseback of the Company Bank offices located at 321 East Sixth Street, Corona, California 92879 and 3998 East Inland Empire, Ontario, California 91764;

        (i)    any damage or destruction to any assets or property of Company, Company Bank or Company Subsidiaries whether or not covered by insurance that has had or would reasonably be expected to have a Material Adverse Effect on Company;

        (j)    any material change in the loan underwriting policies or practices of Company Bank; or

        (k)   any agreement or commitment to do any of the foregoing.

        3.22    Corporate Records.    The corporate record books, transfer books and stock ledgers of Company, Company Bank and Company Subsidiaries are complete and accurate in all material respects and reflect all meetings, consents and other material actions of the organizers, stockholders, Boards of Directors and committees of the Boards of Directors of Company and each such Subsidiary, and all transactions in their respective capital stocks, in each case for the last five years.

        3.23    Undisclosed Liabilities.    Except for liabilities incurred in the ordinary course of business, liabilities reflected in the Company Entities Financial Statements of June 30, 2003, and liabilities that would not reasonably be likely to be, individually or in the aggregate, material to the Company Entities, neither Company, Company Bank or the Company Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise that, if incurred prior to June 30, 2003, would have been required by GAAP to be recognized or disclosed on the Company Entities Financial Statements.

  3.24    Assets.

        (a)   Company, Company Bank and Company Subsidiaries have good and marketable title to their real properties, including any leaseholds and ground leases, and their other assets and properties, all as reflected as owned or held by Company, Company Bank or Company Subsidiaries in the Company Entities Financial Statements on June 30, 2003, except for (i) assets and properties since disposed of in the ordinary course of business and (ii) Company Entities Permitted Liens. Title to all real property owned by Company, Company Bank and Company Subsidiaries is held in fee simple. All buildings, structures, fixtures and appurtenances comprising part of the real properties owned or leased by Company, Company Bank or the Company Subsidiaries are, in the opinion of management of Company Entities, in good operating condition and have been well maintained, reasonable wear and tear excepted. Company, Company Bank and the Company Subsidiaries have title or other rights to use all assets necessary for them to conduct their respective businesses in all material respects as presently conducted. Company, Company Bank and Company Subsidiaries have title or other rights to its assets sufficient in all material respects for the conduct of their respective businesses as currently conducted.

        (b)   All leases pursuant to which Company, Company Bank or Company Subsidiaries, as lessee, leases real or material items of personal property are, to the knowledge of Company Entities, valid, effective and enforceable against the lessor in accordance with their respective terms. There is not under any of such leases any existing default, or any event which with notice or lapse of time or both would constitute a default, with respect to either Company, Company Bank or Company Subsidiaries, or to the knowledge of Company Entities, the other party. None of such leases contains a prohibition against assignment by Company, Company Bank or Company Subsidiaries, by operation of law or otherwise, or any other provision which would preclude the surviving corporation or resulting institution or any subsidiary of Company from possessing and using the leased premises for the same purposes and upon the same rental and other terms upon the consummation of the Bank Merger, the Company Entities Merger or the Stock Purchase and Assumption as are applicable to the use by Company, Company Bank or Company Subsidiaries as of the date of this Agreement.

        3.25    Indemnification.    As of the date hereof, there is no outstanding claim that has been made by any director, officer, employee or agent of Company, Company Bank or Company Subsidiaries for indemnification from Company, Company Bank or Company Subsidiaries under the corporate indemnification provisions of Company, Company Bank and Company Subsidiaries in effect on the date of this Agreement.

        3.26    Insider Interests.    All outstanding loans and other contractual arrangements (including deposit relationships) between Company, Company Bank or Company Subsidiaries and any officer, director or employee of Company, Company Bank or Company Subsidiaries conform in all material respects to the applicable rules and regulations and requirements of all applicable regulatory agencies which were in effect when such loans and other contractual arrangements were entered into. No officer or director of Company, Company Bank or Company Subsidiaries has any material interest in any property, real or personal, tangible or intangible, used in the business of Company, Company Bank or Company Subsidiaries.

        3.27    Registration Obligations.    None of Company, Company Bank or Company Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any of its securities under the Securities Act or other federal or state securities laws or regulations.

        3.28    Brokers and Finders.    None of Company, Company Bank or Company Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees to any person, including but not limited to any officer, director or employee of Company Entities, and no other broker or finder has acted directly or indirectly for Company, Company Bank or Company Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

        3.29    Fairness Opinion.    Company has received from Keefe, Bruyette & Woods a fairness opinion, dated as of the date of this Agreement, that the consideration to be received by the holders of Company Common Stock (or Company Bank Common Stock after the Company Entities Merger) in the Bank Merger is fair to such holders from a financial point of view.

        3.30    Governmental Approvals and Other Conditions.    To the knowledge of Company and Company Bank, there is no reason relating specifically to them or their affiliates why (a) the approvals that are required to be obtained from regulatory authorities having approval authority in connection with the transactions contemplated hereby should not be granted in a timely manner, (b) such regulatory approval should be subject to a condition which would differ from conditions customarily imposed by such regulatory authorities in orders approving acquisitions of the type contemplated hereby or (c) any of the conditions precedent as specified in Article VI hereof to the obligations of any of the parties hereto to consummate the transactions contemplated hereby or in the Bank Merger Agreement are unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to Company or Company Bank in connection with the execution and delivery of this Agreement, the Bank Merger Agreement the Company Entities Merger Agreement or the consummation by them of the transactions contemplated hereby or thereby, except for: (i) the filing of all regulatory applications, permit applications or notices with the FRB, the DFI or the FDIC; (ii) the filing by Parent of the Registration Statement shall include the Proxy Statement for use in connection with the Company Shareholders' Meeting; and (iii) the filings contemplated by Article I hereof.

ARTICLE IV
COVENANTS OF COMPANY ENTITIES

        4.1    Business in Ordinary Course.    Company Entities jointly and severally covenant and agree that from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, except as contemplated by this Agreement or upon the prior written consent of Parent Bank, which shall not be unreasonably withheld or delayed, as follows:

        (a)   Company, Company Bank or Company Subsidiaries shall not declare or pay any dividend or make any other distribution with respect to its capital stock whether in cash, stock or other property, after the date of this Agreement, provided, however, (i) Company may pay its regular quarterly cash dividend in an amount not to exceed $.01 per share and in a manner consistent with past timing and practices; (ii) Company Bank may make distributions to the Company; and (iii) the Company Trust Subsidiaries may pay regular cash dividends in accordance with, and pursuant to the terms of, their respective declarations of trust.

        (b)   Company, Company Bank and Company Subsidiaries shall continue to carry on, after the date hereof, their respective businesses and the discharge or incurring of obligations and liabilities, only in the usual, regular and ordinary course of business, as heretofore conducted, and by way of amplification and not limitation, Company, Company Bank and Company Subsidiaries will not, without the prior written consent of Parent Bank (which consent in the case of subparts (vii), (x), (xiii) and (xv) below shall not be unreasonably withheld or delayed):

            (i)  issue, sell or grant (A) any capital stock (except pursuant to the exercise of Company Stock Options outstanding on the date hereof) or (B) any options, warrants or other rights to subscribe for or purchase capital stock or any securities convertible into or exchangeable for any capital stock or (C) any other securities, including debt;

           (ii)  directly or indirectly redeem, purchase or otherwise acquire any capital stock, securities or ownership interests of Company, Company Bank or Company Subsidiaries, or pre-pay or voluntarily re-pay any subordinated debt or trust preferred securities;

          (iii)  effect a reclassification, recapitalization, split-up, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize;

          (iv)  amend its Articles of Incorporation or Bylaws or equivalent documents;

           (v)  enter into or modify any employment agreement, severance agreement, change of control agreement, or plan relative to the foregoing; or grant any increase in the compensation payable or to become payable to directors, officers or employees except as required by law (other than to the extent required thereunder and except for ordinary and normal increases to employees consistent with past practices and not to exceed 5%), pay or agree to pay or accrue any bonus except as permitted by Section 5.12, or adopt or make any change in any bonus, insurance, BOLI policy, pension or other Company Entities Benefit Plan; provided, however, Company Entities shall cooperate with Parent Bank to create a retention bonus program intended to encourage the continued productive employment of key Company Entities personnel in areas identified in writing by Company Entities;

          (vi)  borrow or agree to borrow any funds or indirectly guarantee or agree to guarantee any obligations of others, except (A) in connection with transactions with banking customers in the ordinary course of business or (B) borrowings not to exceed a maturity of 90 days and repurchase transactions in the ordinary course of its business;

         (vii)  without the prior written consent of Parent Bank acting through its Chief Credit Officer or his designee in a written notice to Company Entities, which approval or rejection shall be given on a timely basis after delivery by Company Entities to such officer of Parent Bank of the complete loan package, make or commit to make any new loan or letter of credit, or any new or additional discretionary advance under any existing loan or line of credit, or restructure any existing loan or line of credit in a principal amount in excess of $2,000,000 for unsecured credit or $4,000,000 for secured credit or that would increase the aggregate credit outstanding in this category to any one borrower (or group of affiliated borrowers) to more than $2,000,000 for unsecured credit or $4,000,000 for secured credit; provided, however, if Parent Bank does not grant or refuse its consent or reasonably request additional information regarding such proposed loan within two business days following the date of Parent Bank's receipt of a complete loan package (which shall constitute all the materials provided to Company Bank's Board of Directors or loan committee thereof) and Company Entities' request for consent, then Parent Bank shall be deemed to have granted its consent;

        (viii)  enter into any securities transaction for its own account or purchase, or otherwise acquire any investment security for its own account, other than U.S. Treasury obligations or obligations of agencies of the U.S. government with maturities of less than one year, U.S. government agency mortgage backed securities with an average life of 3 years or less, obligations of States of the United States and their political subdivisions with a credit rating of "AA" (or "Aa") or better and an average life of 3 years or less and deposits in an overnight account at the Federal Reserve Bank of San Francisco or the Federal Home Loan Bank of San Francisco, provided Parent Bank's consent shall not be unreasonably withheld or delayed relating to the purchase of other readily marketable investment securities;

          (ix)  make any material changes in its basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, loan underwriting, budgeting, profit and tax planning or any other material aspect of the Company's, Company Bank's or Company Subsidiaries' business or operations;

           (x)  increase or decrease the rate of interest paid on interest-bearing deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices;

          (xi)  enter into, modify or extend any agreement, contract or commitment out of the ordinary course of business or having a term in excess of one year and involving an expenditure in excess of $100,000, other than letters of credit, loan agreements, deposit agreements and other lending, credit and deposit documents made in the ordinary course of business;

         (xii)  except in the ordinary course of business, place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance, other than Company Entities Permitted Liens;

        (xiii)  cancel any material indebtedness owing to it or any material claims which it may possess or waive any rights of material value other than in the ordinary course of its business, consistent with its loan policies or upon exercise of its rights thereunder;

        (xiv)  sell or otherwise dispose of any interest in real property, loan or any material amount of tangible or intangible personal property other than (A) properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness owed to Company Entities or (B) loans which are held for sale by Company Entities and are sold in the secondary market within 60 days of origination or (C) the sale-leaseback of the Company Bank's offices located at    321 East Sixth Street, Corona, California 92879 and 3998 East Inland Empire, Ontario, California 91764 or (D) sales or other dispositions in the ordinary course of business consistent with past practice;

         (xv)  foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon and without first having consulted with Parent Bank; provided, however, that Company and its Subsidiaries shall not be required to obtain such a report or consult with Parent Bank with respect to single-family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reasonable grounds to believe that such property would likely contain Hazardous Substances;

        (xvi)  knowingly and willfully commit any act or knowingly and willfully fail to commit any act which will cause a material breach of any material agreement, contract or commitment;

       (xvii)  purchase any real property (other than in connection with a foreclosure otherwise permitted hereunder);

      (xviii)  make any capital expenditures in excess of $150,000 in the aggregate, except for capital expenditures related to relocating the Riverside branch to 3625 Vine Street, Riverside, California 92507 consistent with the projected budget Company Bank has previously provided to Parent Bank;

        (xix)  enter into or acquire any derivatives contract;

         (xx)  enter into any new, or modify, amend or extend the terms of any existing contracts relating to the purchase, repurchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risk;

        (xxi)  reclassify any investment security from hold-to-maturity or available for sale to trading; or

       (xxii)  agree in writing or otherwise to take any of the foregoing actions or engage in any of the foregoing activities.

        (c)   Company will, and will cause Company Bank and Company Subsidiaries to, use their commercially reasonable efforts to maintain their respective properties and assets in the aggregate in their present state of repair, order and condition, reasonable wear and tear excepted, and to maintain and keep in full force and effect all policies of insurance presently in effect, or replacements for such policies, including insurance of accounts with the FDIC unless it determines that such maintenance is not necessary or prudent in the conduct of its business. Company will, and will cause Company Bank and Company Subsidiaries to, take all commercially reasonable action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all material rights thereunder with respect to all matters which could reasonably be expected to give rise to a claim thereunder prior to the Effective Time. In the event that any policy of insurance maintained directly or indirectly by Company, Company Bank or Company Subsidiaries on any of their respective assets or businesses is canceled, or the insured limit thereunder is decreased or the deductible with respect thereto is increased, Company shall promptly notify Parent Bank thereof. To the extent that any such insurance policy or bond is canceled prior to the Closing Date, Company will use its commercially reasonable efforts to obtain comparable insurance policies with comparable coverage prior to the Closing Date.

        (d)   Company Entities will maintain a reserve for loan and lease losses at a level which is adequate in accordance with GAAP and applicable regulatory accounting principles and banking laws and regulations.

        (e)   Company Entities shall promptly notify Parent Bank in writing of the occurrence of any matter or event known to and directly involving Company, Company Bank or Company Subsidiaries that is reasonably likely to result in a Material Adverse Effect on Company or materially adversely affect the ability of Company, Company Bank or Company Subsidiary to consummate the transactions contemplated herein.

        (f)    Company Entities shall provide to Parent Bank such reports on litigation involving Company, Company Bank and Company Subsidiary as Parent Bank shall reasonably request, provided that Company Entities shall not be required to divulge information to the extent that, in the good faith opinion of its counsel, by doing so, it would risk waiver of the attorney-client privilege.

        (g)   Company Entities shall not take any action that would cause or that would result in Parent or Parent Bank becoming an "Acquiring Person," as defined in the Company Rights Agreement.

        4.2    Conforming Accounting and Reserve Policies; Restructuring Matters.    At the request of Parent Bank, Company Entities jointly and severally agree immediately prior to or concurrently with the Closing and after satisfaction or waiver of the conditions to Closing set forth in Article VI hereof:

        (a)   To establish and take such reserves and accruals as Parent Bank reasonably shall request to conform Company Entities' ALL, accrual, reserve and other accounting policies to the policies of Parent, provided however, such requested conforming adjustments shall not be taken into account in determining whether Company Entities has experienced a Material Adverse Effect; and

        (b)   To cooperate in the steps necessary for the (i) sale of the Trust Common Securities and assumption of the obligations under the Company Trust Debentures and Guarantees; and (ii) merger of (in a form consistent with treatment of the Stock Purchase and Assumption, the Company Entities Merger and the Bank Merger as tax-deferred reorganizations under the Code) Company with and into Company Bank with Company Bank as the surviving entity under applicable California law (including obtaining from the DFI all permits or orders necessary to consummate the transaction and the conversion of Company Common Stock into Company Bank Stock).

  4.3    Certain Actions.

        (a)   Neither Company, Company Bank nor any of the Company Subsidiaries (i) shall solicit, initiate, participate in discussions or negotiations of, or encourage or take any other action to facilitate (including by way of the disclosing or furnishing of any information that it is not legally obligated to disclose or furnish) any inquiry or the making of any proposal relating to any Acquisition Proposal (as defined below) with respect to itself, or Company Bank, or (ii) shall enter into any agreement, arrangement or understanding (whether written or oral) regarding any proposal or transaction providing for or requiring it to abandon, terminate or fail to consummate this Agreement, under any of the instances described in this Section. Company shall immediately instruct and otherwise use its reasonable best efforts to cause its directors, officers, employees, agents, advisors (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries), consultants and other representatives to comply with such prohibitions. Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to such activities. Notwithstanding the foregoing, Company may provide information at the request of or enter into discussions or negotiations with a third party with respect to an Acquisition Proposal or provide a recommendation to its stockholders regarding an Acquisition Proposal if the Board of Directors of Company determines, in good faith after consultation with counsel, that the exercise of its fiduciary duties to Company's stockholders under applicable law requires it to take such action, and, provided further, that Company may not, in any event, provide to such third party any information which it has not previously provided to Parent Bank unless Company promptly provides such information to Parent. Company shall promptly notify Parent Bank orally and in writing in the event it receives any such inquiry or proposal and shall provide reasonable detail of all relevant facts relating to such inquiries. This Section shall not prohibit accurate disclosure by Company in any document (including the Proxy Statement and the Registration Statement) or other disclosure under applicable law if in the opinion of the Board of Directors of Company, disclosure is appropriate under applicable law.

        (b)   "Acquisition Proposal" shall, with respect to Company, mean any of the following (other than the Bank Merger, the Company Entities Merger, or the Stock Purchase and Assumption): (i) a merger or consolidation or any similar transaction of any company with Company or Company Bank, (ii) a purchase, lease or other acquisition of a material portion of all the assets of Company, Company Bank or Company Subsidiary, (iii) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Exchange Act) (including by way of merger, consolidation, share exchange or otherwise) which would cause such person or group to become the beneficial owner of securities representing 25% or more of the voting power of either Company or Company Bank, (iv) a tender or exchange offer to acquire securities representing 25% or more of the voting power of Company, (v) a public proxy or consent solicitation made to stockholders of Company seeking proxies in opposition to any proposal relating to any of the transactions contemplated by this Agreement or (vi) the filing of an application or notice with the DFI or any other federal or state regulatory authority (which application has been accepted for processing) seeking approval to engage in one or more of the transactions referenced in clauses (i) through (v) above.

ARTICLE V
ADDITIONAL AGREEMENTS

  5.1    Inspection of Records; Confidentiality.

        (a)   Subject to applicable laws, Section 8.9 hereof and that certain Confidentiality Agreement dated as of June 20, 2003 (the "Confidentiality Agreement") entered into by Parent and Company, until the earlier of the Effective Time or the date of termination of this Agreement, Company Entities shall afford to Parent Bank and to Parent Bank's accountants, counsel and other representatives reasonable access on reasonable advance notice during normal business hours to all of Company Entities' properties, books, contracts and commitments, monthly packages, reports and minutes prepared for Company Entities' Boards of Directors (other than information therein which would cause a loss of the attorney client privilege enjoyed by Company Entities) and records, and Company Entities shall use their commercially reasonable efforts to furnish or make available such other information concerning their business, properties and personnel as Parent Bank may reasonably request, including all personnel files and other employment records, and all attorneys' responses to auditors' requests for information and accountants' work papers (subject to the consent of Company Entities' accountants), developed by Company or its Subsidiaries or its accountants or attorneys (other than information therein which would cause a loss of attorney client privilege enjoyed by Company Entities), and will permit Parent Bank and Parent Bank's representatives to discuss such information directly with Company Entities' officers, directors, attorneys and accountants and such employees of Company Entities as may be approved by the President or Chief Executive Officer of Company, provided, however, that, any such access may be limited by Company Entities so as to avoid unreasonable disruption or interference with their business operations. Company Bank shall permit designated representatives of Parent Bank to attend all of Company Bank's loan committee meetings. Company Entities shall use their commercially reasonable efforts to furnish all other information concerning their business, properties and personnel as Parent Bank may reasonably request. Any failure to comply with this covenant shall be disregarded if promptly corrected without material adverse consequences to

Parent Bank. The availability or actual delivery of information shall not affect the representations, warranties, covenants and agreements of the party providing such information that are contained in this Agreement or in any certificates or other documents delivered pursuant hereto.

        (b)   All information disclosed by any party to any other party to this Agreement, whether prior or subsequent to the date of this Agreement including without limitation any information obtained by any party from any other party pursuant to this Section 5.1, shall be kept confidential by such other party, except as required by law, and shall not be used by such other party otherwise than as herein contemplated. In the event that this Agreement is terminated, each party shall return or destroy all documents furnished hereunder, shall destroy all documents or portions thereof prepared by such other party that contain information furnished by another party, except as required by law, pursuant hereto and, in any event, shall hold all information confidential unless or until such information is or becomes a matter of public knowledge.

  5.2    Registration Statement; Shareholder Approval.

        (a)   As soon as practicable, Parent with the assistance of Company shall prepare and thereafter Parent shall file the Registration Statement including the Proxy Statement with the SEC. Parent shall use its best efforts to cause the Registration Statement to become effective under the Securities Act as soon as practicable thereafter. Parent will take any action required to be taken under the applicable blue sky or securities laws in connection with the issuance of the shares of Parent Common Stock in the Bank Merger and under the rules of the NYSE in connection with the listing of such shares thereon effective on notice of issuance. Each party shall furnish all information concerning it and the holders of its capital stock as the other party may reasonably request in connection with such action. Each of Parent and Company shall, as promptly as practicable after receipt thereof, provide the other party with copies of any written comments and advise each other of any oral comments with respect to the Registration Statement or Proxy Statement received from the SEC. The parties shall cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Registration Statement or the Proxy Statement prior to filing same with the SEC and will provide each other with a copy of all such filings made with the SEC. Each of Parent and Company will advise the other party, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Bank Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Registration Statement or Proxy Statement.

        (b)   Company will take, in accordance with applicable law and its Articles of Incorporation and Bylaws, all action necessary to convene the Company Shareholders' Meeting, as promptly as practicable after the Registration Statement is declared effective by the SEC, to consider and vote upon the adoption and approval of this Agreement. Subject to fiduciary duties under applicable law, Company's board of directors shall recommend such approval and shall take all lawful action to solicit such approval.

        5.3    Agreements of Directors and Other Affiliates.    Within 15 calendar days of the date of this Agreement, Company shall deliver to Parent Bank a letter, reviewed by Company's counsel, identifying all persons whom Company believes to be "affiliates" of Company for purposes of Rule 145 under the Securities Act. Company shall deliver an updated letter to Parent Bank on the date of the Company's Shareholder's Meeting identifying any other persons whom the Company believes to be "affiliates" as of the date of the Company's Shareholders' Meeting and who were not identified on the initial letter. Company shall use its reasonable best efforts to cause each person who is so identified as an "affiliate," or who becomes an "affiliate" between the date hereof and the date of the Company Shareholders' Meeting, to deliver to Parent Bank, as soon as practicable thereafter, a written agreement, in the form of Exhibit C. Parent will use its commercially reasonable efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Exchange Act, referred to in paragraph (c)(1) of Rule 144 under the Securities Act, in order to permit such affiliates to sell the Parent Common Stock held by them pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144. Simultaneous with the execution and delivery of this Agreement, the directors of Company who are Company shareholders shall execute and deliver to Parent Bank agreements (the "Voting Agreements") in the form of Exhibit D.

        5.4    Expenses.    Each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Bank Merger. Notwithstanding the foregoing, Parent Bank and Company Bank will share equally all third party printing costs incurred with respect to the Registration Statement and the Proxy Statement in preliminary and final form. Parent Bank will bear all reasonable expenses of any party related primarily to the ESOP plan amendments contemplated by Section 5.12(b) herein, the Company Entities Merger and the Stock Purchase and Assumption. The surviving corporation in the Bank Merger shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article I and any and all property or transfer taxes imposed on Company, Company Bank or Company Subsidiaries as a result of the consummation of the Company Entities Merger, the Stock Purchase and Assumption or the Bank Merger.

        5.5    Cooperation.    Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement at the earliest practicable time. Company Entities will cooperate with Parent Bank in identifying material contracts that are scheduled for renewal between the date of this Agreement and the Effective Time and shall consult with Parent Bank with respect to the renewal or non-renewal of any such contracts. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the parties shall take all such necessary action. Subject to its disclosure obligations under applicable law, each party shall use its reasonable best efforts to preserve for itself and the other parties hereto each available legal privilege with respect to the confidentiality of their negotiations and related communications, including the attorney-client privilege. Company Entities will cooperate and consult with Parent Bank with respect to the provisions of the "Buy-Sell Agreement" dated November 18, 1998 by and among Company Bank, FDSI and Southwest Community Bank.

        5.6    Regulatory Applications.    The parties shall, as soon as practicable, file all necessary applications and notices with all applicable regulatory authorities and shall use their reasonable best efforts to respond as promptly as practicable to all inquiries received concerning said applications. Parent Bank shall bear all reasonable expenses of applications to regulatory authorities related to the Bank Merger, the Company Entities Merger and the Stock Purchase and Assumption. Parent Bank shall prepare all agreements, applications, certificates and other documents required in connection with the Bank Merger, the Company Entities Merger and the Stock Purchase and Assumption. Company Entities shall use reasonable best efforts to cause its directors, officers, employees and agents to cooperate with Parent Bank in the preparation, filing and processing of these applications and documents. Subject to applicable laws relating to the exchange of information, Company shall have the right to review in advance, and to the extent practicable Parent and Parent Bank will consult Company Entities on, all the information relating to Parent or Company, as the case may be, and their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any governmental entity in connection with the Bank Merger, the Company Entities Merger and the Stock Purchase and Assumption. Parent and Company each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by Company or Parent, as the case may be, or any of its Subsidiaries, from any third party and/or any governmental entity with respect to the Bank Merger, the Company Entities Merger or the Stock Purchase and Assumption.

        5.7    Financial Statements and Reports.    From the date of this Agreement and prior to the Effective Time: (a) Company will deliver to Parent Bank not later than 15 days after the end of each month, all monthly internal unaudited financial statements, financial reports, balance sheets and budget analyses, prepared by Company Entities for the internal use of its President and or Chief Executive Officer and for Company's Board of Directors; (b) Company Bank will deliver to Parent Bank not later than 35 days after the end of any fiscal quarter, any quarterly reports filed by Company Bank with the DFI, FRB or FDIC; and (c) to the extent not available on a Company SEC Report or Parent SEC Report filed on a public database or a public database maintained by the relevant banking regulator, and in each case to the extent permitted by applicable law, Company Bank will deliver to Parent Bank any and all other material reports filed with the SEC, the DFI, the FRB or FDIC or any other regulatory agency within five business days of the filing of any such report and Parent Bank will deliver to Company Bank any and all other material reports with respect to the transactions contemplated hereby filed with the SEC, the DFI, the FRB, the FDIC or any other regulatory agency within five business days of the filing of any such report.

        5.8    Notice.    Each of Company and Parent shall give prompt notice to the other of any change that is reasonably likely to result in a Material Adverse Effect with respect to such entity or to cause or constitute a breach of any representation, warranty, covenant or agreement contained herein which breach would result in the failure to satisfy the closing condition set forth in Section 6.1(a) or 6.1(b), in the case of Company, or Section 6.2(a) or 6.2(b), in the case of Parent.

        5.9    Press Release.    The initial press release announcing the signing of this Agreement shall be a joint press release by and among Company and Parent. Except as otherwise reasonably determined by a party to be necessary to comply with its legal obligations or applicable listing standards, and except as expressly contemplated by Section 1.4(c), no other press releases or similar public announcements shall be made except by the mutual consent of the parties.

        5.10    Delivery of Supplements to Disclosure Schedules.    Five business days prior to the Effective Time, each party will supplement or amend its Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or would have been included as an exception to any representation and warranty made by the disclosing party. For purposes of determining the accuracy of the representations and warranties of Parent Bank, Parent and Company Entities contained, respectively, in Articles II and III hereof in order to determine the fulfillment of the conditions set forth in Section 6.1(a) and 6.2(a) hereof, the Disclosure Schedule of each party shall be deemed to include only that information contained therein on the date it is delivered to the other party prior to the execution of this Agreement.

        5.11    Litigation Matters.    Company Entities will consult with Parent Bank about any proposed settlement, or any disposition of, any litigation involving damages payable by them in excess of $50,000 or litigation seeking equitable relief against Company, Company Bank or Company Subsidiaries which, if granted, would have a Material Adverse Effect on Company.

        5.12    Written Agreements with Employees; Benefits and Related Matters.

        (a)    Company Benefits and Agreements.    Parent Bank will, and will cause Company and Company Bank to, honor in accordance with their terms (i) all employee benefit obligations to current and former employees of Company and Company Bank accrued as of the Effective Time and (ii) and all employment or severance agreements entered into prior to the date hereof.

        (b)    Qualified Plans.    Company shall adopt a resolution of its Board of Directors to terminate all of the Company Entities Benefit Plans intended to be qualified under Section 401(a) of the Code, such termination to be effective at least 24 hours prior to the Closing Date, and shall vest all participants as required by law. Company shall provide to Parent Bank copies of all executed resolutions by the Board of Directors of Company terminating the Qualified Plans. In addition to the foregoing:

          (i)    401(k) Plan.    In connection with the Bank Merger, shares of Company Common Stock held by the 401(k) Plan shall be converted into the right to receive Per Share Merger Consideration. Parent Bank will cause a tax-qualified defined contribution plan maintained by Parent to accept a direct rollover of the portion of a participant's distribution from the terminated 401(k) Plan that constitutes an "eligible rollover distribution" within the meaning of Section 402(c) of the Code and IRS Regulations thereunder, including any outstanding participant loans that have not been "deemed distributed" under the Code and related promissory notes.

          (ii)    ESOP.

            (A)  Company shall provide to Parent Bank a duly authorized and executed amendment to the ESOP, effective upon the Closing Date, converting the ESOP to a profit sharing plan under which participants direct their individual accounts among investment choices including funds satisfying the requirements of ERISA section 404(c) and Parent Common Stock, in a manner that complies with ERISA, IRS Regulations and the Code.

            (B)  In connection with the Bank Merger, shares of Company Common Stock held by the ESOP shall be converted into the right to receive Per Share Merger Consideration.

            (C)  Company shall request the ESOP fiduciaries to comply with all ERISA and Code requirements in connection with the transactions memorialized in this Agreement, including but not limited to a determination of "adequate consideration" for and the exercise of voting rights under, the shares of Company Common Stock held by the ESOP.

            (D)  Company shall not accrue for or make any contribution to the ESOP for the taxable year 2003.

        (c)    All Other Employee Benefits.    Following the Effective Time, and except with respect to severance benefits as set forth in Section 5.12(d), Parent Bank shall provide or make available to the employees of Company and Company Bank participation in employee benefit plans, on the same terms available to similarly situated employees of Parent Bank and Parent Subsidiaries, (i) with full credit for prior service to the extent it would have been credited by Company and Company Bank for all purposes other than determining eligibility, benefit accrual and vesting under any Parent Bank defined benefit plan or the Parent Bank retiree medical benefit plan and (ii) without any waiting periods, evidence of insurability to the extent and in a manner consistent with Parent benefit plans, or application of any pre-existing condition limitations. For purposes of satisfying applicable deductible, co-insurance and maximum out-of-pocket expenses under the health plans of Parent Bank or its Subsidiaries, Parent Bank will cause all such health plans to honor any expenses incurred by the employees of Company, Company Bank and Company Subsidiaries and their beneficiaries under similar plans of Company, Company Bank and Company Subsidiaries, in which such expenses apply, during the portion of the calendar year in which the Effective Time occurs.

        (d)    Severance.    Except as otherwise provided in Section 5.12(a) with respect to individuals with employment agreements that provide for severance payments, in lieu of any other Company Entities severance plan payments, Company Entities employees who, by reason of the Bank Merger, become employees of Parent Bank or any other Subsidiary of Parent and are thereafter terminated other than for cause by such entity within 6 months following the Effective Time, will be provided severance benefits by Parent Bank based on the severance policies currently in effect for Parent Bank as of the date of this Agreement.

        (e)    Bonus Obligations and Payment.    Company Entities shall continue to make normal accruals on their books during 2003 for customary bonus payments to officers and employees of Company

Entities and to pay such bonuses, not to exceed the amount of accruals, in accordance with past practices; provided, however, that any bonus accrued for executive officers of Company Entities during 2003 and otherwise payable in 2004 may be paid in 2003. In the event that any customary bonus payments to Company Entities officers and employees would have been paid following the Effective Time, then Parent Bank shall make such payments to the extent of the accruals at the time, in the manner and subject to the practices and limitations that normally would have existed but for the Bank Merger.

  5.13    Confidentiality; Non-Solicitation; Noncompetition.

        (a)   Simultaneously with the execution of this Agreement, each of the executive officers of Company Entities listed in Section 5.13 of the Company Entities Disclosure Schedule to this Agreement, shall execute and deliver to Parent Bank agreements (the "Confidentiality and Nonsolicitation Agreements") in the form of Exhibit E; and

        (b)   Simultaneously with the execution and delivery of this Agreement, the non-employee directors of the Company shall execute and deliver to Parent Bank agreements (the "Noncompetition Agreements") in the form of Exhibit F.

  5.14    Indemnification and Insurance.

        (a)   Parent agrees that it will indemnify and hold harmless each present and former director and officer of Company Entities against any costs or expenses (including attorney's fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring prior to the Effective Time to the fullest extent that Company would have been permitted under California law and its Articles of Incorporation and Bylaws and any indemnification agreements entered into by Company with such persons to indemnify such Person.    Parent shall also advance expenses as incurred to the fullest extent that Company would have been permitted or required under California law and its Articles of Incorporation and Bylaws and such indemnification agreements, provided the person to whom expenses are advanced repays such advances if it is ultimately determined that such person is not entitled to indemnification.

        (b)   Parent shall use commercially reasonable efforts to purchase extended reporting period coverage for Company's existing officers' and directors' liability insurance ("D&O Insurance") for a period of six years after the Effective Time. Parent shall advise Company whether such insurance will be provided not later than 15 business days prior to the Closing Date. If Parent advises Company that such insurance cannot be obtained or does not provide confirmation of its ability to secure such coverage on or prior to such date, Company may obtain and pay for similar coverage for up to a period of six years following the Closing under its own D & O Insurance policies; provided, however, that if the cost thereof will exceed 3.0 times the last annual premiums paid by the Company for D & O Insurance prior to the date of purchase of such extended reporting period coverage, Company must obtain prior written consent of Parent Bank prior to obtaining such coverage, which consent shall not be unreasonably withheld. "D&O Insurance" shall be understood to include Employment Practices Liability, Errors & Omissions, and Lender's Liability.

        (c)   The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the officers and directors of Company Entities, their heirs and their representatives.

  5.15    Environmental Matters.

        (a)   Company and Company Bank shall cooperate with Parent Bank so that Parent Bank may, within 10 business days of the date of this Agreement, commission the preparation of, at Parent's Bank's expense, a report of a phase one environmental investigation on all real property owned, leased or operated by Company, Company Bank or Company Subsidiaries as of the date hereof (but excluding property held in trust or in a fiduciary capacity and space in retail or similar establishments leased by Company, Company Bank or Company Subsidiaries for automatic teller machines or bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property) and within 10 days after the acquisition or lease of any real property acquired or leased by Company, Company Bank or Company Subsidiaries after the date hereof (but excluding space in retail and similar establishments leased by Company, Company Bank or Company Subsidiaries for automatic teller machines or bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property).

        (b)   If in the reasonable opinion of Parent Bank, the phase one report with respect to any parcel of real property referred to above identifies a potential adverse environmental condition, Company and Company Bank shall also cooperate with Parent Bank so that Parent Bank may, within 10 business days of receipt of the phase one report and at Parent Bank's expense, commission the preparation of a phase two investigation report on such designated parcels. Parent Bank shall have 15 business days from the receipt of any such phase two investigation report to notify Company of any dissatisfaction with the contents of such report and Parent Bank's belief that such adverse conditions, as identified in the phase two investigation report, will constitute a Material Adverse Effect. Parent Bank will provide Company copies of all environmental reports prepared pursuant to this Section 5.14 including phase two reports which it believes identifies conditions constituting a Material Adverse Effect. Parent Bank will use its best efforts to complete, within 90 days of execution of the Agreement, all the matters set forth in Section 5.15 including notification of conditions that constitute a Material Adverse Effect.

        5.16    Intellectual Property.    To the extent provided by the laws governing the Bank Merger, the Company Entities Merger or the Stock Purchase and Assumption, from and after the Effective Time, Parent Bank shall possess all rights with respect to any and all trade names, trademarks, service marks, logos and other intellectual property used by Company, Company Bank or Company Subsidiaries including without limitation "Business Bancorp", "Business Bank", and "Business Banks on Us" or any variant thereof.

        5.17    NYSE Listing.    Parent shall use its best efforts to cause, prior to the Closing Date, the shares of Parent Common Stock to be issued in the Bank Merger to be approved for listing on the NYSE, subject to official notice of issuance.

        5.18    Taxes.    Parent and Company intend the transactions contemplated by this Agreement to qualify as one or more reorganizations within the meaning of Section 368(a) of the Code. Each party will (and will cause each of its Subsidiaries to) both before and after the Effective Time (i) use its reasonable best efforts to cause such transactions to so qualify; (ii) refrain from taking any action that would reasonably be expected to cause such transactions to fail to so qualify; and (iii) take the position for all purposes that the transactions so qualify.

        5.19    Company Entities Merger and Stock Purchase and Assumption.    Each of Company and Company Bank and Parent and Parent Bank shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to cause the Company Entities Merger to occur immediately before the Bank Merger and the Stock Purchase and Assumption to occur immediately prior to the Company Entities Merger, and the parties further agree not to consummate the Company Entities Merger unless the Stock Purchase and Assumption has been consummated immediately prior to the Company Entities Merger and unless and until the Bank Merger can be consummated immediately after the Company Entities Merger.

ARTICLE VI
CONDITIONS

        6.1    Conditions to the Obligations of Parent Bank and Parent.    Notwithstanding any other provision of this Agreement, the obligations of Parent Bank and Parent to consummate the Bank Merger are subject to the following conditions precedent (except as to those which Parent Bank may choose to waive in writing):

        (a)   all of the representations and warranties made by Company Entities in this Agreement shall have been true and correct as of the date of this Agreement and as of the Company Entities Merger Effective Time as though made on and as of the Company Entities Merger Effective Time (except to the extent any such representation or warranty expressly speaks as of an earlier date); provided, however, that notwithstanding anything herein to the contrary, this subsection shall be deemed to have been satisfied even if such representations or warranties (except for the representations and warranties contained in Sections 3.5 and 3.7(a)) are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or would reasonably be likely to have, a Material Adverse Effect on Company; provided, further, that in determining, solely for purposes of this subsection, whether the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or would reasonably be likely to have, a Material Adverse Effect on Company, any materiality exceptions contained in such representations and warranties shall not be considered;

        (b)   Company Entities shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them prior to or at the Effective Time;

        (c)   since the date hereof, there has been no event, change or occurrence which, individually, or in the aggregate, has had or would reasonably be likely to have a Material Adverse Effect on Company;

        (d)   no regulatory authority shall have imposed any non customary or unduly burdensome condition relating to the Bank Merger, the Company Entities Merger or the Stock Purchase and Assumption which would substantially deprive Parent Bank or Parent of the economic benefits of the Bank Merger, as determined in the reasonable judgment of Parent Bank or Parent;

        (e)   as of the last day of the month immediately preceding the Closing Date (the "Measurement Date"), as recorded on its books, which shall be maintained in accordance with GAAP, Company shall have: (i) total shareholders' equity ("Shareholders' Equity") (excluding from Shareholders' Equity the effect of any changes after June 30, 2003, related to accounting for the value of investment securities available for sale) of not less than $58,750,000 plus (A) an amount equal to the aggregate exercise price of Company Stock Options exercised from the date of this Agreement through the Measurement Date and (B) $500,000 per month for the period commencing on July 1, 2003 and continuing through the Measurement Date; provided that the calculation of the Company's net income for purposes of determining its Shareholders' Equity as of the Measurement Date shall exclude (1) up to a maximum of $600,000 in professional fees directly related to this Agreement, including, without limitation, for attorneys, accountants, financial advisors, investment bankers, experts and consultants, (2) all other costs directly related to this Agreement, including, without limitation, severance payments, filing fees, printing costs, costs for extended reporting period coverage for Company's existing officers' and directors' liability insurance, and all amounts paid or accrued pursuant to the retention program to be put in place after the date hereof, and (3) any gain or loss related to the sale of any real estate, other than REO; (ii) an ALL of no less than $5,250,000; and (iii) an average daily balance of Core Deposits for the month in which the Measurement Date occurs of not less than $440,000,000; "Core Deposits" means total deposits less certificates of deposit of $100,000 or more;

        (f)    Parent Bank shall have received a certificate signed by the Presidents and Chief Executive Officers of Company Entities, dated as of the Company Entities Merger Effective Time, certifying that based upon their best knowledge, the conditions set forth in Sections 6.1(a), (b), (c) and (e) hereof have been satisfied;

        (g)   Parent Bank shall have received an opinion of Manatt, Phelps & Phillips, LLP, counsel to Parent and Parent Bank, dated the Closing Date, to the effect that the Bank Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Company Bank, Parent Bank and Parent will be a party to that reorganization within the meaning of Section 368(b) of the Code;

        (h)   the Board of Directors of the Company shall have adopted resolutions terminating the Company Stock Option Plans and canceling any unexercised options thereunder pursuant to Section 1.4(k), and terminating the ESOP and 401(k) Plan pursuant to Section 5.12(b);;

        (i)    each Company Entities executive officer listed in Section 5.13 of the Company Entities Disclosure Schedule shall have executed and delivered an agreement as required in Section 5.13(a) hereof;

        (j)    each Company outside director shall have executed and delivered an agreement as required in Section 5.13(b) hereof;

        (k)   Parent Bank shall have received all applicable permits, regulatory approvals and consents (including without limitation, if appropriate, approval or waiver by the DFI, the OCC, the FDIC, the FRB and the FSA) to consummate the Stock Purchase and Assumption, and all required waiting periods shall have expired;

        (l)    the Company Rights issued pursuant to the Company Rights Agreement shall not have become nonredeemable, exercisable, exchangeable, distributed or triggered pursuant to the terms of such agreement, and neither Parent nor Parent Bank shall be deemed to be an "Acquiring Person" as such term is defined in the Company Rights Agreement;

        (m)  The total number of shares of Company Common Stock outstanding plus the number of shares of Company Common Stock subject to issuance upon exercise of Company Stock Options immediately prior to the Company Entities Merger shall not have exceeded 4,626,460.

        6.2    Conditions to the Obligations of Company Entities.    Notwithstanding any other provision of this Agreement, the obligations of Company Entities to consummate the Bank Merger and the Company Entities Merger are subject to the following conditions precedent (except as to those which Company Entities may choose to waive in writing):

        (a)   all of the representations and warranties made by Parent Bank and Parent in this Agreement shall have been true and correct as of the date of this Agreement and as of the Company Entities Merger Effective Time as though made on and as of the Company Entities Merger Effective Time (except to the extent any such representation and warranty expressly speaks as of an earlier date); provided, however, that notwithstanding anything herein to the contrary, this subsection shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or would reasonably be likely to have, a Material Adverse Effect on Parent; provided, further, that in determining, solely for purposes of this subsection, whether the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or would reasonably be likely to have, a Material Adverse Effect on Parent, any materiality exceptions contained in such representations and warranties shall not be considered;

        (b)   Parent Bank and Parent shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them prior to or at the Company Entities Merger Effective Time;

        (c)   since the date hereof, there has been no event, change or occurrence which, individually, or in the aggregate, has had or would reasonably be likely to have a Material Adverse Effect on Parent;

        (d)   Company Entities shall have received a certificate signed by a senior officer designated by the President and Chief Executive Officer of Parent Bank and Parent, dated as of the Company Entities Merger Effective Time, that based upon his best knowledge, the conditions set forth in Sections 6.2(a), (b) and (c) have been satisfied; and

        (e)   Company Bank shall have received an opinion of Manatt, Phelps & Phillips, LLP, counsel to Parent Bank, dated the Closing Date, to the effect that the Bank Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Company Bank, Parent Bank and Parent will be a party to that reorganization within the meaning of Section 368(b) of the Code.

        6.3    Conditions to the Obligations of the Parties.    Notwithstanding any other provision of this Agreement, the obligations of Parent Bank and Parent on the one hand, and Company and Company Bank on the other hand, to consummate the Bank Merger and the Company Entities Merger are subject to the following conditions precedent (except as to those which Parent Bank or Company, as the case may be, may choose to waive in writing):

        (a)   no preliminary or permanent injunction or other order by any federal or state court shall have been issued and shall remain in effect and no change in statute, rule, regulation or order preventing the consummation of the Bank Merger and the Company Entities Merger shall have occurred and shall remain in effect;

        (b)   the parties shall have received all applicable permits, regulatory approvals and consents (including without limitation, if appropriate, approval or waiver by the DFI, the OCC, the FDIC, the FRB and the FSA) to consummate the Company Entities Merger and Bank Merger, and all required waiting periods shall have expired;

        (c)   the Registration Statement shall have been declared effective under the Securities Act and no stop orders shall be in effect and no proceedings for such purpose shall be pending or threatened by the SEC;

        (d)   the Parent Common Stock to be issued to holders of Company Common Stock shall have been approved for listing on the NYSE subject to official notice of issuance; and

        (e)   this Agreement shall have been duly adopted by holders of Company Common Stock constituting the Required Vote.

ARTICLE VII
TERMINATION; AMENDMENT; WAIVER

        7.1    Termination.    This Agreement may be terminated at any time prior to the Effective Time:

        (a)   By the mutual written consent of Parent Bank and Company;

        (b)   By Parent Bank or Company if there shall have been a final judicial or regulatory determination (as to which all periods for appeal shall have expired and no appeal shall be pending) restraining, enjoining or prohibiting the Stock Purchase and Assumption, the Bank Merger or the Company Entities Merger or denying any regulatory application the approval of which is a condition precedent to a party's obligations hereunder;

        (c)   By Parent Bank or Company before the date specified in 7.1(f) hereof, in the event that any of the conditions precedent to the obligations of the other party to the Bank Merger, the Company Entities Merger and the Stock Purchase and Assumption are rendered impossible to be satisfied or fulfilled by said date (other than by reason of a breach by the party seeking to terminate);

        (d)   By Parent Bank or Company at any time after Company shareholders fail to adopt this Agreement by the Required Vote at the Company Shareholders' Meeting;

        (e)   By Parent Bank or Company in the event of a material breach by the other party of any representation, warranty, covenant or agreement contained herein or in any schedule or document delivered pursuant hereto, which breach would result in the failure to satisfy the closing condition set forth in Section 6.1(a) or 6.1(b) in the case of Parent Bank, or Section 6.2(a) or 6.2(b) in the case of Company, and which breach cannot be or is not cured within 30 days after written notice of such breach is given by the non-breaching party to the party committing such breach;

        (f)    By Parent Bank or Company after February 29, 2004, in the event the Bank Merger and the Company Entities Merger have not been consummated by such date (provided, however, that the right to terminate under this Section 7.1(f) shall not be available to any party whose failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Bank Merger or the Company Entities Merger to occur on or before such date);

        (g)   By Company if (i) Company is not in material breach of any of the terms of this Agreement, (ii) the Board of Directors of Company authorizes Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and Company delivers to Parent written notice to that effect, setting forth the material terms and conditions of the Superior Proposal, indicating that it intends to enter into such an agreement and (iii) Parent does not make, within five business days of receipt of such notice, a proposal or offer that the Board of Directors of Company concludes in good faith (after consultation with Company's financial advisor) is no less favorable, from a financial point of view, to the shareholders of Company as the Superior Proposal; provided, however, that such termination shall not be effective until Company has made payment to Parent of the amount required to be paid pursuant to Section 7.2(d). A "Superior Proposal" means a written bona fide offer made by a third party to consummate an Acquisition Proposal that the Board of Directors of Company determines, in its good faith judgment (after consultation with Company's counsel and financial advisor), (i) to be more favorable to Company shareholders than the transactions contemplated hereby and (ii) to be reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal; or

        (h)   By Company if the Average Closing Price is less than $32.00 or more than $55.00.

        In the event a party elects to effect any termination pursuant to Section 7.1(b) through 7.1(g) above, it shall be required to give written notice to the other party hereto specifying the basis for such termination and certifying that such termination has been approved by a majority vote of the members of its Board of Directors.

        If Company elects to exercise its termination right pursuant to Section 7.1(h), it shall be required to give prompt written notice to Parent Bank within one business day after determination of the Average Closing Price and certify that such termination has been approved by a majority vote of the members of Company's Board of Directors. If Company elects to terminate pursuant to Section 7.1(h) because the Average Closing Price is more than $55.00, for a period of one business day following the date on which Company's notice of election to terminate is given, Parent Bank shall have the option, but not the obligation, to agree to increase the Exchange Ratio so that it shall mean 0.553220 of a share of Parent Common Stock. If Parent Bank makes the election contemplated by the preceding sentence within such one business day period, it shall give prompt written notice to Company of such election, whereupon no termination shall have occurred pursuant to Section 7.1(h) and this Agreement shall remain in effect in accordance with its terms (except that the Exchange Ratio shall have been so increased), and any references in this Agreement to Exchange Ratio shall thereafter be deemed to refer to the Exchange Ratio as increased pursuant to this paragraph.

        If Company elects to terminate pursuant to Section 7.1(h) because the Average Closing Price is less than $32.00, for a period of one business day following the date on which Company's notice of election to terminate is given, Parent Bank shall have the option, but not the obligation, to agree to increase the Exchange Ratio so that it shall mean the fraction of a share of Parent Common Stock equal to $26.7130 divided by the Average Closing Price. If Parent Bank makes the election contemplated by the preceding sentence within such one business day period, it shall give prompt written notice to Company of such election, whereupon no termination shall have occurred pursuant to Section 7.1(h) and this Agreement shall remain in effect in accordance with its terms (except that the Exchange Ratio shall have been so increased), and any references in this Agreement to Exchange Ratio shall thereafter be deemed to refer to the Exchange Ratio as increased pursuant to this paragraph.

  7.2    Liabilities and Remedies; Liquidated Damages.

        (a)   In the event of termination of this Agreement by either Parent Bank or Company, as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, and no party shall have any further obligation or liability to any other party except (a) with respect to the agreements contained in the Confidentiality Agreement and in Sections 5.1(b), 5.4 and 7.2 hereof, which shall survive the termination of this Agreement; and (b) to the extent such termination results from a party's material breach of any of its representations or warranties, or material failure in performance of any of its covenants, agreements or obligations, in which case the nonbreaching party shall be entitled to such remedies and relief against the breaching party as are available at law, except as otherwise provided in Sections 7.2(b), 7.2(c), 7.2(d) or 7.2(e) below. Moreover, the nonbreaching party shall be entitled, without terminating this Agreement, to specifically enforce the terms hereof against the breaching party. Each party acknowledges that there is not an adequate remedy at law to compensate the other party relating to the non-consummation of the Company Entities Merger and the Bank Merger. To this end, each party, to the extent permitted by law, irrevocably waives any defense it might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief or other equitable relief.

        (b)   In the event that (i) the Board of Directors of Company does not convene the Company Shareholders' Meeting or the Board of Directors of Company fails to recommend adoption of this Agreement to Company shareholders or adversely alters or modifies or withdraws its favorable recommendation of this Agreement to Company shareholders, in each case other than in connection with an Acquisition Proposal, and (ii) this Agreement is not adopted by Company shareholders, and (A) neither Parent Bank nor Parent is, as of the date of such event, in material breach of this Agreement, (B) the conditions in Section 6.2(a) and (c) have otherwise been satisfied up to the date of termination and (C) the Board of Directors of Company has not determined in good faith based on the advice of counsel that the Bank Merger is not likely to be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Company Bank, Parent Bank and Parent will be a party to that reorganization within the meaning of Section 368(b) of the Code, then, within 2 business days of termination of this Agreement, subject to Parent Bank and Parent executing a waiver of their rights under Section 7.2(a) and having no pending action to enforce any right that they might have under Section 7.2(a) hereof, Company and Company Bank shall jointly and severally pay Parent Bank, in immediately available funds, $5,000,000 as agreed upon liquidated damages as the sole and exclusive remedy of Parent Bank and Parent under this Agreement.

        (c)   In the event that (i) an Acquisition Proposal is made to Company or any Person shall have publicly announced an intention to make an Acquisition Proposal between the date hereof and the time of the Company Shareholders' Meeting; and (ii) this Agreement is not adopted by Company shareholders and neither Parent Bank nor Parent was, as of the date of such action, in material breach of this Agreement; and (iii) a definitive agreement relating to a Control Transaction is executed by Company, Company Bank or Company Subsidiaries, or a Control Transaction is consummated, in either case within 12 months after the termination of this Agreement, then upon the consummation of such Control Transaction or the execution of a definitive agreement with respect thereto, whichever occurs first, and subject to Parent Bank and Parent executing a waiver of their rights under Section 7.2(a) and having no pending action to enforce any right that they might have under Section 7.2(a), Company and Company Bank shall jointly and severally pay Parent Bank, in immediately available funds, $5,000,000 as agreed upon liquidated damages as the sole and exclusive remedy of Parent Bank and Parent under this Agreement. There shall be no duplication of remedy under this Section 7.2(c) and 7.2(b). As used in this Agreement, a "Control Transaction" means the acquisition by purchase, merger, consolidation, sale, assignment, lease, transfer or otherwise, in one transaction or any related series of transactions, of a majority of the voting power of the outstanding securities of Company or Company Bank or all or substantially all of the assets of Company or Company Bank.

        (d)   In the event that Company terminates this Agreement pursuant to Section 7.1(g), then, upon termination of this Agreement, and subject to Parent Bank and Parent executing a waiver of their rights under Section 7.2(a) and having no pending action to enforce any right they may have under Section 7.2(a), Company and Company Bank shall jointly and severally pay Parent Bank, in immediately available funds, $5,000,000 as agreed upon liquidated damages as the sole and exclusive remedy of Parent Bank and Parent under this Agreement.

        (e)   In the event Company terminates this Agreement pursuant to Section 7.1(e) after (i) all of the conditions precedent to the consummation of the Bank Merger in Article VI have been satisfied or would be satisfied by the delivery of documents which are under control of Parent Bank and Parent Bank in material breach of this agreement refuses to consummate the Bank Merger, or (ii) Parent Bank otherwise willfully abandons the Bank Merger in material breach of this Agreement, then, in either case, and subject to Company and Company Bank executing a waiver of their rights under Section 7.2(a) and having no pending action to enforce any right they may have under Section 7.2(a), Parent and Parent Bank shall jointly and severally pay Company Bank, in immediately available funds, $5,000,000 as agreed upon liquidated damages as the sole and exclusive remedy of Company and Company Bank under this Agreement.

        (f)    With respect to the liquidated damages provided in this Section, the parties hereto agree that it would be impracticable or extremely difficult to fix actual damages.

        7.3    Amendment.    This Agreement may be amended by the parties hereto by action taken by their respective Boards of Directors at any time before or after adoption hereof by Company shareholders but, after such approval, no amendment shall be made which changes the form of consideration or the value of the consideration to be received by Company shareholders without the approval of Company shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The parties may, without approval of their respective Boards of Directors, make such technical changes to this Agreement not inconsistent with the purposes hereof as may be required to effect or facilitate any regulatory approval or acceptance of the Bank Merger, the Company Entities Merger, or the Stock Purchase and Assumption or of this Agreement or to effect or facilitate any regulatory or governmental filing or recording required for the consummation of any of the transactions contemplated hereby.

        7.4    Waiver.    Any term, provision or condition of this Agreement (other than the requirement of Company shareholder approval) may be waived in writing at any time by the party which is entitled to the benefits hereof. Each and every right granted to any party hereunder, or under any other document delivered in connection herewith or therewith, and each and every right allowed it by law or equity, shall be cumulative and may be exercised from time to time. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of a condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement. No investigation, review or audit by a party of another party prior to or after the date hereof shall stop or prevent such party from exercising any right hereunder or be deemed to be a waiver of any such right.

ARTICLE VIII
GENERAL PROVISIONS

        8.1    Survival.    All representations, warranties, covenants and agreements of the parties in this Agreement or in any instrument delivered by the parties pursuant to this Agreement (other than the agreements, covenants and obligations set forth herein which are contemplated to be performed after the Effective Time including, without limitation, Section 5.14) shall not survive the Effective Time.

        8.2    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile transmission or by registered or certified mail to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed to be delivered on the date so delivered:

  (a)
  if to Parent Bank or Parent:

  Union Bank of California, N.A.
  400 California Street
  San Francisco, CA 94104
  Facsimile: (415) 765-2139

  Attention: D. Jeffrey Morrow
                    Senior Vice President

  copy to:

  Union Bank of California, N.A.
  400 California Street
  San Francisco, CA 94104
  Facsimile: (415) 765-3391

  Attention: Morris W. Hirsch, Esq.
                    Senior Vice President & Deputy General Counsel

  and a copy to:

  Manatt, Phelps & Phillips, LLP
  11355 W. Olympic Boulevard
  Los Angeles, CA 90064
  Facsimile: (310) 312-4224

  Attention: William T. Quicksilver, Esq.

  (b)
  if to Company Entities:

  Business Bancorp
  140 South Arrowhead Avenue
  San Bernardino, CA 92408
  Facsimile: (909) 281-1449

  Attention: Alan J. Lane
                    Chief Executive Officer

  copy to:

  King, Holmes, Paterno & Berliner LLP
  1900 Ave Of The Stars 25FL
  Los Angeles, CA 90067
  Facsimile: (310) 282-8903

  Attention: Keith T. Holmes, Esq.

        8.3    Applicable Law.    This Agreement shall be construed and interpreted according to the laws of the State of California without regard to conflicts of laws principles thereof, except to the extent that the federal laws of the United States apply.

        8.4    Headings, Etc.    The article headings and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        8.5    Waiver of Right to Jury Trial.    EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE COMPANY ENTITIES MERGER, THE STOCK PURCHASE AND ASSUMPTION, THE BANK MERGER OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING BUT NOT LIMITED TO CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

        8.6    Severability.    If any term, provision, covenant or restriction contained in this Agreement is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated unless the effect would be to cause this Agreement to not achieve its essential purposes.

        8.7    Entire Agreement; Binding Effect; Non-Assignment; Counterparts.    Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the parties hereto and supersedes all other prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof (other than the Confidentiality Agreement). This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party hereto. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or document will be construed against the party drafting such agreement or document.

        8.8    Knowledge.    Wherever any statement herein or in any list, certificate or other document delivered to any party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge" of any party or other person (including entities), such party or other person (including entities) shall make such statement only after conducting an investigation reasonable under the circumstances of the subject matter thereof, and each such statement shall constitute a representation that such investigation has been conducted.

        8.9    Permitted Disclosure Regarding Tax Matters.    Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that such disclosure may not be made (a) until the earlier of (i) the date of the public announcement of discussions relating to the transactions contemplated hereby, (ii) the date of the public announcement of the transactions contemplated hereby, and (iii) the date of execution of an agreement to enter into the transactions contemplated hereby and (b) to the extent required to be kept confidential to comply with any applicable federal or state securities laws.

        8.10    Attorney's Fees.    In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        8.11    Third-Parties.    Each party hereto intends that this Agreement shall not benefit or create any right or cause of action to any person other than parties hereto, except as provided in Section 5.14(c). As used in this Agreement, "parties" shall refer only to Parent, Parent Bank, Company and Company Bank.

The undersigned have caused this Agreement to be executed as of the day and year first above written.

UNIONBANCAL CORPORATION		UNION BANK OF CALIFORNIA, N.A.
By	/s/ D. JEFFREY MORROW D. Jeffrey Morrow Senior Vice President	By	/s/ D. JEFFREY MORROW D. Jeffrey Morrow Senior Vice President
BUSINESS BANCORP		BUSINESS BANK OF CALIFORNIA
By	/s/ ALAN J. LANE Alan J. Lane Chief Executive Officer	By	/s/ CHARLES O. HALL Charles O. Hall Chief Executive Officer

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

        This First Amendment to Agreement and Plan of Merger and Reorganization (this "Amendment"), dated as of this 30th day of October, 2003, is made with reference to that certain Agreement and Plan of Merger and Reorganization, dated September 25, 2003 (the "Agreement"), by and among Union Bank of California, N.A., UnionBanCal Corporation, Business Bank of California and Business Bancorp. All capitalized terms not defined herein have the meaning ascribed to them in the Agreement.

        WHEREAS, the Agreement provides for the Company Entities Merger and Bank Merger under the terms and conditions contained therein; and

        WHEREAS, the parties hereto desire to delete Section 1.4(d)(v) in its entirety pursuant to the authority contained in Section 7.3 of the Agreement.

        NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Section 1.4(d)(v).    Section 1.4(d)(v) of the Agreement is deleted in its entirety.

        2.    Survival.    Except as modified hereby, all of the provisions of the Agreement remain in full force and effect.

        3.    References.    Any reference to the Agreement contained in any document, instrument or agreement executed in connection with the Agreement, shall be deemed to be a reference to the Agreement as modified by this Amendment.

        4.    Counterparts.    This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

UNIONBANCAL CORPORATION		UNION BANK OF CALIFORNIA, N.A.
By	/s/ D. JEFFREY MORROW D. Jeffrey Morrow Senior Vice President	By	/s/ D. JEFFREY MORROW D. Jeffrey Morrow Senior Vice President
BUSINESS BANCORP		BUSINESS BANK OF CALIFORNIA
By	/s/ ALAN J. LANE Alan J. Lane Chief Executive Officer	By	/s/ CHARLES O. HALL Charles O. Hall Chief Executive Officer

EXHIBIT A

AGREEMENT OF MERGER

        THIS AGREEMENT OF MERGER (the "Merger Agreement") is made and entered into as of this    th day of                        , 2004, by and between Business Bancorp, a California corporation ("Company") and Business Bank of California., a California state banking corporation ("Company Bank"), in connection with the transactions described in that Agreement and Plan of Merger and Reorganization, dated as of September 25, 2003 (the "Reorganization Agreement") by and among, Company, Company Bank, UnionBanCal Corporation, a Delaware corporation ("Parent") and Union Bank of California, N.A., a national banking association ("Parent Bank"). Terms not otherwise defined herein shall have the meaning given them in the Reorganization Agreement.

RECITALS

        1.     Company is a California corporation duly organized, validly existing and in good standing under the laws of the State of California, with authorized capital of 20,000,000 shares of common stock, of which on the date hereof                        shares are issued and outstanding ("Company Stock") and 20,000,000 shares of preferred stock of which, on the date hereof, no shares are issued and outstanding.

        2.     Company Bank is a California state banking corporation duly organized, validly existing and in good standing under the laws of the State of California with authorized capital of 10,000,000 shares of common stock, no par value ("Company Bank Stock") of which, on the date hereof, there are            shares issued and outstanding, all of which are owned by Company, and 2,000,000 shares of preferred stock of which, on the date hereof, no shares are issued and outstanding.

        4.     The respective Boards of Directors of Company and Company Bank deem it desirable and in the best interests of their respective corporations and shareholders that Company be merged (the "Merger") with and into Company Bank as provided in this Merger Agreement pursuant to the laws of the State of California and that Company Bank be the surviving corporation ("Surviving Corporation").

        NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements herein set forth and for the purpose of prescribing the terms and conditions of such Merger, the parties hereto agree as follows:

ARTICLE I
THE MERGER

        Upon consummation of the Merger at the Effective Time (as defined in Article VIII hereof), Company shall be merged with and into Company Bank which shall thereupon be the Surviving Corporation, and the separate corporate existence of Company shall cease.

ARTICLE II
NAME

        The name of the Surviving Corporation shall be "Business Bank of California."

ARTICLE III
ARTICLES OF INCORPORATION

        The Articles of Incorporation of Company Bank as in effect immediately prior to the Effective Time shall, at and after the Effective Time, continue to be the Articles of Incorporation of the Surviving Corporation.

ARTICLE IV
BYLAWS

        The Bylaws of Company Bank as in effect immediately prior to the Effective Time shall, at and after the Effective Time, continue to be the Bylaws of the Surviving Corporation.

ARTICLE V
RIGHTS AND DUTIES OF SURVIVING CORPORATION

        At and after the Effective Time, all rights, privileges, powers and franchises and all property and assets of every kind and description of Company Bank and Company shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the estates and interests of every kind of Company Bank and Company, including all debts due to either of them, shall be as effectively the property of the Surviving Corporation as they were of Company Bank and Company, and the title to any real estate vested by deed or otherwise in either Company Bank or Company shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of Company Bank and Company shall be preserved unimpaired and all debts, liabilities and duties of Company Bank and Company shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

ARTICLE VI
CONVERSION OF SHARES

        In and by virtue of the Merger and at the Effective Time, pursuant to this Merger Agreement, the shares of Company Bank Stock and Company Stock outstanding at the Effective Time shall be converted as follows:

        (a)    Effect on Company Stock.    Each share of Company Stock issued and outstanding immediately prior to the Effective Time (together with any associated Company Right) shall, without any action on the part of the holder thereof, cease to be outstanding and be converted into one share of Company Bank Stock.

        (b)    Effect on Company Bank Stock.    Each share of Company Bank Stock issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, be canceled for no consideration.

ARTICLE VII
FURTHER ACTION

        The parties hereto shall execute and deliver, or cause to be executed and delivered, all such deeds and other instruments, and will take or cause to be taken all further or other action as they may deem necessary or desirable, in order to vest in and confirm to the Surviving Corporation title to and possession of all of Company Bank's and Company's property, rights, privileges, powers and franchises hereunder, and otherwise to carry out the intent and purposes of this Merger Agreement.

ARTICLE VIII
EFFECTIVE TIME

        The Merger will become effective on              , 2004 at         a.m., as provided under Section 110(c) of the California General Corporation Law. Such date and time is referred to herein as the "Effective Time."

ARTICLE IX
SUCCESSORS AND ASSIGNS

        This Merger Agreement shall be binding upon and enforceable by the parties hereto and their respective successors, assigns and transferees, but this Merger Agreement may not be assigned by either party without the written consent of the other.

ARTICLE X
GOVERNING LAW

        This Merger Agreement has been executed in the State of California, and the laws of the State of California shall govern the validity and interpretation hereof and the performance by the parties hereto.

ARTICLE XI
TERMINATION

        This Merger Agreement may, by the mutual consent and action of the Boards of Directors of Company Bank and Company, be abandoned at any time before or after approval thereof by the shareholders of Company Bank and Company, but not later than the Effective Time.

        IN WITNESS WHEREOF, Company Bank and Company, pursuant to the approval and authority duly given by resolution of their respective Board of Directors, have caused this Merger Agreement to be signed by their respective Presidents and Secretaries on the day and year first above written.

BUSINESS BANCORP
By:
, President
, Secretary
BUSINESS BANK OF CALIFORNIA.
By:
, President
, Secretary

EXHIBIT B

BANK MERGER AGREEMENT

        This bank merger agreement ("Merger Agreement") is entered into as of            , 2004 by and between Union Bank of California, N.A. ("Parent Bank"), a national banking association, and Business Bank of California. ("Company Bank"), a California state chartered bank, as follows:

Outstanding Shares.

        Parent Bank is a national banking association primarily regulated by the Office of the Comptroller of the Currency. Parent Bank has 45,000,000 authorized shares of $15 par value common stock of which                        are outstanding. Parent Bank has no outstanding shares of preferred stock or warrants. All of the issued and outstanding shares of Parent Bank common stock are owned by its parent, UnionBanCal Corporation, a Delaware corporation registered as a bank holding company ("Parent").

        Company Bank is a California banking corporation primarily regulated by the California Department of Financial Institutions. Company Bank has 2,000,000 authorized shares of common stock of which                        are outstanding. Company Bank has no outstanding shares of preferred stock, options or warrants. All of the issued and outstanding shares of Company Bank common stock are owned by the former shareholders of Business Bancorp, a California corporation ("Company"), which was merged on            , 2004 into Company Bank. The shares of Company were exchanged for the shares of Company Bank.

The Merger

        Company Bank shall be merged into Parent Bank (the "Merger"). Parent Bank shall be the surviving bank (the "Surviving Bank").

Stock.

        The Merger will become effective at                        on                         , 2004 (the "Effective Time"). At the Effective Time, the outstanding shares of Company Bank shall be canceled and the shareholders of the Company Bank will receive shares of Parent stock, cash or a combination of cash and stock in accordance with Article I of the Agreement and Plan of Merger and Reorganization by and among Company, Company Bank, Parent Bank and Parent dated as of September 25, 2003. The Merger shall have no effect on the shares of Parent Bank.

Articles of Association and By-Laws.

        (a)   The Articles of Association of Parent Bank, as they exist at the Effective Time, shall be the Articles of Association of the Surviving Bank until the same are amended.

        (b)   The By-Laws of Parent Bank, as they exist at the Effective Time, shall be the By-Laws of the Surviving Bank until the same are amended.

Effect of Merger.

        The effect of the Merger is as prescribed by law. All assets of Company Bank, as they exist at the Effective Time, shall pass to and vest in the Parent Bank without any conveyance or other transfer. The Parent Bank shall be responsible for all of the liabilities of every kind and description of the Company Bank existing as of the Effective Time.

Officers and Directors

        The officers and directors of Parent Bank holding office at the Effective Time shall be the officers and directors of the Surviving Bank until removed as provided by law or until the election of their respective successors.

Acts of Merging Corporation

        Company Bank, as the merging corporation, shall from time to time, as and when requested by the Surviving Bank, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out the Merger.

        In witness whereof the parties have executed this Merger Agreement.

BUSINESS BANK OF CALIFORNIA.
By
Charles O. Hall President
By
Name: Title: Corporate Secretary
UNION BANK OF CALIFORNIA, N.A.
By
D. Jeffrey Morrow Senior Vice President
By
Morris W. Hirsch Assistant Corporate Secretary

ANNEX B

Opinion of Keefe, Bruyette & Woods, Inc.

KEEFE, BRUYETTE & WOODS, INC.
SPECIALISTS IN BANKING AND FINANCIAL SERVICES
 235 PINE STREET SUITE 1818 SAN FRANCISCO, CA 94104

TOLL FREE 1-877-520-8569	TELEPHONE 415-591-5020

September 25, 2003

The Board of Directors
Business Bancorp, Inc.
391 North Main Street
Corona, CA 92880

Members of the Board:

        You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Business Bancorp of the terms of the proposed merger of Business Bancorp with and into Union Bank of California, N.A., San Francisco, California ("UBOC"), a wholly-owned subsidiary of UnionBanCal Corporation, San Francisco, California ("UnionBanCal"). Pursuant to the terms of the Agreement and Plan of Merger dated as of September 25, 2003 (the "Merger Agreement"), and subject to the terms and conditions therein, each issued and outstanding share of common stock, no par value per share, of Business Bancorp ("Common Stock") shall be converted into, following the Effective Time of the Merger, the right to receive the Consideration, as defined below.

        For purposes of this opinion, the Consideration (the "Consideration") to be paid by UnionBanCal for all outstanding shares of Business Bancorp's common stock is cash equal to cash in the amount of $28.57 per share or a fraction of a share of UnionBanCal Corporation common stock equal to the Exchange Ratio defined and subject to certain adjustments set forth in the Merger Agreement.

        Holders of Business Bancorp Common Stock may state a preference, as to each share held, to receive his or her Consideration in: (a) all cash, or (b) a fraction of a share of UnionBanCal Common Stock equal to the Exchange Ratio. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        You have asked for KBW's opinion as to whether the Consideration is fair, from a financial point of view, to the holders of Business Bancorp Common Stock. In arriving at the opinion set forth below, KBW has, among other things:

  a)
  reviewed and analyzed certain publicly available financial statements for Business Bancorp and UnionBanCal and financial information made available to us by the management of Business Bancorp;

  b)
  analyzed certain internal financial statements, including financial projections, and other financial and operating data prepared by the management of Business Bancorp;

  c)
  discussed the past, present and future operations, financial condition and prospects of Business Bancorp with the management of the respective companies;

  d)
  reviewed the stock price performance and trading activity of Business Bancorp Common Stock and UnionBanCal common stock;

  e)
  compared the financial performance and condition of Business Bancorp and UnionBanCal with that of certain other comparable publicly traded companies;

  f)
  reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions comparable, in whole or in part, to the merger;

  g)
  reviewed and discussed with the management of Business Bancorp and UnionBanCal the strategic objectives of the Merger and certain other benefits of the Merger;

  h)
  reviewed the Merger Agreement; and

  i)
  performed such other analyses as we have deemed appropriate.

        In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of the assets or liabilities of Business Bancorp or UnionBanCal or been furnished with any such evaluation or appraisal. We are not experts in the evaluation of allowances for loan losses, and we have neither made an independent evaluation of the adequacy of the allowances for loan losses of Business Bancorp or UnionBanCal, nor have we reviewed any individual credit files of Business Bancorp or UnionBanCal or been requested to conduct such a review, and, as a result, we have assumed that the respective allowances for loan losses for Business Bancorp and UnionBanCal are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of Business Bancorp or UnionBanCal. With respect to the financial and operating information, including without limitation financial forecasts, valuations of contingencies, projections regarding under-performing or non-performing assets, net charge-offs, adequacy of reserves, future economic conditions, and any expected synergies, furnished to or discussed with us by Business Bancorp or UnionBanCal, we have assumed that all such information has been reasonably prepared and reflect the best currently available estimates and judgments of the senior management of Business Bancorp and UnionBanCal as to the future financial and operating performance of Business Bancorp, UnionBanCal or the combined entity, as the case may be, and the expected synergies.

        Our opinion is necessarily based upon market, economic and other conditions as in effect on, and on the information made available to us as of, the date hereof. For the purposes of rendering this opinion, we have assumed that the Merger will be consummated substantially in accordance with the terms set forth in the Merger Agreement, including in all respects material to our analysis, that the representations and warranties of each party in the Merger Agreement and in all related documents and instruments (collectively, the "Documents") that are referred to therein are true and correct, that each party to the Documents will perform all of the covenants and agreements required to be performed by such party under such Documents and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have also assumed that, in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of Business Bancorp, UnionBanCal, or the combined entity, as the case may be, or on the contemplated benefits of the merger. We have further assumed that the Merger will qualify as a tax-free reorganization for US Federal income tax purposes.

        We have been retained by the Board of Directors of Business Bancorp to render an opinion to Business Bancorp in connection with the merger and will receive a fee from Business Bancorp for our services, a significant portion of which is contingent upon the consummation of the merger. In addition, Business Bancorp has agreed to indemnify us for certain liabilities arising out of our engagement. In addition, in the ordinary course of our business, we may trade the Business Bancorp Common Stock and UnionBanCal Common Stock and other securities of UnionBanCal and its affiliates for our own account and for the accounts of our customers, and, accordingly, may at any time hold long or short positions in such securities.

        This opinion is for the use and benefit of the Board of Directors of Business Bancorp. It is further understood that this opinion will not be reproduced, summarized, described or referred to or given to any person without KBW's prior written consent. Our opinion does not address the relative merits of the underlying decision by Business Bancorp to engage in the Merger as compared to other business strategies that may be available or the effect of any other transaction in which Business Bancorp might engage, and it does not constitute a recommendation to any shareholder of Business Bancorp as to how such shareholder should vote on the proposed Merger or any other matter related thereto.

        We have not considered, nor are we expressing any opinion herein with respect to, the prices at which Business Bancorp common stock or UnionBanCal Common Stock will trade following the announcement of the Merger or the price at which UnionBanCal Common Stock will trade following the consummation of the Merger or at any time.

        Based upon and subject to the foregoing, KBW is of the opinion that, as of the date hereof, the Consideration is fair, from a financial point of view, to the holders of Business Bancorp Common Stock.

                      Very truly yours,

                      Keefe, Bruyette & Woods, Inc.

ANNEX C

Selected provisions of the California Corporations Code
Regarding Dissenters' Rights

CALIFORNIA CORPORATIONS CODE, SECTIONS 1300—1304

Section 1300. Right to Require Purchase—"Dissenting Shares" and "Dissenting Shareholder" Defined.

        (a)   If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

        (b)   As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1)   Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the Nasdaq National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2)   Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3)   Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4)   Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

        (c)   As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

Section 1301. Demand for Purchase.

        (a)   If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

        (b)   Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

        (c)   The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

Section 1302. Endorsement of Shares.

        Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

Section 1303. Agreed Price—Time for Payment.

        (a)   If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

        (b)   Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

Section 1304. Dissenter's Action to Enforce Payment.

        (a)   If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

        (b)   Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

        (c)   On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred in connection therewith.

        UnionBanCal Corporation's Restated Certificate of Incorporation provides that a director of UnionBanCal Corporation shall not be personally liable to UnionBanCal Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to UnionBanCal Corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for the payment of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the General Corporation Law of the State of Delaware; or (4) for any transaction from which the director derived an improper personal benefit. UnionBanCal Corporation's Restated Certificate of Incorporation also provides that if the General Corporation Law of the State of Delaware is amended to further eliminate or limit the liability of directors, then the liability of a director of UnionBanCal Corporation, in addition to the limitation on personal liability provided in UnionBanCal Corporation's Restated Certificate of Incorporation, will be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware.

        UnionBanCal Corporation's Restated Certificate of Incorporation also provides that, to the fullest extent permitted by applicable law, UnionBanCal Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees or agents of UnionBanCal Corporation (and any other persons to which Delaware law permits the corporation to provide indemnification and advancement) through bylaw provisions, agreements with such directors, officers, employees, agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to UnionBanCal Corporation, its stockholders, and others and subject to the limits on indemnification and advancement provided in Part 359 of Title 12 of the Code of Federal Regulations, which is included in the regulations of the Federal Deposit Insurance Corporation, whereby a bank holding company or an insured depository institution may not provide for indemnification of its directors and officers in certain circumstances, including where the bank regulators assess a civil money penalty, or issue an order removing the director from office or an order to cease and desist from specified conduct.

        UnionBanCal Corporation's Bylaws provide that UnionBanCal Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of UnionBanCal Corporation) by reason of the fact that he or she is or was an officer, employee or agent of UnionBanCal Corporation, or is or was serving at the request of UnionBanCal Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of UnionBanCal Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        The Bylaws provide that UnionBanCal Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of UnionBanCal Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an officer, employee or agent of UnionBanCal Corporation, or is or was serving at the request of UnionBanCal Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees and expenses) actually or reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of UnionBanCal Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to UnionBanCal Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        The Bylaws provide that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of UnionBanCal Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. The Bylaws provide that to the extent that an indemnitee has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

        The Bylaws provide that UnionBanCal Corporation shall indemnify, to the fullest extent permitted by applicable law as such may be amended from time to time, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a member of the Board of Directors of UnionBanCal Corporation, or is or was serving at the request of UnionBanCal Corporation as a member of the board of directors or any committee thereof of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding; provided, however, that UnionBanCal Corporation is not authorized to provide indemnification of any director (1) for any breach of the director's duty of loyalty to UnionBanCal Corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for the payment of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the General Corporation Law of the State of Delaware; or (4) for any transaction from which the director derived an improper personal benefit. The Bylaws provide that UnionBanCal Corporation shall advance expenses incurred or to be incurred in defending any such proceeding to any such director. The Bylaws contain procedures with respect to advancement of expenses and the right to indemnification of directors and provide that the rights to indemnification of, and the advancement of expenses to, directors are contract rights and provide that directors may bring suit against UnionBanCal Corporation, in certain cases, to recover unpaid claims for indemnification and advancement of expenses.

        The Bylaws provide that UnionBanCal Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of UnionBanCal Corporation, or is or was serving at the request of UnionBanCal Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not UnionBanCal Corporation would have the power to indemnify him or her against such liability. However, the Bylaws provide that UnionBanCal Corporation may not indemnify any director, officer or employee nor purchase and maintain insurance on behalf of any director, officer or employee in circumstances not permitted by Part 359 of Title 12 of the Code of Federal Regulations.

Item 21. Exhibits and Financial Statement Schedules.

        (a)    Exhibits.    The exhibits to this registration statement are incorporated herein by reference to the Exhibit Index filed as part of this registration statement.

        (b)    Financial Statement Schedules.    None required.

        (c)    Information Pursuant to Item 4(b).    The information required by Item 21(c) is furnished as part of the prospectus.

Item 22. Undertakings.

        (1)   The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a proxy statement/prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Securities Act, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        (2)   The registrant undertakes that every proxy statement/prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 of the Securities Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (4)   The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5)   The registrant hereby undertakes to respond to requests for information that is incorporated by reference into the proxy statement/prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

        (6)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on November 14, 2003.

UNIONBANCAL CORPORATION
By	/s/ JOHN H. MCGUCKIN, JR. John H. McGuckin, Jr. Executive Vice President and Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ NORIMICHI KANARI* Norimichi Kanari	President, Chief Executive Officer and Director (Principal Executive Officer)	November 14, 2003
/s/ DAVID I. MATSON* David I. Matson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 14, 2003
/s/ DAVID A. ANDERSON* David A. Anderson	Senior Vice President and Controller (Principal Accounting Officer)	November 14, 2003
/s/ DAVID R. ANDREWS* David R. Andrews	Director	November 14, 2003
L. Dale Crandall	Director	November 14, 2003
/s/ RICHARD D. FARMAN* Richard D. Farman	Director	November 14, 2003
/s/ STANLEY F. FARRAR* Stanley F. Farrar	Director	November 14, 2003
/s/ MICHAEL J. GILLFILLAN* Michael J. Gillfillan	Director	November 14, 2003
/s/ RICHARD C. HARTNACK* Richard C. Hartnack	Director	November 14, 2003
/s/ KAORU HAYAMA* Kaoru Hayama	Director	November 14, 2003

Satoru Kishi	Director	November 14, 2003
/s/ MONICA C. LOZANO* Monica C. Lozano	Director	November 14, 2003
Mary S. Metz	Director	November 14, 2003
Takahiro Moriguchi	Director	November 14, 2003
/s/ J. FERNANDO NIEBLA* J. Fernando Niebla	Director	November 14, 2003
/s/ CHARLES R. RINEHART* Charles R. Rinehart	Director	November 14, 2003
/s/ CARL W. ROBERTSON* Carl W. Robertson	Director	November 14, 2003
/s/ TAKAHARU SAEGUSA* Takaharu Saegusa	Director	November 14, 2003
/s/ ROBERT M. WALKER* Robert M. Walker	Director	November 14, 2003
*/s/ JOHN H. MCGUCKIN, JR. John H. McGuckin, Jr.	*Individually and as Attorney-in-Fact	November 14, 2003

Exhibit Index

2	Agreement and Plan of Merger, as amended, dated as of September 25, 2003, by and among Union Bank of California, N.A., UnionBanCal Corporation, Business Bank of California and Business Bancorp (included in Part I as Annex A)
4.1	Restated Certificate of Incorporation of UnionBanCal Corporation (incorporated by reference to Annex B of UnionBanCal Corporation's Definitive Proxy Statement filed on March 20, 2003)
4.2	Bylaws of UnionBanCal Corporation (incorporated by reference to Annex C of UnionBanCal Corporation's Definitive Proxy Statement filed on March 20, 2003)
4.4	Corrected Certificate of Trust of UnionBanCal Finance Trust II(1)
4.5	Corrected Certificate of Trust of UnionBanCal Finance Trust III(1)
4.6	Corrected Certificate of Trust of UnionBanCal Finance Trust IV(1)
4.7	Declaration of Trust of UnionBanCal Finance Trust II(1)
4.8	Declaration of Trust of UnionBanCal Finance Trust III(1)
4.9	Declaration of Trust of UnionBanCal Finance Trust IV(1)
4.10	Form of Amended and Restated Declaration of Trust of UnionBanCal Finance Trust II(1)
4.11	Form of Amended and Restated Declaration of Trust of UnionBanCal Finance Trust III(1)
4.12	Form of Amended and Restated Declaration of Trust of UnionBanCal Finance Trust IV(1)
4.13	Indenture, dated as of February 19, 1999, between UnionBanCal Corporation and Bank One Trust Company, N.A., as indenture trustee(2)
4.15	Form of Trust Preferred Security (included in Exhibit 4.10, 4.11 and 4.12)
4.16	Form of Preferred Securities Guarantee Agreement with respect to Trust Preferred Securities to be issued by UnionBanCal Finance Trust II(1)
4.17	Form of Preferred Securities Guarantee Agreement with respect to Trust Preferred Securities to be issued by UnionBanCal Finance Trust III(1)
4.18	Form of Preferred Securities Guarantee Agreement with respect to Trust Preferred Securities to be issued by UnionBanCal Finance Trust IV(1)
4.20	Form of Deposit Agreement(1)
4.21	Form of Depositary Share (included in Exhibit 4.20)(1)
5	Opinion of Manatt, Phelps & Phillips, LLP as to validity of shares being registered
8	Opinion of Manatt, Phelps & Phillips, LLP as to certain tax matters
23.1	Consent of Deloitte & Touche LLP regarding UnionBanCal Corporation
23.2	Consent of Vavrinek, Trine, Day & Company regarding Business Bancorp
23.3	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibits 5 and 8)
23.4	Consent of Keefe, Bruyette & Woods, Inc.
24	Power of Attorney of directors and certain officers of the Registrant
99.1	Proxy card of Business Bancorp
99.2	Letter of transmittal/election form
99.3	Letter to brokers

99.4	Letter to brokers' customers
99.5	Letter to shareholders
99.6	Letter to ESOP participants
99.7	ESOP participant proxy card
99.8	Letter to 401(k) plan participants
99.9	401(k) participant proxy card
99.10	Election form for ESOP participants
99.11	Election form for 401(k) plan participants
99.12	Guidelines for certification of taxpayer identification number on substitute Form W-9

(1)
Incorporated by reference to UnionBanCal Corporation's Registration Statement on Form S-3 (No. 333-67581), originally filed November 19, 1998.

(2)
Incorporated by reference to UnionBanCal Corporation's Current Report on Form 8-K filed February 19, 1999.

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Important Notice Regarding Information Incorporated Into This Document by Reference to Other Documents
Table of Contents
Questions and Answers About The Matters Discussed In This Document
Summary
Selected Financial Data
Comparative Per Common Share Data
Risk Factors
Information Regarding Forward Looking Statements
Business Bancorp Shareholders' Meeting
The Merger
The Merger Agreement
Operations Following the Merger
Information About UnionBanCal Corporation
Market Price and Dividend Information for UnionBanCal Corporation
Information About Business Bancorp
Market Price and Dividend Information for Business Bancorp
Stock Ownership of Management of Business Bancorp
Certain Differences in Rights of Shareholders
Other Matters
Experts
Legal Matters
Where You Can Find More Information
  ANNEX A
AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
RECITALS
AGREEMENT
ARTICLE I THE MERGERS AND RELATED MATTERS
ARTICLE II REPRESENTATIONS AND WARRANTIES OF PARENT BANK AND PARENT
ARTICLE III REPRESENTATIONS AND WARRANTIES OF COMPANY AND COMPANY BANK
ARTICLE IV COVENANTS OF COMPANY ENTITIES
ARTICLE V ADDITIONAL AGREEMENTS
ARTICLE VI CONDITIONS
ARTICLE VII TERMINATION; AMENDMENT; WAIVER
ARTICLE VIII GENERAL PROVISIONS
FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
  EXHIBIT A
AGREEMENT OF MERGER
ARTICLE I THE MERGER
ARTICLE II NAME
ARTICLE III ARTICLES OF INCORPORATION
ARTICLE IV BYLAWS
ARTICLE V RIGHTS AND DUTIES OF SURVIVING CORPORATION
ARTICLE VI CONVERSION OF SHARES
ARTICLE VII FURTHER ACTION
ARTICLE VIII EFFECTIVE TIME
ARTICLE IX SUCCESSORS AND ASSIGNS
ARTICLE X GOVERNING LAW
ARTICLE XI TERMINATION
  EXHIBIT B
BANK MERGER AGREEMENT
ANNEX B Opinion of Keefe, Bruyette & Woods, Inc.
ANNEX C Selected provisions of the California Corporations Code Regarding Dissenters' Rights
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
Exhibit Index